Exhibit 10.1
EXECUTION VERSION
LOAN AGREEMENT
Dated as of June 25, 2009
among
THE PARTIES NAMED AS “BORROWER” HEREIN
collectively, as Borrower
GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P.
as Initial Lender
THE OTHER LENDERS FROM TIME TO TIME PARTIES HERETO
WELLS FARGO BANK, N.A.,
as Collateral Agent,
and
ARCHON GROUP, L.P.
as Administrative Agent

Exhibits

A	Form of Cash Management Agreement
B	Second Floor Space
C	Form of Subordination, Non-Disturbance and Attornment Agreement
D	Form of Subordination of Property Management Agreement
E-1	Form of Cash Flow Analysis (Restricted Parties)
E-2	Form of Cash Flow Analysis
F	Form of Narrative Description (Quarterly)
G	OpCo Pledge and Security Agreement
H	Form of Account Control Agreement
I	Form of Assignment and Assumption Agreement
J	Form of Debt to EBITDA Certificate
K	Holdings LLC Agreement
L	Disbursement Instructions
Schedules

A	Properties
A-1 Stratosphere Hotel & Casino
A-2 Aquarius Casino
A-3 Arizona Charlie’s Decatur
A-4 Arizona Charlie’s Boulder

B	Exception Report
C	Liquor Licenses
D	Material Agreements
E-1	Allocated Loan Amounts
E-2	Groupings for Release Parcels
F	[Intentionally Omitted]
G	Organizational Chart
H	Competitor Assignees
I	[Intentionally Omitted]
J	[Intentionally Omitted]
K	Approved Property Managers
L	Gaming Licenses
M	Intellectual Property
N	Approved Cash Management Banks

LOAN AGREEMENT
          This Loan Agreement is dated as of June 25, 2009 and is among GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership (“Initial Lender”), each party identified as a “Borrower” on the signature pages hereto (each, together with its permitted successors and assigns, a “Co-Borrower,” and collectively, the “Borrower”), WELLS FARGO BANK, N.A., a national banking association, as collateral agent for the benefit of Lender (as such collateral agent may be changed from time to time in accordance with the provisions of this Agreement, the “Collateral Agent”), ARCHON GROUP, L.P., a Delaware limited partnership, in its capacity as administrative agent for the benefit of Lender (as such administrative agent may be changed from time to time in accordance with the provisions of this Agreement, the “Administrative Agent”), and the other lenders comprising “Lender” from time to time party hereto.
RECITALS
          Borrower desires to obtain from Initial Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).
          Initial Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents.
          Lender has appointed Collateral Agent and Administrative Agent to perform certain duties for and on behalf of Lender under this Agreement and the other Loan Documents to which Administrative Agent and/or Collateral Agent are a party, respectively, and Collateral Agent and Administrative Agent have agreed to perform such duties under the terms and conditions set forth in this Agreement and such other Loan Documents;
          Lender, Collateral Agent, Administrative Agent and Borrower therefore agree as follows:
DEFINITIONS
          (a) When used in this Agreement, the following capitalized terms have the following meanings:
          “Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that has and maintains (a) either (i) a long-term unsecured debt rating or counterparty rating of A+ or higher from S&P, or (ii) a short-term unsecured debt rating of A-1 or higher from S&P, and (b) a long-term unsecured debt rating of Aa3 or higher from Moody’s.
          “Accepted Administrative Agent Practices” means the servicing and administration of the Loan in accordance with the terms and provisions of this Agreement and the other Loan Documents to which Administrative Agent is a party.

          “Accepted Collateral Agent Practices” means the performance of administrative and custodial duties with respect to the Collateral and Account Collateral in accordance with the terms and provisions of this Agreement and the other Loan Documents to which Collateral Agent is a party.
          “Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
          “Account Control Agreement” means an account control agreement in substantially the form of Exhibit H, as the same may from time to time be modified or replaced in accordance herewith.
          “ACEP Borrower” means American Casino & Entertainment Properties LLC.
          “Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.
          “Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person.
          “Agent” means each of Administrative Agent and Collateral Agent (and “Agents” means, collectively, Administrative Agent and Collateral Agent).
          “Agent Fee Agreements” means any fee agreements or the equivalent entered into from time to time on customary market terms between Lenders and any one or more of the Agents and the Servicer in respect of their services as Administrative Agent, Collateral Agent or Servicer, as applicable, hereunder and under the other Loan Documents. ACEP Borrower and the initial Collateral Agent have entered into a fee agreement, dated as of June 24, 2009, with respect to the initial Collateral Agent’s role as Collateral Agent hereunder.
          “Agent-Related Persons” shall have the meaning provided in Section 10.3.
          “Agreement” means this Loan Agreement, as the same may from time to time hereafter be modified or replaced.
          “Allocated Loan Amount” means, with respect to each Property, the Stratosphere Excess Land or any Release Parcel, at any time, the portion of the Loan Amount allocated thereto as set forth in Schedule E-1 and Schedule E-2, as reduced by the allocable portion of any (i) voluntary prepayment pursuant to Section 2.1 that is not associated with the release of a Property, (ii) any prepayment pursuant to Section 3.9(d) and (iii) any prepayment made in connection with the release of a Release Parcel pursuant to Section 2.4 (the allocation for purposes of foregoing clauses (i), (ii) and (iii) to be pro rata among all the Properties on the basis of the Allocated Loan Amounts of the Properties as in effect immediately prior to such prepayment).
          “ALTA” means the American Land Title Association, or any successor thereto.

          “Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof, excluding the installation or replacement of FF&E in the ordinary course of business, Tenant Improvements required under Leases and any of the foregoing relating to a Casualty or a Condemnation.
          “Annual Budget” means a capital and operating expenditure budget for the Properties, showing revenues and such expenditures on a pro forma month-by-month basis for the relevant Fiscal Year, prepared by Borrower and specifying amounts reasonably foreseeable to be sufficient to operate and maintain the Properties at a standard at least equal to that maintained on the Closing Date.
          “Applicable Interest Rate” means (i) for so long as the Loan is a LIBOR Loan, the LIBOR Rate of Interest and (ii) if the Loan is converted to a Prime Rate Loan pursuant to Section 1.4(b) or 1.4(d), the Prime Rate of Interest.
          “Appraisal” means an as-is appraisal of each Property that is prepared by a member of the Appraisal Institute selected by Administrative Agent, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).
          “Approved Annual Budget” has the meaning set forth in Section 5.17.
          “Approved Management Agreement” has the meaning set forth in Section 5.10(a).
          “Approved Property Manager” means, with respect to each Property, (i) each of the Persons listed on Schedule K, provided that there is no material deterioration in such Person’s reputation or financial stability after the Closing Date (as reasonably determined by Administrative Agent on instruction from the Required Lenders, acting reasonably) and (ii) any management company approved by Administrative Agent (on instruction from the Required Lenders in their sole discretion), in each case unless and until Administrative Agent requests the termination of that management company pursuant to Sections 5.10(d) or 5.10(e).
          “Assignment” has the meaning set forth in Section 9.7(b).
          “Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date or otherwise reasonably acceptable to Administrative Agent, as the same may from time to time be modified or replaced in accordance therewith and herewith.
          “Assumed Note Rate” has the meaning set forth in Section 2.1(a).
          “Assumed Note Rate Payment” has the meaning set forth in Section 2.1(a).
          “Assumed Note Rate Period” has the meaning set forth in Section 2.1(a).

          “Assumption” has the meaning set forth in Section 2.6.
          “Bankruptcy Code” has the meaning set forth in Section 7.1(d).
          “Blocked Account Agreement” has the meaning set forth in Section 3.1(b).
          “Blocked Accounts” has the meaning set forth in Section 3.1(b).
          “Borrower” has the meaning set forth in the first paragraph of this Agreement.
          “Borrower Election Amount” has the meaning set forth in Section 3.2(d).
          “Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which commercial banks in the State of New York or the state in which the offices of Administrative Agent, Lender, its trustee, or Administrative Agent’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed; except that when used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.
          “Capital Expenditure” means hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to the Properties (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots, environmental remediation and FF&E), in each case to the extent capitalized in accordance with GAAP.
          “Capital Expenditure Amount” means $21,977,438.
          “Capital Expenditure Reserve Account” has the meaning set forth in Section 3.8(a).
          “Cash Management Account” has the meaning set forth in Section 3.1(a).
          “Cash Management Agreement” means a cash management agreement in substantially the form of Exhibit A, as the same may from time to time be modified or replaced in accordance herewith.
          “Cash Management Bank” means, initially, Wells Fargo Bank, N.A., or any other Eligible Institution selected by the Administrative Agent.
          “Casino Components” means, collectively, those portions of each Property devoted to casino gaming operations, including (without limitation) those areas devoted to the conduct of games of chance, facilities associated directly with gaming operations including, without limitation, casino support areas such as surveillance and security areas, cash cages, counting and accounting areas and gaming back-of-the-house areas in each case, to the extent the operation thereof requires a Gaming License under applicable Gaming Laws.
          “Casino Comps” means, for any period, the aggregate amount of the actual retail value of goods and services provided free of charge to guests at a Property (determined on the basis of prices routinely charged for such goods and services at the applicable Property during such period).
          “Casino Discounts” means, for any period, the sum of (i) the cash value of casino points actually redeemed as cash during such period, plus (ii) the cash value of slot machine “free-play” actually redeemed during such period, plus (iii) the actual retail value of goods and services redeemed using casino points during such period (determined on the basis of prices routinely charged for such goods and services at the applicable Property during such period).
          “Casino Lessee Borrower” means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie’s, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Casino Operating Lease, together with their respective successors and permitted assigns.
          “Casino Operating Lease” means, individually or collectively as the context requires, each of those certain Casino Lease Agreements dated as of February 20, 2008, as amended as of the Closing Date, each by and between each Property Owner Borrower and a Casino Lessee Borrower, with respect to the Properties described on Schedules A-1 through A-4.
          “Casino Participation Expenses” means, for any period, the aggregate liability of Borrower to any slot machine manufacturer entitled to a percentage of the revenues generated by one or more slot machines leased to the Borrower pursuant to a written lease agreement during such period.
          “Casino Progressive Expenses” means, for any period, the aggregate liability of Borrower for in-house and wide-area progressive slot machine jackpots during such period.
          “Casino Promotional Amount” means, for any period, an amount equal to the sum of (i) Casino Discounts, plus (ii) Casino Comps, plus (iii) Casino Progressive Expenses, plus (iv) Casino Participation Expenses, in each case, for such period.
          “Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of a Property.
          “Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.
          “Change of Control” means the occurrence of any one or combination of the following: (i) the failure of a Co-Borrower to be Controlled by Whitehall, or (ii) the failure of the Single-Purpose Equityholder (if any) of a Co-Borrower to be Controlled by Whitehall.
          “Closing Date” means the date of this Agreement.

          “Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
          “Collateral” means (i) all assets owned from time to time by Borrower, including the Properties, the Revenues, the Account Collateral and all other tangible and intangible property (including all of Property Owner Borrower’s right, title and interest in and to the Operating Leases) in respect of which Collateral Agent is granted a Lien under the Loan Documents, and all proceeds thereof, and (ii) the Equity Collateral.
          “Collateral Accounts” means, collectively, the Cash Management Account, the Pledged Operating Accounts, the Loss Proceeds Account, the Tax and Insurance Reserve Account, the FF&E Reserve Account, the Capital Expenditure Reserve Account, the Deferred Maintenance and Environmental Reserve Account, the Excess Cash Flow Reserve Account, the Surplus Cash Amortization Reserve Account and the Blocked Accounts.
          “Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
          “Collateral Assignment of Intellectual Property” means that certain Trademark Security Agreement, dated as of the Closing Date, by Borrower for the benefit of Collateral Agent for the purpose of filing with the U.S. Patent and Trademark Office, as the same may be from time to time modified or replaced in accordance herewith.
          “Competitor Assignee” means the Persons listed on Schedule H hereto.
          “Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
          “Consolidated Net Income” means, for any period, the net income (or loss) of Borrower on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (a) any gains or losses attributable to dispositions of assets or returned surplus assets of any pension plan, and (b) to the extent not included in clause (a) above, any net extraordinary gains or net extraordinary losses.
          “Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.
          “Control” of any entity means (i) the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

          “Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Sponsor, Lender, and Administrative Agent, as the same may from time to time be modified or replaced in accordance herewith.
          “Damages” to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including reasonable attorneys’ fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.
          “Debt” means, with respect to any Person, without duplication:
     (i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;
     (ii) all letters of credit issued for the account of such Person in respect of which such Person has reimbursement obligations and all unreimbursed amounts drawn thereunder;
     (iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions (including Taxes) which are not yet due and payable;
     (iv) all Contingent Obligations of such Person;
     (v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements; and
     (vi) all contractual indemnity obligations of such Person.
          “Debt Service” means, with respect to any Test Period, the product of (x) the Principal Indebtedness, times (y) the sum of the Spread plus the lesser of (A) the LIBOR Strike Rate and (B) the then current determination of LIBOR (or if the Loan shall have been converted to a Prime Rate Loan, the then current determination of the Prime Rate).
          “Debt to EBITDA” means, with respect to any Test Period, the quotient of (i) the Principal Indebtedness, divided by (ii) EBITDA for such Test Period.
          “Debt to EBITDA Covenant Quotient” means with respect to the Test Period whose last Fiscal Quarter is the Fiscal Quarter ending:
(i) March 31, 2010, 9.00x;
(ii) June 30, 2010, 9.00x;
(iii) September 30, 2010, 9.00x;
(iv) December 31, 2010, 9.00x;

(v) March 31, 2011, 8.75x;
(vi) June 30, 2011, 8.50x;
(vii) September 30, 2011, 8.25x;
(viii) December 31, 2011, 8.00x;
(ix) March 31, 2012, 6.75x;
(x) June 30, 2012, 6.50x;
(xi) September 30, 2012, 6.25x;
(xii) December 31, 2012, 6.00x;
(xiii) March 31, 2013, 5.50x;
(xiv) June 30, 2013, 5.25x;
(xv) September 30, 2013, 5.00x;
(xvi) December 31, 2013, 5.00x;
(xvii) March 31, 2014, 4.75x; and
(xviii) June 30, 2014, 4.75x.
          “Default” means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.
          “Default Rate” means, with respect to any Note, the greater of (x) 5% per annum in excess of the interest rate otherwise applicable to such Note hereunder and (y) 1% per annum in excess of the Prime Rate from time to time.
          “Deferred Maintenance Letter” means a letter from Lender to Borrower to be delivered within 10 days of Lender’s receipt of an Engineering Report for each Property, which letter shall set forth the Deferred Maintenance Amount and the Deferred Maintenance Conditions, as reasonably determined by Lender in consultation with Borrower based on a review of the Engineering Reports.
          “Deferred Maintenance Amount” means the amount set forth in the Deferred Maintenance Letter, allocated among the Properties as set forth therein.
          “Deferred Maintenance and Environmental Reserve Account” has the meaning set forth in Section 3.7(a).
          “Deferred Maintenance Conditions” means those items described in the Deferred Maintenance Letter.
          “DSCR” means, with respect to any Test Period, the quotient of (i) EBITDA for such Test Period, divided by (ii) the Debt Service for such Test Period.
          “Easement Areas” has the meaning set forth in Section 4.27(ii).
          “EBITDA” means, for any period, Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense with respect to interest on the Loan, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), (f) actual out-of-pocket transaction costs payable by Borrower pursuant hereto in connection with the closing and syndication of the Loan, (g) FF&E expenditures and (h) consulting fees actually paid to Highgate Hotels L.P., to the extent permitted herein, minus other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period).
          “Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.
          “Eligible Assignee” means (i) any Lender and any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, investment bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended from time to time, and any successor statute) and which extends credit or buys loans in the ordinary course of business; provided, that no Affiliate of any Borrower shall be an Eligible Assignee, except for GS Lending Partners LLC, Goldman Sachs Mortgage Company, Goldman Sachs Commercial Mortgage Capital, L.P. and any entities that succeed to substantially all of the business of any such Affiliate.
          “Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1, Prime-1 or F-1, as applicable, by each of the Rating Agencies and whose long-term senior unsecured debt obligations are rated at least A or A2, as applicable, by each of the Rating Agencies, and whose deposits are insured by the FDIC or (ii) with respect to which Lender shall have received Rating Confirmation.
          “Embargoed Person” has the meaning set forth in Section 4.39.
          “Engineering Report” means a structural and, where applicable, seismic, engineering report or reports with respect to each of the Properties prepared by an independent engineer approved by Administrative Agent and delivered to Administrative Agent in accordance with the terms hereof and the other Loan Documents, and any amendments or supplements thereto delivered to Administrative Agent.
          “Environmental Claim” means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any of the Properties arising out of, based on or resulting from (i) the alleged presence, Use or Release of any Hazardous Substance, (ii) any alleged violation of any

Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.
          “Environmental Indemnity” means the environmental indemnity agreements executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.
          “Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, concerning pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment allegedly caused by any Hazardous Substance. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; those portions of the Occupational Safety and Health Act relating to the use, handling or exposure to any Hazardous Substance; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.
          “Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Administrative Agent and delivered to Administrative Agent and any amendments or supplements thereto delivered to Administrative Agent, and shall also include any other environmental reports delivered to Administrative Agent pursuant to this Agreement and the Environmental Indemnity.
          “Equity Collateral” means, collectively, (i) 100% of the issued and outstanding limited and general partnership interests in Property Owner Borrower, (ii) 100% of the issued and outstanding limited liability interests in Property Owner Borrower GP, which together with the interests described in clause (i) above, constitute 100% of the direct and indirect equity interests in Property Owner Borrower, (iii) all other collateral pledged under the Pledge Agreement and (iv) all proceeds of all of the foregoing.
          “Equity Contribution Account” has the meaning set forth in Section 5.24.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          “ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Section 414 of the Code or Section 4001 of ERISA.
          “Event of Default” has the meaning set forth in Section 7.1.
          “Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.
          “Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).
          “Excluded Tax” means, with respect to any Lender and to each Person to whom there has been an Assignment or Participation of the Loan, (a) income or franchise tax imposed on (or measured by) its net income or gross receipts, by or on behalf of the United States of America or any taxing authority thereof or (b) any branch profits tax imposed by the United States of America or any other taxing authority thereof.
          “Existing Engineering Reports” means the structural and, where applicable, seismic reports with respect to each of the Properties prepared by an independent engineer approved by Initial Lender and delivered to Initial Lender on or prior to February 20, 2008 in connection with a prior financing from Initial Lender to the Property Owner Borrower, and any amendment or supplements thereto delivered to Initial Lender.
          “FF&E” means all fixtures, furniture, furnishings, equipment (including operating equipment, operating supplies and fixtures attached to and forming part of the Improvements), apparatus and other personal property used in, or held in storage for use in (or if the context so dictates, required in connection with), or required for the operation of that portion of Improvements to be used as a hotel or a casino in accordance with this Agreement, including, without limitation, (i) office furnishings and equipment, (ii) specialized hotel, gaming and spa equipment necessary for the operation of any portion of the Improvements, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking space, spa and recreational facilities, (iii) design and project fees, shipping costs, taxes and installation; and (iv) all other furnishings and equipment as Borrower deems necessary or desirable for the operation of that portion of Improvements to be used as a hotel or casino in accordance with this Agreement.
          “FF&E Reserve Account” has the meaning set forth in Section 3.6(a).
          “FF&E Upfront Reserve Amount” means $5,000,000.
          “Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Administrative Agent (on instruction from the Required Lenders, Lender agreeing for the benefit of Borrower that such consent shall not be unreasonably withheld, delayed or conditioned).

          “Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Administrative Agent (on instruction from the Required Lenders, Lender agreeing for the benefit of Borrower that such consent shall not be unreasonably withheld, delayed or conditioned).
          “Fitch” means Fitch, Inc. and its successors.
          “Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.
          “Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.
          “GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
          “Gaming Authorities” means, in any jurisdiction in which a Property is located, the applicable gaming board, commission, or other governmental gaming regulatory authority, body or agency which (a) has, or may at any time after the Closing Date have, jurisdiction over the gaming activities at the Property or (b) is, or may at any time after the Closing Date be, responsible for interpreting, administering and enforcing the Gaming Laws.
          “Gaming Equipment” means any and all gaming devices (as defined in NRS 463.0155), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including (without limitation), slot machines, gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems, mobile gaming systems and associated equipment (including that defined in NRS 463.0136) which are located at the Casino Components, owned or leased by Casino Lessee Borrower and used or useable exclusively in the present or future operation of slot machines and live games at the Casino Components, together with all improvements and/or additions thereto.
          “Gaming Equipment Facility Agreements” means, collectively, those certain Loan Agreements, dated as of February 20, 2008, as amended as of the Closing Date, entered into by and between each Property Owner Borrower and its corresponding Lessee Borrower, as each of the same may hereafter be amended, supplemented, or otherwise modified from time to time, to the extent permitted herein.
          “Gaming Laws” means all applicable constitutions, treatises, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gaming, gambling or casino or casino-related activities and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or casino or casino-related activities of Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

          “Gaming License” means, in any jurisdiction in which a Property is located, any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming or gambling business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business (including a racebook and/or a sports pool) or a resort casino.
          “Gaming Liquidity Requirements” means the minimum bankroll requirements for cash and cash equivalents required to be maintained by Casino Lessee Borrower pursuant to Gaming Laws in an amount no greater than is mandated by applicable Gaming Laws, which requirements may be subject to (a) adjustment in an amount equal to any incremental increase or decrease in the amount of the Gaming Liquidity Requirement that is required to be maintained by Casino Lessee Borrower under applicable Gaming Laws as a result of any increase or decrease in gaming business at the applicable Casino Component, (b) subject to increase or decrease due to any change in the applicable requirements under Gaming Laws generally or (c) subject to increase by the Chairman of the Nevada Gaming Control Board pursuant to Regulation 6.150.6 of the Regulations of the Nevada Gaming Commission and Nevada State Gaming Control Board.
          “Gaming Operating Reserve” means, with respect to the Casino Component, such cash funds and reserves that are held and maintained at each Property by Casino Lessee Borrower, in its capacity as the duly licensed operator of the Casino Component, including (without limitation) casino chips, tokens, checks and markers; provided, however, that all such Gaming Operating Reserves (a) are funded and maintained in accordance with the requirements of applicable Gaming Laws and in amounts that are reasonable and customary for comparable Properties, but in no event less than Gaming Liquidity Requirements, and (b) are solely for use in the day-to-day operation and management of each Casino Component in the ordinary course of business.
          “Gaming Operating Reserve Excess” means the amount by which the funds contained in the Gaming Operating Reserve exceed the minimum amount required to be contained therein pursuant to Gaming Liquidity Requirements, to the extent that such excess is withdrawn, disbursed or otherwise removed from the Gaming Operating Reserve for any purpose other than payment to third parties in order to comply with applicable Gaming Laws.
          “Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court and any Gaming Authority).
          “Gross Revenue” means, for any period (1) all operating income of Borrower from each of the Properties during such period determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any interest income from any source, (iii) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (iv) any proceeds resulting from the Transfer of all or any portion of any Property, (v) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (vi) any other extraordinary or non-recurring items, and (vii) payments among or between Co-Borrowers (including payments under any Operating Lease), less, without duplication, (2) the Casino Promotional Amount for such period. For the avoidance of doubt, Gross Revenue shall not include employee tips, to the extent actually distributed to employees, and “front money deposits” held on account for customers at a Property.
          “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that have a negative impact on human health or the environment or the presence of which on, in or under any of the Properties is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them, excluding, however, products or substances which are generally used in the ordinary course of operations at the Property in question, work projects and similar activities undertaken by or on behalf of Borrower or any Tenants at the Property in question, in each case in such quantities and concentrations as are reasonable for their intended application.
          “Holdings LLC Agreement” has the meaning set forth in Section 5.25.
          “Highgate Subordination Agreement” means that certain Consent and Subordination Agreement by Highgate Hotels L.P. for the benefit of Lender.
          “Hotel Operating Lease” means, individually or collectively as the context requires, each of those certain Hotel Lease Agreements dated as of February 20, 2008, as amended as of the Closing Date, each by and between each Property Owner Borrower and a Hotel Lessee Borrower, with respect to the Properties described on Schedule A-1 through A-4.
          “Hotel Lessee Borrower” means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie’s, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Hotel Operating Lease, together with their respective successors and permitted assigns.
          “Increased Costs” has the meaning set forth in Section 1.7.
          “Indebtedness” means the Principal Indebtedness, together with interest and all other payment obligations of Borrower to Lender and the Agents then due under the Loan Documents, including all Transaction Costs, Spread Maintenance Amounts (if applicable) and other amounts due or to become due to Lender pursuant to this Agreement, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses payable and/or reimbursable by Borrower to Lender and the Agents pursuant to this Agreement or under the Note or in accordance with any of the other Loan Documents.

          “Indemnified Liabilities” has the meaning set forth in Section 9.19(b).
          “Indemnified Parties” has the meaning set forth in Section 5.19(a).
          “Independent Director” of any corporation or limited liability company means an individual who is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company or as a member of the limited liability company and who is not, and has not been at any time during the 5 years preceding such appointment, and will not while serving as Independent Director, be any of the following:
     (i) a member, partner, equityholder, manager, director, officer or employee of Borrower, any Single-Purpose Equityholder or any of their respective equityholders or Affiliates (other than as an independent director, manager or member of an Affiliate of Borrower or any Single-Purpose Equityholder that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director, manager or member is employed by a company that routinely provides professional independent directors, managers or members);
     (ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, any Single-Purpose Equityholder or any of their respective equityholders or Affiliates (other than a company that routinely provides professional independent managers, directors or members and which also provides lien search and other similar services to Borrower, any Single-Purpose Equityholder or any of their respective equityholders or Affiliates in the ordinary course of business);
     (iii) a member of the immediate family by blood, marriage or adoption of any of the Persons described in clauses (i) and (ii); or
     (iv) a Person that controls (whether directly, indirectly or otherwise) any of the Persons described in clauses (i), (ii) or (iii) above.
Notwithstanding anything herein to the contrary, an Independent Director may not simultaneously serve as Independent Director of a Borrower or a Single-Purpose Equityholder and independent director of a special purpose entity that owns a direct or indirect equity interest in any Borrower or Single-Purpose Equityholder of any Borrower.
          “Initial Lender” has the meaning set forth in the preamble of this Agreement.
          “Initial Payment Date” means the Payment Date in August 2009.
          “Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.

          “Interest Accrual Period” means, with respect to any specified Payment Date, the period from and including the 15th day of the calendar month preceding such Payment Date to but excluding the 15th day of the calendar month containing such specified Payment Date (in each case without regard to whether such 15th day is a Business Day), provided that prior to a Securitization or syndication of the Loan (and only for so long as Initial Lender or any of its Affiliates shall hold any portion of the Loan), Lender shall have the one-time right, in connection with a change in the Payment Date in accordance with the terms of the Cooperation Agreement, to make a corresponding one-time change to the Interest Accrual Period (which change shall remain effective for the life of the Loan) provided same has no adverse effect on Borrower to more than a de minimis extent. Notwithstanding the foregoing, the first Interest Accrual Period (relating to the stub interest paid at closing) shall commence on and include the Closing Date and end on and include July 14, 2009.
          “Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the ninth day of the month in which such Interest Accrual Period will commence; except that with respect to the first Interest Accrual Period (relating to the stub interest paid at closing), the Interest Determination Date shall be the second Business Day preceding the Closing Date.
          “Interest Rate Cap Agreement” means an interest rate cap confirmation reasonably acceptable to Administrative Agent between an Acceptable Counterparty and Borrower.
          “Lease” means any lease (including, without limitation, the Operating Lease), license, letting, concession, occupancy agreement, sublease to which Property Owner Borrower or Lessee Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, existing as of the Closing Date or hereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.
          “Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and Gaming Laws) affecting Borrower or any of the Properties or any portion thereof or the construction, ownership, use, alteration or operation thereof (whether now or hereafter enacted and in force), and all permits, licenses (including Gaming Licenses and Liquor Licenses) and authorizations and regulations relating thereto.
          “Lender” means, individually and collectively, as the context may require, the Initial Lender and such other lenders that are from time to time parties to this Agreement pursuant to Section 9.7.

          “Lessee Borrower” means, individually or collectively as the context requires, each Hotel Lessee Borrower and Casino Lessee Borrower.
          “Lessee Pledge” has the meaning set forth in Section 5.25.
          “LIBOR” means the greater of (x) 2.5% and (y) the rate per annum calculated as set forth below:
     (i) On each Interest Determination Date, LIBOR for the applicable period will be the offered rate for deposits in United States dollars for a one-month period from Bloomberg Financial Markets Commodities News that appears on Moneyline Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions) (or such other page as may replace that page, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.
     (ii) With respect to an Interest Determination Date on which no such rate appears as the London interbank offered rate on such Bloomberg page (or such other page as may replace that page, or such page or replacement therefor on any successor service) as described above, LIBOR for the applicable period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a “Reference Bank Rate”). Administrative Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Administrative Agent (at the direction of the Required Lenders), at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.
All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).
          “LIBOR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.
          “LIBOR Rate of Interest” means the sum of LIBOR, determined as of the applicable Interest Determination Date, plus the applicable Spread.
          “LIBOR Strike Rate” means 4.75%.
          “Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).
          “Liquor Licenses” means the agreements set forth on Schedule C hereto.
          “Loan” has the meaning set forth in Section 1.1.
          “Loan Amount” means $350,000,000.
          “Loan Documents” means this Agreement, the Note(s), the Mortgage (and related financing statements), the Pledge Agreement, the Assignment of Interest Rate Cap Agreement, the Environmental Indemnity, any Subordination of Property Management Agreement, the Recourse Guaranty, the Cash Management Agreement, the Cooperation Agreement, Account Control Agreement, the Collateral Assignment of Intellectual Property, the Pledge of Gaming Equipment Facility Agreements, the Blocked Account Agreement, the Highgate Subordination Agreement, the Subordination of Operating Lease Agreements, any Qualified Letter of Credit, any post-closing requirements letter, any fee letters between the parties, and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.
          “Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).
          “Loss Proceeds Account” has the meaning set forth in Section 3.3(a).
          “Major Lease” means each Operating Lease and any Lease (including a sublease of an Operating Lease) which (i) is expected to contribute more than 5% of the Revenue from any Property during any 12-month period (after adjustment to eliminate the effect of free rent periods) or to cover more than 20,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of such Property, (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into during the continuance of an Event of Default.
          “Material Action” means (i) any determination to commence or not to commence foreclosure proceedings or exercise any other remedy provided for in this Agreement or in any of the other Loan Documents during the continuance of an Event of Default, (ii) any modification or waiver of any provision contained in Section 5.15, (iii) the granting or withholding of any consent or approval under, or the taking of any action in connection with, Sections 2.2, 2.4, 5.15,

5.16, 5.17, 5.20, 5.22, 6.5, 6.11, 6.13, 6.16 or 7.2, (iv) the granting or withholding of any consent or approval under Section 5.7, in connection with any Lease involving the payment of rent in excess of $250,000.00 per annum, (v) any modification of the definitions of “Permitted Debt”, “Permitted Encumbrance”, “Acceptable Counterparty”, “Eligible Institution” or “Eligible Account”, (vi) any material modification of, or deviation from the procedures set forth in, Sections 3.2, 3.5, 3.6, 3.7, or 3.8, (vii) any discretionary determination relating to the definitions of “Eligible Institution” and “Permitted Investments”, (viii) the approval of a property manager pursuant to clause (ii) of the definition of “Approved Property Manager”, (ix) any waiver of a Default or Event of Default under this Agreement or any other Loan Document, (x) the replacement of Administrative Agent or Collateral Agent, (xi) the application of payments pursuant to Section 7.4, (xii) any release of the Second Floor Space requiring consent or approval pursuant to Section 2.5(a), (xiii) all Non-Unanimous Modifications, and (xiv) any other action to be taken or omitted under, pursuant to or in accordance with this Agreement and/or the other Loan Documents that is not expressly set forth in foregoing clauses (i) through (xiii) or in the definition of Unanimous Action.
          “Material Adverse Effect” means with respect to a Property, a material adverse effect upon (i) the ability of Borrower to perform its material obligations under the Loan Documents to which it is a party, (ii) the enforceability of any material provision of any Loan Document (other than as a result of Lender’s or Administrative Agent’s bad faith, gross negligence or willful misconduct), or (iii) the value, EBITDA or use of such Property or the operation thereof.
          “Material Agreements” means each contract and agreement (other than Leases and any Approved Management Agreement) relating to the ownership, management, development, use, operation, maintenance, repair or improvement of any of the Properties, and/or otherwise imposing obligations on Borrower (i) under which Borrower would have the obligation to pay more than $1,000,000 per annum, (ii) which is required for a Property to be in compliance with Legal Requirements, including any local land-use or zoning ordinances, (iii) which is with an Affiliate of Borrower, or (iv) which provides for the use of an off-site facility related to a Property, if loss of such use would have a Material Adverse Effect.
          “Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties which (a) is reasonably likely to have a Material Adverse Effect, (b) is reasonably expected to cost (other than the replacement of FF&E to the extent performed in the ordinary course of business, Tenant Improvements under any Lease entered into in accordance with this Agreement and any work required by Legal Requirements) in excess of 10% of the Allocated Loan Amount of the applicable Property, as determined by an independent architect selected by Borrower and reasonably acceptable to Administrative Agent, and the cost of such Alteration is paid out of any account other than the Capital Expenditure Reserve Account or the FF&E Reserve Account or (c) is made in connection with a master lease entered into pursuant to Section 2.5.
          “Maturity Date” means the maturity date of the Loan as set forth in Section 1.2.

          “Minimum Working Capital Amount” means, as of any Payment Date, the amount equal to (x) $40,000,000 less (y) the balance of the Gaming Operating Reserve on such Payment Date.
          “Monthly FF&E Reserve Amount” means, with respect to each Payment Date, an amount equal to (x) 1/12 times (y) 3.0% times (z) Gross Revenues of the Properties during the 12-month period ending on the last day of the second to last calendar month immediately preceding such Payment Date (excluding any Properties that have been released from the Liens of the Loan Documents in accordance herewith during the immediately preceding 12-month period).
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Mortgage” means that certain fee and leasehold deed of trust, assignment of rents and leases, security agreement and fixture filing encumbering the Properties executed by Property Owner Borrower as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.
          “Net Proceeds” means, (1) in connection with the sale or disposition of a Property, the Stratosphere Excess Land or any Release Parcel, in each case for any reason permitted hereunder other than a disposition of a Property pursuant to Section 7.1(n), 100% of the proceeds of such sale or disposition, minus the lesser of (x) reasonable and customary transaction costs payable to unaffiliated third parties and (y) 3% of the gross proceeds of such sale or disposition (or, in the case of a release of a Property pursuant to Section 7.1(n), the appraised value of the Property pursuant to a then-current Appraisal reasonably acceptable to Lender), and (2) in connection with a disposition of a Property, the Stratosphere Excess Land or any Release Parcel pursuant to Section 7.1(n), the fair market value of such Property as determined by a then-current Appraisal of such Property reasonably acceptable to the Administrative Agent.
          “Non-Unanimous Modifications” means all amendments, supplements or modifications to, or waivers of, this Agreement and/or to the other Loan Documents (including amendments and restatements hereof or thereof) that are not Unanimous Modifications.
          “Note(s)” means that certain Promissory Note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes and as otherwise modified, assigned (in whole or in part) and/or replaced from time to time in accordance herewith.
          “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at http://www.treas.gov/ofac/t11sdn.pdf.

          “Officer’s Certificate” means a certificate delivered to Lender, Administrative Agent or Collateral Agent, as applicable, which is signed by an authorized officer of Borrower (or of a Person that is authorized to act on its behalf, such as Borrower’s general partner) and certifies the information therein to such officer’s knowledge.
          “Operating Lease” means, individually or collectively as the context requires, each Hotel Operating Lease and Casino Operating Lease.
          “Overlapping Release Parcels” means those parcels identified as “12” and “48” on Schedule E-2.
          “Participation” has the meaning set forth in Section 9.7(b).
          “Payment Date” means the Initial Payment Date and, thereafter, the 9th day of each month (or, if such 9th day is not a Business Day, the first preceding Business Day); provided that the Payment Date on which the Maturity Date falls shall be the second to last Business Day of the Interest Accrual Period in which such Maturity Date falls. For the avoidance of doubt, references to Payment Dates that fall in specified months ignore the preceding Business Day convention.
          “Peg Balance” has the meaning set forth in Section 3.2(a).
          “Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business, licenses to sell and serve alcoholic beverages at the Properties, and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).
          “Permitted Debt” means:
     (i) the Indebtedness;
     (ii) Trade Payables and payments under financing leases or equipment or vehicle leases, or financings, in each case not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s ownership of the Properties, in amounts that in the aggregate, when aggregated with the amounts described in clause (b)(ii) of this definition, do not exceed 5.0% of the Loan Amount in the aggregate;
     (iii) obligations contained in a customary owner’s affidavit to a title policy as reasonably approved by the Administrative Agent;
     (iv) cash deposits from amounts otherwise not constituting Collateral and securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower is a party;

     (v) indebtedness secured by a Lien permitted under clause (iv) of the definition of “Permitted Encumbrances”;
     (vi) obligations to return or repay tenant security deposits;
     (vii) contractual indemnity obligations entered into in the ordinary course of business in connection with the normal course of operation of the Properties, such as customary indemnities contained in Leases and the Approved Management Agreements; and
     (viii) obligations under the Gaming Equipment Facility Agreements; and
     (ix) the Operating Lease.
     “Permitted Encumbrances” means:
     (i) the Liens created by or pursuant to the Loan Documents, the Operating Lease and the Gaming Equipment Facility Agreements;
     (ii) all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policies;
     (iii) Liens, if any, for Taxes not yet delinquent, the nonpayment of which is permitted by the terms of this Agreement, or are being contested in good faith and by appropriate proceedings in accordance herewith, provided that no such Lien is in imminent danger of foreclosure;
     (iv) workers’, mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further, with respect to any individual Lien greater than $100,000 and with respect to Liens totaling, in the aggregate, the product of $1,000,000 times a fraction, (x) the numerator of which is sum of the Allocated Loan Amounts of the Properties that are then subject to the Liens of the Loan Documents and (y) the denominator of which is the Loan Amount, either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Qualified Title Insurance Policy within 30 days of its creation, or (b) Borrower deposits with Collateral Agent, by the expiration of such 30-day period, an amount equal to 125% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably acceptable to Administrative Agent, as security for the payment or release of such Lien;
     (v) rights of existing and future Tenants as tenants only pursuant to written Leases, in the case of future Tenants, entered into in conformity with the provisions of this Agreement;
     (vi) any attachment or judgment Lien, provided that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay, provided that no such Lien is in imminent danger of foreclosure;
     (vii) mechanics’ liens, which are subordinate to the Lien of the Mortgage, arising out of work performed by or materials furnished to or on behalf of tenants for which Borrower is not indebted, provided that no such Lien is in imminent danger of foreclosure and Borrower is actively enforcing its rights under the applicable Leases to release or discharge, or cause to be released or discharged, such Lien of record;
     (viii) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar title matters not, in any material respect, interfering with the operation, use or value of the Property encumbered or affected; and
     (ix) Liens created in connection with financing leases or equipment or vehicle leases or financings to the extent such Liens constitute Permitted Debt.
     “Permitted Investments” means the following, subject to qualifications hereinafter set forth:
     (i) obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
     (ii) federal funds, unsecured certificates of deposit, time deposits, demand deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1– (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
     (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
     (iv) commercial paper rated A–1+ (or the equivalent) by each of the Rating Agencies and having a maturity of not more than 90 days;
     (v) any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and
     (vi) such other investments as to which Administrative Agent shall approve on instruction from the Required Lenders.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iii) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or any other entity or any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
          “Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
          “Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, executed by W2007 ACEP First Mezzanine A Borrower, L.P., W2007 ACEP First Mezzanine B Borrower, L.P., W2007 Stratosphere Gen-Par, L.L.C., W2007 Stratosphere Land Gen-Par, L.L.C., W2007 Aquarius Gen-Par, L.L.C., W2007 Arizona Charlie’s Gen-Par, L.L.C. and W2007 Fresca Gen-Par, L.L.C. in favor of Collateral Agent and Administrative Agent, each for and on behalf of Lender, as the same may from time to time be modified or replaced in accordance herewith.
          “Pledged Operating Accounts” means, collectively, each bank account owned and maintained by the Borrower from time to time, except for the Cash Management Account and its subaccounts, the Gaming Operating Reserve, any accounts maintained solely for the purpose of complying with Legal Requirements and any accounts maintained solely to hold amounts that are not the property of Borrower (e.g., employee tip accounts). Each Pledged Operating Account shall be maintained at an Eligible Institution and pledged to the Collateral Agent for the benefit of Lender.
          “Pledge of Gaming Equipment Facility Agreements” means each Collateral Assignment of Rights, dated as of the Closing Date, by each Borrower in favor of Collateral Agent for the benefit of Lender, as the same may from time to time be modified or replaced in accordance herewith.

          “Policies” has the meaning set forth in Section 5.15(b).
          “Portfolio Material Adverse Effect” means a material adverse effect upon (i) the ability of Borrower to perform its material obligations under the Loan Documents to which it is a party, (ii) the enforceability of the material provisions of the Loan Documents (other than as a result of Lender’s or any Agent’s bad faith, gross negligence or willful misconduct), or (iii) the aggregate value, EBITDA or use of the Properties, or the operation thereof, in each case taken as a whole.
          “Prepayment Notice” has the meaning set forth in Section 2.1(b).
          “Prime Rate” means, the greater of (i) 2.5% and (ii) the “prime rate” published in the “Money Rates” section of The Wall Street Journal on each Interest Determination Date. If The Wall Street Journal ceases to publish the “prime rate,” then Administrative Agent and Borrower shall reasonably select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Administrative Agent and Borrower shall reasonably select a comparable interest rate index.
          “Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.
          “Prime Rate of Interest” means the sum of the Prime Rate, determined as of the applicable Interest Determination Date, plus the applicable Prime Rate Spread.
          “Prime Rate Spread” means the greater of (x) 900 basis points (9.0%) and (y) the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan.
          “Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.
          “Properties” means the real property described on Schedules A-1, A-2, A-3, and A-4 together with all buildings and improvements thereon.
          “Property Agreements” means, collectively, the “Property Agreements” as defined in the Mortgage.
          “Property Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other expenses of Borrower during such period, determined in accordance with GAAP, including all prepaid expenses, deposits and downpayments, to the extent paid or made in the ordinary course of business and amounts payable to Highgate Hotels L.P. pursuant to Section 3.2(d) hereof; provided, however, that such expenses shall not include (i) Capital Expenditures, (ii) FF&E expenditures and (iii) equity distributions.

          “Property Owner Borrower” means, W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P. and W2007 Fresca Propco, L.P., individually or collectively as the context may require.
          “Property Owner Borrower GP” means, W2007 Stratosphere Gen-Par, L.L.C., W2007 Stratosphere Land Gen-Par, L.L.C., W2007 Aquarius Gen-Par, L.L.C., W2007 Arizona Charlie’s Gen-Par, L.L.C. and W2007 Fresca Gen-Par, L.L.C., individually or collectively as the context may require.
          “Qualified Joint Venture” has the meaning set forth in Section 2.5(a).
          “Qualified Letter of Credit” means a clean, irrevocable, unconditional, transferable letter of credit in form reasonably satisfactory to Lender with respect to which Borrower has no reimbursement obligation, payable on sight draft only, in favor of Lender and entitling Lender to draw thereon in New York, New York or anywhere inside or outside of New York, New York if it is capable of being drawn upon by facsimile presentation, issued by a domestic bank or the U.S. agency or branch of a foreign bank or Bank of Scotland, in each case, provided the long-term unsecured debt rating thereof is not less than A- (or the equivalent) from each of the Rating Agencies and the short-term unsecured debt rating thereof is not less than A-1 (or the equivalent) from each of the Rating Agencies; provided that a letter of credit shall cease to be a Qualified Letter of Credit if at any time the long-term unsecured debt rating of the issuing bank from any of the Rating Agencies shall fall below A- (or the equivalent) or the short-term unsecured debt rating of the issuing bank from any of the Rating Agencies shall fall below A-1 (or the equivalent). The following terms and conditions shall apply to each Qualified Letter of Credit:
     (i) Each such Qualified Letter of Credit shall expressly provide that partial draws are permitted thereunder.
     (ii) Each such Qualified Letter of Credit shall expressly provide that it is freely transferable to any successor or assign of Lender, without payment of any fee by Lender.
     (iii) Lender shall be entitled to draw on any Qualified Letter of Credit immediately and without further notice (a) upon the occurrence and during the continuance of any Event of Default, (b) if Borrower shall not have delivered to Lender, no less than 30 days prior to the expiration date of such Qualified Letter of Credit (including any renewal or extension thereof), a renewal or extension of such Qualified Letter of Credit or a replacement Qualified Letter of Credit for a term of not less than one year (or through the date that is 30 days beyond the Maturity Date, whichever is earlier), or (c) if the credit rating or financial condition of the issuing bank falls below the ratings set forth above in this definition and Borrower fails to satisfy its obligations under Section 3.8(d).
          “Qualified Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more Qualified Successor Sponsors.

          “Qualified Successor Lessee Borrower” means a Single-Purpose Entity that is Controlled by the same Qualified Successor Sponsor that Controls each other Qualified Successor Borrower and is a successor to a Lessee Borrower under an Operating Lease.
          “Qualified Successor Sponsor” means a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing that, in each case, is reasonably satisfactory to Administrative Agent (at the direction of the Required Lenders, acting reasonably), provided in each case that such Person (x) has total assets (in name or under management) in excess of $2 billion and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1 billion (in both cases, exclusive of the Properties), and (y) is regularly engaged in the business of owning and/or operating properties similar to the Properties.
          “Qualified Survey” means, with respect to each of the Properties, current title surveys of such Property, certified to Borrower, the title company issuing the Qualified Title Insurance Policy and Administrative Agent and their respective successors and assigns.
          “Qualified Title Insurance Policy” means an ALTA extended coverage mortgagee’s title insurance policy for each of the Properties.
          “Rating Agency” means (i) until a Securitization or series of Securitizations has occurred, which, in the aggregate shall have securitized the entire Loan, S&P, Moody’s and Fitch, and (ii) from and after the occurrence of a Securitization or series of Securitizations which, in the aggregate, shall have securitized the entire Loan, those of S&P, Moody’s and Fitch that rate the Certificates issued in such Securitization or series of Securitizations.
          “Rating Confirmation” means, with respect to any proposed action, confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates; except that if any portion of the Loan shall not have been securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Confirmation” shall instead mean that the matter in question is subject to the prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) with respect to the portion of the Loan that has not been securitized, Lender in its sole discretion. No Rating Confirmation shall be regarded as having been received unless and until any conditions imposed on its effectiveness by any Rating Agency shall have been satisfied.
          “REA” means, with respect to each of the Properties, each instrument described in the applicable Qualified Title Insurance Policy which (i) contains a material agreement for reciprocal obligations between Property Owner Borrower and any other parties thereto, or (ii) grants to Property Owner Borrower a material right necessary for the operation and use of any of the Properties in compliance with applicable land-use laws and/or zoning ordinances (including, by way of example only, any agreement for parking spaces required for the operation and use of a Property in compliance with applicable land-use laws and/or zoning ordinances), as each may be amended, modified or replaced from time to time in accordance herewith.
          “Recourse Guaranty” means the guaranty of recourse obligations, dated as of the Closing Date, made in favor of Lender by Sponsor.
          “Reference Banks” means four major banks in the London interbank market selected by the Administrative Agent at the direction of Required Lenders.
          “Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
          “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).
          “Release Notice” has the meaning set forth in Section 2.2(a).
          “Release Parcel” means each grouping of the parcels of land set forth on Schedule E-2 (which parcels are more particularly described on Schedule A-1).
          “Release Price” means,
          (i) with respect to any Property, other than the Stratosphere Excess Land or any Release Parcel, the greater of (a) 100% of the Allocated Loan Amount applicable thereto, and (b) 100% of the Net Proceeds from the sale of such Property; and
          (ii) with respect to the Stratosphere Excess Land or any Release Parcel, the greater of (a) $3,000,000 per acre (pro rated for partial acres), and (b) 100% of the Net Proceeds from the sale of such Stratosphere Excess Land or Release Parcel.
          “Remaining Property” means, as of the date of determination, that portion of the Stratosphere Excess Land that has not been released pursuant to Section 2.4.
          “Required Lenders” means (i) with respect to a Material Action, Lenders holding in the aggregate more than 50% of the Principal Indebtedness and (ii) with respect to a Unanimous Action, Lenders holding in the aggregate 100% of the Principal Indebtedness.

          “Reserve Excess” means, in connection with the release of a particular Property pursuant to Section 2.2, Section 2.4 or Section 7.1, the excess amounts (if any) contained in the Capital Expenditure Reserve Account and/or the Deferred Maintenance and Environmental Reserve Account, in each case, solely to the extent such amounts are attributable to the Property so released.
          “Restoration Threshold” has the meaning set forth in Section 5.16(a).
          “Restricted Information” means all financial information regarding Borrower and the Properties except for the information contained in a report in the form of Exhibit E-1.
          “Revenues” means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Second Floor Space” means the space delineated as such on Exhibit B hereto.
          “Second Floor Space Release Price” means $25,000,000.
          “Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts which issue Certificates to investors, or a similar transaction.
          “Service” means the Internal Revenue Service or any successor agency thereto.
          “Shared Intellectual Property” has the meaning set forth in Section 1.9.
          “Single Member LLC” means a limited liability company which either (x) has only one economic member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.
          “Single-Purpose Entity” means, with respect to each Property, a Person which (a) was formed under the laws of the State of Delaware or, in the case of the Lessee Borrowers, exists under the laws of the State of Nevada, (i) in the case of Property Owner Borrower and Lessee Borrower, solely for the purpose of acquiring, holding, developing, owning, selling, leasing, transferring, exchanging, managing, maintaining and operating the Properties, entering into the Loan Documents, refinancing the Properties in connection with a permitted repayment of the Loan in accordance herewith, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (ii) in the case of Lessee Borrower, the leasing, maintenance and operation of the Properties and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing or (iii) in the case of ACEP Borrower, operating the Properties and, together with any Single-Purpose Equityholder of any Co-Borrower, owning all of the direct or indirect ownership interests in each Co-Borrower and any Single-Purpose Equityholder of any Co-Borrower, entering into this Agreement, transacting prepayment or repayment of the Loan in accordance with this Agreement, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing or (iv) in the case of a Single-Purpose Equityholder, an ownership interest in Borrower, (b) does not engage in any business unrelated to (i) in the case of Property Owner Borrower and Lessee Borrower, such Properties, (ii) in the case of ACEP Borrower, its operation of the Properties and its direct or indirect ownership interest in each Co-Borrower and any Single-Purpose Equityholder of each Co-Borrower, or (iii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower, (c) does not have any assets other than those related to (i) in the case of Property Owner Borrower and Lessee Borrower, its interest in such Properties, or (ii) in the case of ACEP Borrower, its operation of the Properties and its ownership interests in Property Owner Borrower and any Single-Purpose Equityholder of Property Owner Borrower or (iii) in the case of a Single-Purpose Equityholder, its ownership interest and general partner or managing member, as the case may be, role in Borrower, (d) does not have any Debt, other than, in the case of Borrower, Permitted Debt or, in the case of a Single-Purpose Equityholder, unsecured trade and operational debt incurred in the routine administration of Borrower, (e) maintains books, accounts, records, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements and tax returns of an Affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its Affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, if any, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered by a manager under a management agreement with an Affiliate, so long as such manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person), (i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its Affiliates, (j) except as contemplated under the Loan Documents, pays its own liabilities out of its own funds (including the salaries of its own employees) and reasonably allocates any overhead that is shared with an Affiliate, including paying for shared office space and services performed by any officer or employee of an Affiliate, (k) maintains a sufficient number of employees in light of its contemplated business operations, (l) in the case of (i) a corporation, observes all applicable corporate formalities in all material respects, (ii) a limited liability company, observes all applicable limited liability company formalities in all material respects, and (iii) a limited partnership, observes all applicable limited partnership formalities in all material respects, (m) except as contemplated under the Loan Documents, does not commingle its assets with those of any other Person and holds such assets in its own name, (n) except as set forth in the Loan Documents, does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (o) does not acquire obligations or securities of its shareholders, members or partners (other than the Gaming Equipment Facility Agreements), (p) except as set forth in the Loan Documents, does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person (other than the Gaming Equipment Facility Agreements), (q) currently (i.e., as of the date of this Agreement) maintains, and intends to maintain adequate capital in light of its contemplated business operations from and to the extent of its revenues, (r) except in the case of ACEP Borrower and any Lessee Borrower, has two Independent Directors, or, in the case of limited partnership, has a Single-Purpose Equityholder with two Independent Directors, (s) except in the case of ACEP Borrower and any Lessee Borrower, has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:
     (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of Single-Purpose Equityholder, the assets of Borrower);
     (ii) the engagement by such Person in any business other than (w) in the case of Property Owner Borrower, the acquisition, financing, refinancing, holding, development, management, selling, leasing, transferring, exchanging, ownership, maintenance and operation of the Properties, and activities incidental thereto, (x) in the case of Lessee Borrower, the leasing, maintenance and operation of the Properties, and activities incidental thereto (y) in the case of ACEP Borrower, the operation of the Properties and the acquisition and ownership of its ownership interests in Property Owner Borrower and Property Owner Borrower GP, and activities incidental thereto and (z) in the case of a Single-Purpose Equityholder, activities incidental to its role as the sole general partner or managing member, as the case may be, of Borrower;
     (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of both of its Independent Directors (and, in the case of a Single-Purpose Equityholder, in respect of Borrower without the affirmative vote of both of such Single-Purpose Equityholder’s Independent Directors); and
     (iv) any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, Borrower’s) organizational documents relating to qualification as a “Single-Purpose Entity”, and (u) except in the case of ACEP Borrower and any Lessee Borrower, if such entity is a Single Member LLC, has organizational documents which provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continuing membership of such member in the Single

Member LLC, agree in writing (i) to continue the existence of the Single Member LLC without dissolution and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Single Member LLC.
          “Single-Purpose Equityholder” means an entity that both (i) is a Single-Purpose Entity that is a limited liability company or corporation formed under the laws of the State of Delaware or the State of Nevada and (ii) serves as the general partner or managing member of Borrower, it being understood that in no event shall ACEP Borrower be required to have Single-Purpose Equityholder.
          “Sponsor” means Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership.
          “Spread” means one thousand basis points (10.00%).
          “Spread Maintenance Amount” means:
          (i) with respect to the period commencing on the Closing Date to but excluding the second anniversary of the Closing Date, the product of (1) 1/360, times (2) the Spread, times (3) the number of days from and including the date of prepayment through and second anniversary of the Closing Date, times (4) the amount repaid;
          (ii) with respect to the period commencing on the second anniversary of the Closing Date to but excluding the third anniversary of the Closing Date, 1.5% of the amount repaid;
          (iii) with respect to the period commencing on the third anniversary of the Closing Date to but excluding the fourth anniversary of the Closing Date, 0.5% of the amount repaid; and
          (iv) with respect to the period commencing on the fourth anniversary of the Closing Date to but excluding the Maturity Date, zero.
          “Spread Maintenance Period” means the period from the Closing Date to but excluding the fourth anniversary of the Closing Date.
          “Stratosphere” means the Property described on Schedule A-1, together with all buildings and improvements thereon.
          “Stratosphere Excess Land” means, collectively, all of the Release Parcels together with all buildings and improvements thereon.
          “Subordination of Operating Lease Agreement” means those certain Subordination of Operating Lease Agreements, dated as of the Closing Date, by each Lessee Borrower for the benefit of Lender.
          “Subordination of Property Management Agreement” means those certain consents and agreements of manager and subordinations of management agreements that may be executed by an Approved Property Manager from time to time, if any, as the same may from time to time be modified or replaced in accordance herewith, substantially in the form attached hereto as Exhibit D.
          “Surplus Cash Amortization Reserve Account” has the meaning set forth in Section 3.5(a).
          “Tax and Insurance Reserve Account” has the meaning set forth in Section 3.4(a).
          “Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or which may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.
          “Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.
          “Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Property Owner Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.
          “Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.
          “Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases.
          “Transaction” means, collectively, the transactions contemplated by the Loan Documents.
          “Transaction Costs” means the costs and expenses described in Section 9.17.
          “Transfer” means (i) with respect to the Properties, the sale or other whole or partial conveyance of all or any portion of any of the Properties or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such Property or the subjecting of any portion of such Property to restrictions on transfer; except that the conveyance of a space lease at such Property in accordance herewith shall not constitute a Transfer and (ii) with respect to the Equity Collateral, unless expressly permitted hereunder, the pledge, sale or other whole or partial conveyance to a third party of either or both of (x) the Equity Collateral or any direct or indirect interest therein (other than any pledge, sale or other whole or partial conveyance of direct or indirect equity interests in Whitehall) and/or (y) the transfer of any other direct interest in

Property Owner Borrower or Property Owner Borrower GP. For the avoidance of doubt, neither (i) transfers of direct and indirect equity interests in ACEP Borrower (including, without limitation, transfers of interests in W2007/ACEP Holdings, LLC) to the extent not constituting a Change of Control hereunder, nor (ii) equity pledges to the extent not prohibited under Section 7.1(f) shall constitute a “Transfer” hereunder.
          “Unanimous Action” means (i) any Unanimous Modification, (ii) any determination with respect to the disposition of Hazardous Substances at any of the Properties, (iii) any instruction to the Cash Management Bank or a bank at which a Blocked Account or Pledged Operating Account is held to release amounts to any Borrower, except in accordance with the terms of this Agreement or any other Loan Document, (iv) the subordination of any lien created pursuant to the terms of this Agreement or any of the other Loan Documents, (v) any amendment to any single purpose entity provisions contained in this Agreement or any of the other Loan Documents (including, without limitation, any modification of the definition of “Single-Purpose Entity” and/or “Independent Director”), or the approval of any amendment of the operating agreement of any Borrower relating to the single-purpose entity provisions or Independent Director provisions contained therein, (vi) any Assumption and (vii) any disbursement to Borrower pursuant to Section 3.5(c).
          “Unanimous Modification” means any written amendments, supplements or modifications to, or waivers of, this Agreement and/or to the other Loan Documents (including amendments and restatements hereof or thereof) that:
          (i) forgive or reduce the Principal Indebtedness or extend the Maturity Date;
          (ii) forgive or reduce the amount of, or the stated rate of, any interest or fee payable under the Loan Documents;
          (iii) extend the scheduled date of any payment of principal, interest or fees or change the order of application of any amounts paid by Borrower;
          (iv) release Borrower from its obligation to repay the Loan or any of Borrower’s material obligations under the Loan Documents;
          (v) release any portion of the Collateral which secures the Loan, except pursuant to the terms hereof and the other Loan Documents;
          (vi) amend, modify or waive any provision of Section 9.3 or this definition;
          (vii) amend or modify the definition of “Required Lenders”
          (viii) consent to the assignment or transfer by Borrower of any of its rights and obligations under the Loan Documents;
          (ix) amend, modify or waive any provision of Article VII (except Section 7.1(e)); or

          (x) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.7 without the consent of each Lender directly affected thereby.
          “Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.
          “U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
          “U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof that is not an Excluded Tax.
          “Whitehall” means, individually or collectively, as the context may require, W2007 Finance Sub, LLC and Whitehall Parallel Global Real Estate Limited Partnership 2007.
          “Working Capital Excess” means the amount by which the aggregate funds on deposit in the Pledged Operating Accounts (excluding amounts contained in the Equity Contribution Account) exceeds the Minimum Working Capital Amount.
          (b) Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to”, (iii) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (iv) references to Payment Dates that fall in specified months ignore the preceding Business Day convention and (v) each reference to “Borrower”, “Lessee Borrower”, “Casino Lessee Borrower”, “Hotel Lessee Borrower” and “Property Owner Borrower” shall mean such Borrowers collectively and/or individually, as the context may logically require. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as same may be modified in this Agreement; provided, however, that with respect to the application of GAAP to the calculation of DSCR and Debt to EBITDA, such calculations shall be made in accordance with GAAP as in existence as of the date hereof. For the avoidance of doubt, any breach of a covenant or representation hereunder by any individual Borrower, or any Event of Default caused by any individual Borrower, shall, in each case, constitute a breach or Event of Default, as the case may be, by each and every Borrower hereunder. Any reference herein to an Agent taking, or refraining from taking, an action in its sole or reasonable discretion shall be construed to mean that such Agent shall take or refrain from taking such action at the direction of the Required Lenders at Required Lenders’ sole or reasonable discretion, as the case may be.

ARTICLE I
GENERAL TERMS
          1.1. The Loan. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note which shall bear interest as described in this Agreement at a per annum rate as provided in Section 1.3(a). The Loan shall be secured by the Collateral.
          1.2. The Term. The Maturity Date of the Loan shall be the Payment Date in June 2014, or such earlier date as may result from acceleration in accordance with this Agreement.
          1.3. Interest and Principal.
          (a) Commencing with the Initial Payment Date and on each and every Payment Date thereafter, Borrower shall pay to Administrative Agent for the benefit of Lender interest on the Principal Indebtedness for the Interest Accrual Period in which such Payment Date falls at a rate per annum equal to the Applicable Interest Rate (except that interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default). Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed. Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 1.3 on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day).
          (b) No prepayments of the Loan shall be permitted except as provided in Sections 2.1, 2.2, 3.9(c), 5.16(e). The entire outstanding Principal Indebtedness, together with all interest thereon through the end of the Interest Accrual Period in which the applicable Maturity Date falls (calculated as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Administrative Agent, for the benefit of Lender, on the applicable Maturity Date.
          (c) Other than in the case of payments in respect of principal due on the Maturity Date or upon acceleration of the Loan hereunder, any payments of interest not paid when due hereunder shall bear interest at the applicable Default Rate and, when paid, shall be accompanied by a late fee in an amount equal to 2% times the amount of such late payment. Borrower acknowledges that (i) a delinquent payment will cause damage to Lender; (ii) the late fee is intended to compensate Lender for the loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and (iv) the late fee represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

          (d) Whenever in this Agreement Borrower is required to make a payment to any Lender, whether a payment of interest, principal or otherwise, Borrower will have satisfied its obligation upon making such payment to the Administrative Agent for the benefit of Lender.
          (e) Administrative Agent shall have no duty, liability or obligation to calculate any amounts due by the Borrower under this Agreement and the Loan Documents, including, without limitation, the amounts of interest due to the Lender on any Payment Date.
          (f) Administrative Agent shall only be obligated to transfer any amounts to the Lender if and to the extent Administrative Agent has actually received such amounts from Borrower or a Collateral Account in accordance with the terms of the Loan Documents.
          1.4. Determination of Interest Rate.
          (a) Subject to the terms and conditions of this Section 1.4, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Principal Indebtedness at the LIBOR Rate of Interest for the applicable Interest Accrual Period. Each determination by the Administrative Agent of the Applicable Interest Rate shall be made in accordance with the provisions of this Agreement and shall be conclusive and binding for all purposes, absent manifest error.
          (b) In the event that Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Administrative Agent shall give notice to Borrower by telephone of such determination, confirmed in writing as promptly as practicable, but in any event at least one Business Day prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding LIBOR Loan (including any and all portions thereof held by Lender pursuant to an Assignment or participation) shall be converted to a Prime Rate Loan as of the last day of the then current Interest Accrual Period.
          (c) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Administrative Agent shall give notice of such determination to Borrower and to each Lender by telephone, confirmed in writing as promptly as practicable, but in any event at least two Business Days prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan as of the last day of the then current Interest Accrual Period.
          (d) If at any time after the date hereof any law is adopted or changed or the interpretation or application thereof is changed, and the effect of same is to make it unlawful for Lender to maintain a LIBOR Loan as contemplated hereunder and the events giving rise thereto affect similarly situated banks or financial institutions generally, (i) Lender shall thereafter have no obligation to convert a Prime Rate Loan to a LIBOR Loan and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan as of the last day of the then-current Interest Accrual Period or within such earlier period as required by law.

          1.5. Interest Rate Cap Agreements.
          (a) On or prior to the 60th day following the date hereof (or such earlier date as may be determined by the Required Lenders in their sole discretion, which date shall be not less than ten days after Borrower’s receipt of written notice from the Required Lenders), Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.5(e) below), an Interest Rate Cap Agreement, which shall cover the period from the date such Interest Rate Cap Agreement is obtained to but excluding the second anniversary of the Closing Date and have a notional amount that is not less than the Principal Indebtedness. On or prior to the second anniversary of the Closing Date, Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.5(e) below), an Interest Rate Cap Agreement, which shall cover the period from such second anniversary of the Closing Date to and including the third anniversary of the Closing Date and have a notional amount that is not less than the Principal Indebtedness. On or prior to the third anniversary of the Closing Date, Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.5(e) below), an Interest Rate Cap Agreement, which shall cover the period from such third anniversary of the Closing Date to and including the fourth anniversary of the Closing Date and have a notional amount that is not less than the Principal Indebtedness. On or prior to the fourth anniversary of the Closing Date, Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.5(e) below), an Interest Rate Cap Agreement, which shall cover the period from such fourth anniversary of the Closing Date to and including the Maturity Date and have a notional amount that is not less than the Principal Indebtedness. Any Interest Rate Cap Agreement shall have a LIBOR strike rate equal to or less than the LIBOR Strike Rate. Failure to obtain any such Interest Rate Cap Agreement on or prior to the respective date set forth above shall constitute an immediate Event of Default.
          (b) Immediately following its acquisition of each Interest Rate Cap Agreement, Borrower shall collaterally assign to Collateral Agent, for the benefit of Lender, pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under such Interest Rate Cap Agreement and shall deliver to Collateral Agent an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Assignment of Interest Rate Cap Agreement).
          (c) Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Cash Management Account. Borrower shall take all actions reasonably requested by Administrative Agent to enforce Lender’s and Collateral Agent’s rights under each Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its material rights thereunder.
          (d) If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then Borrower shall promptly obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a) above with a counterparty that is an Acceptable Counterparty, which replacement Interest Rate Cap Agreement shall be collaterally assigned to Collateral Agent as set forth in paragraph (b) above.
          (e) At Closing and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section 1.5, Borrower shall cause to be delivered to Administrative Agent a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance reasonably satisfactory to Lender.
          (f) Borrower may, without the consent of Lender or any Agent, cause the notional amount of the Interest Rate Cap Agreements required pursuant to Sections 1.5 to be reduced, dollar-for-dollar, by any actual prepayment of the Loan made in accordance herewith and Collateral Agent shall, at the direction of Required Lenders and at Borrower’s sole cost and expense, cooperate with Borrower in effecting such reduction, provided that the notional amount thereof shall at no time be less than the Principal Indebtedness.
          (g) Collateral Agent shall have no duty, obligation or liability under this Section 1.5 other than to receive any Assignment of Interest Rate Cap Agreement delivered by Borrower. Without limiting the generality of the foregoing, Collateral Agent shall not be required to request any Assignment of Interest Rate Cap Agreement, to monitor Borrower’s compliance with the terms of any such agreement or to review the terms of any such agreement.
          1.6. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c) and any reserve deposits required hereunder) shall be made to Administrative Agent for the benefit of Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time in a writing by Administrative Agent to Borrower. Any funds received by Administrative Agent after such time shall be deemed to have been paid on the next succeeding Business Day. Administrative Agent shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from the Cash Management Account pursuant to Section 3.2(b) is less than the sum of all amounts then due and payable or required to be deposited hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes in such sequence as Lender shall elect in its sole discretion (subject, as between the holders of the Notes, to any intercreditor agreement), or toward the payment of Taxes, Property Operating Expenses, FF&E and Capital Expenditures. Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 1.6, on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day).
          1.7. Regulatory Change. If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, any Lender is imposed, modified or deemed applicable and the result is to increase the cost to such Lender of making LIBOR-based loans, or to reduce the amount receivable by Lender hereunder in respect of any portion of the Loan with respect to LIBOR-based loans by a material amount (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender upon Lender’s request such additional amount or amounts (based upon a reasonable allocation thereof by such Lender to the LIBOR-based loans made by such Lender) as will compensate such Lender for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date which will entitle Lender to compensation pursuant to this Section 1.7 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section 1.7 incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate any Lender (i) for any portion of the income or franchise taxes of Lender, whether or not attributable to payments made by Borrower and (ii) unless the events giving rise to such compensation affect similarly situated banks or financial institutions generally and are not applicable to such lender solely or primarily by reason of such lender’s particular conduct or condition. If a Lender requests compensation under this Section 1.7, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. This Section 1.7 shall apply only with respect to any portion of the Loan that is not contained in a Securitization. This Section 1.7 shall not apply to a regulatory change with respect to any taxes (including, but not limited to, U.S. Taxes).
          1.8. Taxes.
          (a) Borrower agrees to indemnify Lender and Agents against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.
          (b) If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to the extent that Borrower would be required to withhold or deduct any U.S. Tax if a payment to an assignee would be made on the date of the Assignment or Participation (for the avoidance of doubt, Borrower shall not be required to pay any additional amounts under this Section 1.8(b) to the extent that the rate of withholding or payments to an assignee on any Payment Date is equal to or less than the rate of withholding that would apply to payments to such assignee if a payment was made on the date of such Assignment or Participation), (ii) to any assignee that has not complied with the obligations contained in Section 9.7(c), (iii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iv) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note. Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be). This Section 1.8(b) shall apply only with respect to any portion of the Loan that is not contained in a Securitization.
          1.9. Release.
          (a) Upon (i) payment of the Indebtedness in full when permitted or required hereunder or (ii) release of any Property pursuant to Section 2.2, Section 2.4 or Section 7.1(n) hereunder, Collateral Agent shall, at Borrower’s sole cost and expense, execute and deliver to Borrower instruments requested by Borrower for filing in the applicable jurisdictions, prepared by Borrower and reasonably acceptable to Administrative Agent, to, at Borrower’s election: (1) release and discharge the Liens of the Loan Documents on all Collateral (or the applicable portion thereof in the case of a release of less than all of the Properties pursuant to the terms of this Agreement), securing payment of the Indebtedness (or such applicable portion thereof in the case of a release of less than all of the Properties pursuant to the terms of this Agreement) (in each case subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts and the return of any Qualified Letters of Credit (or such applicable portion thereof in the case of the release of less than all of the Properties pursuant to the terms of this Agreement); or (2) (x) in the case of a prepayment in full of the Indebtedness, assign the Mortgage to a new lender designated by Borrower and endorse the Notes (and any other applicable Loan Documents), to a new lender designated by Borrower or, (y) in the case of a release of less than all of the Properties pursuant to the terms of this Agreement, assign the Mortgage to a new lender designated by Borrower and sever the Notes, at Borrower’s sole cost and expense, into multiple Notes, such that a separate Note or Notes shall represent the Allocated Loan Amount of the Property or Properties released pursuant to the terms of this Agreement and the other Note or Notes shall represent the Principal Indebtedness after giving effect to such release, and assign the Note(s) representing the Allocated Loan Amount of the Property or Properties released to a new lender designated by Borrower. In addition, if there is Intellectual Property pledged as Collateral used by more than one Property (“Shared Intellectual Property”), upon the release of the Liens pursuant to the foregoing sentence on the majority of the Properties for which such Shared Intellectual Property is used, at Borrower’s election, Collateral Agent shall, at Borrower’s sole cost and expense, execute and deliver to Borrower instruments requested by Borrower for filing in the applicable jurisdictions, prepared by Borrower and reasonably satisfactory to Borrower and Lender, to release such Shared Intellectual Property from the Liens under the Loan Documents, provided that prior to such execution and delivery, Borrower shall deliver to Administrative Agent a license reasonably satisfactory to Required Lenders, that includes a non-exclusive, perpetual, irrevocable, worldwide (to the extent Borrower has the ability to grant a worldwide license), royalty-free, sublicenseable (to vendors, contractors, or other third parties providing services to Borrower or its Affiliates or otherwise involved in the operation of the business of Borrower or its Affiliates) and non-transferable (except in the event of a foreclosure or an Event of Default for a specific Property, in which case such license shall become freely assignable and transferable to any Person involved in the operation of such Property) right to use such Intellectual Property in connection with the operation of the remaining Co-Borrowers’ Properties (including the right to disclose and share such data in connection therewith subject to reasonable confidentiality restrictions as may be appropriate to protect trade secret status, as applicable), except to the extent the foregoing would violate or breach any legal or contractual restriction unless and until such legal or contractual restriction is rendered ineffective pursuant to Part 4 of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and such license is pledged to Collateral Agent as additional Collateral in a manner reasonably satisfactory to Lender.
          (b) Whether or not expressly stated herein or in any other Loan Document, in connection with (i) any release, discharge, assignment, transfer or any similar action under the Loan Documents, in whole or in part, with respect to the Liens of the Loan Agreement and/or the other Loan Documents on the Collateral and (ii) the execution and delivery by the Collateral Agent of any instruments or other documents, and/or the taking of any other action by the Collateral Agent, in connection therewith, the Collateral Agent shall be entitled to receive (A) a written direction from the Required Lenders and (B) an Officer’s Certificate from Borrower stating that (x) the release, discharge, assignment, transfer or other action and (y) the execution and delivery and/or other action to be taken by the Collateral Agent each complies with the terms of the Loan Documents and that all conditions precedent thereto (other than discretionary actions or determinations of the Lender) provided in the Loan Documents have been complied with.
ARTICLE II
VOLUNTARY PREPAYMENT; ASSUMPTION
          2.1. Voluntary Prepayment; Mandatory Prepayment.
          (a) Borrower may voluntarily prepay the Loan in whole or in part on any Business Day (and shall prepay the Loan pursuant to Section 3.5(d) and in connection with the release of any Property pursuant to Section 2.2), except that no prepayments shall be permitted during the last two Business Days in any Interest Accrual Period unless such prepayment is accompanied by interest in respect of the next succeeding Interest Accrual Period as set forth in the next sentence. Each such prepayment shall be accompanied by (i) the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid; plus (ii) the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made (plus, without duplication, in the case of a prepayment during the last two Business Days during an Interest Accrual Period, the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period following the Interest Accrual Period in which such prepayment is made); and for avoidance of doubt, no interest shall be payable in respect of the amount so prepaid after payment of the amounts set forth herein on the date of such prepayment. In addition, if such prepayment is made during the Spread Maintenance Period, such prepayment shall be accompanied by the applicable Spread Maintenance Amount; provided, however, that no Spread Maintenance Amount shall be payable with respect to (x) the first $50 million of prepayments in the aggregate that are made in connection with releases of Properties pursuant to Section 2.2 or (y) any prepayment of the Loan made pursuant to Section 3.5(d), except for any portion thereof constituting a Borrower Election Amount for which the applicable Spread Maintenance Amount shall be payable.
          In the event that Borrower makes a prepayment of the Loan in accordance with the provisions of this Agreement on a Business Day that falls from and including the second to last day in an Interest Accrual Period to but excluding the first succeeding Interest Determination Date immediately following such Payment Date (each such period, an “Assumed Note Rate Period”), it may be impossible for Borrower and Lender to calculate with certainty the interest that would have accrued at the applicable interest rate on the amount then prepaid through the end of the Interest Accrual Period whose LIBOR or Prime Rate, as the case may be, is determined on such Interest Determination Date. Accordingly, in the event that any portion of the Loan is prepaid during an Assumed Note Rate Period, the interest that would have accrued on such prepaid amount at the applicable Interest Rate through the end of such Interest Accrual Period shall be estimated based on an interest rate (the “Assumed Note Rate”) equal to (1) in the case of a LIBOR Loan, the sum of (i) LIBOR calculated in accordance with the definition of “LIBOR” herein, but assuming that the Interest Determination Date used in such definition is the date that is two Business Days prior to the date on which such prepayment is made, plus (ii) the applicable Spread, plus (iii) 1.00% , or (2) in the case of a Prime Rate Loan, the sum of (i) the Prime Rate calculated in accordance with the definition of “Prime Rate” herein, but assuming that the Interest Determination Date used in such definition is the date that is two Business Days prior to the date on which such prepayment is made, plus (ii) the applicable Prime Rate Spread, plus (iii) 1.00% (the amount of interest prepaid based on either of the foregoing calculations, the “Assumed Note Rate Payment”). Thereafter, on the Interest Determination Date for the applicable Interest Accrual Period, Lender shall determine LIBOR or the Prime Rate, as the case may be, with respect to such Interest Accrual Period in accordance with the definition of “LIBOR” or “Prime Rate”, as the case may be, set forth herein. If it is determined by Lender that LIBOR or the Prime Rate, as the case may be, as so determined for the applicable Interest Accrual Period plus the applicable Spread or Prime Rate Spread, as the case may be, is less than the Assumed Note Rate, Lender shall credit against the amount payable to Lender by Borrower on the next succeeding Payment Date an amount (without interest) equal to the difference between (x) the Assumed Note Rate Payment and (y) the amount of interest which would have been payable on the prepaid amount based on LIBOR or the Prime Rate, as the case may be, as determined on the Interest Determination Date. Alternatively, in the event that it is determined that LIBOR or the Prime Rate, as the case may be, as determined on the Interest Determination Date plus the Spread or the Prime Rate Spread, as the case may be, is greater than the Assumed Note Rate, Borrowers shall pay to Administrative Agent, for the benefit of Lender, without additional interest or other late charges or penalties on the Payment Date that falls during such Interest Accrual Period an amount equal to the difference between (x) the amount of interest which would have been payable on the prepaid amount based on LIBOR or the Prime Rate, as the case may be, as determined on the Interest Determination Date and (y) the Assumed Note Rate Payment.
          (b) As a condition to any voluntary prepayment, Borrower shall give Administrative Agent written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least five Business Days and not more than 60 days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made and the amount of such prepayment. If any such notice is given, then, subject to the immediately succeeding sentence, the amount specified in such notice will be due and payable on the date specified therein. Notwithstanding the foregoing, if no Event of Default is then continuing, such Prepayment Notice may be rescinded or amended by written notice to Administrative Agent (for example, to adjourn the prepayment date or the amount of such prepayment) without the need to once again comply with the Prepayment Notice time period requirements set forth in the first sentence of this Section 2.1(b); provided, however, no such amendment shall result in Administrative Agent having fewer than two Business Days advance notice of the newly proposed prepayment date, and any such newly proposed prepayment date shall not be more than 30 days after the prepayment date specified in the original Prepayment Notice, and provided further that Borrower shall compensate Lender and Agents for any and all Damages incurred by Lender, any Agent and/or their respective agents resulting from such rescission.
          (c) If the Note has been bifurcated into multiple Notes, all voluntary prepayments of the Loan pursuant to this Section 2.1 shall be applied to the Notes on a pro rata basis.
          (d) Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 2.1, on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day). Any funds received by Administrative Agent after 11:00 a.m. New York City time shall be deemed to have been received on the next succeeding Business Day.
          2.2. Property Releases.
          (a) So long as no Event of Default is then continuing (other than an Event of Default that would be eliminated after giving effect to the release of the Property proposed to be released pursuant to Section 7.1(n)), any Co-Borrower may obtain the release of the Property owned by such Co-Borrower from the Liens of the Loan Documents and the release of such Co-Borrower from any and all of its obligations under this Agreement and the other Loan Documents and such Property may be Transferred (whether directly or indirectly by transferring the ownership interests in the Co-Borrower that owns such Property) to an unaffiliated third party in a bona fide arms-length transaction (except that, if the release is being effectuated pursuant to the provisions of Section 7.1(n), Borrower may Transfer such Property to an Affiliate of Borrower) upon satisfaction of the following conditions:
     (i) Borrower shall deliver to Administrative Agent and Collateral Agent notice (a “Release Notice”) of its intent to release one or more of the Properties, which notice must be given at least 10 Business Days and not more than 60 days prior to the Business Day upon which the release is to be made, shall specify the Property or Properties that Borrower intends to release and shall be executed by each Borrower. Borrower shall promptly reimburse Lender, Administrative Agent and Collateral Agent for any actual out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by any of them in connection with a release pursuant to this Section 2.2.
     (ii) At the time of such release, and as a condition thereto: (1) Borrower shall prepay a portion of the Loan, in accordance with Section 2.1, in an amount equal to the applicable Release Price and, in the event that such release occurs at any time during the Spread Maintenance Period, simultaneously pay to Lender any applicable Spread Maintenance Amount together with the other amounts specified in Section 2.1, to the extent applicable; provided, however, that no Spread Maintenance Amount shall be payable with respect to the first $50,000,000 of prepayments in the aggregate that are made in connection with releases pursuant to this Section 2.2, Section 2.4, Section 2.5 and Section 7.1(n), (2) after giving effect to such release, Borrower shall not be in violation of Section 6.20 and (3) DSCR calculated for the Test Period ending as of the last day of the Fiscal Quarter then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the release and to exclude the interest expense and principal payments on the aggregate amount to be prepaid, shall be equal to or greater than DSCR calculated for the Test Period ending as of the last day of the Fiscal Quarter then most recently ended but without such recalculation; provided, however, that if the Release Price paid by Borrower pursuant to the foregoing clause (1) shall be equal to or greater than 105% of the Allocated Loan Amount for the Property being released, then the DSCR test described in this clause (3) shall not be a condition to the release of such Property.
     (iii) In connection with a release of the Stratosphere, either (x) the Stratosphere Excess Land shall have theretofore been released or (y) Borrower shall cause the Stratosphere Excess Land to be released contemporaneously therewith in accordance with the requirements set forth herein.
          (b) Subject to Section 1.9(b), immediately upon satisfaction of the requirements in Sections 2.1, 2.2, 2.4 or 7.1(n), as applicable, Collateral Agent shall, at Borrower’s sole cost and expense, execute and deliver to Borrower such instruments, prepared by Borrower and approved by Administrative Agent at the direction of Required Lenders (Lender agreeing, for the benefit of Borrower, that such approval, in the absence of an Event of Default (other than an Event of Default that would be eliminated after giving effect to the release of the Property proposed to be released) shall not be unreasonably withheld, conditioned or delayed), as shall be necessary to release the applicable Co-Borrower, the applicable Property and the applicable portion of any other Collateral securing the Loan with respect to such Property and such Co-Borrower (excluding any amounts retained in any Collateral Accounts maintained with respect to such Property and such Co-Borrower) from the Liens of the Loan Documents. Any Property and any Co-Borrower released pursuant to this Section 2.2, Section 2.4 or Section 7.1(n) shall, effective upon such release, no longer be deemed a “Property” or a “Co-Borrower”, respectively, for any purpose of this Agreement or the other Loan Documents. At Borrower’s request, Collateral Agent will promptly assign the portion of the Indebtedness secured by the portion of the Collateral to be released, as well as the applicable Mortgage encumbering such portion of the Collateral, to a third party specified by Borrower without representation or warranty (except that, if requested by Borrower, Lender shall join in such assignment for the express purpose of representing that (i) Lender owns such portion of the Indebtedness; (ii) Lender has not encumbered such portion of the Indebtedness, except for Liens to be discharged concurrently with such assignment; and (iii) the full amount of the then-outstanding Indebtedness) in accordance with Section 1.9.
          (c) Upon the release of a Property pursuant to this Section 2.2, Section 2.4, Section 2.5 and Section 7.1(n), Borrower shall have the right to apply any Reserve Excess to the prepayment of the Loan, subject to and in accordance with Section 2.1.
          (d) Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 2.2, on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day). Any funds received by Administrative Agent after 11:00 a.m., New York City time shall be deemed to have been received on the next succeeding Business Day.
          2.3 Prepayments after an Event of Default. Following the occurrence and during the continuance of an Event of Default, except to the extent that the Required Lenders shall have instructed Administrative Agent to apply amounts received by, or under the control of, Administrative Agent to the payment of (x) fees, reimbursable expenses and any other amounts due and payable to the Agents and (y) Taxes, Property Operating Expenses and Capital Expenditures pursuant to Section 7.4, all amounts received by Administrative Agent on account of the Indebtedness shall be disbursed by Administrative Agent within one Business Day of its receipt of such amounts as follows:
     (i) First, to Administrative Agent and Collateral Agent, any fees due and payable to, together with expenses incurred by and all other amounts due to, such Agents in connection with the performance of their respective duties and the enforcement of the rights of Lender under the Loan Documents, including, without limitation, all costs and expenses of collection, reasonable attorneys’ fees, court costs and other amounts payable by Borrower as provided by this Agreement or any of the other Loan Documents;
     (ii) Second, to each Lender, pro rata in accordance with their respective pro rata shares, until interest accrued on the Loan has been paid in full;
     (iii) Third, to each Lender, pro rata in accordance with their respective pro rata shares, until the Principal Indebtedness has been reduced to zero; and

     (iv) Fourth, to each Lender, any remaining amount owed to such Lender pursuant to the terms hereof multiplied by a fraction, the numerator of which is all remaining amounts owed to such Lender hereunder and the denominator of which is the aggregate of all remaining amounts due each Lender hereunder, until all such remaining amounts have been paid in full; and
     (v) Finally, to the extent the Principal Indebtedness has been reduced to zero and all other amounts due and owing to Lender and Agents pursuant to this Agreement and the other Loan Documents have been paid in full, any remaining amounts to the Borrower or to any Person designated by Borrower.
          The order of priority set forth in this Section 2.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of Agents and each Lender as among themselves. The order of priority set forth in clauses (i) through (iv) of this Section 2.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by Borrower or any other Person; provided, however, that the order of priority with respect to clause (i) of this Section 2.3 may be changed only with the prior written consent of Administrative Agent and Collateral Agent.
          2.4. Release of Release Parcels.
          (a) Subject to Section 1.9(b), so long as no Event of Default is then continuing (other than an Event of Default that would be eliminated after giving effect to the release of the Release Parcel proposed to be released pursuant to Section 7.1(n)), Borrower may obtain the release of a Release Parcel from the Liens of the Loan Documents in connection with the Transfer of such Release Parcel to either (x) an unaffiliated third party in a bona fide arms-length transaction or (y) an Affiliate of Borrower in an arms-length transaction at a fair market value purchase price (and Administrative Agent shall have the right, on behalf of Lender, to obtain an appraisal with respect to such Release Parcel at Borrower’s sole cost and expense), in each case, upon satisfaction of the following conditions:
     (i) Borrower shall deliver to Administrative Agent and Collateral Agent notice of its intent to release one or more of the Release Parcels, which notice must be given at least 10 Business Days and not more than 60 days prior to the Business Day upon which the release is to be made and shall specify the Release Parcel(s) that Borrower intends to release. Borrower shall promptly reimburse Lender, Administrative Agent and Collateral Agent for any actual out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by any of them in connection with a release pursuant to this Section 2.4.
     (ii) At the time of such release, Borrower shall prepay a portion of the Loan, in accordance with Section 2.1, in an amount equal to the applicable Release Price and, in the event that such release occurs at any time during the Spread Maintenance Period, simultaneously pay to Lender any applicable Spread Maintenance Amount together with the other amounts specified in Section 2.1; provided, however, that no Spread Maintenance Amount shall be payable with respect to the first $50,000,000 of prepayments in the aggregate that are made in connection with releases of Properties or Release Parcels pursuant to Section 2.2, this Section 2.4, Section 2.5 and Section 7.1(n);
     (iii) Borrower shall have delivered to Administrative Agent and Collateral Agent evidence satisfactory to the Required Lenders that (1) the applicable Release Parcel has been legally subdivided from the Remaining Property, a separate tax identification number shall have been issued for such Release Parcel and all necessary variances, if any, shall have been obtained (with the result that, upon the transfer and release of such Release Parcel, no part of the Remaining Property shall be part of a tax lot which includes any portion of such Release Parcel); (2) after giving effect to such transfer, each of the Release Parcel and the Remaining Property conforms to and is in compliance in all material respects with applicable Legal Requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetlands requirements) and constitutes a separate tax lot, (3) the Release Parcel is not necessary for the Remaining Property to comply with any zoning, building, land use or parking or other Legal Requirements applicable to it or for the then current use of the Remaining Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement has been executed and recorded that would allow the owner of the Remaining Property to continue to use the Release Parcel (at no cost or expense to Borrower) to the extent necessary for such purpose, and (4) with respect to the Overlapping Release Parcels, the lots have been demised to Required Lenders’ satisfaction in their sole discretion;
     (iv) Borrower shall deliver to Administrative Agent an endorsement to the Qualified Title Insurance Policy insuring the Mortgage (1) extending the effective date of the policy to the effective date of the release; (2) confirming no change in the priority of the Mortgage on the Remaining Property (exclusive of the Release Parcel) or in the amount of the insurance or the coverage of the Property (exclusive of the Release Parcel) under the policy; and (3) insuring the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to clause (v)(3) of this Section that has been executed and recorded, if any;
     (v) Borrower has complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the Remaining Property and the release does not violate any of the provisions of such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material rights of Borrower or in a material increase in Borrower’s obligations under such documents and, to the extent necessary to comply with such documents, the transferee of the Release Parcel has assumed Borrower’s obligations, if any, relating to the Release Parcel under such documents;
     (vi) ingress to and egress from all portions of the Remaining Property shall be over (i) physically open and fully dedicated public roads or (ii) vehicle and pedestrian easements which (1) provide vehicular and pedestrian access to a physically open and fully dedicated public road, (2) are recorded in the chain of title to both the property which is encumbered thereby and the Remaining Property, (3) are irrevocable and nonterminable without the consent of the owner of the Remaining Property; and provided further that, if lawfully obtainable, Borrower delivers to Administrative Agent an endorsement to the Qualified Title Insurance Policy, which endorsement shall insure that (A) the benefit of each such easement inures and runs to the benefit of the owner of the Remaining Property, (B) the lien of the Mortgage is a first lien on Borrower’s beneficial interest in such easement, subject to no exceptions other than Permitted Encumbrances and those approved by Administrative Agent as directed by Required Lenders in their reasonable discretion and (C) no then-existing mortgages, liens, security interests or other encumbrances (other than Permitted Encumbrances) on the Release Parcel burdened by such easement are superior to, or under any circumstances could terminate, impair or limit the terms of such easement;
     (vii) Borrower shall have delivered to Administrative Agent an Officer’s Certificate to the effect that, to such officer’s knowledge after diligent inquiry, the conditions in this Section 2.4 have occurred or shall occur concurrently with the transfer and release of the applicable Release Parcel; and
     (viii) Borrower shall execute such documents and instruments and obtain such opinions of counsel as are typical for similar transactions.
          (b) Notwithstanding anything to the contrary contained herein, Borrower shall not be permitted to (i) obtain the release of the parcels identified as Group 6 on Schedule E-2, without either previously or simultaneously obtaining the release of the parcels identified as Group 5 on Schedule E-2 and (ii) obtain the release of the parcels identified as Group 7 on Schedule E-2, without either previously or simultaneously obtaining the release of the parcels identified as Group 5 and Group 6 on Schedule E-2
          (c) Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 2.4, on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day). Any funds received by Administrative Agent after 11:00 a.m. New York City time shall be deemed to have been received on the next succeeding Business Day.
          2.5. Release of Second Floor Space.
          (a) Subject to Section 1.9(b), so long as no Event of Default is then continuing, Borrower may either (i) enter into a master lease of the Second Floor Space with an unaffiliated third party or, subject to the reasonable consent of Administrative Agent, with a Person that is a joint venture in which an Affiliate of Borrower owns no more than (and is prohibited from owning any more than) a non-controlling 49% equity interest therein (“Qualified Joint Venture”), which master lease shall be on terms and conditions reasonably acceptable to Lender and shall provide, among other things, that any rent payable thereunder shall be paid directly into the Cash Management Account and that the uses permitted thereunder shall be consistent with and not detrimental to or competitive with the operation of the Stratosphere (and, in connection with any such master lease, Borrower shall provide Lender adequate security for the completion of any construction or Alterations of the Second Floor Space, which security shall, at Lender’s option, be comprised of a completion guaranty, construction deposit, subguard insurance, bond and/or letter of credit covering the cost of such construction or Alterations) or (ii) obtain the release of the Second Floor Space from the Liens of the Loan Documents in connection with the Transfer of the Second Floor Space to an unaffiliated third party or, subject to the reasonable consent of Administrative Agent, with a Qualified Joint Venture, upon satisfaction of the following conditions:
     (i) Borrower shall deliver to Administrative Agent and Collateral Agent notice of its intent to release the Second Floor Space, which notice must be given at least 10 Business Days and not more than 60 days prior to the Business Day upon which the release is to be made.
     (ii) At the time of such release, Borrower shall prepay a portion of the Loan, in accordance with Section 2.1, in an amount equal to the Second Floor Space Release Price and, in the event that such release occurs at any time during the Spread Maintenance Period, simultaneously pay to Lender any applicable Spread Maintenance Amount together with the other amounts specified in Section 2.1; provided, however, that no Spread Maintenance Amount shall be payable with respect to the first $50,000,000 of prepayments in the aggregate that are made in connection with releases pursuant to Section 2.2, Section 2.4, Section 2.5 and Section 7.1(n).
     (iii) Borrower shall have delivered to Administrative Agent and Collateral Agent evidence satisfactory to the Required Lenders that (1) the Stratosphere is subject to a condominium declaration that complies with all Legal Requirements and that the Second Floor Space has been legally subdivided as a condominium unit separate and apart from the remainder of the Stratosphere, a separate tax identification number shall have been issued for such condominium unit and all necessary variances, if any, shall have been obtained (with the result that, upon the transfer and release of the Second Floor Space, no part of the Stratosphere shall be part of a tax lot which includes any portion of the Second Floor Space); (2) after giving effect to such transfer, each of the Second Floor Space condominium unit and the other condominium units comprising the Stratosphere conforms to and is in compliance in all material respects with applicable Legal Requirements (including, without limitation, all condominium, zoning and subdivision laws, parking ratio requirements, use requirements, building and fire code requirements and environmental requirements), (3) a reciprocal easement agreement or the equivalent, in each case reasonably acceptable to Administrative Agent, has been executed and recorded that would, among other things, allow the sharing of mechanical services, utilities and safety systems and provide for sufficient ingress and egress between the Second Floor Space condominium unit and the other condominium units comprising the Stratosphere;
     (iv) Borrower shall deliver to Administrative Agent an endorsement to the Qualified Title Insurance Policy insuring the Mortgage (1) extending the effective date of the policy to the effective date of the release; (2) insuring the effectiveness of the condominium regime; (3) confirming no change in the priority of the Mortgage on the condominium units comprising the Stratosphere (exclusive of the Second Floor Space) or in the amount of the insurance or the coverage of the Property (exclusive of the Second Floor Space) under the policy; and (4) insuring the rights and benefits under the reciprocal easement agreement required pursuant to clause (iii)(3) of this Section that has been executed and recorded;
     (v) the release does not violate any of the provisions of any Lease or Material Agreement, and the deed conveying the condominium unit comprising the Second Floor Space contains adequate restrictions on the use of such space, such that all such uses are consistent with and not detrimental to or competitive with the operation of the Property;
     (vi) Borrower shall provide Lender adequate security for the completion of any construction or Alterations at the Second Floor Space, which security shall, at Lender’s option, be comprised of a completion guaranty, construction deposit, subguard insurance, bond and/or letter of credit covering the cost of such construction of Alterations;
     (vii) Borrower shall have (x) obtained Lender’s advance written approval (not to be unreasonably withheld) of any agreement forming or relating to a Qualified Joint Venture, (y) pledged to Lender its interest in any Qualified Joint Venture as additional collateral for the Loan in a manner reasonably acceptable to Administrative Agent and (z) taken such actions and entered into such agreements as necessary to cause all income and/or distributions from any Qualified Joint Venture to be deposited into the Cash Management Account;
     (viii) Borrower shall have delivered to Administrative Agent an Officer’s Certificate to the effect that, to such officer’s knowledge after diligent inquiry, the conditions in this Section 2.5 have occurred or shall occur concurrently with the transfer and release of the applicable Release Parcel; and
     (ix) Borrower shall execute such documents and instruments and obtain such opinions of counsel as are typical for similar transactions.
          Borrower shall promptly reimburse Lender, Administrative Agent and Collateral Agent for any actual out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by any of them in connection with a master lease or release of the Second Floor Space pursuant to this Section 2.5.
          (b) Administrative Agent shall remit to each Lender hereunder such Lender’s pro rata share of any and all amounts received by Administrative Agent pursuant to this Section 2.5, on the day of Administrative Agent’s receipt thereof (or, if received later than 11:00 a.m., New York City time, on the next succeeding Business Day). Any funds received by Administrative Agent after 11:00 a.m. New York City time shall be deemed to have been received on the next succeeding Business Day.
          2.6. Assumption. Subject to the advance written consent of the Administrative Agent in its sole discretion (which consent shall be granted or withheld at the written direction of the Required Lenders necessary for a Unanimous Action), the initial

Borrower may contemporaneously Transfer all of the Collateral to a Qualified Successor Borrower that will assume all of the obligations of Borrower hereunder (an “Assumption”). In the event Administrative Agent shall grant its consent to an Assumption, such consent shall be conditioned on there being no Event of Default then continuing (or resulting from such Assumption) and the satisfaction by Borrower of the following conditions to the reasonable satisfaction of Required Lenders:
     (i) such Qualified Successor Borrower shall have executed and delivered to Administrative Agent an assumption agreement, in form and substance reasonably acceptable to Administrative Agent, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV, and such other representations (and evidence of the accuracy of such representations) as Administrative Agent shall reasonably request;
     (ii) the obligations of each Lessee Borrower under their respective Operating Leases shall have been assumed by a Qualified Successor Lessee Borrower pursuant to an assumption agreement, in form and substance reasonably acceptable to Administrative Agent, and such Qualified Successor Lessee Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Lessee Borrower and the due authorization of such Qualified Successor Lessee Borrower to assume the obligations under the relevant Operating Lease, each in form and substance reasonably acceptable to Administrative Agent, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Lessee Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Lessee Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;
     (iii) such Qualified Successor Borrower shall execute and deliver such Uniform Commercial Code financing statements as may be reasonably requested by the Administrative Agent;
     (iv) either (A) such Qualified Successor Borrower shall deliver to Administrative Agent a new environmental indemnity and guaranty of recourse carveouts, in each case, in form and substance reasonably acceptable to Administrative Agent, with respect to each Property, and executed by a substitute indemnitor satisfactory to Required Lenders, which in each case cover indemnified matters first occurring after the date of the Assumption, in which event Sponsor shall have no liability for indemnified matters first occurring after the date of such Assumption or (B) Sponsor shall agree to continue to be obligated under the Environmental Indemnity and Recourse Guaranty and shall execute and deliver such documents as Administrative Agent shall require to confirm and evidence the same;
     (v) such Qualified Successor Borrower shall have delivered to Administrative Agent legal opinions of counsel reasonably acceptable to Administrative Agent which are reasonably equivalent to the opinions delivered to Initial Lender on the date hereof; and

Borrower and the Qualified Successor Borrower shall have delivered such other documents and certificates as Administrative Agent shall reasonably request;
     (vi) such Qualified Successor Borrower shall have delivered to Administrative Agent all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.6, each in form and substance reasonably acceptable to Administrative Agent, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;
     (vii) the Qualified Title Insurance Policies shall have been properly endorsed to reflect the Transfer of the Properties to the Qualified Successor Borrower;
     (viii) such Qualified Successor Borrower shall have delivered to Administrative Agent evidence reasonably acceptable to Administrative Agent of any required approval or consent of any Governmental Authority, including the Gaming Authorities, that has direct or indirect authority or oversight over Borrower, the Properties, Lessee Borrower or the operations conducted at the Properties to the change in ownership and/or operator of the Properties (or any part thereof);
     (ix) after a Securitization, Rating Confirmation shall have been received with respect to the legal structure of the Qualified Successor Borrower, the documentation of the Assumption and the related legal opinions; and
     (x) the Administrative Agent shall have received on behalf of Lender a nonrefundable assumption fee equal to 1% of the Principal Indebtedness and shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender, Collateral Agent and Administrative Agent, as applicable, in connection with such assumption (including reasonable attorneys’ fees and costs, the cost of an endorsement to the Title Insurance Policy reflecting the conveyance of the Properties to the Qualified Successor Borrower, lien search and credit investigation expenses and rating agency fees and expenses).
Upon an Assumption by a Qualified Successor Borrower in accordance with this Section 2.6, the initial Borrower shall be replaced by such Qualified Successor Borrower as “Borrower” for all purposes under this Agreement and all other Loan Documents and Lender shall release Borrower from any liability due to any Indebtedness arising from and after the date of such Assumption. Notwithstanding the foregoing, subject to the prior written consent of the Administrative Agent in its sole discretion (which consent shall be granted or withheld at the written direction of the Required Lenders necessary for a Unanimous Action), an Assumption may take the form of a transfer of equity interests in Borrower to a Qualified Successor Borrower, in which case the foregoing requirements shall only apply to the extent applicable.

ARTICLE III
ACCOUNTS
          3.1. Cash Management Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain (i) with the Cash Management Bank one or more cash management accounts into which income from the Properties will be deposited (collectively, the “Cash Management Account”) and (ii) with one or more Eligible Institutions, the Pledged Operating Accounts. As a condition precedent to the closing of the Loan, Borrower shall cause (i) the Cash Management Bank to execute and deliver a Cash Management Agreement that provides, inter alia, that no party other than Administrative Agent shall have the right to withdraw funds from the Cash Management Account and (ii) each Eligible Institution at which a Pledged Operating Account is maintained to execute and deliver an Account Control Agreement that provides, inter alia, that upon the occurrence of an Event of Default, no party other than Administrative Agent shall have the right to withdraw funds from the Pledged Operating Account. The fees and expenses of the Cash Management Bank and the Eligible Institutions at which Pledged Operating Accounts are maintained shall be paid by Borrower.
          (b) Borrower shall cause (i) all cash Revenues from the Properties received by or for the benefit of Borrower (other than (w) tenant security deposits required to be held in reserve accounts, (x) credit card receivables, which shall be remitted in accordance with clause (ii) of this sentence, and (y) amounts retained as a Gaming Operating Reserve) to be deposited into the Cash Management Account or other Eligible Accounts pledged to Collateral Agent hereunder (the “Blocked Accounts”) by the end of the third Business Day following Borrower’s receipt thereof and (ii) all credit card receivables not otherwise deposited into a Collateral Account in accordance herewith to be remitted directly into either the Cash Management Account or a Blocked Account. Each bank in which such Blocked Accounts are maintained shall enter into a blocked account agreement (a “Blocked Account Agreement”) reasonably acceptable to Administrative Agent pursuant to which such bank will remit, at the end of each Business Day, all amounts contained therein to an account specified by the Administrative Agent (the Administrative Agent hereby agreeing to specify the Cash Management Account so long as no Event of Default has occurred and is then continuing). The so-called “ACEP Concentrator Account” shall be deemed a Blocked Account for all purposes hereunder, provided that it is subject to a Blocked Account Agreement.
          (c) Administrative Agent shall have the right at any time, on thirty days prior notice to Borrower, with or without cause, to replace the Cash Management Bank with any other financial institution at which Eligible Accounts may be maintained that is selected by Administrative Agent and reasonably approved by Borrower, or at any of the financial institutions listed on Schedule N (without any requirement to receive Borrower’s consent), which financial institution shall enter into a Cash Management Agreement (and Borrower shall cooperate with Administrative Agent in connection with such transfer and the execution and delivery of such Cash Management Agreement); provided that (x) Administrative Agent shall only replace the Cash Management Bank without cause one time following a Securitization of the Loan, (y) such replacement Cash Management Bank shall be one of the financial institutions set forth on Schedule N, or shall be subject to Borrower’s consent, not to be unreasonably withheld, conditioned or delayed and (z) Lender agrees to reimburse Borrower for its reasonable out of pocket expenses in effecting such transfer, not to exceed $10,000 per transfer. Administrative Agent shall have the right to replace, upon not less than thirty days’ prior written notice, any bank at which a Blocked Account is maintained with any other financial institution reasonably satisfactory to Borrower in which Eligible Accounts may be maintained, which financial institution shall enter into a Blocked Account Agreement (and Borrower shall cooperate with Lender in connection with such transfer and the execution and delivery of such Blocked Account Agreement) in the event that (i) at any time the Blocked Account bank ceases to be an Eligible Institution (unless the applicable Collateral Accounts are maintained as segregated trust accounts in accordance with clause (ii) of the definition of Eligible Accounts), or (ii) the Blocked Account bank fails to comply with the Blocked Account Agreement.
          (d) On or prior to July 15, 2009, Borrower shall determine in good faith the aggregate amount on deposit in the Pledged Operating Accounts and the Gaming Operating Reserve as of June 30, 2009. If such amount is less than $40,000,000, then Borrower and the Lenders shall cause amounts to be transferred from the Capital Expenditure Reserve Account and the Equity Contribution Account, on a 50%-50% basis, to one or more of the Pledged Operating Accounts and/or the Gaming Operating Reserve (as selected by Borrower) until such time as either (x) the balance of the Pledged Operating Accounts and the Gaming Operating Reserve as of June 30, 2009 plus all amounts transferred thereto pursuant to this provision equals $40,000,000 or (y) the balance of the Capital Expenditure Reserve Account equals $15,000,000 and the balance of the Equity Contribution Account equals $20,000,000.
          3.2. Distributions from Cash Management Account.
          (a) The Cash Management Agreement shall provide that the Cash Management Bank shall remit to a Pledged Operating Account specified by Borrower, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender and the Agents on the next Payment Date pursuant to this Agreement (plus any additional amounts retained in such account by the Cash Management Bank in accordance with the second following proviso) (the “Peg Balance”); provided, however, that the Administrative Agent shall terminate such remittances during the continuance of an Event of Default (and once again continue such remittances when no Event of Default exists, provided that the Loan has not theretofore been accelerated); and provided further, that the Cash Management Bank may retain in the Cash Management Account a nominal amount of funds (not to exceed $5,000) for the purpose of covering miscellaneous fees and charges associated with the administration of the Cash Management Account to the extent provided in the Cash Management Agreement. The initial Peg Balance is $7,981,361.11. The Administrative Agent (at the direction of the Required Lenders) may notify the Cash Management Bank at any time of any change in the Peg Balance. Any amounts so remitted to Borrower shall be applied by Borrower solely in the manner permitted under Section 3.2(d), and any amount not so applied shall be remitted by Borrower to the Excess Cash Flow Reserve Account and the Surplus Cash Amortization Reserve Account in accordance with Section 3.2(d).

          (b) On each Payment Date, provided no Event of Default has occurred and is continuing, Administrative Agent shall, at the direction of the Required Lenders given at least two Business Days prior to each Payment Date in the form of Exhibit L, transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:
     (i) to Agents and the Servicer (if any), all amounts due and payable to Agents and Servicer (if any) pursuant to the Agent Fee Agreements and the Loan Documents;
     (ii) to the Tax and Insurance Reserve Account, the amount then required to be deposited therein pursuant to Section 3.4;
     (iii) to Lender, the amount of all scheduled or delinquent interest on the Loan and all other amounts then due and payable under the Loan Documents;
     (iv) to the FF&E Reserve Account, the amount required to be deposited therein pursuant to Section 3.6;
     (v) to the Pledged Operating Account specified by Borrower, all remaining amounts.
          (c) If on any Payment Date the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Section 3.2(b)(i) through (iv), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Administrative Agent may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).
          (d) All amounts deposited into the Pledged Operating Accounts pursuant to Section 3.2(a) and Section 3.2(b)(v) shall be used by Borrower solely to (i) pay Property Operating Expenses, (ii) make prepayments of the Loan pursuant to Section 2.1(a), (iii) transfer amounts to the Gaming Operating Reserve in accordance with the terms hereof or (iv) make deposits into the Cash Management Account pursuant to Section 3.2(c). Borrower shall not use the amounts on deposit in the Pledged Operating Accounts to (i) pay the fees of the Approved Property Manager, except to the extent that such fees do not exceed those expressly set forth in the Approved Management Agreement, (ii) pay for FF&E or Capital Expenditures, (iii) pay a dividend to any Person (other than to a Co-Borrower) or (iv) make any payment or distribution to an Affiliate of Borrower, unless agreed to in writing by Administrative Agent (except that Borrower shall be permitted to pay to Highgate Hotels L.P. (x) a consulting fee out of the Pledged Operating Accounts, to the extent such asset management fee does not to exceed $1,500,000 in the aggregate per annum (provided that, to the extent the amount paid in respect of such consulting fee is less than $1,500,000 in any year, the difference between the amount paid in such year and $1,500,000 may be paid in a subsequent year) and (y) expense reimbursements out of the Pledged Operating Accounts not to exceed $100,000 in any calendar year). On each Payment Date, Borrower shall remit to each of the Excess Cash Flow Reserve Account and the Surplus Cash Amortization Reserve Account an amount equal to 50% times the Working Capital

Excess as of the end of the second calendar month immediately preceding the calendar month in which such Payment Date occurs (or, at Borrower’s election, such greater amount as Borrower may determine, provided that after giving effect to such election, the Pledged Operating Accounts shall contain amounts sufficient to operate the Properties; the portion of any such greater amount in excess of the amount required to be remitted to the Surplus Cash Amortization Reserve Account pursuant to this sentence shall be referred to herein as the “Borrower Election Amount”).
          (e) Any Gaming Operating Reserve Excess shall be reasonably promptly remitted into a Pledged Operating Account, to the extent actually withdrawn, disbursed or otherwise removed from the Gaming Operating Reserve.
          3.3. Loss Proceeds Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of depositing any Loss Proceeds in accordance with Section 5.16(c) (the “Loss Proceeds Account”).
          (b) Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.
          3.4. Taxes and Insurance Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Tax and Insurance Reserve Account”).
          (b) On the Closing Date, the Tax and Insurance Reserve Account shall be funded by Borrower in an amount equal to the sum of (i) an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) if a blanket insurance policy is not maintained pursuant to Section 3.4(e), an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums.
          (c) On each subsequent Payment Date, Borrower shall make an additional deposit therein in an amount equal to the sum of:
     (A) 1/12 of the Taxes that Administrative Agent reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus
     (B) subject to Section 3.4(e), 1/12 of the insurance premiums that Administrative Agent reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;

provided, however, that if at any time the Required Lenders reasonably determine that the amount in the Tax and Insurance Reserve Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and, subject to Section 3.4(e), insurance premiums by the date on which such amounts come due, then Administrative Agent, at the direction of Required Lenders, shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Tax and Insurance Reserve Account by the amount that the Required Lenders reasonably estimate is sufficient to achieve such accumulation; provided further, however, that if any Property is released pursuant to Section 2.2, Section 2.4 or Section 7.1(n), Borrower shall decrease its monthly payments to the Tax and Insurance Reserve Account to an amount that Borrower reasonably estimates is sufficient to adequately fund the Tax and Insurance Reserve Account.
          (d) Borrower shall provide Administrative Agent with copies of all tax and, subject to Section 3.4(e), insurance bills relating to each Property promptly after Borrower’s receipt thereof. Lender will apply amounts in the Tax and Insurance Reserve Account toward the purposes for which such amounts are deposited therein and, provided no Event of Default has occurred and is continuing, the failure by Borrower to satisfy any payment covenants in respect of Taxes and insurance premiums (provided, in the case of insurance premiums, that Borrower is then obligated to reserve amounts in respect of insurance premiums in accordance with Section 3.4(e)) under this Agreement or any of the other Loan Documents shall not be deemed a breach of such covenant and shall not, in itself, result in a Default or Event of Default hereunder or under any of the other Loan Documents. In connection with the making of any payment from the Tax and Insurance Reserve Account, Administrative Agent may, at the direction of the Required Lenders, cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.
          (e) Notwithstanding the foregoing, Borrower shall have no obligation to reserve funds in the Tax and Insurance Reserve Account in respect of insurance premiums (including, without limitation, pursuant to Section 3.4(b)), to provide additional payments in respect of insurance premiums pursuant to Section 3.4(c) or to provide insurance bills pursuant to Section 3.4(d), in each case, so long as Borrower delivers evidence to Administrative Agent that the insurance required hereunder is maintained under the Whitehall blanket insurance policy and that the applicable insurance premiums have been paid in advance.
          3.5. Surplus Cash Amortization Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving surplus cash flow (the “Surplus Cash Amortization Reserve Account”).

          (b) On each Payment Date, Borrower shall deposit into the Surplus Cash Amortization Reserve Account the amounts required to be deposited therein in accordance with Section 3.2(d).
          (c) To the extent that the aggregate amount on deposit in the Pledged Operating Accounts and the Excess Cash Flow Account in a particular month are insufficient to pay Property Operating Expenses, Capital Expenditures and/or FF&E for such month, Borrower may make a written request to Administrative Agent for a disbursement from the Surplus Cash Amortization Reserve Account to cover such shortfall (to the extent of the amount contained therein), which request shall be granted or denied by Administrative Agent at the direction of the Required Lenders in their sole discretion as a Unanimous Action. In the event Administrative Agent shall agree to grant such request, it shall make such Disbursement to Borrower, provided that:
     (i) no Event of Default has occurred and is continuing;
     (ii) Borrower shall deliver to Administrative Agent invoices evidencing that the costs for which such disbursement is requested are due and payable;
     (iii) Borrower shall deliver to Administrative Agent an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that, as of the date of such Officer’s Certificate, no Event of Default has occurred and is ongoing.
          (d) On each Payment Date occurring in the first month of a Fiscal Quarter, at the direction of the Required Lenders given at least two Business Days prior to each such Payment Date, all amounts on deposit in the Surplus Cash Amortization Reserve Account shall be applied to the prepayment of the Loan, subject to and in accordance with Section 2.1. To the extent that any amounts are disbursed to Borrower pursuant to clause (c) of this Section 3.5, such amounts shall be deemed to have been disbursed first from amounts on deposit in the Surplus Cash Amortization Account constituting a Borrower Election (if any).
          3.6. FF&E Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving amounts in respect of FF&E (the “FF&E Reserve Account”).
          (b) On the Closing Date, Borrower shall deposit into the FF&E Reserve Account the FF&E Upfront Reserve Amount. On each Payment Date, Administrative Agent, at the direction of the Required Lenders given at least two Business Days prior to each such Payment Date, shall deposit into the FF&E Reserve Account from amounts on deposit in the Cash Management Account an amount equal to the Monthly FF&E Reserve Amount. In the event that any Property is released pursuant to Section 2.2, Section 2.4 or Section 7.1(n) subsequent to a determination of the Monthly FF&E Reserve Amount, the Monthly FF&E Reserve Amount shall be appropriately adjusted in accordance with the definition thereof.

          (c) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Administrative Agent shall, at the direction of the Required Lenders, cause disbursements to Borrower from the FF&E Reserve Account in order for Borrower to pay, or to reimburse Borrower for, the cost of FF&E; provided that:
     (i) Borrower shall deliver to Administrative Agent invoices evidencing that the costs for which such disbursements are requested are due and payable;
     (ii) Borrower shall deliver to Administrative Agent an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that, as of the date of such Officer’s Certificate, no Event of Default has occurred and is ongoing and that all conditions set forth in this Section 3.6(c) (other than the condition set forth in clause (iii) below) have been satisfied; and
     (iii) Administrative Agent may condition the making of a requested disbursement on reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate.
Any such reimbursement shall be made within 10 Business Days after Borrower has made a request therefor and has satisfied each of the conditions to such reimbursement set forth in this Section 3.6.
          3.7. Deferred Maintenance and Environmental Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance and Environmental Reserve Account”).
          (b) Within three Business Days after its receipt of the Deferred Maintenance Letter, Borrower shall either (x) deposit into the Deferred Maintenance and Environmental Reserve Account an amount equal to the Deferred Maintenance Amount (which deposit may be made with funds contained in the Pledged Operating Accounts or the Equity Contribution Account) and/or (y) deliver to Collateral Agent, for the benefit of Lender, a Qualified Letter of Credit in respect of such amount, provided that the aggregate amounts deposited in the Deferred Maintenance and Environmental Reserve Account and any Qualified Letter of Credit delivered to Collateral Agent shall at all times equal the Deferred Maintenance Amount.
          (c) Borrower shall correct the Deferred Maintenance Conditions in a diligent, workmanlike manner and shall complete the same within the respective time periods set forth in the Deferred Maintenance Letter. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Administrative Agent shall, at the direction of the Required Lenders, cause disbursements to Borrower from the Deferred Maintenance and Environmental Reserve Account to reimburse Borrower (or advance sums necessary to pay) for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions (or, if applicable, shall permit the reduction of the amount of the Qualified Letter of Credit by the amount that would have been so disbursed, provided that such reductions shall be permitted only in minimum increments equal to the lesser of (x) $1,000,000 or (y) the amount then contained in such Collateral Account), provided that
     (i) Borrower shall deliver to Administrative Agent invoices evidencing that the costs for which such disbursements are requested are due and payable;
     (ii) Borrower shall deliver to Administrative Agent an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that, as of the date of such Officer’s Certificate, no Event of Default has occurred and is ongoing and that all conditions set forth in this Section 3.7(c) (other than the condition set forth in clause (iii) below) have been satisfied; and
     (iii) Administrative Agent may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) site inspections reasonably acceptable to Administrative Agent or its designee, if the cost of the contemplated work exceeds $1,000,000 (it being agreed that any such site inspection shall take place within 10 Business Days after Administrative Agent’s receipt of a written request for such disbursement), and, (3) receipt of conditional lien releases and waivers from any contractors, subcontractors and others with respect to such amounts if such amounts exceed $500,000 (provided that, with respect to any amounts to be paid from the requested disbursement, Borrower shall deliver to Administrative Agent, on or prior to the following Payment Date, lien releases and waivers in respect of such amounts if the costs thereof exceed $500,000).
Any such reimbursement shall be made within 10 Business Days after Borrower has made a request therefor and has satisfied each of the conditions to such reimbursement set forth in this Section 3.7.
          (d) If Borrower satisfies all or any portion of its obligation under Section 3.7(b) by providing a letter of credit which at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 Business Days thereafter, either deliver to Collateral Agent, for the benefit of Lender, a replacement Qualified Letter of Credit or deposit into the Deferred Maintenance and Environmental Reserve Account the amount necessary to cause the amount on deposit therein to equal the amount that would be contained therein had Borrower deposited the Deferred Maintenance Amount in the Deferred Maintenance and Environmental Reserve Account on the Closing Date and subsequently withdrawn therefrom all amounts that would have been permitted to be withdrawn therefrom pursuant to Section 3.7(c). In addition, if Borrower delivers or causes to be delivered (at any time and from time to time) a Qualified Letter of Credit to Collateral Agent, for the benefit of Lender on account of all or any portion of the amounts required to be reserved and/or delivered in respect of this Section 3.7, then, so long as no Event of Default is continuing, Administrative Agent, at the direction of the Required

Lenders, shall cause to be disbursed to Borrower from the Deferred Maintenance and Environmental Reserve Account the amount by which the amounts reserved and/or deposited with respect to this Section 3.7 exceed the amount required to be reserved and/or deposited pursuant to this Section 3.7 (taking into account all disbursements and reductions theretofore made pursuant to Section 3.7(c).
          (e) Upon substantial completion (as reasonably determined by Administrative Agent) of the portion of the Deferred Maintenance Conditions identified as an individual item in the Deferred Maintenance Letter, and provided no Event of Default is then continuing, the remainder of the portion of the Deferred Maintenance Reserve Account held for such line item (as shown adjacent to such line item in the Deferred Maintenance Letter) shall promptly be remitted to the Cash Management Account (or, if applicable, the amount of any Qualified Letter of Credit delivered pursuant to this Section 3.7 shall be accordingly reduced by Administrative Agent, at the direction of the Required Lenders). Upon the correcting of all Deferred Maintenance Conditions, provided no Event of Default is then continuing, any amounts then remaining in the Deferred Maintenance Reserve Account shall promptly be remitted to the Cash Management Account by Administrative Agent, at the direction of the Required Lenders and the Deferred Maintenance Account will no longer be maintained and/or, to the extent applicable, any Qualified Letter of Credit delivered pursuant to this Section 3.7 shall be returned to Borrower.
          (f) Any amount of the Deferred Maintenance and Environmental Reserve Account allocable to a Property that is released pursuant to Section 2.2, Section 2.4 or Section 7.1(n) shall be promptly remitted to the Cash Management Account and/or any Qualified Letter of Credit delivered pursuant to this Section 3.7 shall be reduced accordingly.
          3.8. Capital Expenditure Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving amounts in respect of Capital Expenditures (the “Capital Expenditure Reserve Account”).
          (b) Borrower shall either (x) deposit into the Capital Expenditure Reserve Account an amount equal to the Capital Expenditure Amount and/or (y) deliver to Collateral Agent, for the benefit of Lender, a Qualified Letter of Credit in respect of the Capital Expenditure Amount; provided that the aggregate amounts deposited in the Capital Expenditure Reserve Account and any Qualified Letter of Credit delivered to Collateral Agent shall at all times equal the Capital Expenditure Amount.
          (c) Upon the request of Borrower at any time that no Event of Default is continuing, Administrative Agent shall, at the direction of the Required Lenders, cause disbursements to Borrower from the Capital Expenditure Reserve Account in order for Borrower to pay, or to reimburse Borrower for, reasonable costs and expenses incurred in performing Capital Expenditures (and/or, as applicable, shall permit the reduction of the amount of the Qualified Letter of Credit delivered to Lender, by the amount that would have been so disbursed), provided that

     (i) Borrower shall deliver to Administrative Agent invoices evidencing that the costs for which such disbursements are requested are due and payable;
     (ii) Borrower shall deliver to Administrative Agent an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that, as of the date of such Officer’s Certificate, no Event of Default has occurred and is ongoing and that all conditions set forth in this Section 3.8(c) (other than the condition set forth in clause (iii) below) have been satisfied;
     (iii) Administrative Agent may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) site inspections reasonably acceptable to Administrative Agent or its designee, if the cost of the contemplated work exceeds $1,000,000 (it being agreed that any such site inspection shall take place within 10 Business Days after Administrative Agent’s receipt of a written request for such disbursement), and, (3) receipt of conditional lien releases and waivers from any contractors, subcontractors and others with respect to such amounts if such amounts exceed $500,000 (provided that, with respect to any amounts to be paid from the requested disbursement, Borrower shall deliver to Administrative Agent, on or prior to the following Payment Date, lien releases and waivers in respect of such amounts if the costs thereof exceed $500,000); and
     (iv) such costs and expenses shall be limited to the following categories of Capital Expenditures: (i) restaurants, bars and entertainment facilities, (ii) meeting and banquet space, (iii) hotel and casino public space and common areas, (iv) Gaming Equipment, and (v) hotel rooms.
Any such reimbursement shall be made within 10 Business Days after Borrower has made a request therefor and has satisfied each of the conditions to such reimbursement set forth in this Section 3.8.
          (d) If Borrower satisfies its obligation under Section 3.8(b) by providing a letter of credit which at any time ceases to be a Qualified Letter of Credit, Borrower shall, within 10 Business Days thereafter, either (x) deliver to Collateral Agent, as applicable, a Qualified Letter of Credit in the amount required to satisfy its obligations under Section 3.8(b) or (y) deposit into the Capital Expenditure Reserve Account such amount. In addition, Borrower shall have the right at any time to deposit into the Capital Expenditure Reserve Account the amount described in clause (y), whereupon any Qualified Letter theretofore delivered to Collateral Agent pursuant to Section 3.8(b) shall be returned to Borrower, and Borrower shall thereafter have the right to redeliver a Qualified Letter of Credit in such amount, whereupon the corresponding amounts then contained in the Capital Expenditure Reserve Account shall be remitted to the Cash Management Account by the Administrative Agent, at the direction of the Required Lenders.

          (e) On a quarterly basis, on or prior to the date on which Borrower delivers to Lender its quarterly financial statements pursuant to Section 5.13, Borrower shall deliver to Administrative Agent a report prepared on a Property-by-Property basis detailing the status of each capital improvement project for which amounts have been disbursed to Borrower from the Capital Expenditure Reserve Account or the Excess Cash Flow Reserve Account.
          3.9. Excess Cash Flow Reserve Account.
          (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account (which may be a subaccount of the Cash Management Account maintained on a ledger basis) for the purpose of reserving excess cash flow (the “Excess Cash Flow Reserve Account”).
          (b) On each Payment Date, Borrower shall deposit into the Excess Cash Flow Reserve Account the amounts required to be deposited therein in accordance with Section 3.2(d).
          (c) To the extent that the amounts on deposit in the Pledged Operating Accounts in a particular month are insufficient to pay Property Operating Expenses and/or the amounts required to be deposited into the Cash Management Account pursuant to Section 3.2(b)(i) through (iv) for such month, upon the written request of Borrower, Administrative Agent shall, at the direction of the Required Lenders, cause a disbursement to Borrower from the Excess Cash Flow Reserve Account to cover such shortfall, to the extent of the amount contained therein, provided that:
     (i) no Event of Default has occurred and is continuing;
     (ii) Borrower shall deliver to Administrative Agent invoices evidencing that the costs for which such disbursement is requested are due and payable;
     (iii) Borrower shall deliver to Administrative Agent an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that, as of the date of such Officer’s Certificate, no Event of Default has occurred and is ongoing and that all conditions set forth in this Section 3.9(c) have been satisfied.
In addition, Borrower shall be permitted to request disbursements from the Excess Cash Flow Reserve Account in respect of Capital Expenditures and/or FF&E, and Administrative Agent, at the direction of the Required Lenders, shall cause such disbursements to Borrower, provided that the conditions contained in foregoing clauses (i), (ii) and (iii) of this Section 3.9(c) have been met with respect to any such requested disbursement.
          (d) To the extent necessary to comply with Section 6.20, or at any other time as Borrower may elect, provided that no Event of Default has occurred and is continuing (except for an Event of Default under Section 6.20), Borrower may from time to time request that all or any portion of the amounts on deposit in the Excess Cash Flow Reserve Account be applied to the prepayment of the Loan, subject to and in accordance with Section 2.1, which prepayment shall be made on the first Payment Date that is at least five Business Days after Administrative

Agent’s receipt of (A) Borrower’s written request for such prepayment and (B) the direction of the Required Lenders.
          3.10. Account Collateral.
          (a) Borrower hereby grants a perfected first-priority security interest in favor of Collateral Agent, for the benefit of Lender, in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Collateral Agent and shall be in the name of Borrower, as pledgor, and Collateral Agent, as pledgee for the benefit of Lender. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Administrative Agent, at the direction of the Required Lenders in their reasonable discretion, may require and shall provide all other evidence reasonably requested by Administrative Agent to evidence or perfect the Collateral Agent’s first-priority security interest in the Account Collateral. Within five Business Days of the establishment of any Pledged Operating Account not in existence as of the date hereof, Borrower shall execute and deliver to Administrative Agent and Collateral Agent an Account Control Agreement with respect thereto.
          (b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.
          (c) During the continuance of an Event of Default, Administrative Agent may, at the direction of the Required Lenders in their sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments related to the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Administrative Agent shall elect at the direction of Required Lenders in their sole discretion, and/or toward the payment of Taxes, Property Operating Expenses and Capital Expenditures.
          3.11. Permitted Investments.
          (a) Funds in the Collateral Accounts shall be invested by Administrative Agent at the direction of Required Lenders only in Permitted Investments, provided, however, that Borrower shall be permitted to direct the investment of funds contained in the Pledged Operating Accounts and the Equity Contribution Account, so long as (i) no Event of Default has occurred and is continuing and (ii) all such investments are in Permitted Investments.
          (b) All income and gains from the investment of funds in the Collateral Accounts other than the Tax and Insurance Reserve Account shall be retained in the Collateral Accounts (unless and until disbursed in accordance with the terms hereof) from which they were derived and shall belong to Borrower, subject to Collateral Agent’s Lien thereon. Unless otherwise required by applicable law, all income and gains from the investment of funds in the Tax and Insurance Reserve Account shall be for the account of Lender, and the Required Lenders shall have the right at any time to direct the Administrative Agent to cause the Cash

Management Bank to remit such amounts to Lender. The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents. As between Borrower and Lender, Borrower (or Lender with respect to the Tax and Insurance Reserve Account, to the extent of any income actually received with respect thereto) shall treat all income, gains and losses from the investment of amounts in the Collateral Accounts as its income or loss for federal, state and local income tax purposes.
          (c) After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.
          3.12. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.
          3.13. Delivery of Documents. Notwithstanding any other provision of the Loan Documents, in making any disbursements, transfers and/or deposits from or to the Collateral Accounts, Administrative Agent shall receive, and shall be entitled to rely upon a direction from the Required Lenders (which direction shall be given at least two Business Days prior to any such disbursement, transfer and/or deposit), provided that Administrative Agent may make disbursements and/or distributions to Lender in accordance with the terms of the Loan Documents without the direction of the Required Lenders, unless otherwise expressly provided in the Loan Documents or instructed by the Required Lenders. Administrative Agent shall have no duty or obligation with respect to any such disbursements, transfers and/or deposits, other than to receive the documents enumerated in the provisions of this Agreement and the other Loan Documents and to make the applicable disbursements, transfers and/or deposits in accordance with the terms hereof and thereof. Administrative Agent shall provide to each Lender, at least two Business Days prior to each Payment Date (and once each week, during the continuance of an Event of Default), the account balances for the Cash Management Account and each subaccount to the Cash Management Account, to the extent such balances have been made available to the Administrative Agent by the Cash Management Bank.

ARTICLE IV
REPRESENTATIONS
          Borrower represents to Lender and Agents that, as of the Closing Date, except as set forth in the Exception Report:
          4.1. Organization.
          (a) Each Property Owner Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign partnership company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Property Owner Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Lessee Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Nevada, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each Lessee Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. ACEP Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and ACEP Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (b) The sole general partner of each Property Owner Borrower (as set forth in the signature page hereto), is a Single-Purpose Equityholder that is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its assets or the conduct of its business requires it to be so, and such general partner has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
          (e) Property Owner Borrower does not have any subsidiaries nor does it own any equity interest in any other Person. Property Owner Borrower’s Single-Purpose Equityholder has no subsidiaries and does not own any equity interest in any other Person (other than Borrower). ACEP Borrower does not have any subsidiaries or own any equity interest in any other Person, other than Stratosphere, LLC, Aquarius Gaming LLC and Charlie’s Holding, LLC. Lessee Borrower does not have any subsidiaries nor does it own any equity interest in any other Person, except W2007 ACEP First Mezzanine A Gen-Par, L.L.C., W2007 First Mezzanine A Borrower, L.P., W2007 ACEP First Mezzanine B Gen-Par, L.L.C. and W2007 ACEP First Mezzanine B Borrower, L.P.

          (e) The organizational chart contained in Schedule G is true and correct as of the date hereof.
          4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery by Borrower of the Loan Documents.
          4.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its limited partnership agreement, certificate of limited partnership or other governance document, (ii) violate any law, regulation (including Regulation U, Regulation X, Regulation T or any Gaming Laws), order, writ, judgment, injunction, decree or permit presently in effect and applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or Sponsor is a party or by which Borrower or Sponsor may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender and other than a Permitted Encumbrance.
          4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority or any parties to an REA other than Borrower, is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing which have already been obtained and except as provided in Regulation 8.130 of the Regulations of the Nevada Gaming Commission and State Gaming Control Board with respect to renewals, changes or modifications to the Loan Documents subsequent to the Closing Date.
          4.5. Enforceable Obligations. As of the Closing Date, this Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to (i) bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) Regulation 8.130 of the Regulations of the Nevada Gaming Commission and State Gaming Control Board. As of the Closing Date, subject to Regulation 8.130 of the Regulations of the Nevada Gaming Commission and State Gaming Control Board, the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.
          4.6. No Default. As of the Closing Date, no Default or Event of Default exists.
          4.7. Payment of Taxes. Each of Borrower has filed (or have obtained extensions for filing), or has caused to be filed, all tax returns (federal, state, local and foreign), including all reports relating to gaming taxes and fees to the Gaming Authorities, required to be filed and paid all amounts of taxes stated to be due on such returns (including interest and penalties) except for taxes which are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.
          4.8. Compliance with Law. Except as set forth in the Engineering Report, each Borrower, the Properties and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes, except to the extent that non-compliance therewith would not reasonably be likely to have a Material Adverse Effect. To the extent reasonably necessary to avoid a Material Adverse Effect, each of the Properties conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Except as set forth in the Engineering Report, no Borrower is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority the default or violation of which could adversely affect the Properties or the condition (financial or otherwise) or business of Borrower, which default or violation is reasonably likely to have a Material Adverse Effect or a Portfolio Material Adverse Effect. There has not been committed by or on behalf of Borrower or, to the best of Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Properties, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Properties or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. To Borrower’s knowledge, Borrower has not purchased any portion of the Properties with proceeds of any illegal activity. To Borrower’s knowledge, there is no federal, state or local law or regulation that makes the Administrative Agent or Collateral Agent or any of their Affiliates subject to any penalty, sanction or fine in connection with the Transaction.
          4.9. ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction by Borrower or any of its subsidiaries or Lender under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.
          4.10. Government Regulation. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” or either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          4.11. No Bankruptcy Filing. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. No Borrower has knowledge of any Person contemplating the filing of any such petition against it.

          4.12. Other Debt. No Borrower has outstanding any Debt other than Permitted Debt.
          4.13. Litigation. To Borrower’s actual knowledge, there are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened against or affecting Borrower or the Properties, in each case, except as listed in the Exception Report (and there are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened against or affecting Borrower or the Properties, in each case, whether or not listed in the Exception Report, which alone or in the aggregate, if determined against Borrower or the Properties, is likely to result in a Material Adverse Effect or a Portfolio Material Adverse Effect).
          4.14. Major Leases; Material Agreements.
          (a) To Borrower’s actual knowledge (except as set forth in the Exception Report), there are no Major Leases as of the date hereof other than the Operating Leases. Except as set forth in the Exception Report, (i) no Person has any possessory interest in the Properties or right to occupy the same except under and pursuant to the provisions of the Leases or any sublease or any other occupancy agreement granted by a Tenant under a Lease, (ii) no security deposits are being held by Borrower, (iii) no Tenant or other party has any option, right of first refusal or similar preferential right to purchase or lease all or any portion of the Properties, (iv) no fixed rent has been paid more than 30 days in advance of its due date and (v) no payments of rent are more than 30 days delinquent, in each of the foregoing cases, other than a party to a Lease which is not a Major Lease. Other than Major Leases, there are no Leases the existence or termination of which is reasonably likely to have a Material Adverse Effect.
          (b) To Borrower’s actual knowledge, all work to be performed by the landlord under the Major Leases has been substantially performed, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any such Tenant’s existing renewal or expansion options.
          (c) To Borrower’s actual knowledge,(i) there are no Material Agreements except as described in Schedule D, (ii) Borrower has made available to Lender true and complete copies of all Material Agreements and (iii) each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower.
          (d) To Borrower’s knowledge, the Major Leases and the Material Agreements are in full force and effect and there are no material defaults thereunder by Borrower or, to Borrower’s best knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other material agreement or instrument to which it is a party or by which it or any of the Properties are bound.
          (e) The Operating Leases are true leases to the Lessee Borrowers and not financings.
          4.15. Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact heretofore delivered by any Borrower or its respective Affiliates to Lender in writing in respect of the Properties or any Borrower, when considered together, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact presently actually known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Portfolio Material Adverse Effect.
          4.16. Financial Condition. All financial data concerning Borrower and the Properties heretofore provided to Lender, taken as a whole, fairly presents in accordance with GAAP the financial position of Borrower in all material respects, as of the date on which it was made, and does not omit to state any material fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances presently known to Borrower and relating to Borrower or the Property which have had or are reasonably likely to result in a Portfolio Material Adverse Effect.
          4.17. Single-Purpose Requirements. Each Borrower and each of their respective Single-Purpose Equityholders (if any) is now, and each Borrower except for the ACEP Borrower and each Lessee Borrower has always been since its formation, a Single-Purpose Entity.
          4.18. Location of Chief Executive Offices. The location of Borrower’s principal place of business and chief executive office is the address listed in Section 9.4.
          4.19. Not Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
          4.20. Labor Matters. Except as set forth in the Exception Report, Borrower nor is not a party to any collective bargaining agreements.
          4.21. Title. Property Owner Borrower owns good, marketable and insurable title in fee or leasehold title, as applicable, to the Properties and owns good and marketable title to the related personal property (to the extent not owned by the tenants, guests or employees at the Properties), to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and/or Property Owner Borrower’s leasehold interest in the Properties, as applicable, and the rents therefrom, enforceable as such against creditors of and purchasers from Property Owner Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware or the State of Nevada, as applicable) in and to all Collateral that is personalty owned by Borrower, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Pledge Agreement and the other Loan Documents, upon the filing of Uniform Commercial Code financing statement in the appropriate jurisdiction, create and constitute a valid and perfected first priority Lien on the Equity Collateral, free and clear of all Liens other than the Permitted Encumbrances. To Borrower’s knowledge, the Permitted Encumbrances do not and will not affect or interfere with the value, or current use or operation, of the Properties, or the security intended to be provided by the Mortgage or Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents, in each case, other than in a way that would not have a Material Adverse Effect. Except as indicated on a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.
          4.22. No Encroachments. Except as shown on the Qualified Survey, all of the improvements on the Properties that were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the Properties, and no improvements on adjoining property encroach upon the Properties, and no easements or other encumbrances upon the Properties encroach upon any of the improvements, so as, in either case, to have a Material Adverse Effect except those which are indicated on a Qualified Title Insurance Policy.
          4.23. Physical Condition.
          (a) To Borrower’s knowledge, except as set forth in the Existing Engineering Reports, the Properties (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are in good condition, order and repair in all respects material to its use, operation or value, allowing for ongoing repairs and maintenance conducted in a commercially reasonable manner in the ordinary course of business.
          (b) Borrower is not aware of any material structural defect or damages in the Properties, whether latent or otherwise, except as set forth in the Existing Engineering Reports.
          (c) Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Properties which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
          (d) Except as set forth in the Exception Report, each Property has available to it adequate parking to permit the operation of such Property as currently operated and in compliance with the standards set forth in the applicable Approved Management Agreement, in each case, in all material respects.
          (e) All of the rooms at each Property are in service in all material respects, except for (i) rooms that are temporarily out of service for remodeling in the ordinary course of business or routine maintenance and repair and (ii) the “Meadow Tower” rooms at the Arizona Charlie’s Decatur Property, which from time to time are in service only on select weekends.
          4.24. Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts reasonably expected to be payable on or in respect of obligations of Borrower).
          4.25. Management. Except for any Approved Management Agreement, Borrower is not a party to any property management agreement that is in effect with respect to the Properties. Except as set forth in the Exception Report, no party to any Approved Management Agreement (other than Borrower) has any possessory interest in, or right to occupy, or any option, right of first refusal or similar preferential right to purchase or lease, all or any portion of the Properties.
          4.26. Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any material portion of the Properties or for the relocation of roadways providing access to the Properties.
          4.27. Utilities and Public Access. The following statements are accurate in all material respects:
     (i) The Properties have adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities necessary to the continued use and enjoyment of the Properties as presently used and enjoyed.
     (ii) All such utilities are located in the public rights-of-way abutting the premises or in areas (“Easement Areas”) that are the subject of recorded irrevocable easement agreements which benefit the Properties and which are listed in Schedule A of the applicable Qualified Title Insurance Policy so as to be included in the coverage thereof.
     (iii) All such utilities are connected so as to serve the Properties without passing over other property other than Easement Areas.
     (iv) All roads necessary for the full utilization of each of the Properties for their current purposes have been completed and are either part of the relevant Properties (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.

          4.28. Environmental Matters. Except as disclosed in the Environmental Reports:
     (i) The Properties are in compliance in all material respects with all Environmental Laws applicable to the Properties (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Properties under all Environmental Laws).
     (ii) No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or similar administrative enforcement or judicial requirements outstanding under any Environmental Law with respect to Borrower or the Properties.
     (iii) Without limiting the generality of the foregoing, other than in compliance with applicable Environmental Laws there is not present at, on, in or under any Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.
     (iv) To Borrower’s knowledge, there have not been and are no past, present or threatened Releases of any Hazardous Substance from or at any of the Properties that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to any of the Properties that could reasonably be expected to result in liability to Borrower or otherwise have a Material Adverse Effect.
     (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s best knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.
     (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to any of the Properties which have not been made available to Lender.
          4.29. Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor, to Borrower’s knowledge, are there any contemplated improvements to any of the Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect. All amounts owed to date by Borrower as owner of the Properties in the nature of common area maintenance expenses, parking fees, common association dues, assessments and similar charges have been paid in full.

          4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to the Properties as a single Lien.
          4.31. Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.
          4.32. Permits; Certificate of Occupancy.
     (i) Each of Borrower and/or each Approved Property Manager has obtained all Permits necessary for the present and contemplated use and operation of the Properties except for Permits the absence of which would not reasonably be likely to have a Material Adverse Effect. The uses being made of the Properties are in conformity in all material respects with the certificate of occupancy and/or Permits for such Properties.
     (ii) Schedule C sets forth the owner of the Liquor Licenses required for the provision of alcoholic beverages at each of the Properties.
          4.33. Flood Zone. Except as shown in a Qualified Survey, none of the Improvements on the Properties are located in areas identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of the Properties are located in such an area, the applicable Properties are covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).
          4.34. Security Deposits. To Borrower’s knowledge, Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.
          4.35. [Intentionally Omitted].
          4.36. Insurance. Borrower has obtained or caused to be obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. To Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy in any material respect.
          4.37. Gaming Licenses.
          (a) Schedule L contains a true, correct and complete list of all Gaming Licenses for the Properties, and the holder thereof, and each is in full force and effect and has not been amended or otherwise modified, rescinded, revoked or assigned.
          (b) Each Borrower and each of their respective Affiliates are in compliance in all material respects with all such Gaming Licenses to the extent the same is applicable thereto.

          (c) No event (including, without limitation, any violation of any Gaming Law) has occurred which would be reasonably likely to lead to the revocation or termination of any such Gaming License or the imposition of any material restriction thereon.
          (d) Borrower has no reason to believe that any of the Casino Lessee Borrowers will not be able to maintain in effect all Gaming Licenses necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including the operation of the Casino Components, pursuant to all applicable Legal Requirements.
          (e) Each Casino Lessee Borrower possesses all Gaming Licenses which are material to the conduct of its business and the use, occupation and operation of the Property.
          (f) Each Casino Lessee Borrower and each of its Affiliates, their respective directors, members, managers, officers, key personnel and all Persons holding a five percent (5%) or greater equity or economic interest directly or indirectly in each Casino Lessee Borrower is in compliance in all material respects with all such Gaming Licenses.
          (g) The prior consent of Gaming Authorities is not required in connection with any Assignment, Participation or other transfer of the Loan by Lender.
          (h) Neither the execution, delivery or performance of any of the Loan Documents (nor the Securitization or any participations in the Loan) will, except as provided in Regulation 8.130 of the Regulations of the Nevada Gaming Commission and State Gaming Control Board with respect to renewals, changes or modifications to the Loan Documents subsequent to the Closing Date: (i) require the consent of any Gaming Authority not heretofore obtained or (ii) allow or result in the imposition of any material penalty under, or the revocation or termination of, any Gaming License or any material impairment of the rights of the holder of any Gaming License.
          4.38 Trade Name; Other Intellectual Property. Borrower owns or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, domain names, copyrights, trade secrets and other proprietary information, including customer data (collectively, the “Intellectual Property”), as Borrower considers necessary for the conduct of its business as now conducted (including such registered trademarks, service marks, domain names, patents and copyrights, and applications therefore, owned by Borrower described on Schedule M), without individually or in the aggregate, infringement upon intellectual property rights of other Persons, in each case except as could not reasonably be expected to materially and adversely (i) affect the value of the Property, (ii) impair the use and operation of the Property or (iii) impair Borrower’s ability to pay their respective obligations (under the Loan Documents or the Operating Leases, as the case may be) in a timely manner. With respect to the Intellectual Property owned by Borrower or its Affiliates, as among such parties, Borrower owns all Intellectual Property necessary for the business of Borrower, except for such Intellectual Property that may be owned by an Affiliate and is subject to legal or contractual restrictions that restrict its assignment to Borrower (or, in the case of Intellectual Property such as intent-to-use trademark applications, would be materially impaired by such assignment) in which case, subject to legal or contractual restrictions that restrict its licensing to Borrower, Borrower has a license to such Intellectual Property which license is pledged to Lender pursuant to the Mortgage.
          4.39 Embargoed Person. (a) None of the funds or other assets of any of Borrower, any Single-Purpose Equityholder or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. , and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law and (c) none of the funds of any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in any of Borrower, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law. Notwithstanding Section 4.42 to the contrary, the representations and warranties contained in this Section 4.39 shall survive in perpetuity.
          4.40 REAs. Neither Borrower nor, to Borrower’s knowledge, any other party thereto, is in material default under any REA. Borrower has obtained all necessary approvals and consents from all other parties to each REA to the extent such approval or consent is necessary to encumber the Properties.
          4.41 Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
          4.42 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, and to the best of Borrower’s knowledge after due inquiry, (a) each Person owning an interest in any of Borrower, any Single-Purpose Equityholder or Sponsor, (b) each Single-Purpose Equityholder, if any, and (c) Sponsor (i) is not currently identified on the OFAC List and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement.

ARTICLE V
AFFIRMATIVE COVENANTS
          5.1. Existence. Borrower and, if applicable, each Single-Purpose Equityholder, shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business. Borrower and, if applicable, each Single-Purpose Equityholder shall deliver to Administrative Agent a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof. Any Co-Borrower that is a limited liability company shall have the right to convert itself into a limited partnership, provided that in connection therewith (i) notwithstanding such conversion, such Co-Borrower shall continue to be a Single-Purpose Entity, (ii) such converted Co-Borrower shall execute all documents reasonably necessary to continue the Lien and ensure the enforceability of the Loan Documents with respect to such converted Co-Borrower, including, without limitation, amendments to the Loan Documents, (iii) new operating agreements, good standing certificates, certificates of formation and organizational charts shall be delivered to Administrative Agent with respect to any such converted Co-Borrower, (iv) new legal opinions with respect to such converted Co-Borrower shall be delivered to Administrative Agent, (v) Borrower shall pay all of Lender’s and Agents’ actual out-of-pocket expenses in connection with any such conversion (including reasonable legal expenses), (vi) any such conversion of a Co-Borrower shall not take the form of a dissolution of such Co-Borrower and the execution of such conversion shall assure the continued existence of such Co-Borrower and (vii) Borrower shall otherwise provide and/or execute such other documents and certificates in connection with such conversion of a Co-Borrower as Administrative Agent shall reasonably request.
          5.2. Maintenance of Properties.
          (a) Borrower will keep the Properties in good working order and repair, reasonable wear and tear excepted. Subject to Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to such properties.
          (b) Borrower shall diligently perform to completion all work as and to the extent required under any “Property Improvement Plans,” “Restoration Scope” plans, or similar capital improvement or expenditure obligations provided for in any Approved Management Agreement and any other capital improvement or expenditure obligation which Borrower is obligated to perform or undertake (as any such plan or obligation may be modified from time to time in accordance herewith).
          5.3. Compliance with Legal Requirements. Borrower shall, in all material respects, comply with, and shall cause the Properties to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements (including Gaming Laws), Insurance Requirements and all material contractual obligations by which

Borrower is legally bound. Notwithstanding the foregoing, but without limiting the requirements of any other provision of this Agreement permitting such proceedings (including clauses (iv) and (vi) of the definition of “Permitted Encumbrances”) Borrower may contest by appropriate legal proceedings, initiated and conducted in good faith and with reasonable diligence, the validity, amount or application of any Legal Requirement, provided that and so long as: (i) such proceeding shall be permitted under and be conducted in accordance with the applicable provisions of any other instrument governing the contest of such Legal Requirements to which Borrower or any such Property is subject and shall not constitute a default thereunder; (ii) no part of or interest in any Property (or Borrower’s interest therein) will be reasonably expected to be in danger of being sold, forfeited, terminated, canceled or lost during the pendency of the proceeding; (iii) such proceeding shall not reasonably be expected to subject Borrower, Lender or any Agent to criminal liability; (iv) Borrower shall upon final determination thereof pay the amount of such items, together with all costs, interest and penalties; and (v) such proceeding would not have a Portfolio Material Adverse Effect.
          5.4. Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets prior to the time when such taxes, assessments and charges become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances; provided, however, that Borrower’s obligation to directly pay taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 3.4 of this Agreement. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, the Properties or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Administrative Agent, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.
          5.5. Access to Properties. Borrower shall permit agents, representatives and employees of Lender and Agents (at Lender’s sole cost and expense unless an Event of Default shall have occurred and is then continuing), who shall be accompanied by a representative of Borrower, to inspect the Properties or any portion thereof, and/or the books and records of Borrower, at such reasonable times on Business Days as may be requested by Administrative Agent upon reasonable advance notice, subject to the terms of the Leases, and provided such entry and inspection shall not unreasonably interfere with the usual operation and conduct of business at the Properties or the use and enjoyment of the Properties by Borrower or its tenants, customers and guests.
          5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender and any claim brought by Lender against Borrower, Borrower shall cooperate fully with Lender and each Agent with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender and/or any Agent may, at Lender’s election and expense, participate or designate a representative to participate in any such proceedings.
          5.7. Leases.
          (a) Borrower shall furnish Administrative Agent with executed copies of all Major Leases, together with a detailed breakdown of income and cost associated therewith. All Leases executed after the date hereof and renewals or amendments of Leases after the date hereof must be entered into on an arms-length basis with Tenants whose identity and creditworthiness is appropriate for tenancy in a property of comparable quality and nature to the applicable Property, must provide for rental rates and other economic terms which, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and must contain terms and conditions that are commercially reasonable (in each case, unless Administrative Agent consents to such Lease in its sole discretion, unless with respect to any renewal or amendment, Borrower is obligated to execute and deliver the same pursuant to a Lease in effect as of the date hereof or entered into subsequent to the date hereof and in accordance with the terms hereof). All new Leases must provide that they are subject and subordinate to any current or future mortgage financing on the Properties and that the Tenants agree to attorn to any foreclosing mortgagee at such mortgagee’s request. Upon Borrower’s request, at Borrower’s sole cost and expense, Administrative Agent, on behalf of Lender, shall reasonably promptly (but in no event later than 10 Business Days following Borrower’s request therefor as long as the Required Lenders have given a direction to the Administrative Agent before such time) execute and deliver a Subordination, Non-Disturbance and Attornment Agreement to the Tenant of any future Lease, in substantially the form attached hereto as Exhibit C and with such changes as may be reasonably requested by Tenant from time to time.
          (b) All Leases executed after the date hereof which are Major Leases, and all terminations (other than as a result of a material default by the Tenant thereunder), renewals (other than as required pursuant to any Major Lease) and material amendments of Major Leases (other than as required pursuant to any Major Lease), and any surrender of landlord’s material rights under any Major Lease, shall be subject to the prior written consent of Administrative Agent, which consent shall be granted or withheld at the direction of the Required Lenders and, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned. Each request for approval of a Lease which is submitted to Administrative Agent in an envelope marked “URGENT — LENDER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, together with a copy of the proposed Lease, a summary of the material economic terms thereof and any termination and other material options contained therein, and copies of all written materials obtained by Borrower in connection with its evaluation of the creditworthiness of the proposed Tenant or, with respect to a proposed termination, a description of the reason therefor, shall be deemed approved if Administrative Agent shall not have notified the Borrower in writing of its disapproval within 10 Business Days after receipt of such submission. Notwithstanding the foregoing, the deemed approval provision of the immediately preceding sentence shall not apply to any Operating Lease or any amendment thereof.
          (c) Borrower shall (i) observe and perform in a commercially reasonable manner all the material obligations imposed upon the lessor under the Leases; (ii) enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant or, in the case of Leases which are not Material Leases, if such termination would not have a Material Adverse Effect; (iii) not collect any of the rents thereunder more than one month in advance of its due date (other than security deposits held in accordance with the terms of this Agreement); (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgage; and (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Administrative Agent, which consent shall be granted or withheld at the direction of the Required Lenders and, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned. Any request for Administrative Agent’s consent pursuant to this Section 5.7(c)(v) shall be submitted to Administrative Agent in an envelope marked “URGENT — LENDER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, together with a detailed description of the request for which Administrative Agent’s consent is sought and any documentation needed for Administrative Agent to evaluate such request, and shall be deemed approved if Administrative Agent shall not have notified Borrower in writing of its disapproval thereof and the reasons for such disapproval within five Business Days after Borrower shall have given Administrative Agent written notice confirming that at least ten Business Days have elapsed since such submission, which written notice shall be submitted to Administrative Agent in an envelope marked “URGENT — SECOND AND FINAL NOTICE — LENDER’S ATTENTION REQUIRED BY [DATE]”).
          (d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably acceptable to Administrative Agent and Borrower’s rights thereto pledged to Collateral Agent. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably acceptable to Administrative Agent, shall (if not prohibited by any Legal Requirements) name Collateral Agent as payee or mortgagee for the benefit of Lender thereunder (or be fully assignable to Collateral Agent for the benefit of Lender) or may name Borrower as payee thereunder so long as such bond or other instrument is pledged to Collateral Agent as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably acceptable to Administrative Agent. Borrower shall, upon Administrative Agent’s request, provide Administrative Agent with evidence reasonably acceptable to Administrative Agent of Borrower’s compliance with the foregoing. During the continuance of any Event of Default, Borrower shall, upon Administrative Agent’s request, deposit with Collateral Agent in a segregated Eligible Account pledged to Collateral Agent for the benefit of Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower) which Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease, and Collateral Agent shall hold such security deposits in a segregated account in accordance with the applicable Lease.

          (e) Notwithstanding anything to the contrary contained in this Section 5.7, neither (i) the failure to pay rent or any other amounts under any Operating Lease as a result of the Lessee Borrower under such Operating Lease having insufficient funds to pay such rent or other amounts nor (ii) the failure to observe any non-monetary covenants or obligations under any Operating Leases (except, in the case of (ii) only, to the extent that such failure would result in a Material Adverse Effect or otherwise impair the value of the Lease as Collateral) shall result in a breach, Default or Event of Default under this Agreement or any of the other Loan Documents. Lessee Borrower hereby agrees that the failure by the lessor under any Operating Lease to enforce any provision thereof (including, without limitation, the obligation to pay rent or any other amounts due under any Operating Lease), or any waiver of any provision of any Operating Lease by the lessor thereunder, shall not constitute a waiver of such provision by Administrative Agent or Lender and, upon a foreclosure of any Collateral subject to such Operating Lease, all such provisions shall remain in full force and effect and enforceable against Lessee Borrower by Administrative Agent, Lender or its designee.
          5.8. Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
          5.9. Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Administrative Agent at the direction of the Required Lenders, execute, acknowledge, record, register, file and/or deliver to Collateral Agent such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement mortgages) as Administrative Agent may reasonably request at the direction of Required Lenders to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower under the Loan Documents or to facilitate a replacement of the Cash Management Bank pursuant to Section 3.1(c) or a bifurcation of the Note pursuant to, and subject to any conditions, terms and limitations specified in, Section 9.7(a) (including, without limitation, the party bearing the cost thereof), in each case if reasonably requested by Administrative Agent at the direction of Required Lenders, and do and execute all such further lawful and reasonable acts, conveyances and assurances necessary for the carrying out of the intents and purposes of this Agreement and the other Loan Documents as Administrative Agent shall reasonably request at the direction of Required Lenders from time to time. The Administrative Agent shall have no duty, liability or obligation to make any request under this Section 5.9, absent the direction of the Required Lenders.
          5.10. Management of Collateral.
          (a) Each Property shall at all times be operated by the applicable Lessee Borrower pursuant to the applicable Operating Lease. Any management or similar agreement relating to any Property shall be (i) subject to the prior written consent of the Administrative Agent (which consent shall be granted or denied at the direction of the Required Lenders, not to be unreasonably withheld) (an “Approved Management Agreement”) and (ii) with an Approved Property Manager. The Approved Property Manager under any Approved Management Agreement shall enter into a Subordination of Property Management Agreement. Notwithstanding anything to the contrary contained herein, this Section 5.10(a) is subject to compliance with applicable Gaming Laws and shall not be construed as meaning or requiring anything that would be in contravention thereof and, where required by applicable Gaming Law, is subject to the acquisition of all necessary Gaming Licenses.
          (b) Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.
          (c) Borrower shall notify Administrative Agent in writing of any material default of Borrower or an Approved Property Manager under any of the Approved Management Agreements, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Administrative Agent shall have the right, after reasonable notice to Borrower and in accordance with the applicable Subordination of Management Agreement, to cure defaults of Borrower under such Approved Management Agreement. Any reasonable out-of-pocket expenses incurred by Lender or any Agent to cure any such default in accordance with such Subordination of Management Agreement shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Administrative Agent. Notwithstanding anything to the contrary, in the case of a material default by Borrower under any Approved Management Agreement relating to a failure to provide adequate working capital in respect of payroll and related employee expenses or otherwise, Borrower shall cure any such default promptly upon its receipt of notice thereof from the applicable Approved Property Manager and in any event by no later than 5 Business Days prior to the expiration of any applicable cure periods provided under the applicable Approved Management Agreement. Notwithstanding anything to the contrary contained herein, this Section 5.10(c) is subject to compliance with applicable Gaming Laws and shall not be construed as meaning or requiring anything that would be in contravention thereof and, where required by applicable Gaming Law, is subject to the acquisition of all necessary Gaming Licenses.
          (d) Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may at the direction of the Required Lenders in their sole discretion, require Borrower to terminate one or more of the Approved Management Agreements, if any, and engage one or more Approved Property Managers selected by Administrative Agent to serve as replacement Approved Property Managers pursuant to Approved Management Agreements, subject, however, to the acquisition by such Approved Property Manager(s) of all necessary Gaming Licenses to the extent required under applicable law. Notwithstanding anything to the contrary contained herein, this Section 5.10(d) is subject to compliance with applicable Gaming Laws and shall not be construed as meaning or requiring anything that would be in contravention thereof and, where required by applicable Gaming Laws, is subject to acquisition of all necessary Gaming Licenses.
          (e) Upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to an Approved Property Manager, or upon the occurrence and during the continuance of a material default by an Approved Property Manager under an Approved Management Agreement such that the Approved Management Agreement is terminable by Borrower in accordance with the terms thereof, subject, in each case, to the acquisition of all necessary Gaming Licenses, to the extent required under applicable law,

     (i) if the applicable Approved Property Manager is an Affiliate of Borrower, Administrative Agent may, at the direction of the Required Lenders in their sole discretion, require Borrower to terminate the applicable Approved Management Agreement and cause Borrower to engage one or more replacement Approved Property Managers pursuant to Approved Management Agreements; and
     (ii) if the applicable Approved Property Manager is not an Affiliate of Borrower, provided no Event of Default is then continuing, Borrower shall have the right, without Administrative Agent’s consent, to terminate the applicable Approved Property Manager and to engage a replacement Approved Property Manager pursuant to an Approved Management Agreement.
          5.11. Certain Notices and Reports.
          (a) Borrower shall give Administrative Agent prompt notice (containing reasonable detail) of (i) any condition or event that constitutes a Default or an Event of Default, (ii) any Material Adverse Effect or any Portfolio Material Adverse Effect, in either case, as reasonably determined by Borrower, including the termination or cancellation of terrorism or other insurance required by this Agreement, (iii) the termination of any Major Lease or material license, including any Gaming License and (iv) any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably likely to have a Material Adverse Effect or a Portfolio Material Adverse Effect.
          (b) Borrower shall deliver to Administrative Agent copies of the periodic reports delivered to Borrower by the Approved Property Managers pursuant to the respective Approved Management Agreements.
          5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Administrative Agent a consolidated balance sheet of Borrower (including each Lessee Borrower) as of the end of such year, together with related statements of income and equityholders’ capital for such Fiscal Year, audited by a “Big Four” accounting firm (or another independent accounting firm of national repute reasonably approved by Administrative Agent) whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower a going concern. Together with Borrower’s aforementioned annual financial statements, Borrower shall furnish to Administrative Agent:
     (i) a statement of cash flows;
     (ii) an annual report for the most recently completed fiscal year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $500,000), Tenant Improvements and Leasing Commissions; and
     (iii) such other information as Administrative Agent shall reasonably request.
          5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Administrative Agent, on a Property by Property basis, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower (including each Lessee Borrower), including a balance sheet and operating statement as of the end of such Fiscal Quarter, together with related statements of income, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following:
     (i) copies of each of the Major Leases signed during such quarter, together with a summary thereof which shall include the Tenant’s name, lease term, base rent, Tenant Improvements, leasing commissions paid, free rent and other material tenant concessions;
     (ii) then current franchise reports (if any), average daily room rates and occupancy reports;
     (iii) then current rent roll with respect to each of the Properties;
     (iv) a report detailing material variations from the Approved Annual Budget;
     (v) updates to the business plan for the Properties containing the narrative in the form of Exhibit F hereto; and
     (vi) a “Debt to EBITDA Certificate” with respect to such Fiscal Quarter in the form attached hereto as Exhibit J;
     (vi) an Officer’s Certificate reasonably acceptable to Administrative Agent calculating Debt to EBITDA for the most recently ended Fiscal Quarter and certifying Borrower’s compliance with Section 6.20; and
     (vi) such other information as Administrative Agent shall reasonably request.
If the certificates described in forgoing clauses (v) and (vi) are delivered prior to the delivery of the other information required in this Section, then Borrower shall also deliver the certificates described in forgoing clauses (v) and (vi) when such other information is delivered, which new certificates shall take into account any additional information that has become available to Borrower since such certificates were first delivered.
          5.14. Monthly Financial Statements. Until the occurrence of a Securitization and during the continuance of an Event of Default (or, in the case of item (iv) below, at all times), Borrower shall furnish to Administrative Agent within 30 days after the end of each calendar month both monthly and year-to-date unaudited financial statements prepared on a Property by Property basis for the applicable month with respect to Borrower (including each Lessee Borrower), including a balance sheet and operating statement as of the end of such month, together with related statements of income, equityholders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:
     (i) a summary of Major Leases signed during such month, which summary shall include the Tenant’s name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions;
     (ii) then current franchise reports (if any), average daily room rates and occupancy reports;
     (iii) then current rent roll with respect to each of the Properties;
     (iv) cash flow analyses in the forms attached hereto as Exhibit E-1 and Exhibit E-2 comparing actual monthly and year-to-date financials to budget and historical results for those same periods; and
     (v) such other information as Administrative Agent shall reasonably request.
          5.15. Insurance.
          (a) Borrower shall obtain and maintain or cause to be obtained and maintained with respect to the Properties, for the mutual benefit of Borrower and Administrative Agent at all times, the following policies of insurance:
     (i) insurance against loss or damage by standard perils included within the classification “All Risks Special Form Cause of Loss” (including coverage for damage caused by windstorm and hail). Such insurance shall (A) be in an aggregate amount equal to the lesser of (1) the full replacement cost (exclusive of costs of excavations, foundations, underground utilities and footings) of the applicable Properties and fixtures (without deduction for physical depreciation) and (2) the product of $620,000,000 and a fraction, the numerator of which is the applicable Property’s Allocated Loan Amount and the denominator of which is the Loan Amount (notwithstanding anything to the contrary in this subclause (A), the full replacement cost of the applicable Property shall be required at all times, unless Borrower secures and maintains an endorsement to the property policy whereby the carrier thereof has agreed that there is no obligation on the part of the Borrower to rebuild and that Borrower will receive proceeds in the amount of full replacement cost for the applicable Property, regardless of whether or not the applicable Property is actually rebuilt); (B) have deductibles acceptable to Administrative Agent (but in any event not in excess of $1,000,000 (except as otherwise provided in this Section 5.15 with respect to particular types of insurance coverage)); (C) contain a “Replacement Cost Endorsement”, or an “Agreed Amount Endorsement”, providing a waiver of co-insurance; (D) include an ordinance or law coverage endorsement containing Coverage A: “Loss Due to Operation of Law”, Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages with limits as Administrative Agent may reasonably require; and (E) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof;
     (ii) Flood insurance if the Property is located in a “100 Year Flood Plain” or “special hazard area” (including Zones A and V Areas) in an amount equal to the maximum amount of such insurance available from FEMA/FIA, plus such excess limits as reasonably requested by Administrative Agent (up to $25,000,000), and having a deductible reasonably acceptable to Administrative Agent (but in any event not in excess of 5% of the insurable value of such Property;
     (iii) commercial general liability insurance, including broad form coverage of property damage, blanket contractual liability and personal injury (including death resulting therefrom), containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (and if on a blanket policy, containing an “Aggregate Per Location” endorsement). In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;
     (iv) rental loss and/or business interruption insurance for the actual period of restoration on an actual loss sustained basis commencing on the date of any Casualty or Condemnation, and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Property has been restored;
     (v) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Properties;
     (vi) worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $5,000,000, crime coverage of at least $5,000,000 and employment practices liability and directors and officer’s liability with a combined limit of no less than $10,000,000;
     (vii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property coverage form does not otherwise apply, in form and substance acceptable to Administrative Agent (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in clauses (i), (ii), (iv), (v), (ix) and (x) of this Section 5.15(a) (including fire and extended coverage and collapse of the Improvements to agreed limits) written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “special causes of loss” insured against pursuant to clauses (i), (iv), (v) and (x) of this Section 5.15(a), covering 100% of total costs of construction (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
          (viii) [Intentionally Omitted]
     (ix) if required by Administrative Agent, earthquake insurance (A) in an amount equal to 1.0 times the probable maximum loss of each Property, including business income, with the equivalent probable maximum loss greater than 20%, (B) having a deductible reasonably acceptable to Administrative Agent and subject to Rating Confirmation (but in any event earthquake insurance for each of the Properties shall not be in excess of 5% of the insurable value of such Property) and (C) if such Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Administrative Agent;
     (x) so long as the Terrorism Risk Insurance Act of 2002 (“TRIA”) or a similar statute is in effect, terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the lesser of (1) the full replacement cost of the applicable Properties for Certified acts (plus twelve months of business interruption coverage) and (2) the product of $620,000,000 and a fraction, the numerator of which is the applicable Property’s Allocated Loan Amount and the denominator of which is the Loan Amount (notwithstanding anything to the contrary in this clause (x), the full replacement cost of the applicable Property shall be required at all times, unless Borrower secures and maintains an endorsement to the property policy whereby the carrier thereof has agreed that there is no obligation on the part of the Borrower to rebuild and that Borrower will receive proceeds in the amount of full replacement cost for the applicable Property, regardless of whether or not the applicable Property is actually rebuilt); and if the current terrorism limit is reduced due to any claim, Borrower shall reinstate the full limit. If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than the amount of the insurance premium that is payable at such time in respect of the All Risk insurance required hereunder;
     (xi) liquor liability insurance in an amount of at least $25,000,000 or in such greater amount as may be required by applicable Legal Requirements against claims or liability arising directly or indirectly to persons or property on account of the sale or dispensing of alcoholic beverages at the Properties; and
     (xii) such other insurance as may from time to time be reasonably requested by Administrative Agent.
          (b) All policies of insurance (the “Policies”) required pursuant to this Section 5.15 shall be issued by one or more primary insurers having a claims-paying ability of at least “A-” or “A3” by S&P or Moody’s (or such other insurers rated only by A.M. Best as

Administrative Agent may allow the direction of the Required Lenders in their reasonable discretion), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that the first layers of coverage are from carriers rated at least “A-” or “A3” and all such carriers shall have claims-paying ability ratings of not less than “BBB+” or “Baa1”). Notwithstanding anything to the contrary herein, for purposes of determining whether the insurer ratings requirements set forth above have been satisfied, (1) any insurer that is not rated by Fitch will be regarded as having a Fitch rating that is the equivalent of the rating given to such insurer by any of Moody’s and S&P that does rate such insurer (or, if both such rating agencies rate such insurer, the lower of the two ratings), and (2) any insurer that is not rated by Moody’s will be regarded as having a Moody’s rating of “Baa1” or better if it is rated “A-” or better by S&P and will be regarded as having a Moody’s rating of “A3” or better if it is rated “A” or better by S&P.
          (c) All Policies required pursuant to this Section 5.15:
     (i) shall be maintained throughout the term of the Loan without cost to Lender or any Agent;
     (ii) with respect to casualty policies, shall contain a standard noncontributory mortgagee clause naming Collateral Agent, for the benefit of Lender, and its successors and assigns as first mortgagee and loss payee;
     (iii) with respect to liability policies, shall name Collateral Agent, for the benefit of Lender, and its successors and assigns as additional insureds;
     (iv) with respect to rental or business interruption insurance policies, shall name Collateral Agent, for the benefit of Lender, and its successors and/or assigns as loss payee;
     (v) shall contain an endorsement providing that none of Borrower, Lender, any Agent or any other party shall be a co-insurer under said Policies;
     (vi) shall contain an endorsement providing that Administrative Agent shall receive at least 30 Business Days’ prior written notice of any modification, reduction or cancellation thereof and 10 Business Days’ prior written notice of nonpayment of premiums;
     (vii) shall contain an endorsement providing that no act or negligence of Borrower or of a Tenant or other occupant shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;
     (viii) shall contain a waiver of subrogation against Lender;
     (ix) shall contain deductibles which, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are acceptable to Administrative Agent and are no larger than is customary for similar policies covering similar properties in the geographic market in which the applicable Property is located and in any event no larger than $1,000,000, except (A) as provided in Section 5.15(a)(ii) and (ix), and (B) to the extent approved by Administrative Agent in writing, the deductible for windstorm coverage may exceed $1,000,000 (but in any event, such deductible shall not be in excess of 5% of the insurable value of the relevant Property);
     (x) may be in the form of a blanket policy, provided that Borrower shall provide evidence acceptable to Administrative Agent that the insurance premiums for the Properties are separately allocated under such Policy to the Properties and that (i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Properties notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Properties, and provided further that any such blanket policy shall contain an amendment setting forth that (A) the aggregate limit under such policy shall apply separately to each property covered thereunder, and (B) unless otherwise agreed to by Administrative Agent, the limit of such policy shall be a “true blanket limit” and not limited by a schedule of values for the properties covered thereby.
          Any policies of insurance maintained by Borrower but not required hereunder shall comply with clauses (ii), (iii), (v), (vii) and (viii) above.
          (d) Borrower shall pay or cause to be paid the premiums for all Policies as the same become due and payable; provided, however, that Borrower shall not be deemed to have breached this covenant to the extent sufficient funds to pay such premiums are available in the Taxes and Insurance Reserve Account, to the extent that funds for payment of insurance premiums are then being reserved therein in pursuant to Section 3.4. Not later than 10 Business Days prior to the expiration date of each Policy, Borrower shall deliver to Administrative Agent evidence, reasonably acceptable to Administrative Agent, of its renewal.
          (e) If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, upon 2 Business Days prior written notice to Borrower, if during such 2 Business Days such written evidence is not provided to Administrative Agent, to take such action as Required Lenders deem reasonably necessary to protect their interest in any applicable Property, including, without limitation, obtaining such insurance coverage as Required Lenders deem appropriate (but limited to the coverages required under Section 5.15(a)) and all premiums incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate until such time as Borrower delivers to Administrative Agent such written evidence.
          5.16. Casualty and Condemnation.
          (a) Borrower shall give prompt notice to Administrative Agent of any Casualty or Condemnation. Administrative Agent may, on behalf of Lender (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default has occurred and is continuing,

Borrower may settle and adjust claims without Administrative Agent consent aggregating not in excess of $10,000,000 per incident (the “Restoration Threshold”) if such settlement or adjustment is carried out in a commercially reasonable and timely manner; and provided further that if Administrative Agent’s consent is required pursuant to this Section 5.16(a) for Borrower to settle and adjust a claim, such consent shall not be unreasonably withheld, conditioned or delayed. The reasonable out-of-pocket expenses incurred by Agents and Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Agents and Lender, as applicable, upon demand therefor.
          (b) All Loss Proceeds from any Casualty or Condemnation which do not exceed the Restoration Threshold will be promptly disbursed by Administrative Agent, at the direction of the Required Lenders, to Borrower and Borrower shall apply such sums toward the restoration and repair of the applicable Property (with any excess amounts remitted into the Cash Management Account). Promptly after receipt of the Loss Proceeds, Borrower shall commence and satisfactorily complete with due diligence the restoration, repair, replacing or rebuilding of the applicable Property in accordance with the terms of this Agreement, it being understood, however, that Borrower shall not be obligated to restore such Property to the precise condition of such Property prior to such Casualty or Condemnation provided the Property is restored or repaired, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation.
          (c) All Loss Proceeds from any Casualty or Condemnation which exceed the Restoration Threshold shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). If any Condemnation or Casualty from which the Loss Proceeds exceed the Restoration Threshold occurs as to which, in the reasonable judgment of Required Lenders:
     (i) in the case of a Casualty of any of the Properties, the cost of restoration would not exceed 25% of the Allocated Loan Amount and the Casualty does not render untenantable more than 25% of the guest rooms of such Property;
     (ii) in the case of a Condemnation of any of the Properties, the Condemnation does not render untenantable more than 15% of the guest rooms of such Properties or materially impair or disrupt the operation of the Property (including the Casino Component); and
     (iii) restoration of any of the Properties is reasonably expected to be completed in accordance herewith prior to the expiration of rental interruption insurance and at least 180 days prior to the Maturity Date, unless on or prior to such date the Borrower (x) shall deliver to the Administrative Agent and there shall remain in effect a binding written offer, subject only to customary conditions, of an Eligible Institution or such other financial institution or investment bank reasonably acceptable to Administrative Agent duly authorized to originate loans secured by real property located in the State of Nevada for a loan from such Eligible Institution or such other financial institution or investment bank to the Borrower in a principal amount of not less than the then Principal

Indebtedness and which shall, in the Required Lenders’ reasonable judgment, enable the Borrower to refinance the Loan prior to the Maturity Date and (y) if a Securitization shall have occurred, shall obtain a Rating Confirmation;
or if Administrative Agent otherwise elects to allow Borrower to restore any of the Properties, then the Loss Proceeds after receipt thereof by Administrative Agent and reimbursement of any reasonable expenses incurred by Lender or any Agent in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding each of such Properties or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence as promptly and diligently as practicable to prosecute such restoring, repairing, replacing or rebuilding of such Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Properties immediately prior to the Condemnation or Casualty, it being understood, however, that Borrower shall not be obligated to restore such Property to the precise condition of such Property prior to such Casualty or Condemnation provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation). Provided that no Event of Default shall have occurred and be then continuing, Administrative Agent shall disburse such Loss Proceeds to Borrower upon Administrative Agent’s being furnished with (i) evidence reasonably acceptable to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably acceptable to Administrative Agent that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration, and (iii) to the extent the restoration work exceeds $500,000, such architect’s certificates, waivers of lien, contractor’s sworn statements, bonds, plats of survey and such other evidences of cost, payment and performance as Administrative Agent may reasonably request; and Administrative Agent may, in any event, require that all plans and specifications for restoration reasonably estimated by Administrative Agent to exceed the Restoration Threshold be submitted to and approved by Administrative Agent (at the direction of Required Lenders, not to be unreasonably withheld, conditioned or delayed) prior to commencement of work . If Administrative Agent reasonably estimates that the cost to restore will exceed the Restoration Threshold, Administrative Agent may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Administrative Agent, reimburse Administrative Agent for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment in respect of any contract shall exceed 90% of the value of the work performed from time to time thereunder until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Required Lenders to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.
          (d) Borrower shall cooperate with Administrative Agent in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender and Agents shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.
          (e) If Borrower is not entitled to apply Loss Proceeds toward the restoration of one of Properties pursuant to Section 5.16(b) or (c) and Administrative Agent elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds, together with such additional amounts as Borrower shall pay to Administrative Agent for the benefit of Lender, shall be applied on the first Payment Date following such election to the prepayment of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period).
          (f) If Borrower is entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(b) or (c), then, after the completion of such restoration in accordance herewith, including, without limitation, delivery of all temporary certificates of occupancy, lien waivers and other evidence Administrative Agent may reasonably require to evidence the lien free completion of such restoration in compliance with all Legal Requirements, as long as no Event of Default has occurred and is continuing, Administrative Agent shall deposit in the Cash Management Account any undisbursed portion of the Loss Proceeds.
          5.17. Annual Budget. Borrower has previously delivered to Administrative Agent the Annual Budget (covering both Property Operating Expenses and Capital Expenditures) for the Properties for the 2009 Fiscal Year. At least 15 days prior to the commencement of each subsequent Fiscal Year during the term of the Loan, Borrower shall deliver to Administrative Agent for informational purposes only an Annual Budget for the Properties prepared by Borrower in good faith for the ensuing Fiscal Year (covering both Property Operating Expenses and Capital Expenditures) and, promptly after preparation thereof, any subsequent revisions thereto. Such Annual Budget, and any revisions thereto, shall be subject to Administrative Agent’s approval during the continuance of an Event of Default (such Annual Budget, in the absence of an Event of Default, as so delivered, and during the continuance of an Event of Default, as so approved or deemed approved, is referred to herein as the “Approved Annual Budget”). In addition, Borrower shall deliver to Administrative Agent within 30 days after the end of each calendar month a reconciliation statement comparing the amount of actual Property Operating Expenses and Capital Expenditures made during such calendar month against the amount of Property Operating Expenses and Capital Expenditures set forth on the Annual Budget.
          5.18 Operating Lease. Notwithstanding anything to the contrary herein or in any other Loan Documents or in any Operating Lease, upon the foreclosure or deed-in-lieu of foreclosure of the Property, Administrative Agent may, in its sole discretion (acting at the direction of the Required Lenders), terminate the Operating Lease without payment of any termination fee, penalty or other amount.
          5.19. General Indemnity.
          (a) Borrower shall indemnify, reimburse, defend and hold harmless Lender, Agents and their respective officers, directors, employees, attorneys and agents (collectively, the

“Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by Lender or any Agent or the administration of the Transaction to the extent arising from, in connection with or resulting, directly or indirectly, from any claim (including, without limitation any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, gross negligence or willful misconduct, as determined by a final nonappealable judgment by a court of competent jursidiction. The provisions of and undertakings and indemnification set forth in this Section 5.19 shall survive the satisfaction and payment in full of the Indebtedness, termination of this Agreement and the resignation or removal of any Agent.
          (b) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          5.20 Compliance with Gaming Laws.
          (a) Each Casino Lessee Borrower shall maintain the Gaming Licenses in full force and effect with respect to each of the Properties at all times.
          (b) Each Casino Lessee Borrower shall post all required bonds, if any, with any Gaming Authority as and in the amounts required under all applicable Legal Requirements (and shall, if Administrative Agent makes a request therefor, promptly provide Administrative Agent with copies of all such bonds).
          (c) No Casino Lessee Borrower shall, without Administrative Agent’s prior written consent (at the direction of the Required Lenders, not to be unreasonably withheld, conditioned or delayed), assign or transfer, or delegate any responsibilities with respect to, any Gaming License.
          (d) Each Casino Lessee Borrower shall make all filings required under the Gaming Laws, or in connection with any Gaming Licenses, including in connection with the origination of the Loan, and shall deliver copies of such filings as Administrative Agent shall reasonably request to Administrative Agent, promptly following request therefor. Borrower will timely pay all fees, investigative fees and costs required by the Gaming Authorities with respect to any such approvals and licenses. Borrower will diligently and comprehensively respond to any inquiries and requests from the Gaming Authorities and promptly file or cause to be filed any additional information required in connection with any required filings as soon as practicable after receipt of requests therefor.
          (e) Upon request of Administrative Agent, Borrower shall deliver to Administrative Agent such evidence of compliance (by Borrower and each Property) with all Legal Requirements as shall be reasonably requested by Administrative Agent. Borrower shall immediately deliver to Administrative Agent any notice of material non-compliance or material violation of any Legal Requirement, or of any material inquiry or investigation commenced by the Gaming Authorities in connection with any of the Properties. Borrower shall immediately notify Administrative Agent if it believes that any material license, including any Gaming License, is being or could be revoked or suspended, or that any action is pending, being considered or being, or could be, taken to revoke any of the Gaming Licenses, or to fine, penalize or impose remedies upon Borrower, or that any action is pending, being considered, or being, or could be, taken to discontinue, suspend, deny, decrease or recoup any payments due, made or coming due to Borrower, in each case if same might reasonably be expected to have a Material Adverse Effect.
          (f) In the event that any Casino Operating Lease expires or is terminated (without limiting any obligation of Borrower to obtain Administrative Agent’s consent to any termination or modification of any of the Casino Operating Leases in accordance with the terms and provisions of this Agreement), the applicable Property Owner Borrower shall promptly enter into a replacement Casino Operating Lease (in form and substance reasonably acceptable to Administrative Agent) with the applicable Casino Lessee Borrower or another operating company reasonably acceptable to Administrative Agent.
          5.21 Intentionally Omitted.
          5.22 REA Covenants.
          (a) Borrower covenants and agrees as follows:
     (i) Borrower shall comply with all material terms, conditions and covenants of each of the REAs;
     (ii) Borrower shall promptly deliver to Administrative Agent a true and complete copy of each and every notice of default received by Borrower with respect to any obligation of Borrower under the provisions of any of the REAs;
     (iii) Borrower shall deliver to Administrative Agent copies of any written notices of default or event of default relating to any of the REAs served by Borrower;
     (iv) after the occurrence and during the continuance of an Event of Default, so long as the Loan is outstanding, Borrower shall not grant or withhold any consent, approval or waiver under any of the REAs without the prior written consent of Administrative Agent; provided that, with respect to matters for which any REA expressly requires the consent of a mortgagee, Borrower shall at all times, whether or not an Event of Default has occurred, obtain the prior written consent of Administrative Agent as and to the extent provided for in the applicable REA; and
     (v) Borrower shall deliver to each other party to an REA written notice of the identity of Lender on the date hereof and each assignee of Lender of which Borrower is given notice in accordance with Section 9.4 if the terms of such REA provide that such other party(ies) to the REA shall give notices of default thereunder to a lender of which such other party(ies) have notice.
          (b) Borrower shall pay all fees, assessments and charges payable by Borrower pursuant to each of the REAs as and when the same become due and payable.
          (c) In the event proceeds of a Casualty or Condemnation with respect to any of the Properties are required to be deposited into an account pursuant to the relevant REA, Borrower, to the fullest extent permitted under the applicable REA, shall cause such amounts to be deposited into an Eligible Account, and any amounts released therefrom to Borrower shall be deposited into the Loss Proceeds Account in accordance herewith.
          5.23 Property Agreement Covenants.
          (a) Borrower shall perform and observe, in a timely manner, all of the covenants, conditions, obligations and agreements of Borrower under the Property Agreements and shall suffer or permit no delinquency on its part to exist thereunder if such delinquency would have a Portfolio Material Adverse Effect.
          (b) Borrower shall exercise all reasonable efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the franchisor, manager, licensor, grantor or other contracting party under the Property Agreements, if the failure to so enforce or secure such performance would have a Material Adverse Effect.
          5.24 Equity Contribution Account. All equity contributions to Borrower by Sponsor shall be deposited into a segregated Pledged Operating Account, or a subaccount of a Pledged Operating Account, into which no funds other than such equity contributions may be deposited (the “Equity Contribution Account”). All equity contributions on deposit in the Equity Contribution Account shall not count toward the calculation of Working Capital Excess. Borrower may apply amounts on deposit in the Equity Contribution Account for any purpose related to the Property, the Loan or the business or operations of Borrower, other than to make a distribution to any Person (other than a Co-Borrower), including, without limitation, to pay Property Operating Expenses, Capital Expenditures and FF&E expenses, to make prepayments of the Loan pursuant to Section 2.1 and to transfer amounts on deposit therein to the Gaming Operating Reserve.
          5.25 Gaming Approval. Promptly after the date hereof, Borrower shall seek the consent of the Gaming Authorities to (i) the pledge to Lender of 100% of the equity interests in each Lessee Borrower (and if any Lessee Borrower shall have been converted to a limited partnership in accordance with the terms hereof, 100% of the equity interests in such Lessee Borrower’s general partner) as additional collateral for the Loan pursuant to a pledge and security agreement substantially in the form attached hereto as Exhibit G (the “Lessee Pledge”) and (ii) the issuance of the equity interests in W2007/ACEP Holdings, LLC to MTGLQ Investors, L.P. pursuant to an amended and restated limited liability agreement in the form of attached hereto as Exhibit K (the “Holdings LLC Agreement”). If and to the extent that Borrower shall receive the consent of the Gaming Authorities described in clause (i) of the immediately preceding sentence, ACEP Borrower shall, and shall cause the other pledgors under the Lessee Pledge to, promptly thereafter execute and deliver to Lender the Lessee Pledge, and if and to the extent that Borrower shall receive the consent of the Gaming Authorities described in clause (ii) of the immediately preceding sentence, Borrower shall promptly thereafter cause the Holdings LLC Agreement to be executed and delivered to MTGLQ Investors, L.P. If Lender wishes to designate any Person other than MTGLQ Investors, L.P. to hold its interest in W2007/ACEP Holdings, LLC, such designee shall be permitted to hold such interest only if (i) all of the provisions relating to the assignment of such interest in the Holdings LLC Agreement are satisfied and (ii) the approval obtained from the Gaming Authorities permits such designee to hold such interest. The reasonable costs and expenses of Lender and Goldman Sachs Mortgage Company (or its designee) in connection with the foregoing shall be paid by Borrower.
ARTICLE VI
NEGATIVE COVENANTS
          6.1. Liens on the Properties. Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.
          6.2. Ownership. Borrower shall not own any assets other than, (i) in the case of the Property Owner Borrower, the Properties, the related personal property, FF&E, intangibles, rights, intellectual property and any other property located therein, used in connection therewith or necessary or incidental to the operation of the Properties, or any proceeds of the foregoing, (ii) in the case of the Lessee Borrowers, equity interests in W2007 ACEP First Mezzanine A Gen-Par, L.L.C., W2007 First Mezzanine A Borrower, L.P., W2007 ACEP First Mezzanine B Gen-Par, L.L.C., W2007 ACEP First Mezzanine B Borrower, L.P. and assets related thereto and (iii) in the case of the ACEP Borrower, equity interests in Stratosphere LLC, Aquarius Gaming LLC, and Charlie’s Holding, LLC and assets related thereto (including, without limitation, the Collateral). Borrower shall not permit Property Owner Borrower GP to own any assets other than Property Owner Borrower GP’s general partnership interests in Property Owner Borrower and assets related to Property Owner Borrower GP’s role as the general partner of Property Owner Borrower.
          6.3. Transfer. Borrower shall not transfer any Collateral other than in compliance with Article II or Section 7.1(n) and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and other than any ground lease of a Release Parcel to an affiliated or unaffiliated third party that is approved by Administrative Agent in its sole and absolute discretion. Borrower shall not hereafter file a declaration of condominium with respect to the Properties, except pursuant to Section 2.5 (and in such case, only with Administrative Agent’s advance written approval of the declaration of condominium and related documents necessary for the creation of a unit comprising the Second Floor Space). Notwithstanding anything to the contrary contained in this Agreement, Borrower may, without the consent of Administrative Agent, grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, cable, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance shall materially impair the utility and operation of the affected Property, materially reduce the value of such Property or have a Material Adverse Effect. In connection with any Transfer expressly permitted pursuant to this Section 6.3, Collateral Agent shall, at Borrower’s sole cost and expense and subject to Section 1.9(b), execute and deliver any instrument reasonably necessary or appropriate to release the portion of the Property affected by such taking or such Transfer from the Lien of the applicable Mortgage or, in the case of the immediately preceding sentence of this Section 6.3 to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Administrative Agent of the following items from Borrower:
          (a) 30 days prior written notice thereof;
          (b) a copy of the instrument or instruments of Transfer;
          (c) an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the affected Property, materially reduce the value of such Property or have a Portfolio Material Adverse Effect; and
          (d) reimbursement of all of Lender’s and Agents’ reasonable costs and expenses (including, reasonable attorneys’ fees) incurred in connection with such Transfer.
Notwithstanding anything to the contrary contained herein, Borrower may let lapse, let expire, abandon or cancel any intellectual property that in the reasonable business judgment of Borrower is no longer material to the business, provided that such lapse, expiration, abandonment or cancellation does not have a Material Adverse Effect.
          6.4. Debt. Borrower shall not have any Debt, other than Permitted Debt and Debt incurred in connection with, and substantially simultaneously with, the repayment in full of the Loan. No direct or indirect equityholder of any Co-Borrower, except for Whitehall and any direct or indirect equityholders of Whitehall, shall have any indebtedness for borrowed money (or any preferred equity having the characteristics of indebtedness for borrowed money, including a mandatory redemption date and a current pay preferred return) other than, as applicable, the Loan and the Permitted Debt. The foregoing shall not (i) restrict the making of unsecured loans by the members of W2007/ACEP Holdings, LLC (the “WH/HG JV”) to each other or to the WH/HG JV in accordance with that certain Amended and Restated Limited Liability Company Agreement of W2007/ACEP Holdings, LLC, dated as of the date hereof, or (ii) limit the incurrence of Debt by (x) Persons that own less than 10% of the direct or indirect equity interests in Borrower, (y) Persons for whom direct and indirect equity interests in Borrower do not comprise the majority of such Person’s assets and (z) natural persons, provided that in the case of each of (x), (y) and (z), such Debt is not secured by a pledge of the direct or indirect equity interests in Borrower in violation of the terms of Section 7.1(f) hereof.

          6.5. Dissolution; Merger or Consolidation. Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to Section 2.6.
          6.6 Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its business.
          6.7. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.
          6.8. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower except for (i) that certain Consulting Agreement, dated as of February 20, 2008, by and between ACEP Borrower and Highgate Hotels, L.P., as amended by that certain First Amendment to Consulting Agreement, dated as of the Closing Date and (ii) any other agreement having terms no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party and (iii) the Transfer of a Property pursuant to Section 7.1(n).
          6.9. Misapplication of Funds. Borrower shall not (a) knowingly distribute any Revenues or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, or (c) misappropriate any security deposit or portion thereof.
          6.10. Place of Business. Borrower shall not change its chief executive office or its principal place of business without giving Administrative Agent at least 30 days’ prior written notice thereof and promptly providing Administrative Agent such information as Administrative Agent may reasonably request in connection therewith.
          6.11. Modifications and Waivers. Unless otherwise consented to in writing by Administrative Agent at the direction of Required Lenders, which consent, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned:
     (i) Borrower shall not amend, modify, terminate, renew, surrender any material rights or remedies under, or materially default under, any Major Lease, or enter into any Major Lease, except in compliance with Section 5.7;
     (ii) Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall terminate, amend or modify any provision in its organizational documents (including, without limitation, any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation) in a manner that would violate the definition of a “Single-Purpose Entity” contained in this Agreement;

     (iii) Borrower shall not amend, modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any Approved Management Agreement except in compliance with Section 5.10;
     (iv) except as would not reasonably be likely to have a Material Adverse Effect, Borrower shall not amend, modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any REA;
     (v) Borrower shall not (x) sell, assign, transfer, mortgage or pledge any Property Agreement or any such right or interest under any Property Agreement, or (y) subject to Section 5.10 with respect to Approved Management Agreements, cancel, terminate, amend, supplement or modify any Property Agreement, in either case, if such action would have a Material Adverse Effect or is otherwise prohibited under this Agreement; and
     (vi) except as would not reasonably be likely to have a Material Adverse Effect, Borrower shall not amend, modify, terminate, renew, surrender any rights or remedies under, or materially default (beyond any applicable grace, notice or cure period) under, or enter into, any Material Agreement.
          6.12. ERISA.
          (a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower shall not incur or be subject to, and shall not permit any of its respective ERISA Affiliates to incur or be subject to, any liability under Title IV or Section 302 of ERISA or Section 412 of the Code.
          (b) Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under such provisions, in either case, which could subject Borrower or Lender to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, and/or litigation risk, in an amount that would be material.
          6.13. Alterations and Expansions. Borrower shall not perform or contract to perform any Material Alteration without the prior written consent of Administrative Agent (as directed by the Required Lenders), not to be unreasonably withheld, delayed or conditioned (in the absence of an Event of Default); provided, however, that no such consent shall be required with respect to a Material Alteration that is part of a renovation of the gaming floor or a renovation of the guest rooms at the Stratosphere Property. Any request for Administrative Agent’s consent pursuant to this Section 6.13 shall be submitted to Administrative Agent in an envelope marked “URGENT — LENDER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, together with a detailed description of the request for which Administrative Agent’s consent is sought and any documentation needed for Administrative Agent to evaluate such request, and shall be deemed approved if Administrative Agent shall not have notified Borrower in writing of its disapproval thereof and the reasons for such disapproval within five Business Days after Borrower shall have given Administrative Agent written notice confirming that at least ten Business Days have elapsed since such submission, which written notice shall be submitted to Administrative Agent in an envelope marked “URGENT — SECOND AND FINAL NOTICE — LENDER’S ATTENTION REQUIRED BY [DATE]”). As a condition to commencing any Material Alteration permitted pursuant to this Section 6.13 (including, without limitation, a Material Alteration that is part of a renovation of the gaming floor or a renovation of the guest rooms at the Stratosphere Property), Borrower shall deliver to Lender an Officer’s Certificate stating that the cost of such renovation and certifying that Borrower has sufficient funds to complete the same.
          If Administrative Agent’s consent is requested hereunder with respect to a Material Alteration, Administrative Agent may retain a construction consultant reasonably acceptable to Borrower to review such request and, if such request is granted, Administrative Agent may retain a construction consultant reasonably acceptable to Borrower to inspect the work from time to time. Borrower shall, on demand by Administrative Agent, reimburse Administrative Agent for the reasonable fees and disbursements of such consultant.
          6.14. Advances and Investments. Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.
          6.15. Single-Purpose Entity. No Borrower shall cease to be a Single-Purpose Entity; provided, however, that the violation of any of the requirements set forth in the definition of “Single-Purpose Entity” resulting from dealings of any Borrower with another Borrower shall not cause any Borrower to cease to be a Single-Purpose Entity hereunder. For the avoidance of doubt, Lender acknowledges that ACEP Borrower may not have been a Single-Purpose Entity prior to the date hereof.
          6.16. Zoning and Uses. Borrower shall not do any of the following:
     (i) initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Property, or use or permit the use of any Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Major Lease, Legal Requirement or Permitted Encumbrance in a manner that would have a Material Adverse Effect;
     (ii) consent to any modification, amendment or supplement to any of the terms of any Permitted Encumbrance in a manner that would have a Material Adverse Effect, or materially default in any of its material obligations under a Permitted Encumbrance;

     (iii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon a Property in any manner that would have a Material Adverse Effect;
     (iv) execute or file any subdivision plat affecting the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Properties, if same would have a Material Adverse Effect; or
     (v) permit or consent to any of the Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
          6.17. Waste. Borrower shall not commit or permit any waste on the Properties so as to result in a Material Adverse Effect, nor take any actions that might invalidate any insurance carried on the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).
          6.18 [Intentionally Omitted].
          6.19 Distributions. No Borrower shall make any distributions to any partner, member, equityholder or Affiliate of Borrower, except as expressly permitted hereunder.
          6.20 Financial Covenants. Commencing in the Fiscal Year beginning January 1, 2010, and for each Fiscal Year thereafter while any portion of the Loan remains outstanding, Borrower shall not permit Debt to EBITDA for any Test Period to be less than the applicable Debt to EBITDA Covenant Quotient.
ARTICLE VII
DEFAULTS
          7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default which has occurred shall continue unless and until waived by Lender in its sole discretion):
          (a) Payment.
          (i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder); provided that, it shall not be an Event of Default if such payment is not paid when due if there are sufficient sums on deposit in the Cash Management Account for payment of such amounts and Lender’s and Administrative Agent’s access to such funds has not been inhibited or prevented in any manner whatsoever due to circumstances or events which are directly related to Borrower; or

     (ii) Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Notes); provided that, it shall not be an Event of Default if such payment is not paid when due if there are sufficient sums on deposit in the Cash Management Account for payment of such amounts as well as all principal and interest then due and payable, and Lender’s and Administrative Agent’s access to such funds has not been inhibited or prevented in any manner whatsoever due to circumstances or events which are directly caused by Borrower.
          (b) Representations. Any representation made by Borrower or Sponsor in any of the Loan Documents, or in any material report, certificate, financial statement or other instrument, agreement or document furnished to Lender or any Agent shall have been false or misleading in any material respect (or, with respect to any representation which itself contains a materiality qualifier, in any respect) as of the date such representation was made; provided that, with respect to any such breach which is capable of being cured, such breach shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof from Administrative Agent; provided, further, that, with respect to any such breach which cannot be cured by the payment of money but is susceptible of being cured and cannot reasonably be cured within such 30-day period, if Borrower commences to cure such breach within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 120 days from the original notice from Administrative Agent.
          (c) Other Loan Documents. Any Loan Document shall fail to be in full force and effect in all material respects or to convey the material Liens, rights, powers and privileges purported to be created thereby; or a default by Borrower shall occur under any of the other Loan Documents or any of the Approved Management Agreements, or REAs, in each case, beyond the expiration of any applicable cure period.
          (d) Bankruptcy, etc.
     (i) Borrower or, if applicable, any Single-Purpose Equityholder shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
     (ii) Borrower or, if applicable, any Single-Purpose Equityholder shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or such Single-Purpose Equityholder, or (except as permitted under Section 6.5 of this Agreement) shall dissolve or otherwise cease to exist;
     (iii) there is commenced against Borrower or, if applicable, any Single-Purpose Equityholder an involuntary case under the Bankruptcy Code, or any such other proceeding, which is not discharged, stayed or dismissed within a period of 90 days after commencement;
     (iv) Borrower or, if applicable, any Single-Purpose Equityholder is adjudicated insolvent or bankrupt;
     (v) Borrower or, if applicable, any Single-Purpose Equityholder suffers appointment of any custodian or the like (other than the appointment of a supervisor pursuant to Gaming Laws) for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;
     (vi) Borrower or, if applicable, any Single-Purpose Equityholder makes a general assignment for the benefit of creditors; or
     (vii) any action is taken by Borrower or, if applicable, any Single-Purpose Equityholder for the purpose of effecting any of the foregoing.
     (e) Change of Control. A Change of Control shall occur; provided, however, that solely for the purposes of this Section 7.1(e), the fact that W2007/ACEP Managers Voteco, LLC possesses the power to direct or cause the direction of the management or policies of Borrower or any Single-Purpose Equityholder shall not constitute a Change of Control, so long as the equityholders of W2007/ACEP Managers Voteco, LLC are officers of the general partner of Sponsor.
          (f) Equity Pledge; Preferred Equity. Any direct or indirect equity interest in or right to distributions from Borrower shall be subject to a Lien in favor of any Person, or Borrower or any holder of a direct or indirect interest in Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); except that the following shall be permitted and shall not constitute a Default or Event of Default:
     (i) any pledge of direct or indirect equity interests in and rights to distributions from Sponsor or Whitehall;
     (ii) the pledges of direct equity interests in Property Owner Borrower and Property Owner Borrower GP securing the Loan; or
     (iii) the issuance of preferred equity interests in Sponsor, Whitehall or any Person holding a direct or indirect interest therein.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any sale, assignment, pledge, hypothecation or transfer of any equity interests in Sponsor or any Person holding a direct or indirect interest therein shall be permitted and shall not be deemed a Default or an Event of Default under this Agreement.

          (g) Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder unless the sole reason therefor is Administrative Agent’s failure to disburse funds from the Tax and Insurance Reserve Account.
          (h) ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI.
     (i) Qualified Letters of Credit.
     (i) With respect to any Qualified Letter of Credit delivered pursuant to the Loan Documents, Borrower shall fail to deliver a renewal, extension or replacement thereof in accordance herewith no less than 30 days prior to the expiration date thereof, unless Borrower deposits the cash equivalent thereof into the applicable Collateral Account to which such Qualified Letter of Credit relates no less than 30 days.
     (ii) With respect to any Qualified Letter of Credit delivered pursuant to the Loan Documents which ceases to be a Qualified Letter of Credit, Borrower shall fail to either deliver a replacement Qualified Letter of Credit in accordance herewith or deposit the cash equivalent thereof into the applicable Collateral Account to which such Qualified Letter of Credit relates within 10 Business Days thereafter.
          (j) Gaming Licenses. Any Gaming License shall be refused, suspended, revoked or canceled or allowed to lapse or any proceeding is commenced by any Governmental Authority for the purpose of suspending, revoking or canceling any Gaming License, or any Governmental Authority shall have appointed a conservator, supervisor (other than a supervisor appointed pursuant to Gaming Laws) or trustee to or for any of the Casino Components and, in each of the foregoing cases, such action could reasonably be expected to (A) have a Material Adverse Effect, (B) materially and adversely affect the continued operation of the Casino Components in the usual course of business and in substantially the same manner and to at least the same standard as was maintained prior to such action or (C) result in any material decrease in the then expected cash flow and revenues to be derived from the Casino Components; provided, however, that, notwithstanding anything to the contrary contained in this Section 7.1(j), the commencement by a Governmental Authority of a proceeding for the purpose of suspending, revoking, conditioning, or canceling any Gaming License or imposing a fine shall not constitute an Event of Default unless and until (i) Borrower or the other party that owns the applicable Gaming License or any of their Affiliates has had such additional time as is reasonably necessary to defend itself in such proceeding and for so long as such party continues to defend itself in such proceeding in a reasonable and timely manner, and, (ii) after such time, such proceeding has not been suspended or dismissed with the result that the applicable Gaming License has not been suspended, revoked or cancelled.
          (k) Reporting Requirements.
     (i) Borrower shall fail to deliver to Lender a Debt to EBITDA certificate in the form required pursuant to Section 5.13(v) certifying Borrower’s compliance with Section 6.20, within 45 days after the end of each Fiscal Quarter (including year-end).

     (ii) A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.12, 5.13 or in 5.14 (except for the delivery of a Debt to EBITDA certificate pursuant to Section 5.13(v)), and such default shall remain uncured for 15 days after Borrower receives written notice thereof from Administrative Agent.
          (l) Certificates of Pledged Collateral. If at any time the equity interests pledged by Borrower pursuant to the Pledge Agreement shall be evidenced by new, replacement or additional certificates and Borrower shall fail to deliver such certificates to Collateral Agent, together with an executed stock, membership or partnership power, as applicable, in blank.
          (m) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (l), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that if such default referred to in this subsection (m) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof from Administrative Agent; and if a default cannot be cured by the payment of money but is susceptible of being cured and cannot reasonably be cured within such 30-day period, and Borrower commences to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 120 days from the original notice from Administrative Agent.
          (n) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, if a Default or Event of Default shall occur under this Agreement or under another Loan Document because a representation, warranty, affirmative covenant, negative covenant or other provision hereunder or thereunder shall be breached or violated as it affects a particular Property (other than any misappropriation of funds collected in respect thereof), (x) such Default or Event of Default shall be deemed cured, (y) any related acceleration of the Loan shall be rescinded and (z) any other remedy relating to such Default or Event of Default, other than any indemnification to which an Indemnified Party may be entitled hereunder, shall cease to apply upon Borrower causing to occur a Transfer of the applicable Property to an affiliated or unaffiliated Person and the satisfaction of the requirements set forth in Section 2.2 or Section 2.4, as applicable, including payment of the applicable Release Price together with (i) the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid; plus (ii) the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made (or in the case of a prepayment during any Assumed Rate Period, the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period following the Interest Accrual Period in which such prepayment is made, as determined in accordance with Section 2.1(a)); plus (iii) any Spread Maintenance Amount, if applicable; provided that such payment must be made not later than 20 calendar days after any acceleration of the Loan. In the event of such payment, so long as no other Event of Default shall have occurred and be continuing hereunder (other than one that is simultaneously being cured pursuant to this Section 7.1(n)), subject to Section 1.9(b), Collateral

Agent shall release all Liens on such Property and the Collateral related thereto created under this Agreement or under the other Loan Documents.
          (o) For the avoidance of doubt, any breach of a covenant or representation hereunder by any individual Borrower, or any Event of Default caused by any individual Borrower, shall, in each case, constitute a breach or Event of Default, as the case may be, by each and every Borrower hereunder.
          7.2. Remedies.
          (a) During the continuance of an Event of Default, Administrative Agent, on behalf of Lender, may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage, the Pledge Agreement and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Administrative Agent, on behalf of Lender, may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender or any Agent. Any actions taken by Administrative Agent, on behalf of Lender, shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents. For the avoidance of doubt, in exercising its rights hereunder, Administrative Agent, on behalf of Lender, may in Lender’s sole discretion choose, among other things, to foreclose on the Mortgage with or without simultaneously foreclosing on the Equity Collateral, and/or foreclose on a portion of the Equity Collateral without foreclosing on the entirety of the Equity Collateral.
          (b) If Administrative Agent, on behalf of Lender, forecloses on the Collateral, Administrative Agent shall apply all net proceeds of such foreclosure to repay the Indebtedness in accordance with Section 2.3, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Collateral and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Collateral and applied in reduction of the Indebtedness.
          (c) During the continuance of any Event of Default, Administrative Agent may, on behalf of Lender, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Subject to compliance with all applicable Gaming Laws, Lender and/or Administrative Agent may enter upon any or all of the Properties upon reasonable notice to Borrower (during business hours on Business Days) for such purposes (subject to the terms of the Leases, and provided such entry and inspection shall not unreasonably interfere with the usual operation and conduct of business at the Properties or the use and enjoyment of the Properties by Borrower or its tenants, customers and guests) or appear in, defend, or bring any action or proceeding to protect its interest in the Properties or any other Collateral or to foreclose the Mortgage, foreclose the security interests pursuant to the Pledge Agreement or collect the Indebtedness. The costs and expenses incurred by Lender and any Agent in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Administrative Agent that such costs or expenses were incurred to the date of payment to Lender and/or Agent, as the case may be, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage, the Pledge Agreement and other Loan Documents and shall be due and payable to Lender, Administrative Agent and/or Collateral Agent, as the case may be, upon demand therefor.
          (d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
          7.3. No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Administrative Agent, at the direction of Required Lenders, to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.
          7.4. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default all amounts received by Administrative Agent in respect of the Loan shall be applied at Lender’s sole discretion, after payment of all amounts owed to Agents, either toward the components of the Indebtedness pursuant to Section 2.3 (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) or toward the payment of Taxes, Property Operating Expenses and Capital Expenditures.
ARTICLE VIII
CONDITIONS PRECEDENT
          8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3); provided, however, that if Lender shall fund the Loan, all conditions in this Article VIII shall be deemed satisfied (other than as may be provided for in any post-closing requirements letter):
          (a) Loan Documents. Initial Lender shall have received a duly executed copy of this Agreement and the other Loan Documents.

          (b) Opinions of Counsel. Initial Lender shall have received such opinions in form and substance satisfactory to Initial Lender, including (i) a New York legal opinion, (ii) a legal opinion with respect to the laws of the state in which the Borrower is formed, (iii) a legal opinion with respect to the laws of each state in which one of the Properties is located, (iv) a “true lease” opinion with respect to each Operating Lease, (v) an opinion of Nevada counsel regarding gaming matters and (vi) an opinion to the effect that neither the Loan, nor any transfers thereof, shall require any governmental approvals that have not been obtained.
          (c) Organizational Documents. Initial Lender shall have received all documents reasonably requested by Initial Lender relating to the existence of Sponsor, each Borrower, each Property Owner Borrower GP, the validity of this Agreement and the other Loan Documents and other matters relating thereto, in form and substance satisfactory to Initial Lender, including:
     (i) Authorizing Resolutions. A certified copy of the resolutions of the board of managers or directors of its Single-Purpose Equityholder and Sponsor approving and adopting the Loan Documents to be executed by Borrower and Sponsor, as applicable, and authorizing the execution and delivery thereof.
     (ii) Organizational Documents. Certified copies of the organizational documents of Sponsor, Borrower and, if applicable, any Single-Purpose Equityholder (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.
     (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Sponsor, Borrower and, if applicable, any Single-Purpose Equityholder issued as of a recent date by its state of organization (or other jurisdiction) and, in the case of Borrower, by each state in which one of the Properties is located.
          (d) Consents, Licenses, Approvals, etc. Initial Lender shall have received copies of all consents, licenses, approvals, if any, required in connection with the execution delivery and performance by Borrower, and the validity and enforceability of the Loan Documents, and the operation of the Properties as casinos (including, without limitation, all applicable Gaming Licenses), and such consents, licenses and approvals shall be in full force and effect.
          (e) Operating Lease. Initial Lender shall have received a true and correct copy of each Operating Lease in a form and substance satisfactory to Initial Lender .
          (f) Solvency Certificate. Initial Lender shall have received a solvency certificate from each Borrower in a form and substance satisfactory to Initial Lender.
          (g) Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Properties and Borrower (including Borrower’s immediate predecessor, if any), such searches to be conducted in such locations as Lender shall have requested.

          (h) Insurance. Lender shall have received certificates of insurance on ACORD Form 28, demonstrating insurance coverage in respect of the Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.
          (i) Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Qualified Title Insurance Policy in respect of each Property, listing only such exceptions as are reasonably satisfactory to Lender.
          (j) Equity Contribution Account. Sponsor shall have funded $26,977,438 into the Equity Contribution Account.
          (k) Additional Matters. Initial Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Initial Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Initial Lender.
ARTICLE IX
MISCELLANEOUS
          9.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement by or on behalf of Borrower shall inure to the benefit of Lender and its successors and assigns. All covenants, promises and agreements in this Agreement by or on behalf of Lender shall inure to the benefit of Borrower and its permitted successors and assigns.
          9.2. GOVERNING LAW.
          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
          (B) SUBJECT TO COMPLIANCE WITH ALL APPLICABLE GAMING LAWS, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. LENDER AND BORROWER HEREBY

(i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
          (C) THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT CERTAIN OF THE CO-BORROWERS ARE LICENSED UNDER THE NEVADA GAMING LAWS AND THAT, AS A RESULT, THE LOAN, THE LOAN DOCUMENTS AND THE PARTIES HERETO (IN THEIR CAPACITIES AS PARTIES HERETO) WILL BE SUBJECT TO NEVADA GAMING LAWS, TO THE EXTENT APPLICABLE.
          9.3. Modification, Waiver in Writing.
          (a) Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor, except as otherwise expressly provided herein, shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by the party to be charged therewith. The requisite Required Lenders and Borrower may, or (with the written consent of the requisite Required Lenders) Administrative Agent and Borrower may, from time to time enter into one or more Unanimous Modifications and/or Non-Unanimous Modifications of the Loan Agreement and the other Loan Documents. Any Unanimous Modification or Non-Unanimous Modification of this Agreement or any other Loan Document shall apply equally to each Lender and shall be binding upon each Lender, Administrative Agent, Collateral Agent and all future holders of the Loan, provided that such Unanimous Modification or Non-Unanimous Modification has been approved by the requisite Required Lenders. The parties acknowledge and agree that pursuant to Regulation 8.130 of the Regulations of the Nevada Gaming Commission and Nevada State Gaming Control Board, any “renewal, change or modification” to the terms or conditions of the loan as reported may be required to be reported by Borrower to the Nevada Gaming Control Board and the Nevada Gaming Commission may order rescission of such renewal, change or modification under the circumstances set forth in such Regulation.
          (b) In the case of any waiver, Borrower, Lender and Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          (c) Any waiver, amendment, supplement or modification of this Agreement or the other Loan Documents shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section and approved by the requisite Required Lenders. Delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. It is expressly agreed and understood that the election by the requisite Required Lenders to accelerate (or refrain from accelerating) amounts outstanding hereunder shall not constitute a modification or waiver of any term or provision of this Agreement or any other Loan Document. No modification of any provision of the Loan Documents relating to or affecting the rights, powers, duties or obligations of any Agent shall be effective without the written consent of such Agent. Notwithstanding anything to the contrary contained herein, the requisite Required Lenders may amend or otherwise modify (i) the definition of “Material Action”, (ii) the definition of “Unanimous Action”, (iii) the definition of “Required Lenders”, (iv) the definition of “Non-Unanimous Modification”, (v) the definition of “Unanimous Modification”, (vi) Section 2.3 and (vii) Article X without the consent of, or notice to, Borrower.
          9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by facsimile (with answer back acknowledged and followed immediately by another method of notice permitted under this Section 9.4), or by expedited prepaid delivery service, either commercial or United States Postal Service or international courier, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been received, (a) in the case of expedited prepaid delivery service, when delivered or upon refusal to accept delivery, (b) in the case of Administrative Agent or Collateral Agent, upon actual receipt thereof, or(c) in the case of facsimile, on the date of transmittal if sent during business hours on a Business Day (otherwise on the next Business Day), provided that such facsimile has been followed by another method of notice permitted under this Section 9.4 on the same day as the transmittal of such facsimile, in each case addressed to the parties as follows:
If to Initial Lender:
Goldman Sachs Commercial Mortgage Capital, L.P.
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: Michael Forbes
Facsimile: (972) 368-3499

and:
Goldman Sachs Mortgage Company
85 Broad Street, 11th Floor
New York, New York 10004
Attention: Richard Case and Mark Buono
Facsimile: (212) 346-3594
Telephone: (212) 902-3824

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile: (212) 225-3999
Telephone: (212) 225-2092
If to subsequent Lender, to the respective address set forth in the register described in Section 9.7(b).
If to Borrower:
c/o W2007 Aquarius Propco, L.P.
c/o Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Whitehall Chief Financial Officer
Facsimile: (212) 357-5505
Telephone: (212) 902-1000
and
American Casino & Entertainment Properties, LLC
2000 Las Vegas Boulevard
Las Vegas, Nevada 89104
Attention: Chief Financial Officer
Facsimile: (702) 383-4738
Telephone: (702) 380-7777
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile: (212) 558-3588
Telephone: (212) 558-4000
If to Administrative Agent:
Archon Group, L.P.
600 East Las Colinas Boulevard, Suite 1900
Irving, Texas 75039
Attention: Michael Forbes
Facsimile: (972) 672-8137
Telephone: (972) 368-2200

If to Collateral Agent:
Well Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, NY 10006
Attention: Julius R. Zamora
Facsimile: (866) 297-2015
Telephone: (212) 515-1570
          9.5. TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER OR BORROWER, AS APPLICABLE.
          9.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          9.7. Assignment and Participation.
          (a) Except as explicitly set forth in Section 2.6, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder).
          (b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”) to such Eligible Assignees as may be selected by Lender on terms and conditions satisfactory to Lender in its sole discretion. Borrower agrees reasonably to cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation and Lender shall provide or cause to be provided to Borrower all information which Borrower is required to report to the Nevada Gaming Authorities with respect to any such Assignment or Participation. In connection with each Assignment, Assignee shall state in the assignment and assumption agreement delivered to Administrative Agent whether such Assignee is a Competitor Assignee, and in connection with an Assignment to a Person that indicates that it is, or that Administrative Agent actually knows to be, a Competitor Assignee (but not an Affiliate of a Competitor Assignee), neither Lender nor Administrative Agent shall provide such Person with Restricted Information (but Lender and/or Administrative Agent may provide Restricted Information to any Person that is not a Competitor Assignee). In connection with each Participation, the participant shall state in the participation agreement whether such participant is a Competitor Assignee, and in connection with a participation to a Person that indicates that it is, or that the participating Lender actually knows to be, a Competitor Assignee (but not an Affiliate of a Competitor Assignee), Lender shall not provide such Person with Restricted Information (but Lender may provide Restricted Information to any Person that is not a Competitor Assignee).
               In the case of a Participation (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Agreement and the other Loan Documents. The holder of any Participation, other than an Affiliate of any Lender, shall not be entitled to require Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that a waiver of any Default or Event of Default or not constitute a change in the terms of a Participation), (B) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral (except as expressly provided in the Loan Documents). Borrower agrees that the holder of any Participation shall be entitled to the benefits of Section 1.7 and Section 1.8 to the same extent as if it were a Lender and had acquired its interest as an Assignment.
          In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) Administrative Agent shall serve as agent for each Lender, on a collective basis, and shall be the sole Person to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of Lender (subject to the approval of the Required Lenders in accordance with the terms hereof) and to be the sole Person to designate the account to which payments shall be made by Borrower to Lender hereunder. Each Assignment shall be effected by (x) the delivery to Administrative Agent of an assignment and assumption agreement executed by the assigning Lender and the assuming Lender, which agreement shall be substantially in the form attached hereto as Exhibit I, (y) the payment by the assuming Lender directly to the assigning Lender of all amounts due assigning Lender in connection with such Assignment and (z) the delivery to assuming Lender of a Note evidencing the portion of the Loan assigned to such assuming Lender. Administrative Agent shall maintain, or cause to be maintained, as agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Lender shall permit Borrower to review the register as needed for Borrower to comply with its obligations under this Agreement, the Loan Documents or any applicable law, regulation or procedure. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests

(but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. Each Lender shall have the right to inspect the register maintained by Administrative Agent to ascertain the identity of each other Lender. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive from Lender all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower, Administrative Agent and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.
          For the avoidance of doubt, nothing contained herein shall be construed as restricting or limiting any Lender from pledging its interest in the Loan or from selling its interest in the Loan in connection with a repurchase or similar agreement or arrangement.
          (c) If, pursuant to this Section 9.7, any interest in this Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to Borrower and/or the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder, and (ii) to agree (for the benefit of Lender and Borrower) to provide Borrower and the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
          (d) Anything contained herein to the contrary notwithstanding, in the event that (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is entitled to receive payments under Section 1.7 or Section 1.8, (ii) the circumstances that entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal then, with respect to any such Increased-Cost Lender, Borrower may, by giving written notice to Administrative Agent and any such Increased-Cost Lender of its election to do so, elect to cause such Increased-Cost Lender (and such Increased-Cost Lender hereby irrevocably agrees) to assign its interest in the Loan in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of this Section 9.7, provided that, (1) it shall be the sole obligation of Borrower to locate and identify an Eligible Assignee ready, willing and able to purchase such interest, and no Lender shall have any obligation to locate or identify any such Eligible Assignee or to incur any cost or expense in connection therewith, (2) on the date of such assignment, the Replacement Lender shall pay to such Increased-Cost Lender an amount equal to the sum of the outstanding principal balance of the portion of the Loan held by such Increased-Cost Lender together, plus all accrued interest thereon; and (3) on the date of such assignment, Borrower shall pay any amounts payable to such

Increased-Cost Lender pursuant to Section 1.7 or Section 1.8, together with all other reasonable, out-of-pocket expenses incurred by such Increased-Cost lender in connection with any such Assignment; provided, however, that Borrower shall not have the right to make such election to the extent that (x) such Increased-Cost Lender’s interest in the Loan is equal to or greater than 5% of the Principal Indebtedness or (y) such Assignment would cause the aggregate amount of Assignments made pursuant to this Section 9.7(d) to exceed 15% of the Loan Amount. Upon the Assignment of the Increased-Cost Lender’s interest in the Loan to a Replacement Lender, such Increased-Cost Lender shall no longer constitute a “Lender” for the purposes hereof, but any rights of such Increased-Cost Lender to indemnification under this Agreement shall survive as to such Increased-Cost Lender.
          (e) If required by Administrative Agent, the assigning Lender shall pay to Administrative Agent its standard processing and recordation fee, not to exceed $3,500 per Assignment (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and the assignee shall deliver to Administrative Agent such information as Administrative Agent shall reasonably request pursuant to its customary “Know Your Customer” procedures.
          9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          9.9. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender (or to Administrative Agent for the benefit of Lender), which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
          9.10. Intentionally Omitted.
          9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness, but Borrower may bring a separate claim against Lender.

Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.
          9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property or any other portion of the Collateral other than that of mortgagee, pledgee or lender.
          9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgage, the Pledge Agreement or any of the other Loan Documents, the provisions of this Agreement shall prevail.
          9.14. Brokers and Financial Advisors. Borrower represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.
          9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          9.16. Estoppel Certificates.
          (a) Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within 5 Business Days after receipt of Lender’s written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), and (F) to Borrower’s knowledge, such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such statement.
          (b) Lender shall within 5 days after Borrower’s written request therefor furnish Borrower with a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Notes, (iii) the rate of interest of the Notes, (iv) the date on which installments of interest and/or principal were last paid, (v) the balance of the sums in the accounts described in Article III, if any; and (vi) a statement regarding whether Lender has delivered to Borrower notice of an Event of Default.
          9.17. Payment of Expenses; Mortgage Recording Taxes. Borrower shall reimburse Lender and Agents upon receipt of written notice from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender, any Agent (or any of any of their respective Affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Qualified Title Insurance Policy, the Qualified Survey, the Environmental Report and any other third-party diligence materials; (ii) all reasonable out-of-pocket costs and expenses incurred by Administrative Agent pursuant to Section 10.11(a) or by Lender, any Agent or any of any of their respective Affiliates in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, in each case in connection with an actual or imminent Default by Borrower, as determined by Lender, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender, except for any request made by Lender in connection with any Assignment, Participation or Securitization, (C) filing and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender (or Collateral Agent for the benefit of Lender) pursuant to this Agreement and the other Loan Documents, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Property Owner Borrower GP, this Agreement, the other Loan Documents, the Property or any other Collateral, and (E) obtaining any Rating Confirmation required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including, if the Loan has been securitized, special servicing fees) incurred by Lender, any Agent (or any of any of their respective Affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring or workout and any insolvency or bankruptcy proceedings; provided, however, that notwithstanding anything in this Section 9.17, Borrower shall not be responsible for the payment of ordinary, master or primary servicing fees (as opposed to special servicing fees). Borrower shall be solely liable for all costs and expenses (third party or otherwise) incurred by Borrower and the initial Lender and its Affiliates in connection with any Securitization, syndication, participation or other secondary market transaction relating to the Loan and shall pay the same reasonably promptly after written request therefor. In addition, and notwithstanding anything to the contrary herein, Borrower shall promptly following request by Administrative Agent pay any and all transfer fees and other banking charges due and payable in connection with any transfer by Administrative Agent of a Qualified Letter of Credit delivered pursuant to this Agreement.
          9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Agents, Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
          9.19. Recourse.
          (a) The Loan and all obligations of Borrower hereunder are fully recourse to Borrower. Except as set forth in Section 9.19(b), in the Recourse Guaranty, in the Environmental Indemnities and in Section 5.19 and in Section 9.14, no recourse shall be had for the Indebtedness or for the performance or observation of any other obligation under this Agreement or any of the Loan Documents against any Affiliate of Borrower that is not a Borrower itself or any officer, director, partner or equityholder of Borrower or any such Affiliate.
          (b) Borrower shall indemnify Lender and Agents and hold Lender and Agents harmless from and against any and all Damages to Lender and/or Agents (including the legal and other expenses of enforcing the obligations of Borrower under this Section 9.19 and the Sponsor under the Recourse Guaranty) resulting from or arising out of any of the following (the “Indemnified Liabilities”):
     (i) any fraud or intentional misrepresentation committed by Borrower, the Sponsor or any of their respective Affiliates in connection with the Loan;
     (ii) the misappropriation or misapplication (in violation of the Loan Documents) by Borrower, the Sponsor or any of their respective Affiliates of any funds (including misappropriation or misapplication of Revenues, security deposits, sales proceeds and/or Loss Proceeds and the violation of the last sentence of Section 5.7(d));
     (iii) any voluntary Transfer of Collateral or voluntary Lien which is prohibited hereunder;
     (iv) any breach by Borrower or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity Agreements;
     (v) the occurrence of any filing by Borrower or any Property Owner Borrower GP under the Bankruptcy Code or any joining or colluding by Borrower or any Property Owner Borrower or any of their respective Affiliates (including Sponsor) in the filing of an involuntary case in respect of Borrower under the Bankruptcy Code;
     (vi) any material failure of Borrower or any Property Owner Borrower GP to be a Single-Purpose Entity, provided that failure to maintain adequate capital to conduct business operations shall not be considered a material failure of Borrower or any Property Owner Borrower GP to be a Single-Purpose Entity;
     (vii) the failure of Borrower to deliver any certificates which evidence the equity interests pledged pursuant to the Pledge Agreement to Collateral Agent, together with an executed stock, membership or partnership power, as applicable, in blank; and

     (viii) any intentional physical waste with respect to any Property committed or permitted by Borrower, the Sponsor or any of their respective Affiliates.
          (c) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Mortgage or to foreclose pursuant to any other Loan Documents, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and will be and can be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law against any guarantors (including Sponsors) to the extent allowed by any applicable guarantees (including the Recourse Guaranty). The provisions set forth in this Section 9.19 are not intended as a release or discharge of the obligations due under the Note or under any Collateral Documents, but are intended as a limitation, to the extent provided in this Section 9.19, on Lender’s right to sue for a deficiency or seek a personal judgment against Borrower or Sponsors.
          9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.
          9.21. Exculpation of Lender. Neither Lender nor Administrative Agent undertakes or assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender or Administrative Agent liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.
          9.22. Servicer. The Required Lenders may delegate any and all rights and obligations of the Required Lenders hereunder and under the other Loan Documents, other than the right to amend the Loan Documents, to a servicer (the “Servicer”) from time to time upon notice by 100% of the Lenders to Borrower, the Collateral Agent and the Administrative Agent, whereupon any notice, direction or consent from such Servicer to Borrower, the Collateral Agent or the Administrative Agent, and any action by such Servicer on behalf of the Required Lenders, shall have the same force and effect as if such Servicer were the Required Lenders. The fees of the Servicer shall be paid by Borrower.
          9.23. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS (BUT EXCLUDING ANY FEE LETTER, WHICH SHALL BE REGARDED AS A LOAN DOCUMENT HEREUNDER AND SHALL SURVIVE CLOSING), ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
          9.24. Purchase of Loan by Whitehall.
          (a) Subject and pursuant to the provisions of this Section 9.24, Whitehall may from time to time conduct one or more modified Dutch auctions in order to purchase a portion of the Principal Indebtedness evidenced by one or more of the Notes (an “Auction”). The aggregate amount of Principal Indebtedness repurchased by Whitehall through Auctions shall not exceed $35,000,000 (the “Maximum Permitted Auction Amount”).
          (b) In connection with each Auction, Whitehall shall provide notification to the Administrative Agent (for distribution to Lender) of the portion of the Principal Indebtedness that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Principal Indebtedness that Whitehall is willing to purchase in the Auction, which shall be no less than $10,000,000 or an integral multiple of $500,000 in excess of thereof (the “Auction Amount”); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of the Principal Indebtedness at issue, at which Whitehall would be willing to purchase such Principal Indebtedness in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due by 1 p.m. New York time (the “Expiration Time”). Such Expiration Time may be extended upon notice by Whitehall to the Administrative Agent at least 24 hours before the Expiration Time, provided, however, that only one extension per any such Auction Notice shall be permitted, which shall be for a period not exceeding three Business Days.

          (c) In connection with any Auction, each holder of a Note wishing to participate in such Auction must within five Business Days provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Principal Indebtedness evidenced by a particular Note (the “Reply Discount”) within the Discount Range and (ii) the principal amount of its Note(s), in an amount not less than $500,000 or an integral multiple in excess thereof, that such Lender would be willing to offer for sale at that Reply Discount (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of Principal Indebtedness held by such Lender. Lender may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance in a form approved by the Administrative Agent.
          (d) Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with Whitehall, will determine the applicable Reply Discount for the Auction, which will be the lowest Reply Discount (the “Applicable Reply Discount”) at which Whitehall can complete the Auction by purchasing the full Auction Amount (or such lesser amount of Principal Indebtedness for which Whitehall has received Return Bids within the Discount Range), provided that the aggregate principal amount of Principal Indebtedness purchased by Whitehall shall not exceed the Maximum Permitted Auction Amount. Whitehall shall purchase the Principal Indebtedness at the Applicable Reply Discount from each Lender whose Return Bid contains a Reply Discount that is equal to or less than the Applicable Reply Discount (each, a “Qualifying Bid”). Any portion of the Principal Indebtedness included in Return Bids received at a price lower than the Applicable Reply Discount will be purchased at the applicable Reply Discount and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Discounts, then all Principal Indebtedness held by such Lender offered in Qualifying Bids with prices lower than the Applicable Reply Discount shall also be purchased at the applicable Reply Discounts and shall not be subject to proration. All Principal Indebtedness offered in Return Bids at the Applicable Reply Discount will be purchased at the Applicable Reply Discount; provided that if (a) the aggregate principal amount of all Principal Indebtedness for which Qualifying Bids have been submitted in any given Auction would exceed the remaining portion of the Auction Amount, or (b) the aggregate amount of Principal Indebtedness purchased following such Auction would exceed the Maximum Permitted Auction Amount, Whitehall shall purchase the Principal Indebtedness for which the Qualifying Bids submitted were at the Applicable Reply Discount ratably based on the respective principal amounts offered and in an aggregate amount necessary to complete the purchase of the Auction Amount, applying proceeds up to the lower of (x) the Auction Amount and (y) the highest amount of proceeds that would not cause Whitehall to exceed the Maximum Permitted Auction Amount. No Return Bids will be accepted above the Applicable Reply Discount. Each participating Lender will receive notice from the Administrative Agent of a Qualifying Bid by 4 p.m. New York time on the same business day of the date the Return Bid was due.
          (e) Once initiated by an Auction Notice, Whitehall may not withdraw an Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a

Return Bid, such Lender will not have any withdrawal rights. Any Return Bid delivered to the Administrative Agent may not be modified, revoked, terminated or cancelled by a Lender.
          (f) Prior to the consummation of any Auction, Whitehall shall provide to Administrative Agent and Lender an officer’s certificate certifying that it is not in possession of any material non-public information regarding the Borrower or the Properties that has not been disclosed to the Administrative Agent and Lender.
          (g) Immediately upon acquisition by Whitehall of any Principal Indebtedness pursuant to this Section 9.24, the amount so acquired shall be deemed to have been prepaid in full, the Principal Indebtedness shall be appropriately reduced and the outstanding principal balance of the portion of the Loan so acquired shall be reduced to zero. Neither Whitehall nor any holder of the portion of the Loan so acquired shall be deemed a “Lender” or have any of the rights of a Lender hereunder. Upon the conclusion of the auction process described in this Section 9.24, Whitehall may designate W2007/ACEP Holdings, LLC as the purchaser of the Principal Indebtedness that was the subject of such auction.
          9.25. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lending Parties”), may have economic interests that conflict with those of Borrower, its stockholders and/or its Affiliates. Borrower agrees that nothing in this Agreement, the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lending Party, on the one hand, and Borrower, its stockholders or its Affiliates, on the other. Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lending Party has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lending Party has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person. Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.
          9.26. Confidentiality. Each Agent and Lender shall not disclose Restricted Information to any party that Agent or Lender, as applicable, actually knows to be a Competitor Assignee. Each Agent and Lender shall not disclose any non-public information regarding Borrower and the Properties that is marked “confidential” and obtained by such Agent or Lender, it being understood and agreed by Borrower that the Administrative Agent may disclose such information to Lender and each Agent and Lender may make (i) disclosures of such information to Affiliates of Lender or Agent and to their respective agents and advisors (and to other Persons authorized by Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.26), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of the Loan or any participations therein (provided (x) such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.26 or other provisions at least as restrictive as this Section 9.26 and (y) no disclosures of Restricted Information to any Competitor Assignee will be permitted), (iii) disclosure to any Rating Agency when required by it, provided that, prior to any disclosure, such Rating Agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower received by it from any Agent or Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (v) disclosures required or requested by any internal or external auditor, governmental agency, regulatory authority or representative thereof, or by the NAIC, or pursuant to legal or judicial process or pursuant to applicable law; provided, unless specifically prohibited by applicable law or court order, Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and Lender in connection with the administration and management of this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, nothing in the foregoing Section 9.26 nor any other confidentiality requirements prevents the provision by the initial Lender or any of its Affiliates of information to counterparties in connection with a repurchase or similar agreement or arrangement.
          9.27. PATRIOT Act Records. Each of Lender and Administrative Agent (for itself and not on behalf of Lender) hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender or Administrative Agent, as applicable, to identify Borrower or Sponsor in accordance with the PATRIOT Act.
ARTICLE X
AGENTS
          10.1 Appointment.
          (a) Each Lender hereby irrevocably designates and appoints (i) Administrative Agent as the administrative agent of such Lender and (ii) Collateral Agent as the collateral agent of such Lender, in each case, under this Agreement and the other Loan Documents to which Administrative Agent and/or Collateral Agent are a party, respectively, and each such Lender irrevocably authorizes each such Agent to take such action on its behalf and in such Agent’s designated capacity under the provisions of this Agreement and the other Loan Documents to which Administrative Agent and/or Collateral Agent are a party, respectively, and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents to which Administrative Agent and/or Collateral Agent are a party, respectively. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and/or in the other Loan Documents to which such Agent is a party, nor shall any Agent have or be deemed to have any fiduciary relationship with or fiduciary obligations to any Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of any Agent. In performing its functions and duties hereunder and under the other Loan Documents to which an Agent is a party, each such Agent shall act solely as an Agent of the Lenders and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for Borrower or any other Person. Wherever in this Agreement or the other Loan Documents the consent of Lender or the Required Lenders is required for any action to be taken by Borrower, Borrower may deliver its request for such consent to the Administrative Agent, the Administrative Agent shall deliver copies of such request to each Lender and the Administrative Agent shall convey to Borrower the response of each Lender.
          (b) Administrative Agent shall have the power and authority, and is hereby designated by Lender, to act on behalf, and for the benefit, of Lender, on a collective basis, for all purposes hereunder and under the other Loan Documents to which Administrative Agent is a party, provided that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, Administrative Agent shall not be authorized to take any Material Action or Unanimous Action hereunder or under any of the other Loan Documents without the consent of the requisite Required Lenders.
          (c) Notwithstanding any provision of this Agreement or the other Loan Documents, any action to be taken or omitted by Administrative Agent under the terms and provisions of this Agreement and the other Loan Documents shall be taken or omitted solely at the written direction of the Required Lenders (which written direction may be in the form of an e-mail). For the avoidance of doubt, Administrative Agent shall have no discretion under the Loan Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Required Lenders (which written direction may be in the form of an e-mail); provided, however, that the written direction of the Required Lenders shall not be required in connection with (i) disbursing amounts to the Lender and Agents (for amounts due to Agents) in accordance with this Agreement and the other Loan Documents, (ii) calculating the interest rate in accordance with this Agreement and (iii) forwarding to Lender notices and other documents received by Administrative Agent pursuant to this Agreement and the other Loan Documents, in each case, unless Required Lenders shall provide specific direction, or Administrative Agent shall request specific direction, with respect thereto. Administrative Agent shall be entitled to rely upon the written direction of the Required Lenders and shall be fully protected in so relying. Wherever in this Agreement or the other Loan Documents the Administrative Agent or the Collateral Agent is required to take or refrain from taking any action, each Lender agrees to direct Administrative Agent or Collateral Agent, as applicable, to take or refrain from taking such action. Administrative Agent shall have no duty, obligation or liability to examine, make any investigation or review any notices, requests or other documents or instruments delivered to it under the terms of the Loan Documents, except to deliver copies of the same to Lender in accordance with the terms of this Agreement.
          10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through receivers, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent, receiver or attorneys-in-fact selected by it with reasonable care.
          10.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates (collectively, “Agent-Related Persons”) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person or Persons under or in connection with this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person or Persons’ own gross negligence or willful misconduct and such Person (or Persons) was not selected with reasonable care) or (ii) responsible in any manner to any Lender or any other Person for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any Collateral or Property or for the validity, effectiveness, enforceability, sufficiency, priority or perfection of any security interest purported to be granted or created pursuant to the Loan Documents, or for any failure of any Borrower to perform its obligations hereunder or thereunder. Neither any Agent nor any Agent-Related-Person shall be required to initiate or conduct any litigation or collection or other proceeding under the Loan Documents without the express written direction of Required Lenders. Neither any Agent nor any Agent-Related Persons shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower. Each Agent agrees to promptly furnish to each Lender copies of all financial statements and other certificates, reports, papers, documents or notices received by it hereunder in its capacity as an Agent. Each Agent and Agent-Related Person shall have the right at any time to seek instructions from the Lenders with respect to the administration of the Loan Documents. Anything to the contrary notwithstanding, in no event shall any Agent or Agent-Related Person be liable to any Person, under this Agreement or any other Loan Document, for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent or Agent-Related Person has been advised of the likelihood of such loss or damage.
          10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel

(including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, including without limitation any documents delivered to any Agent under Article V and Article VIII. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with this Agreement and all actions required in connection with such transfer shall have been taken. Each Agent shall be fully justified in, and shall have no liability for, failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive direction, request or consent of the Required Lenders and/or it shall first be indemnified to its satisfaction by each Lender against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action; and each Agent has the right to seek instructions from the Required Lenders before acting or electing not to act under this Agreement or any other Loan Document. Each Agent shall in all cases be fully protected and have no liability in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a direction, request or consent of the Required Lenders, and such direction, request or consent and any action taken or failure to act pursuant thereto shall be binding upon each Lender and all future holders of all or any interest in the Loan.
          10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under the Loan Documents unless a responsible officer of such Agent shall have received written notice from Lender, another Agent or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that Administrative Agent shall receive such a notice, it shall promptly give notice thereof to each Lender and Collateral Agent. In the event that Collateral Agent shall receive such a notice, it shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to each Lender . Each Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders.
          10.6 Credit Decision. Each Lender expressly acknowledges that neither any Agent nor any Agent-Related Person has made any representations or warranties to it and that no act by any Agent hereafter taken, including without limitation any review of the affairs of Borrower or any Affiliate of Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property (including the Property), financial prospects, and other condition and creditworthiness of the Borrower and its Affiliates and made its own decision to make its pro rata share of the Loan hereunder and enter into this Agreement and extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property (including the Property), financial prospects , and other condition and creditworthiness of the Borrower and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lender by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property (including the Property), condition (financial or otherwise), prospects or creditworthiness of any Borrower, any Affiliate of any Borrower or any Property that may come into the possession of any Agent or any Agent-Related Persons.
          10.7 Indemnification. Each Lender shall indemnify and hold harmless upon demand the Agents and all other Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) ratably (according to the principal amount of the Loan held) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agents and Agent-Related Persons, including in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any Agent or Agent-Related Person shall be designated a party thereto including those incurred in any bankruptcy proceeding) which may at any time (including at any time following the repayment of the Loan) be imposed on, incurred by or asserted against any such Person in any way as a result of, relating to or arising out of this Agreement, any other Loan Document, the Transaction or any document contemplated by or referred to herein or in any other Loan Document or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agents and any other Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person’s fraud, bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand (to the extent such Agent is not reimbursed upon demand by Borrower, unless such Agent is legally restricted from making such demand upon Borrower, in which case demand need not be made upon Borrower) for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees and expenses, including the allocated fees of in-house counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that such Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section 10.7, together with all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services). No provision of this Agreement or the other Loan Documents shall require either Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers (except in connection with such Agent’s own overhead and operating costs unless, and to the extent, otherwise expressly set forth in the Agent Fee Agreements) unless Agent shall have received adequate indemnity in such Agent’s reasonable opinion against potential costs and liabilities incurred by such Agent relating thereto. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, in the event any Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Agent shall not be required to commence any such action or exercise any such remedy if the Agent has determined in good faith that the Agent may incur liability under any Legal Requirements as the result of the presence at, or release on or from, the Collateral, of any Hazardous Substances unless the Agent has received security or indemnity from the Lenders in an amount and in a form all satisfactory to the Agent in its sole discretion, protecting the Agent from all such liability. Each Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Borrower or the Lenders to be sufficient. The obligation of each Lender in this Section 10.7 shall survive the payment of the Indebtedness, the termination of this Agreement and the resignation or removal of the Agents.
          10.8 Agents in Their Individual Capacity. Each Agent and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, Borrower and its Affiliates as though such Agent were not an Agent hereunder and without notice to or consent of Lender (except that the foregoing shall not permit any transaction that would otherwise be prohibited hereunder). Lender acknowledges that (i) pursuant to such activities, one or more Agent, and/or one or more of their respective Affiliates may receive information regarding Borrower and its respective Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower and/or such Affiliates), and (ii) neither any Agent, nor any of their respective Affiliates, shall be under any obligation to provide such information to Lender. With respect to the pro rata share (if any) of the Loan made or held by it at any time and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the term “Lender” shall include each Agent in its individual capacity, to the extent it holds any portion of the Loan.
          10.9 Successor Agents. Each of the Administrative Agent and the Collateral Agent may be removed by the Required Lenders (which for the purposes thereof, shall not include the pro rata interest of Lender then serving as Administrative Agent, if applicable) with or without cause upon 10 days’ notice to such Agent. Any Agent may resign hereunder and under the other Loan Documents upon 30 days’ notice to Lender and Borrower. Upon the resignation or removal of any Agent, the Required Lenders shall appoint a successor Administrative Agent or Collateral Agent, as the case may be. Upon the acceptance of its appointment as successor Agent in such capacity hereunder and under the other Loan Documents, a successor Agent shall succeed to all the rights, powers and duties of the retiring or removed Agent in such capacity, and the term “Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor Administrative Agent or Collateral Agent, as the case may be, and the retiring or removed Agent’s rights, powers and duties as Agent in such capacity shall be terminated. The provisions of this Article X shall continue to inure to the benefit of the Agent that has resigned or been removed as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. If no successor Agent has accepted appointment as Agent in the applicable capacity by the date which is 10 days or 30 days, as applicable, following a retiring Agent’s notice of resignation or receipt of notice of removal, the retiring Agent’s resignation or removal shall nevertheless be effective and the Required Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent in such capacity as provided for above. If an Agent consolidates with, merges with or converts into, or transfers all or substantially all of its assets or corporate trust business (including the administration of this Agreement and the other Loan Documents) to, another Person, the resulting, surviving or transferee Person, without any further act, shall be the successor Agent.
          Section 10.10. Standard of Care of the Collateral Agent; etc.
          (a) The Collateral Agent agrees for the benefit of Lender that it will hold the original Loan Documents it receives, if any, as a custodian and shall handle such Loan Documents in accordance with Accepted Collateral Agent Practices. Collateral Agent may hold such original Loan Documents either directly or indirectly through a custodian. Collateral Agent shall, and shall cause any custodian acting on its behalf to, deliver to Administrative Agent any original Loan Documents in Collateral Agent or such custodian’s possession promptly after Administrative Agent’s request therefor.
          (b) The Collateral Agent shall not be required to take any discretionary actions hereunder or under any other Loan Documents. Any provision of this Agreement or any other Loan Document authorizing the Collateral Agent to take any action shall not obligate the Collateral Agent to take such action. The Collateral Agent shall not be under any obligation or duty to perform any act which, in the Collateral Agent’s sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect thereof, or to advance any of its own monies, unless the Administrative Agent, the Required Lenders or Borrower, as the case may be, shall have offered to the Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance satisfactory to the Collateral Agent.
          (c) The Collateral Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Collateral Agent.
          (d) Collateral Agent shall not have any duty, obligation or liability with respect to any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document delivered by the Borrower under the Loan Documents, including without limitation any documents delivered to any Agent under Article V and Article VIII, other than to deliver copies of the same to Administrative Agent upon Administrative Agent’s request. Without limiting the generality of the foregoing, Collateral Agent shall have no duty, obligation or liability with respect to any notice of default delivered to Collateral Agent (either under the Loan Documents or under any other agreement or document) other than to deliver a copy of the same to Administrative Agent.

          Section 10.11. Standard of Care of the Administrative Agent; etc.
          (a) In performing its obligations hereunder, the Administrative Agent shall employ the Accepted Administrative Agent Practices without regard to any relationship that the Administrative Agent or any Affiliate of the Administrative Agent may have with the Borrower or any Affiliate of the Borrower. The servicing and administration of the Loan by the Administrative Agent shall include, without limitation, the following:
          (i) if directed by the Required Lenders, using commercially reasonable efforts to enter upon and inspecting a Property to the extent permitted by this Agreement; and
          (ii) if directed by the Required Lenders, using commercially reasonably efforts to inspect and examine the Borrower’s books and records in accordance with Section 5.5 (for the avoidance of doubt, notwithstanding the foregoing, Lender, or another agent of Lender, may inspect and examine Borrower’s books and records directly);
          (b) Recordkeeping Requirements. The Administrative Agent shall maintain records with respect to the Loan and the Properties, which shall include a file of monthly, quarterly and annual statements, Approved Annual Budgets and any updates thereto, financial information, notices, correspondence and reports to the extent any such documents have been received by the Administrative Agent.
          (c) Access to Books and Records and Information Reasonably Requested. The Administrative Agent shall permit the examination by any Lender or its representatives without charge, upon two Business Days’ prior notice and during ordinary business hours, of all books and records kept by the Administrative Agent in the ordinary course of business with respect to the Loan, the Borrower and/or the Properties. In addition to the foregoing, the Administrative Agent shall provide each Lender with photostatic or other copies of such of these records as any Lender may request and at such Lender’s expense.
          (d) Subservicing. To the extent necessary for the Administrative Agent to comply with any applicable laws, regulations, codes or ordinances relating to the Administrative Agent’s obligations hereunder, the Administrative Agent may subservice to any Person any of its obligations hereunder; provided, however, that (i) Administrative Agent shall obtain the Required Lenders’ advance written consent to any such Person (not to be unreasonably withheld), (ii) any subservicing agreement shall be consistent with and subject to the provisions of this Agreement and (iii) Administrative Agent shall supervise, and provide oversight to, any such Person. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Administrative Agent of its obligations hereunder. Notwithstanding any such subservicing agreement, the Administrative Agent shall be obligated to the same extent and under the same terms and conditions as if the Administrative Agent alone was servicing and administrating the Loan in accordance with the terms of this Agreement. The Administrative Agent shall be solely liable for all fees owed by it to any subservicer, regardless of whether the Administrative Agent’s compensation hereunder is sufficient to pay such fees.

          (e) Merger or Consolidation of the Administrative Agent. The Administrative Agent may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business shall be the successor of the Administrative Agent hereunder, and shall be deemed to have assumed all of the liabilities of the Administrative Agent hereunder. The Administrative Agent shall notify each Lender upon the occurrence of any such merger, consolidation or succession of business.
          (f) Assignment or Participation of the Loan. Any Lender assigning or participating all or a portion of its interest in the Loan to an Eligible Assignee shall notify the Administrative Agent of any such Assignment or Participation. Until the Administrative Agent receives written notice from an assuming or participating Eligible Assignee regarding the consummation of such Assignment or Participation, Lender (which, for the purpose of this subsection, shall mean the Person or Persons which owned and held the Loan immediately prior to the consummation of such Assignment or Participation) shall be presumed to be the owner and holder of the Loan with respect to any duty or obligation of the Administrative Agent hereunder.
          (g) Any provision of this Agreement or any other Loan Document authorizing the Administrative Agent to take any action shall not obligate the Administrative Agent to take such action.
          (h) Administrative Agent shall not have any duty, obligation or liability with respect to any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document delivered by Borrower under the Loan Documents, including without limitation any documents delivered to any Agent under Article V and Article VIII, other than to deliver copies of the same to a Lender. Without limiting the generality of the foregoing, Administrative Agent shall have no duty, obligation or liability with respect to any notice of default delivered to Administrative Agent (either under the Loan Documents or under any other agreement or document) other than to deliver a copy of the same to Lenders.
          10.12 Electronic Communications.
          (a) Administrative Agent shall promptly deliver to each Lender hereunder copies of (i) all notices, reports, documents, data and other communications (collectively “Communications”) received from Borrower in connection with this Agreement and the other Loan Documents and (ii) all Communications delivered by Administrative Agent to Borrower in connection with this Agreement and the other Loan Documents. All notices and other communications from any Agent to any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Agent, provided that the foregoing shall not apply to notices to any Lender that has notified such Agent that it is incapable of receiving notices under by electronic communication. Any Agent may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless an Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (b) Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agree and assume the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the distributing Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
          (c) Lender agrees that Approved Electronic Communications are provided “as is” and “as available”. No Agent and no Agent-Related Party warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or any Internet or intranet platform on which they may be provided, and each expressly disclaims liability for errors or omissions in any such platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agents in connection with any such platform or the Approved Electronic Communications. “Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Borrower provides to an Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Lender by means of electronic communications pursuant to this Section 10.12.
          (d) Each Borrower and each Lender agrees that any Agent may, but shall not be obligated to, store any Approved Electronic Communications on Internet or intranet platform in accordance with such Agent’s customary document retention procedures and policies.
          10.13 Actions by the Collateral Agent and the Administrative Agent.
          (a) Each Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any written direction by the Required Lenders (which written direction may be in the form of an e-mail) or an Officer’s Certificate from Borrower. Whenever in the administration of any Loan Document any Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any act hereunder or thereunder, such matter (unless other evidence in respect thereof be herein or therein specifically prescribed) may, in the absence of bad faith, gross negligence or willful misconduct on the part of such Agent, be deemed to be conclusively proved and established by any written direction from the Required Lenders or an Officer’s Certificate from Borrower delivered to such Agent, and such written direction or certificate, in the absence of gross negligence or bad faith on the part of such Agent, shall be full authorization to such Agent for any action taken, suffered or omitted to be taken by it under the provisions of any Loan Document.

          (b) In each case that an Agent may or is required hereunder or under any other Loan Document to take any action (an “Agent Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Loan Documents, the Agent may seek direction from the Required Lenders. The Agent shall not be liable with respect to any Agent Action taken or omitted to be taken by it in good faith in accordance with the direction from the Required Lenders. If the Agent shall request direction from the Required Lenders with respect to any Agent Action, the Agent shall be entitled to refrain from such Agent Action unless and until such Agent shall have received direction from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining.
          (c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall either Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by the Loan Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall either Agent be responsible for, and each Agent makes no representation regarding, the validity, effectiveness or priority of any of the Loan Documents or the security interests or Liens intended to be created thereby.
          10.14 Payment of Expenses and Indemnity.
          (a) Borrower shall, whether or not the transactions hereby contemplated are consummated, pay all fees and out-of-pocket costs and expenses of each Agent in accordance with the Agent Fee Agreements, in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the administration of the Loan Documents and the performance of the Agents’ duties thereunder, (iii) the syndication, management, and administration of the Loan (including reasonable fees and expenses of an independent engineer or an independent environmental auditor in connection with the Engineering Report and the Environmental Report), (iv) the creation, perfection or protection of the Collateral Agent’s Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and (v) any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of counsel to the Agents (including those incurred in any bankruptcy proceeding) and any other attorneys retained by the Agents and allocated costs of internal counsel).
          (b) Borrower shall pay all out-of-pocket costs and expenses of each Agent in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Indebtedness (including, without limitation, the reasonable fees and disbursements of counsel for each Agent).
          (c) Borrower shall pay, and hold each Agent harmless from and against, any and all present and future stamp, excise, mortgage recording and other similar taxes and fees with respect to the foregoing matters and hold each Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) Borrower shall indemnify each Agent and Agent-Related Person (each an “Agent Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Agent Indemnitee) that may at any time (including, without limitation, at any time following the payment of the Indebtedness) be imposed on, asserted against or incurred by any Agent Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated hereby or the execution, delivery or performance of any Loan Document, (ii) any violation by Borrower or its Affiliates of any applicable Legal Requirement, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by Borrower or any of Affiliates, including, without limitation, all on-site and off-site activities involving Hazardous Substances, (iv) the breach of any environmental representation or warranty set forth in any Loan Document, (v) the grant to Lenders of any Lien in any property or assets of Borrower or any equity interest in Borrower and (vi) the exercise by Lender of its rights and remedies including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, in each case, as to any Agent Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent caused by reason of the gross negligence or willful misconduct of such Agent Indemnitee as finally determined by a court of competent jurisdiction). Borrower’s obligations under this Section shall survive the repayment of all Indebtedness, the termination of this Agreement and the resignation or removal of either Agent.
          (e) The parties hereto hereby agree and acknowledge that neither Agent shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any Environmental Laws as a result of this Agreement, any other Loan Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto hereby agree and acknowledge that in the exercise of its rights under this Agreement and the other Loan Documents, each Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including without limitation the Properties under the Mortgage, and that any such actions taken by either Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the Properties under the Mortgage, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended (“CERCLA”)
          10.15 Marshalling. No Agent shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Indebtedness.
          10.16 Direction from Required Lenders. Whenever pursuant to this Agreement and the other Loan Documents the Administrative Agent and/or the Collateral Agent would, but for direction being given to such Agent by the Required Lenders, be required to execute a document or instrument, release funds or other Collateral or take any other action, such Agent shall notify the Lenders of same (or, in the case of the Collateral Agent, shall notify the Administrative Agent who shall, in turn, notify the Lenders) and the Required Lenders shall, unless an Event of Default has occurred and is continuing, thereafter provide such direction to such Agent promptly upon (i) satisfaction of any conditions expressly set forth in this Agreement or the other Loan Documents, as applicable, and (ii) in the case of any request for a consent, approval, or waiver which is not required to be given by the applicable Agent or the Lenders pursuant to the terms of the applicable provision, the Required Lenders have determined to provide same (which determination shall be in their sole discretion except in those cases where a reasonableness requirement is expressly set forth in the applicable provision); and, upon receipt of such direction, the applicable Agent shall promptly take such action. Administrative Agent shall, and Collateral Agent shall request Administrative Agent to, promptly request direction from the Required Lenders to any action or request that requires the direction of the Required Lenders pursuant to the terms of this Agreement or any other Loan Document (unless such direction has already been delivered to such Agent), and Administrative shall comply with such request. If the Lenders appoint a Servicer pursuant to Section 9.22, then they shall comply or cause the Servicer to comply with this Section.
[No further text on this page; Signature Page Follows]

          Lender, Administrative Agent, Collateral Agent and Borrower are executing this Agreement as of the date first above written.
BORROWER:

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., a Delaware limited partnership

By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

By: W2007 ACEP FIRST MEZZANINE A GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., a Delaware limited partnership

ARIZONA CHARLIE’S, LLC, a Nevada limited liability company

By: W2007 ACEP FIRST MEZZANINE B GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

FRESCA, LLC, a Nevada limited liability company
By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

AQUARIUS GAMING LLC, a Nevada limited liability company
By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

STRATOSPHERE GAMING LLC, a Nevada limited liability company
By:	/s/ Elizabeth Burban
	Name:	Elizabeth Burban
	Title:	Authorized Signatory

[Signatures continue on following page]
Loan Agreement

W2007 AQUARIUS PROPCO, L.P., a Delaware limited partnership

By:	W2007 AQUARIUS GEN-PAR, L.L.C., a
Delaware limited liability company, its
general partner

	By:	/s/ Elizabeth Burban

Name: Elizabeth Burban
Title: Authorized Signatory

W2007 STRATOSPHERE LAND PROPCO, L.P., a Delaware limited partnership

By:	W2007 STRATOSPHERE LAND GEN-PAR,
L.L.C., a Delaware limited liability
company, its general partner

	By:	/s/ Elizabeth Burban

Name: Elizabeth Burban
Title: Authorized Signatory

W2007 FRESCA PROPCO, L.P., a Delaware limited partnership

By:	W2007 FRESCA GEN-PAR, L.L.C., a
Delaware limited liability company, its
general partner

	By:	/s/ Elizabeth Burban

Name: Elizabeth Burban
Title: Authorized Signatory

W2007 STRATOSPHERE PROPCO, L.P., a
Delaware limited partnership

By:	W2007 STRATOSPHERE GEN-PAR,
L.L.C., a Delaware limited liability
company, its general partner

	By:	/s/ Elizabeth Burban

Name: Elizabeth Burban
Title: Authorized Signatory

W2007 ARIZONA CHARLIE’S PROPCO,
L.P., a Delaware limited partnership

By:	W2007 ARIZONA CHARLIE’S GEN-PAR,
L.L.C., a Delaware limited liability
company, its general partner

	By:	/s/ Elizabeth Burban

Name: Elizabeth Burban Title: Authorized Signatory

[Signatures continue on following page]
Loan Agreement

ADMINISTRATIVE AGENT:

ARCHON GROUP, L.P., a Delaware limited partnership
By:	/s/ Michael Forbes
	Name:	Michael Forbes
	Title:	Authorized Signatory

[Signatures continue on following page]
Stratosphere II- Loan Agreement

COLLATERAL AGENT:

WELLS FARGO BANK, N.A., a national banking association
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

[Signatures continue on following page]
Loan Agreement

LENDER:

GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership
By:	/s/ Mark J. Buono
	Name:	Mark J. Buono
	Title:	Managing Director

Loan Agreement

Exhibit A
Form of Cash Management Agreement

CASH MANAGEMENT AGREEMENT
     This Cash Management Agreement is dated as of June 25, 2009 (this “Agreement”) and is among WELLS FARGO BANK, N.A., a national banking association, in its capacity as cash management bank (together with its successors and permitted assigns in such capacity, the “Cash Management Bank”), W2007 AQUARIUS PROPCO, L.P., W2007 STRATOSPHERE PROPCO, L.P., W2007 STRATOSPHERE LAND PROPCO, L.P., W2007 ARIZONA CHARLIE’S PROPCO, L.P., W2007 FRESCA PROPCO, L.P., W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., and W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., each a Delaware limited partnership, and AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company, and ARIZONA CHARLIE’S, LLC, FRESCA, LLC, AQUARIUS GAMING LLC, and STRATOSPHERE GAMING LLC, each a Nevada limited liability company (collectively, jointly and severally, “Borrower”), WELLS FARGO BANK, N.A., a national banking association (“Collateral Agent”), and ARCHON GROUP, L.P., a Delaware limited partnership (“Administrative Agent”), in their respective capacities as administrative agent and collateral agent, for and on behalf of GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, together with each other “Lender” from time to time holding any portion of the Loan (collectively, together with their respective successors and assigns as holder of the Note, “Lender”).
WITNESSETH
     WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not defined herein have the meanings ascribed to them therein), by and among Borrower, Collateral Agent, Administrative Agent and Lender, Lender has provided financing to Borrower secured by, among other things, certain parcels of real property more particularly described in the Loan Agreement and the other Loan Documents (the “Properties”).
     WHEREAS, the Loan Agreement provides that all credit card receivables and all cash Revenues (collectively, “Receivables”) relating to the Properties and all other money received by Borrower or the Approved Property Manager with respect to the Properties (other than tenant security deposits required to be held in reserve accounts and amounts retained at the Properties as Gaming Operating Reserves) are to be remitted into the Cash Management Account (as defined below); and
     WHEREAS, Borrower and Administrative Agent desire to retain the Cash Management Bank to provide the services described herein and the Cash Management Bank agrees to provide such services;

     NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Establishment and Maintenance of the Accounts.
     (a) Concurrently herewith, the following segregated accounts and subaccounts are being established with the Cash Management Bank:
     (i) an account entitled the “Cash Management Account”;
     (ii) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Capital Expenditure Reserve Account”;
     (iii) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Surplus Cash Amortization Reserve Account”;
     (iv) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Tax and Insurance Reserve Account”;
     (v) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “FF&E Reserve Account”;
     (vi) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Loss Proceeds Account”;
     (vii) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Excess Cash Flow Reserve Account”; and
     (viii) an account (which may be a subaccount of the Cash Management Account maintained on a ledger-entry basis) entitled the “Deferred Maintenance and Environmental Reserve Account”.
     The foregoing accounts are referred to collectively herein as the “Accounts”. Each of the Accounts (a) shall be in the name of Borrower, as pledgor, and Collateral Agent (or such other Person as Collateral Agent shall designate), as secured party for the benefit of the Lender (and, upon the request of Administrative Agent, as directed by Required Lenders, shall bear a designation clearly indicating that the funds deposited therein are held by Collateral Agent as an agent for holders of interests in the Loan), (b) shall be under the sole dominion and control of Administrative Agent, (c) shall be a segregated account (or a ledger-entry subaccount of the Cash Management Account) maintained with the Cash Management Bank, (d) shall not be evidenced by a certificate of deposit, passbook or other instrument, and (e) shall contain only funds held for the benefit of Collateral Agent on behalf of Lender in accordance herewith. Subject to the terms of the Loan Agreement, including but not limited to Section 3.10 thereof, the Cash Management Bank agrees that it shall not respect any requests for withdrawal or any entitlement orders from any party other than Administrative Agent (or such other Person as Administrative Agent shall designate).

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     (b) The Cash Management Bank represents that it is a federal or state chartered depository institution, subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b).
     (c) The Cash Management Bank shall hold amounts deposited in the Accounts in trust for Collateral Agent for the benefit of Lender and shall not commingle such amounts with any other amounts held on behalf of Collateral Agent, Administrative Agent, Lender or any other Person.
     (d) Subject to the terms of the Loan Agreement, including but not limited to Section 3.10 thereof, any amount held in any of the Accounts shall either be held in such Accounts in Permitted Investments (as defined on Exhibit 2 hereto) or be left uninvested, in each case, at the written direction of Administrative Agent. In no event shall Cash Management Bank have any responsibility or liability for the types of investments that Administrative Agent may direct, nor shall Cash Management Bank have any duty or responsibility to confirm that the same are in fact Permitted Investments. All earnings on Permitted Investments shall be credited to the Account from which they were derived. Unless otherwise required by applicable law, all income and gains from the investment of funds in the Tax and Insurance Reserve Account shall be for the account of Lender, and Administrative Agent (as directed by Required Lenders) shall have the right at any time to cause the Cash Management Bank to remit such amounts to Lender. None of Lender, Administrative Agent, Collateral Agent or the Cash Management Bank shall be responsible for any losses on any Permitted Investment. As between Borrower on the one hand and Administrative Agent, Collateral Agent and Lender on the other, Borrower (or Lender with respect to the Taxes and Insurance Reserve Account, to the extent of any income actually received with respect thereto in accordance with Section 3.11(b) of the Loan Agreement) shall treat all income, gains and losses from the investment of amounts in the Accounts as its income or loss for federal, state and local income tax purposes.
     Section 2. Disbursements from the Accounts.
     (a) The Cash Management Bank shall, without the further consent of Borrower, comply with all written instructions (and, with respect to any Permitted Investments, all entitlement orders) received from Administrative Agent, including, without limitation, any instructions that amounts be disbursed therefrom to other Accounts and/or to other accounts specified by Administrative Agent (it being agreed by Administrative Agent, as directed by Required Lenders, for the benefit of Borrower, that such written instructions (and any entitlement orders) shall at all times be in conformance with the provisions of the Loan Agreement), which instructions or entitlement orders are anticipated to be substantially in the form of Exhibit 1 attached hereto (collectively, “Disbursement Instructions ”). Without limiting the generality of the foregoing, until Administrative Agent instructs the Cash Management Bank otherwise (it being agreed by Administrative Agent, for the benefit of Borrower, that such written instructions (and any entitlement orders) shall at all times be in conformance with the provisions of the Loan Agreement), the Cash Management Bank shall transfer, free and clear of all liens, to an account specified by Borrower, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), all collected and available funds deposited in the Cash Management Account in excess of the Peg Balance. Administrative Agent may from time to time, on one Business Day’s prior written notice to the Cash Management Bank and without the

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further consent of Borrower, instruct the Cash Management Bank to stop making transfers to Borrower and/or change the Peg Balance (it being agreed by Administrative Agent, for the benefit of Borrower, that Administrative Agent shall only exercise such right in accordance with the terms of the Loan Agreement, including any cure rights of Borrower provided for therein), and the Cash Management Bank is hereby irrevocably instructed by the parties to comply with such notice or instruction. The Cash Management Bank hereby agrees to deliver prompt written notice of any deficiency in the Cash Management Account (relative to any Disbursement Instruction) to Borrower and Administrative Agent within three Business Days prior to any applicable disbursement date specified in a Disbursement Instruction, but Borrower agrees that failure of the Cash Management Bank to deliver such notice shall not in any way alter the obligations of Borrower under the Loan Agreement.
     (b) Statements. At the end of each month, the regular statement from the Cash Management Bank covering deposits to and withdrawals from the Cash Management Account shall be sent to Administrative Agent, with a copy to Borrower, at the addresses set forth below.
     Section 3. Fees. The Cash Management Bank agrees that it shall look solely to Borrower (subject to the last proviso of this Section 3) for the payment of, and Borrower hereby agrees that it shall pay to the Cash Management Bank, its regular fees in connection with the maintenance of the Accounts and the performance of the Cash Management Bank’s duties hereunder and reasonable attorney’s fees of the Cash Management Bank’s counsel for the review, negotiation and enforcement of this Agreement as such fees are identified in the Agent Fee Agreement (as defined in the Loan Agreement); provided, however, that the Cash Management Bank shall also have the right to set-off against amounts contained in the Cash Management Account for such fees pursuant to Section 5 hereof. In no event shall Administrative Agent or Collateral Agent have any obligation to pay such fees or other amounts to the Cash Management Bank.
     Section 4. Termination.
     (a) The Cash Management Bank may resign and be discharged from its duties or obligations hereunder by giving 30 days’ prior written notice to Borrower, Collateral Agent and Administrative Agent of such resignation specifying a date when such resignation shall take effect. Upon such resignation or discharge, the Cash Management Bank shall have the right to withhold an amount equal to the amount due and owing to the Cash Management Bank hereunder.
     (b) Administrative Agent may terminate this Agreement after 30 days’ prior written notice to the other parties hereto, and upon such termination, shall designate a substitute Cash Management Bank, subject to Borrower’s reasonable approval (except to the extent such approval is not required pursuant to Section 3.1(c) of the Loan Agreement) and otherwise subject to the provisions of Section 3.1(c) of the Loan Agreement, to which all obligations, duties and rights hereunder shall be assigned (it being agreed that Administrative Agent shall only exercise such right if and to the extent permitted under Section 3.1(c) of the Loan Agreement); provided that Cash Management Bank may resign from its duties or obligations hereunder immediately upon written notice to Administrative Agent and Borrower in the event Cash Management Bank

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in good faith suspects fraud or other illegal activity in connection with the Accounts or this Agreement.
     (c) The Cash Management Bank hereby agrees that it shall take all actions reasonably necessary and shall cooperate with Administrative Agent (without the further consent of Borrower) to facilitate any transfer of its obligations, duties and rights hereunder.
     (d) Unless earlier terminated in accordance with Section 4(b) hereof, this Agreement shall terminate upon payment in full of the Loan. Administrative Agent will notify Cash Management Bank in writing of any termination pursuant to this Section 4(d).
     Section 5. Cash Management Bank Waiver of Set-off. Each of the Cash Management Bank and Borrower acknowledges and agrees that the Accounts are and shall be subject to the sole dominion and control of Administrative Agent (as directed by Required Lenders), its authorized agents or designees, in each case on behalf of Lender, and Borrower shall have no right of withdrawal with respect to any such account. The Cash Management Bank waives any right to offset any claim or to assert any lien or security interest which it might have against any account maintained hereunder; provided, however, that the Cash Management Bank may charge the Cash Management Account for (i) any accrued and unpaid fees relating to the Accounts, (ii) any reasonable attorney’s fees of the Cash Management Bank’s counsel for the review, negotiation and enforcement of this Agreement which Borrower has failed to pay pursuant to Section 3, and (iii) any items deposited into the Cash Management Account which are returned or otherwise not collected, including, without limitation, returned checks and other deposit items with respect to which Cash Management Bank fails to receive final payment or settlement, and other similar obligations and liabilities for adjustments and corrections arising out of any cash management services provided by the Cash Management Bank pursuant to this Agreement, including, but not limited to, automated clearing house transactions. Borrower hereby agrees that, if, at any time, sufficient funds for payment of any of the items described in clauses (i) through (iii) above are not available in any Account, the Cash Management Bank shall be permitted to look to Borrower for immediate reimbursement, and, thereafter, Borrower shall forthwith provide for such reimbursement. In addition, with respect only to the items described in clause (iii) above, if Borrower fails to reimburse Cash Management Bank therefor, Lender shall, promptly upon demand therefor, reimburse Cash Management Bank for such debits if and to the extent Lender has actually received the proceeds of such check or other deposit or credit item to which such debit relates but only to the extent that Lender has not remitted such proceeds.
     Section 6. Security Agreement/Characterization of Accounts. (a) Borrower hereby pledges, transfers and assigns to Collateral Agent for the benefit of Lender, and grants to Collateral Agent for the benefit of Lender, as additional security for the payment and performance of the
Note(s) and the obligations of Borrower under the other Loan Documents, a continuing, perfected first-priority security interest in and to, and a general first lien upon, (i) each of the Accounts and all of Borrower’s right, title and interest in and to all cash, property or rights transferred to or deposited in each such Account from time to time by or on behalf of Borrower, (ii) all earnings, investments and securities held in each of the Accounts, and (iii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by Borrower to

5

Lender under the Notes and the other obligations of Borrower under the Loan Documents. Borrower further agrees to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Collateral Agent (as instructed by Administrative Agent under the direction of the Required Lenders) may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Collateral Agent for the benefit of Lender any of the rights granted by this Section.
     (b) Cash Management Bank, Borrower, Administrative Agent and Collateral Agent acknowledge and agree this Agreement is intended to be an agreement between the Cash Management Bank, Borrower, Administrative Agent and Collateral Agent governing the Accounts within the meaning of Section 9-304(b) (and, if applicable, Section 8-110(e)(2)) of the Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”) and that the State of New York shall be deemed to be the jurisdiction of the Cash Management Bank for purposes of any matter in respect of the Accounts relating to or arising under Section 9-304 (and, if applicable, Section 9-305) of the UCC. The Cash Management Bank, Borrower, Administrative Agent and Collateral Agent expressly agree that the terms and conditions of any other agreement establishing the Accounts or otherwise governing the Accounts shall, to the extent inconsistent herewith, be subordinate to and controlled by this Agreement. Cash Management Bank represents that the Accounts are and shall each be treated as “deposit accounts” (within the meaning of the UCC) (and, in the case of Permitted Investments, either as “deposit accounts” or “securities accounts,” in each case, within the meaning of the UCC).
     (c) Subject to the terms of this Agreement and the Loan Agreement, including but not limited to Section 3.10 of the Loan Agreement, Collateral Agent on behalf of Lender shall be entitled to exercise the rights that comprise any financial asset credited to the Accounts. The Cash Management Bank agrees that all securities or other property constituting Permitted Investments shall be registered in the name of the Cash Management Bank or its nominee, endorsed to the Cash Management Bank or its nominee or in blank or credited to another securities account maintained in the name of the Cash Management Bank (and accordingly Collateral Agent on behalf of Lender shall be the “entitlement holder” (as defined in Section 8-102 of the UCC) of the Accounts) and in no case will any such Permitted Investment be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.
     Section 7. Certain Matters Affecting the Cash Management Bank.
     (a) Cash Management Bank may rely and shall be protected in acting or refraining from acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine and presented to it by the proper party or parties, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Cash Management Bank may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance herewith. Cash Management Bank shall not be liable for any act or omission done or omitted to be done by Cash Management Bank in reliance upon any instruction, direction or certification received by Cash Management Bank and without fraud, bad faith, gross negligence or willful or reckless

6

misconduct on the part of Cash Management Bank. The Cash Management Bank shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Cash Management Bank shall have no duty to solicit any payments which may be due it hereunder.
     (b) Cash Management Bank shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that Cash Management Bank’s fraud, willful misconduct or gross negligence was the primary cause of any loss to Lender, Administrative Agent and/or Collateral Agent. In the administration of the Accounts, Cash Management Bank may execute any of its powers and perform its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.
     (c) In no event shall Cash Management Bank be liable either directly or indirectly for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond Cash Management Bank’s reasonable control or for indirect, special or consequential damages.
     (d) Borrower shall indemnify, defend and save harmless Cash Management Bank from all loss, liability or expense (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (i) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the fraud, gross negligence or willful misconduct of Cash Management Bank, or (ii) its following any instructions or other directions from Administrative Agent or Borrower, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this agreement to the contrary notwithstanding, in no event shall Cash Management Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Cash Management Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (e) The duties and responsibilities of Cash Management Bank hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. Cash Management Bank shall not have any liability under, no duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in the Agreement. Cash Management Bank shall not be under any obligation or duty to perform any act which would involve it in expense (except to the extent such expense is reimbursed to Cash Management Bank in accordance with the terms hereof) or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies.
     (f) The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of Cash Management Bank or the termination of this Agreement.
     (g) Borrower’s Tax Identification Numbers (TIN) as assigned to it by the Internal Revenue Service are as follows:

7

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC	20-0573058

STRATOSPHERE GAMING LLC	37-1550136

AQUARIUS GAMING LLC	35-2308426

ARIZONA CHARLIE’S, LLC	90-0160341

FRESCA, LLC	88-0452576

W2007 AQUARIUS PROPCO, L.P.	26-1927652

W2007 STRATOSPHERE PROPCO, L.P.	26-1927616

W2007 STRATOSPHERE LAND PROPCO, L.P.	26-1927877

W2007 ARIZONA CHARLIE’S PROPCO, L.P.	26-1927694

W2007 FRESCA PROPCO, L.P.	26-1927850

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P.	27-0187389

W2007 ACEP FIRST MEZZANINE B BORROWER, L.P.	27-0187349
     All interest or income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.
     (h) Cash Management Bank will not enter into any additional third-party agreement with respect to the Accounts (including, without limitation, any third party control agreements) without the prior written consent of Administrative Agent.
     (i) Cash Management Bank has not received a copy of the Loan Agreement and is not responsible for the provisions set forth therein.
     Section 8. Successors and Assigns; Assignments. This Agreement shall bind and inure to the benefit of and be enforceable by the Cash Management Bank, Borrower and Collateral Agent and Administrative Agent on behalf of Lender and their respective permitted

8

successors and assigns. Collateral Agent and Administrative Agent on behalf of Lender shall have the right to assign or transfer their rights under this Agreement by written notice to the other parties hereto. Any assignee or transferee of Collateral Agent or Administrative Agent, the identity of which shall have been notified to the Cash Management Bank by Administrative Agent, shall be entitled to all of the benefits afforded Collateral Agent and Administrative Agent under this Agreement. Collateral Agent and Administrative Agent shall have the right to delegate their rights hereunder to a mortgage loan servicer by notice to the Cash Management Bank.
Section 9. Notices. Waivers in Writing. (a) Notices shall be sent as follows:
If to Administrative Agent:
Archon Group, L.P.
600 East Las Colinas Boulevard, Suite 1900
Irving, Texas 75039
Attn: Michael Forbes
Facsimile: 972-368-3499
and
Goldman Sachs Commercial Mortgage Capital, L.P.
85 Broad Street
New York, New York 10004
Attention: Mark Buono and Richard Case
Facsimile: (212) 346-3594
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile: (212) 225-3999.
If to Collateral Agent:
Wells Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, New York 10006
Attention: Julius R. Zamora
Facsimile: 866-297-2015

9

and
Goldman Sachs Commercial Mortgage Capital, L.P.
85 Broad Street
New York, New York 10004
Attention: Mark Buono and Richard Case
Facsimile: (212) 346-3594
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile: (212) 225-3999.
If to Borrower:
c/o Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Whitehall Chief Financial Officer
Facsimile: (212) 357-5505
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile: (212) 558-3588.
If to the Cash Management Bank:
Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
Concord, CA 94520
Attention: Cash Management
Facsimile: 866-359-5954
or, in each case, to such other or additional addresses as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (x) when delivered by hand or by nationally recognized overnight

10

carrier (or upon refusal to accept such delivery), (y) upon receipt after being deposited in the mail, certified mail and postage prepaid or (z) in the case of notice by fax, when sent and receipt confirmed by recipient, addressed as set forth above, with a copy of such notice sent by any other means provided in clauses (x) and (y) above.
     (b) No modification, amendment, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.
     (c) Administrative Agent and Collateral Agent shall receive copies of all reports, advices, statements and other information supplied hereunder by any party hereto to any other party hereto. In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by facsimile or otherwise, the Cash Management Bank is authorized to seek confirmation of such instructions by telephone call-back, and the Cash Management Bank may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for callbacks may be changed only in a writing actually received and acknowledged by the Cash Management Bank. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.
     Section 10. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder may be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds, irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts. To the maximum extent permitted under applicable law, each of the Cash Management Bank, Borrower, Lender, and Administrative Agent and Collateral Agent hereby knowingly, voluntarily and intentionally agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings, conduct, statements (whether verbal or written) or actions by any of them relating to the subject matter of this Agreement. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the Cash Management Bank, Lender, Administrative Agent, Collateral Agent and Borrower acknowledge that this waiver is a material inducement to enter into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each of the Cash Management Bank, Lender, Administrative Agent, Collateral Agent and Borrower further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11

     Section 11. Certain Matters Relating to Borrower, Administrative Agent and Collateral Agent. Borrower, Lender, Administrative Agent and Collateral Agent shall have access (via computer connection) during normal business hours to account information regarding the Accounts in accordance with the Cash Management Bank’s general procedures with regard thereto.
     Section 12. Representations of Borrower. Borrower hereby represents to Lender, Administrative Agent and Collateral Agent that, as of the date hereof:
     (a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest in the Accounts in favor of Collateral Agent for the benefit of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents, Borrower has not sold or otherwise conveyed the Accounts;
     (b) The Accounts constitute “deposit accounts” within the meaning of the UCC; provided, that with respect to Permitted Investments, the Accounts constitute either “deposit accounts” or “securities account,” in each case, within the meaning of the UCC; and
     (c) The Accounts are not in the name of any Person other than Borrower, as pledgor, or Collateral Agent, as pledgee for the benefit of Lender. Borrower has not consented to the Cash Management Bank’s complying with instructions with respect to the Accounts from any Person other than Administrative Agent (or such other Person as Administrative Agent shall designate).
     Furthermore, Borrower hereby acknowledges and agrees that, pursuant and subject to the terms hereof, the Cash Management Bank has agreed to comply with all instructions originated by Administrative Agent (or such other Person as Administrative Agent shall designate in accordance with the terms of the Loan Agreement, including but not limited to Section 3.10 thereof), without further consent by Borrower, directing disposition of or otherwise related to the Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, payment intangibles, investment property, chattel paper, deposit accounts, instruments, documents or securities.
     Section 13. Incorporation by Reference. Solely as among Borrower, Lender, Administrative Agent and Collateral Agent, all obligations of Borrower under this Agreement shall be limited by the provisions of Section 9.19 of the Loan Agreement, the provisions of which are incorporated herein by this reference.
     Section 14. Concerning the Collateral Agent, Applicability of the Loan Agreement. Wells Fargo Bank, N.A. is entering into this Agreement not in its individual capacity, but solely as Collateral Agent under the Loan Agreement. In performing any acts hereunder, the Collateral Agent shall take direction from the Borrower and the Required Lenders, as the case may be, pursuant to the applicable terms of the Loan Agreement. Notwithstanding any other provision of this Agreement, in connection with its obligations

12

hereunder, the Collateral Agent has all of the rights, powers, privileges, exculpations, protections and indemnities as are provided for or referred to in the Loan Agreement
     Section 15. Interpleader. If at any time, after attempting in good faith to comply with the provisions hereof or with any instructions received pursuant hereto, the Cash Management Bank, in good faith, is in doubt as to the proper action it should take under this Agreement or the Cash Management Bank is served with legal process which it in good faith believes prohibits it from disbursing funds from the Accounts, then the Cash Management Bank shall have the right to (i) place a hold on the funds in all such Accounts until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Accounts, or (ii) commence, at Borrower’s expense, an interpleader action in any competent federal or state court located in the State of New York, and in either event, otherwise to take no further action with respect to such provision or instruction and the Cash Management Bank’s sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise by joint instructions from Administrative Agent and Borrower or the final order of the court in such action served on the Cash Management Bank.
     Section 16. Miscellaneous.
     (a) Any legal entity into which the Cash Management Bank in its individual capacity may be merged or converted into or with which it may be consolidated, or any legal entity resulting from any merger, conversion or consolidation to which the Cash Management Bank in its individual capacity shall be a party, or any legal entity to which substantially all the corporate trust business of the Cash Management Bank in its individual capacity may be transferred, shall be the Cash Management Bank under this Agreement without further act.
     (b) In the event funds transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, Cash Management Bank is authorized to seek confirmation of such instructions by telephone call-back, and Cash Management Bank may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Cash Management Bank. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.
     (c) It is understood that Cash Management Bank and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Cash Management Bank may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank designated.
     Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13

     Section 18. Account Documentation. Borrower and Lender agree that, except as specifically provided in this Agreement, the Accounts and the service related thereto shall be subject to, and Cash Management Bank’s operation of the Accounts and the service related thereto shall be in accordance with, the terms and provisions of Cash Management Bank’s deposit account opening documentation and other account and service related documentation as in effect from time to time (collectively, the “Account Documentation”). Borrower agrees, upon Cash Management Bank’s request, to promptly execute and deliver the Account Documentation to Cash Management Bank. For the avoidance of doubt, the parties hereto acknowledge and agree that pursuant to the Account Documentation, the Accounts may be subject to Cash Management Bank’s sweep product services. The parties agree that in the event of a conflict between this Agreement and the Account Documentation, this Agreement shall control.
     Section 19. Entire Agreement. This Agreement constitutes the entire and final agreement between Borrower, Lender, Administrative Agent, Collateral Agent and Cash Management Bank with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower, Lender, Administrative Agent, Collateral Agent and Cash Management Bank.
[Signature Page Follows]

14

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as of the date first above written.
BORROWER:

AMERICAN CASINO &
ENTERTAINMENT PROPERTIES LLC, a
Delaware limited liability company

By:
Name:
Title:

W2007 ACEP FIRST MEZZANINE B
BORROWER, L.P., a Delaware limited
partnership

By: W2007 ACEP FIRST MEZZANINE
B GEN-PAR, L.L.C., a Delaware limited
liability company, its general partner

By:
Name:
Title:

FRESCA, LLC, a Nevada limited liability
company

By:
Name:
Title:

STRATOSPHERE GAMING LLC, a Nevada limited
liability company

By:
Name:
Title:

W2007 ACEP FIRST MEZZANINE A
BORROWER, L.P., a Delaware limited Delaware limited partnership

By: W2007 ACEP FIRST MEZZANINE
A GEN-PAR, L.L.C., a Delaware limited
liability company, its general partner

By:
Name:
Title:
ARIZONA CHARLIE’S, LLC, a Nevada
limited liability company

By:
Name:

AQUARIUS GAMING LLC, a Nevada limited
liability company

By:
Name:
Title:

Stratosphere II—Cash Management
Agreement

W2007 AQUARIUS PROPCO, L.P., a Delaware
limited partnership

By: W2007 AQUARIUS GEN-PAR,
L.L.C., a Delaware limited liability
company, its general partner

By:
Name:
Title:

W2007 STRATOSPHERE LAND PROPCO,
L.P., a Delaware limited partnership

By: W2007 STRATOSPHERE LAND
GEN-PAR, L.L.C., a Delaware limited
liability company, its general partner

By:
Name:
Title:

W2007 FRESCA PROPCO, L.P., a Delaware limited
partnership

By: W2007 FRESCA GEN-PAR, L.L.C.,
a Delaware limited liability company, its
general partner

By:
Name:
Title:

W2007 STRATOSPHERE PROPCO, L.P., a
Delaware limited partnership

By: W2007 STRATOSPHERE GEN-
PAR, L.L.C., a Delaware limited
liability company, its general partner

By:
Name:
Title:

W2007 ARIZONA CHARLIE’S PROPCO, L.P., a Delaware limited partnership

By: W2007 ARIZONA CHARLIE’S
GEN-PAR, L.L.C., a Delaware limited
liability company, its general partner

By:
Name:

[SIGNATURE PAGE FOLLOWS]
Stratosphere II—Cash Management
Agreement

CASH MANAGEMENT BANK:

WELLS FARGO BANK, N.A., a national banking association

By:
Name:
Title:
[SIGNATURE PAGE FOLLOWS]
Stratosphere II—Cash Management
Agreement

ADMINISTRATIVE AGENT:

ARCHON GROUP, L.P., a Delaware limited partnership

By:
Name:
Title:
[SIGNATURE PAGE FOLLOWS]
Stratosphere II—Cash Management
Agreement

COLLATERAL AGENT:

WELLS FARGO BANK, N.A., a national banking association

By:
Name:
Title:
[SIGNATURE PAGE FOLLOWS]
Stratosphere II—Cash Management
Agreement

LENDER:

GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership

By:
Name:
Title:
Stratosphere II—Cash Management
Agreement

EXHIBIT 1
DISBURSEMENT INSTRUCTIONS
                                        ,

[Address]
Attention:
Ladies and Gentlemen:
     Reference is made to that certain Cash Management Agreement (the “Agreement”), dated as of June 25, 2009, among WELLS FARGO BANK, N.A., a national banking association (together with its successors and permitted assigns, the “Cash Management Bank”), W2007 AQUARIUS PROPCO, L.P., W2007 STRATOSPHERE PROPCO, L.P., W2007 STRATOSPHERE LAND PROPCO, L.P., W2007 ARIZONA CHARLIE’S PROPCO, L.P., W2007 FRESCA PROPCO, L.P., W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., each a Delaware limited partnership, AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company, ARIZONA CHARLIE’S, LLC, FRESCA, LLC, AQUARIUS GAMING LLC, and STRATOSPHERE GAMING LLC, each a Nevada limited liability company (collectively, jointly and severally, “Borrower”), WELLS FARGO BANK, N.A., a national banking association (“Collateral Agent”), ARCHON GROUP, L.P., a Delaware limited partnership (“Administrative Agent”) for GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, together with each other “Lender” from time to time holding any portion of the Loan (collectively, together with their respective successors and assigns as holder of the Note, “Lender”).
     We hereby authorize and direct the Cash Management Bank to transfer from and disburse on the ___ day of                     , 20 ___, funds then on deposit in the Cash Management Account (excluding its subaccounts) as follows (with wiring instructions or other account information for each such disbursement as set forth on Annex I hereto)1:
     (a) To Administrative Agent, the amount of $[                    ] and to the Collateral Agent, the amount of $[                    ].
     (b) To the Tax and Insurance Reserve Account, the amount of $[                    ].
     (c) To the Administrative Agent for the distribution to the Lender, the amount of $[                    ].
     (d) To the FF&E Reserve Account, the amount of $[                    ].

[1]	Attach Annex I (wiring and account information).
Stratosphere II—Cash Management
Agreement
Exhibit 1-1

     (e) To [Pledged Operating Account specified by Borrower], all remaining amounts.
     With respect to any Permitted Investments, we hereby authorize and direct the Cash Management Bank to [                    ].2
Very truly yours,

[2]	During the continuance of an Event of Default, in any manner as Administrative Agent on behalf of Lender may direct.
Stratosphere II—Cash Management
Agreement
Exhibit 1-2

EXHIBIT 2
     “Permitted Investments” means the following, subject to qualifications hereinafter set forth:
     (i) obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
     (ii) federal funds, unsecured certificates of deposit, time deposits, demand deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
     (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
     (iv) commercial paper rated A-1+ (or the equivalent) by each of the Rating Agencies and having a maturity of not more than 90 days;
     (v) any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and
     (vi) such other investments as to which Lender and Administrative Agent (as directed by Required Lenders) shall have approved.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iii) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior
Stratosphere II—Cash Management
Agreement

to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied pursuant to the Loan Agreement.

Exhibit B
Second Floor Space
Annex-B-2

Exhibit C
Form of Subordination, Non-Disturbance and Attornment Agreement
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is dated the ___ day of                     , 200___, and is made by and among GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, having an address at 600 East Las Colinas Boulevard, Suite 450, Irving, TX 75039 Attention: Michael Forbes (together with its successors and assigns, “Lender”),                                          , d/b/a                     , having an address of ______ (“Tenant”), and                     , having an address of ______ (“Landlord”).
W I T N E S S E T H
          WHEREAS, Tenant has entered into a lease (“Lease”) dated __________ with Landlord, covering the premises known as                                          (the “Premises”) within the property known as                                         , more particularly described as shown on Exhibit A, attached hereto (the “Real Property”).
          WHEREAS, Lender has agreed to make or has made a mortgage loan to Landlord, secured by a mortgage, deed of trust or similar security instrument of the Real Property (the “Mortgage”), and the parties desire to set forth their agreement herein.
          NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     Section 1. Subordination. The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.
     Section 2. Attornment. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

1

     Section 3. Non-Disturbance. If it becomes necessary to foreclose the Mortgage, Lender shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.
     Section 4. Limitation of Liability. If Lender succeeds to the interest of Landlord under the Lease, Lender shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Lender by Landlord or is in an escrow fund available to Lender, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Lender’s prior written consent to the extent such consent is required to be obtained by Landlord under the Loan Agreement (as defined in the Mortgage) (which consent shall not be unreasonably withheld or delayed), (d) liable to Tenant for any act, omission or default of any prior landlord, (e) subject to any offset or defense which the Tenant might have against any prior landlord or (f) personally liable under the Lease, Lender’s liability thereunder being limited to its interest in the Real Property.
     Section 5. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.
     Section 6. Notices. Tenant shall give Lender, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Lender at Lender’s address set forth above or at such other address as to which Tenant has been notified in writing. Lender shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.
     Section 7. Payment of Rent. Landlord has agreed under the Mortgage and other loan documents that all rentals and other sums payable under the Lease shall be paid directly by Tenant to Lender upon the occurrence of certain circumstances. After receipt of notice from Lender to Tenant, at the address set forth above or at such other address as to which Lender has been notified in writing, that rentals under the Lease shall be paid to Lender, Tenant shall pay to Lender, or at the direction of Lender, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.
     Section 8. Further documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn such other instruments as either shall reasonably request in order to confirm said provisions.
     Section 9. Modification. This Agreement may not be modified orally or in a manner other than by an agreement signed by the parties hereto or their respective successors in interest.

     Section 10. Choice of Law. This Agreement shall be governed by the internal law (and not the law of conflicts) of the State in which the Real Property is located.
     Section 11. Counterparts. This Agreement may be executed in two or more counterparts which, when take together, shall constitute one and the same original.
[No further text on this page; Signature page follows]

Exhibit D
FORM OF SUBORDINATION OF MANAGEMENT AGREEMENT
CONSENT AND AGREEMENT OF MANAGER
AND SUBORDINATION OF MANAGEMENT AGREEMENT
(Mortgage)
          THIS CONSENT AND AGREEMENT OF MANAGER AND SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”), dated as of [                     ], 200[___], is made by and among [                     ], a [                     ] (“Manager”), GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership (together with its successors and permitted assigns, “Lender”), and, for the purpose of evidencing its consent to the terms, covenants and conditions contained herein, is joined by [                    ] (individually or collectively, as the context requires, and together with their respective successors and permitted assigns, “Borrower”), and the Lessee Borrowers identified on Schedule B (the “Lessee Borrowers”).
W I T N E S S E T H:
          WHEREAS, Borrower and Lender are parties to a Loan Agreement, dated as of the date hereof (as the same may be modified or replaced, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the meaning given such terms in the Loan Agreement);
          WHEREAS, Borrower owns certain fee simple and/or leasehold estates and appurtenant interests in those certain parcels of real property identified as the “Properties” in the Loan Agreement, together with the buildings, structures and other improvements now or hereafter located thereon or thereunder (such parcels of real property being hereinafter referred to collectively as the “Properties”);
          WHEREAS, Borrower, as lessor, and the Lessee Borrowers, as lessees, are parties to those certain operating lease agreements identified on Schedule B attached hereto, each dated as of the date hereof (the “Operating Leases”), pursuant to which the Lessee Borrowers lease and operate certain of the Properties;
          WHEREAS, the Loan is evidenced by one or more promissory notes, each dated as of the date hereof, executed by Borrower and payable to the order of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”) and is secured by, among other things, that certain “Deed of Trust” (as defined in the Loan Agreement) executed by Borrower and the applicable Lessee Borrower(s), as grantors, in favor of Lender, as grantee, and encumbering each of the Properties (as the same may be modified or replaced, collectively, the “Mortgage”);
          WHEREAS, pursuant to those certain management agreements identified on Schedule C attached hereto, each by and between one or more of the Lessee Borrowers and Manager (the “Management Agreement”). Manager has agreed to operate, direct, manage and supervise the Property or Properties listed on Schedule A attached hereto (collectively, the “Managed Properties”; and each, a “Managed Property”); and
          WHEREAS, Borrower is required to cause Manager to deliver this Agreement to Lender pursuant to the terms of the Loan Agreement and the other Loan Documents.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to accept the Mortgages, Manager hereby represents, warrants, covenants and agrees for the benefit of Lender as follows:
          1. Representations. Manager warrants and represents to Lender, as of the date hereof, that the following are true and correct:
          (a) Manager has agreed to act as manager of the Managed Properties pursuant to the Management Agreements. A true, correct and complete copy of each of the Management Agreements has been provided to Lender on or prior to the date hereof, each of which is in full force and effect, and none of the Management Agreements has been modified or amended.
          (b) The entire agreement between Manager, on the one hand, and Borrower and/or the Lessee Borrowers, on the other hand, for the management and operation of the Managed Properties is evidenced by the Management Agreements, together with those certain agreements identified on Schedule D attached hereto.
          (c) Each of the Management Agreements has been executed by the duly authorized officer(s) of Manager and constitutes the valid and binding agreement of Manager, enforceable in accordance with its terms, and Manager has full authority under all state and local laws and regulations to perform all of its obligations under such Management Agreement.
          (d) Neither the applicable Lessee Borrower nor Manager is in default in the performance of any of its respective obligations under any of the Management Agreements. All payments and fees required to be paid by the Lessee Borrowers to Manager thereunder have been paid to the date hereof and Manager has no claims against Borrower or any Lessee Borrower for indemnification as of the date hereof.
          (e) Neither Manager nor any of its affiliates nor, to Manager’s knowledge, any party other than Borrower or the Lessee Borrowers, owns any interest in any fixtures, equipment, or other articles of personal property located at each of the Managed Properties, including without limitation, the FF&E located at each of the Managed Properties.
          2. Consent. Manager hereby consents to the collateral assignment of the Management Agreements to Lender as security for Borrower’s obligations in respect of the Loan, in accordance with the terms and conditions contained herein.
          3. Agreements. Notwithstanding the terms of the Management Agreements, so long as the Mortgage encumbering the Managed Properties continues in effect, Manager hereby consents to and covenants and agrees as follows:

          (a) No Amendment of Management Agreements. Manager shall not make any material modifications or amendments to any of the Management Agreements (including, without limitation, to any provision with respect to minimum working capital requirements) without first obtaining Lender’s written consent (not to be unreasonably withheld or delayed), and no such modification or amendment without such written consent shall be effective as to Lender.
          (b) Notice to Lender and Right to Cure.
          (i) Manager shall deliver to Lender a copy of any notice of termination or default from Manager to any Lessee Borrower under any of the Management Agreements, which notice may be given by Manager to Lender simultaneously with such notice to the applicable Lessee Borrower.
          (ii) If Manager has elected to terminate the Management Agreement with respect to any of the Managed Properties as a result of a breach or default by any Lessee Borrower thereunder, Manager shall give Lender at least 45 days’ (or, in the case of a breach or default by such Lessee Borrower relating to its failure to provide adequate working capital in respect of payroll and related employee expenses, ten Business Days’ which ten Business Day period shall begin to run from the date Manager gives Lender notice of such default pursuant to Section 3(b)(i) in accordance with Section 9) prior written notice of such election to terminate and the reasons therefor, which notice may be delivered to Lender simultaneously with the notice to such Lessee Borrower. In the event Lender (or Borrower or the Lessee Borrower) shall cure, or cause to be cured, such breach or default within said 45 day period (or, in the case of a breach or default by a Lessee Borrower relating to its failure to provide adequate working capital in respect of payroll and related employee expenses, ten Business Day period), then any termination notice related to such cause shall be null and void and of no further force or effect.
          (c) Subordination of Management Agreements to Liens of Mortgage. 1 The Management Agreements do not create an interest in real property or constitute covenants running with any of the Managed Properties. The Management Agreements and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all rights to payment (including, without limitation, any management fees and incentive fees payable to Manager under the Management Agreements) and all mechanic’s and materialmen’s liens under applicable law) owed or claimed by Manager or held by Manager in and to any of the Managed Properties are and shall be in all respects subordinate and inferior to: (i) Lender’s right to payment under the Note and the other Loan Documents, (ii) all obligations of Lessee Borrower to Borrower under the Operating Lease including, without limitation, the payment of all base and percentage rentals thereunder (the “Lease Obligations”), and (iii) the liens and security interests created or to be created for the benefit of Lender and securing the repayment of the Note, including, without limitation, those created under the Mortgage encumbering, among other things, the fee or leasehold interest (as applicable) of the applicable Borrower, and the leasehold or subleasehold interest (as applicable), of the applicable Lessee Borrower in the Managed

[1]	If Manager is not an Affiliate of Borrower, this Section is to be adjusted such that base management fees of no more than 2% of gross revenues are not subject to subordination under this Agreement.

Properties, and all renewals, extensions, increases, supplements, amendments, modifications and replacements of each of the foregoing. Without limiting the generality of the foregoing, Manager hereby specifically acknowledges and agrees to the terms of (i) Section 5.10 of the Loan Agreement relating to the management of the Managed Properties and (ii) Section 5.16 of the Loan Agreement relating to the application of Loss Proceeds to the restoration and repair of the Managed Properties following casualty and condemnation.
          (d) Lender’s Right to Terminate.
     (i) During the continuance of an Event of Default under the Loan Agreement, Manager shall, at the request of Lender, continue performance, on behalf of Lender, of all of Manager’s obligations under the terms of the Management Agreements, notwithstanding any counterclaim, right of set-off, claim for additional payment, defense or like right of Manager against any Lessee Borrower or any Lessee Borrower’s default (including non-payment) under, or breach of, any of the Management Agreements, provided, that Lender sends to Manager the notice set forth in Section 3(h) hereof and performs or causes to be performed the obligations of Lessee Borrowers to Manager under the applicable Management Agreements (including payment of any management fees) accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice.
     (ii) (A) During the continuance of an Event of Default under the Loan Agreement, regardless of whether Lender has theretofore exercised its rights under Section 3(d)(i) above; or (B) if Manager files or is the subject of a petition (and, in the case of an involuntary petition, such petition is not dismissed or discharged within 60 days) in bankruptcy, or if a trustee or receiver is appointed for Manager’s assets or if Manager makes an assignment for the benefit of creditors, or if Manager is adjudicated insolvent; then, in each such case, Lender shall have the right and option to terminate, or to cause the Lessee Borrowers to terminate, the Management Agreements with respect to the applicable Managed Property or Managed Properties or with respect to all of the Managed Properties by giving Manager 30 days’ prior written notice of such termination, in which event Manager shall resign as manager of the applicable Managed Property or Managed Properties effective not later than the end of such 30 day period and, without limiting any rights of Manager against the Lessee Borrowers (except that such rights are subordinated to the repayment in full of all of the Indebtedness and Lease Obligations to the extent set forth in Section 3(c)), Lender shall neither be bound by nor obligated to perform the covenants and obligations of the Lessee Borrowers under the Management Agreements. For purposes of this Section 3(d)(ii), an Event of Default shall be deemed to continue even after a foreclosure or other conveyance-in-lieu of foreclosure upon any or all of the Managed Properties. Without limiting the rights of Manager against the Lessee Borrowers (except that such rights are subordinated to the repayment in full of all of the Indebtedness and Lease Obligations to the extent set forth in Section 3(c)), upon the termination of any Management Agreement in accordance with the terms of this Section 3(d)(ii), Manager agrees not to look to Lender or Borrower for payment of any cancellation or termination fees or payment of any accrued but unpaid management fees relating to any of the Managed Properties subject to such terminated Management

Agreement accruing prior to the effective date of such termination or accruing in connection with or as a result of such termination.
     (iii) Notwithstanding anything in the Management Agreements to the contrary, in the event that (A) Lender becomes the owner of any Managed Property or Managed Properties through foreclosure, conveyance in lieu of foreclosure or otherwise, and (B) the Management Agreements with respect to one or more of the Managed Properties is then in full force and effect, then, without the execution of any further instrument, Manager and Lender shall fully and completely recognize each other as parties under the Management Agreement with respect to such Managed Property or Managed Properties for the balance of the term thereof and any extension or renewal thereof (subject to the right of Lender to terminate (or cause the applicable Lessee Borrower to terminate) the Management Agreements pursuant to Section 3(d)(ii)), upon and bound by all of the terms and conditions therein provided, so as to establish direct privity of contract between Manager and Lender. The provisions of this Section 3(d)(iii) shall be effective and self-operative without the execution of any further instrument.
     (iv) In the event that Lender and Manager become direct parties to the Management Agreement with respect to any of the Managed Properties pursuant to Section 3(d)(iii), Lender shall have the right to sell, convey, transfer or otherwise assign its interest in any of such Managed Properties and/or the Management Agreement without the consent of Manager and immediately upon such transfer or assignment, Lender, Borrower and the Lessee Borrowers shall be released from, and have no further liability or obligations under, the applicable Management Agreements to Manager or to any other Person in respect of any of such Managed Properties, except for those liabilities and obligations in respect of any of such Managed Properties which by the express terms of such Management Agreements survive after the termination of the Management Agreements in respect of such Managed Properties, but only to the extent that such liabilities and obligations first arise after the date on which Lender becomes owner of such Managed Properties and only to the extent accruing during Lender’s ownership thereof.
     (v) Nothing contained in this Agreement (including, but not limited to, Section 3(c) hereof) shall prevent Manager from terminating the Management Agreement in accordance with its terms by reason of nonpayment when due of any management fees or other fees and reimbursements due and owing to Manager under the terms of the Management Agreement (in each case, after any applicable notice and cure periods set forth therein), subject in each case to the terms of Section 3(b) hereof.
          (e) Rights of First Offer. To the extent that any Management Agreement or any other agreement to which Manager or any affiliate of Manager is a party grants Manager or any such affiliate a right of first offer or similar right to purchase any one or more of the Managed Properties upon the occurrence of a sale or transfer of such Managed Property, or a sale or transfer of any direct or indirect ownership interest in Borrower or any Lessee Borrower, Manager agrees, for the benefit of Borrower and Lender, that such right of first offer or similar right will not apply in the case of any foreclosure by Lender or any nominee of Lender, or the receipt of a deed-in-lieu of foreclosure by Lender or any such nominee, or the first sale or transfer of such Managed Property by Lender or its nominee subsequent to such foreclosure or receipt of a deed-in-lieu thereof.
          (f) Further Assurances. Manager further agrees to: (i) furnish Lender upon request with copies of such information as Borrower is entitled to receive under the Management Agreements; and (ii) subject of the rights of tenants or other occupants, and subject to the rights of any ground lessors (as applicable) cooperate with Lender’s representative in any inspection of all or any portion of any of the Managed Properties.
          (g) Assignment of Leases and Rents. Manager acknowledges that, as further security for the Note, Borrower and Lessee Borrowers have each executed and delivered to Lender, with respect to each of the Managed Properties assigning to Lender, among other things, all of Borrower’s right, title and interest in and to all of the leases now or hereafter affecting such Managed Property and all rents, income, receivables, receipts, revenues, deposits and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower.
          (h) Lender Not Obligated Under Management Agreements. Manager further agrees that nothing herein shall impose upon Lender any obligation for payment or performance in favor of Manager, unless Lender notifies Manager in writing during the continuance of an Event of Default under the Loan Agreement or otherwise as permitted by the Loan Agreement, that: (i) Lender has elected to assert the applicable Lessee Borrower’s rights and/or the rights of Borrower (if any) under the Management Agreement(s) with respect to a Managed Property or Managed Properties and assume its obligations thereunder with respect to such Managed Property or Managed Properties, and (ii) Lender agrees to pay, or cause to be paid to, Manager the sums due Manager with respect to such Managed Property or Managed Properties under the terms of the relevant Management Agreements from and after the effective date of Lender’s notice to Manager. In no event shall Lender be liable for any action or omission of Borrower, the Lessee Borrowers or any prior owner of any of the Managed Properties, bound by any amendment or modification of any of the Management Agreements made without Lender’s prior written consent or subject to any counterclaim or claims which Manager might assert or is entitled to assert against any Lessee Borrower. Nothing contained in this Agreement shall be deemed a waiver or release by Manager of any rights or remedies Manager may have against the Lessee Borrowers under the Management Agreements (except that such rights are subordinated to the repayment in full of each and all of the Indebtedness and the Lease Obligations to the extent set forth in Section 3(c)).
          (i) No Joint Venture. Lender has no obligation to Manager with respect to the Loan Agreement or the other Loan Documents, and Manager shall not be a third party beneficiary with respect to any of Lender’s obligations to Borrower or the Lessee Borrowers set forth in the Loan Documents. The relationship of Lender to Borrower is one of a creditor to a debtor, and Lender is not a joint venturer or partner of Borrower.
          (j) Lender’s Reliance on Representations. Manager has executed this Agreement with full knowledge that Lender shall rely upon the representations, warranties, covenants and agreements herein contained.

          (k) Governed by Loan Documents. Manager agrees that until such time as all of the Mortgages encumbering any of the Managed Properties shall be released in accordance with the terms of the Loan Documents, in the course of discharging its duties under the Management Agreements, Manager shall not knowingly engage in any act or activity, or knowingly fail to engage in any act or activity, which engagement or failure to engage would constitute a violation of any affirmative or negative covenant of Borrower under the Loan Agreement, or either the Mortgages or the Assignments of Leases encumbering any of the Managed Properties, or with respect to the operation or management of the Managed Properties; provided, however, that (i) Manager’s compliance with the foregoing agreement, to the extent such compliance requires the expenditure of funds, shall at all times be expressly conditioned upon the timely provision to Manager of such funds, (ii) the term “knowingly” as used above shall mean that the applicable affirmative or negative covenant of such Borrower has been disclosed and described to Manager, (iii) the foregoing agreement shall not impose any obligation or duty on Manager to review any of the Loan Documents (but without limiting the provisions of Section 3(c)), and (iv) the foregoing agreement of Manager shall not impose upon Manager any obligation to perform services not within the scope of Manager’s duties or authority as set forth in the Management Agreements.
          (l) Successors and Assigns. Manager understands that Lender may assign this Agreement and the Loan Agreement, the Note, the Mortgage encumbering any of the Managed Properties and the other Loan Documents. Manager agrees that this Agreement and its obligations hereunder shall be binding upon it and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns, including, without limitation, any parties to whom Lender’s interest in the Note and the Mortgage encumbering any of the Managed Properties is assigned.
          (m) Loan Agreement. Manager hereby agrees that Manager shall at the end of each Business Day deposit into a bank account(s), which account(s) shall be designated by Borrower or Lender and shall be either the Cash Management Account (as defined in the Loan Agreement) or the Blocked Accounts (as defined in the Loan Agreement), each under the control of Lender, all cash and credit card receipts of Borrower or Lessee Borrowers from the operation of the Managed Properties or otherwise arising in respect thereof (collectively, the “Operating Revenues”) received or collected by Manager. Manager shall not commingle any Operating Revenues received by it with respect to any of the Managed Properties with any of its other funds or property. Manager acknowledges and agrees that Manager shall not have any right or authority, whether express or implied, to close, make use of or withdraw any funds from, any such depository account.
          (n) Not Entitled to Operating Revenues. Manager acknowledges and agrees that it is collecting and processing the Operating Revenues from the Managed Properties solely as the agent for the Lessee Borrowers, and Manager has no right to, or title in, such Operating Revenues. Notwithstanding anything to the contrary contained in the Management Agreements, Manager acknowledges and agrees that the Operating Revenues from the Managed Properties are the sole property of the Lessee Borrowers, encumbered by the liens of the Mortgage and the other Loan Documents in favor of Lender. In any bankruptcy, insolvency or similar proceeding, Manager, or any trustee acting on behalf of the Manager, waives any claim to such Operating Revenues.

          (o) Examination of Books and Records. Lender shall have the right to inspect and make copies of the books, accounts and records of Manager that relate to the Managed Properties or the Management Agreements up to four times per year (or at any time during the continuance of an Event of Default under the Loan Agreement), all at reasonable times and upon reasonable advance notice to Manager.
          (p) Liquor Licenses. To the extent Manager or an affiliate thereof is the holder of the Permits required for the provision of alcoholic beverages at any of the Managed Properties, in the event that the Management Agreement is terminated for any reason with respect to any such Managed Properties, Borrower, the applicable Lessee Borrower and Manager shall cooperate with, and Manager shall cause its affiliates to cooperate with, Lender to the extent permitted under applicable laws (i) to facilitate the orderly transfer to Lender or its designee of such Permits in respect of the applicable Managed Property, and (ii) to enable the continued provision of alcoholic beverages and operation of liquor services at the applicable Managed Properties without interruption, in either case, until such time as Lender or its designee shall have obtained such Permits.
          4. Termination of the Operating Leases. The parties agree that the Management Agreements and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect as a result of the termination of any Operating Lease. Accordingly, if a Operating Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the “rejection” thereof following bankruptcy of the applicable Lessee Borrower (collectively, a “Lease Termination”), Borrower: (a) shall recognize Manager’s rights under the relevant Management Agreement, (b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the relevant Managed Property pursuant to the relevant Management Agreement, and (c) shall at the time of or prior to such Lease Termination, at its option, either (x) assume all of Lessee Borrower’s rights, benefits, privileges and obligations under the relevant Management Agreement with respect to periods after the Lease Termination, or (y) provide a substitute lease reasonably acceptable to Manager and Lender and cause the lessee thereunder to assume all of the applicable Lessee Borrower’s rights, benefits, privileges and obligations under the relevant Management Agreement with respect to periods after the Lease Termination.
          5. Limitation on Liability. MANAGER, FOR ITSELF AND ITS OFFICERS, EMPLOYEES, DIRECTORS AND AGENTS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS AND LIABILITY OF LENDER UNDER THIS AGREEMENT AND THE MANAGEMENT AGREEMENT, IF ANY, HOWSOEVER ARISING (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM LENDER’S NEGLIGENCE) SHALL BE LIMITED TO AND ENFORCEABLE ONLY AGAINST LENDER’S INTEREST IN THE MANAGED PROPERTIES (AS SUCH TERM IS DEFINED HEREIN) MANAGED BY MANAGER AND THE PROCEEDS THEREOF, AND NOT OUT OF OR AGAINST ANY OTHER ASSETS OR MANAGED PROPERTIES OF LENDER.

          6. Borrower’s and Lessee Borrowers’ Consent. Borrower and Lessee Borrowers have joined herein to evidence their consent to the terms, covenants and conditions contained in this Agreement.
          7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES AND PRINCIPLES OF SUCH STATE; PROVIDED, HOWEVER, THAT IF, NOTWITHSTANDING SUCH AGREEMENT AS TO THE APPLICATION OF THE GOVERNING LAW OF THE STATE OF NEW YORK BY THE PARTIES, LEGAL REQUIREMENTS IN THE JURISDICTION WHERE THE PROPERTY IS LOCATED REQUIRE LOCAL LAW TO GOVERN PARTICULAR CLAIMS UNDER THIS SUBORDINATION, THEN TO THE EXTENT OF SUCH REQUIREMENT, SUCH LOCAL LAW SHALL GOVERN, PROVIDED FURTHER, THAT THIS AGREEMENT, AND THE PROVISIONS HEREIN, ARE SUBJECT TO ALL APPLICABLE GAMING LAWS AND THE RECEIPT OF ALL PRIOR APPROVALS REQUIRED THEREUNDER.
          8. Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
          9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight air courier, or personal delivery as otherwise provided in this Section 9). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.
If to Manager:
[                    ]
[                    ]
Attention: [                    ]
Facsimile: [                    ]
If to Lessee Borrower:
[                    ]
85 Broad Street
New York, New York 10004
Attention: Chief Financial Officer
Facsimile: (212) 357-5505
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street

New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile: (212) 558-3588
If to Borrower:
[                    ]
85 Broad Street
New York, New York 10004
Attention: Chief Financial Officer
Facsimile: (212) 357-5505
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile: (212) 558-3588
If to Lender:
Goldman Sachs Mortgage Company
85 Broad Street, 11th Floor
New York, New York 10004
Attention: Jeffrey Fastov
Facsimile: (212) 346-3594
with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile: (212) 225-3999
Any communication so addressed and mailed or sent shall be deemed to be given when actually received or on the date on which delivery is tendered but receipt is declined, in each case to the address of the intended addressee. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during the recipient’s normal business hours or on the next business day if not confirmed during the recipient’s normal business hours, and an identical notice is also sent simultaneously by mail, overnight air courier, or personal delivery as otherwise provided in this Section 9. Any party may designate a change of address by giving to the other parties at least ten days’ prior written notice of such change of address.
          10. Recitals. The recitals to this Agreement are hereby acknowledged, consented to and agreed to by the parties hereto and are incorporated into the text of this Agreement as if fully set forth herein.
          IN WITNESS WHEREOF, the parties hereto have each caused this Consent and Agreement of Manager and Subordination of Management Agreement to be duly executed and delivered by its respective duly authorized representatives, in each case, as of the day and year first above written.

LENDER:

GOLDMAN SACHS COMEMRCIAL MORTGAGE CAPITAL, L.P.

By:
Name:
Title:
[Signatures Continue on the Following Page]

 MANAGER:
 [                    ], a [                    ]

By:
Name:
Title:

[Signatures Continue on the Following Page]

To evidence its consent to the terms, covenants and conditions contained herein:

BORROWER: (insert signature blocks as applicable)

[ ], a
Delaware limited partnership

By:
Name:
Title:

LESSEE BORROWER: (insert signature blocks as applicable)

[ ], a [ ]

By:

Name:
Title:

Exhibit E1
Form of Cash Flow Analysis (Restricted Parties)

	Actual	Budget	Prior Year

Hotel
Total Room Inventory1
Total Occupied Rooms

Occupancy %1
REVPAR1
ADR1

	Actual	Budget	Prior Year

Revenues

Gross Casino Win

Net Casino Win

Other Revenue
Rooms1
Food1
Beverage1
F&B Other1
Entertainment1
Retail1
Tower1
RV Park1
Other1

Total

Gross Revenue1
Less Complimentaries1

Net Revenue

Cost of Sales

Total

Expenses
Total Pay Roll1
Bad Debt (Casino)1
Gaming Tax1
Promotional Expense1
Marketing / Advertising1
Property Operations1
R&M Expense1
Utilities Costs1
Contract Entertainment1
Allocated Operating Expenses1
Highgate Management Fees1
All Other Expenses1

Total Expenses
Total Costs & Expenses

EBITDA
Operating Margin1

Corporate Allocations1
EBITDA After Allocations

FF&E Reserve1

Net Cash Flow

Exhibit E2
Form of Cash Flow Analysis (Non-Restricted Parties)

	Actual	Budget	Prior Year

Revenues
Casino Win
Table Games1
Slots1
Other Casino (Bingo, Keno, R&S, Poker)1

Gross Casino Win

Less: Discounts1
Less: Progressive/ Participations 1

Net Casino Win

Other Revenue
Rooms1
Food1
Beverage1
F&B Other1
Entertainment1
Retail1
Tower1
RV Park1
Other1

Total

Gross Revenue1
Less Complimentaries1

Net Revenue

Cost of Sales
Cost of Food1
Cost of Beverage1
Other / Rebates1

Total

Expenses
Total Pay Roll1
Bad Debt (Casino)1
Gaming Taxi1
Promotional Expense1
Marketing / Advertising 1
Property Operations1
R&M Expense1
Utilities Costs1
Contract Entertainment1
Allocated Operating Expenses1
Highgate Management Fees1
All Other Expenses1

Total Expenses
Total Costs & Expenses

EBITDA
Operating Margin1

Corporate Allocations1
EBITDA After Allocations

FF&E Reserve1

Net Cash Flow

	Actual	Budget	Prior Year

Revenue Analysis
Casino
# Tables

Total Drop1

Drop / Occupied Room1
Average Daily Drop1
Average Daily Table Win1
Table W/U/D1
Table Win %1

# Slots

Total Handle1

Handle / Occupied Room1
Average Daily Handle1
Average Daily Slot Win1
Slot H/U/D1
Slot W/U/D1
Slot Win %1

Net of Slot Freeplay, Promo Cash, Pts Redeemed and WAP/Progressive Fees
Average Daily Slot Win1
W/U/D1
Win %1

Hotel

Total Room Inventory1
Total Occupied Rooms

Occupancy %1
REVPAR1
ADR1

	Actual	Budget	Prior Year

Market Mix %
FIT
Casino
DMO
Wholesale
Wholesale Internet
Tour & Travel
Convention
ACEP Internet
Packages
Wholesale Opaque
BAR
Consolidated
Wholesale Non-Opaque
Administrative

Market Mix Rms Occ
FIT
Casino
DMO
Wholesale
Wholesale Internet
Tour & Travel
Convention
ACEP Internet
Packages
Wholesale Opaque
BAR
Consolidated
Wholesale Non-Opaque
Administrative

Market Mix ADR
FIT
Casino
DMO
Wholesale
Wholesale Internet
Tour & Travel
Convention
ACEP Internet
Packages
Wholesale Opaque
BAR
Consolidated
Wholesale Non-Opaque
Administrative

Exhibit F
Form of Narrative Description (Quarterly)
ACEP Quarterly Update
          The following items will be provided on a quarterly basis:
➢	Quarterly financials similar to the Monthly Reporting format containing a comparison of actual financials year-over-year and quarter-over-quarter and year-to-date

➢	Quarterly financials similar to the Monthly Reporting format containing a comparison to budget for the year and quarter

➢	Quarterly financials similar to the Monthly Reporting format for the year-to-date

➢	Report detailing material variations from the Approved Annual Budget

➢	Update on the business plan with focus on approved, material activities and capital expenditure initiatives which are expected to exceed $750,000 in total cost (or savings), as well as Material Alterations as defined in the loan agreement, (i.e. the Borrower will not be required to report on strategies or initiatives not yet in progress or approved by the Board).

➢

Exhibit G
Opco Pledge and Security Agreement

PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated [                     ], 2009 is made by AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company, STRATOSPHERE LLC, a Delaware limited liability company and CHARLIE’S HOLDING, LLC, a Delaware limited liability company, as pledgors (collectively, “Pledgor”) for the benefit of ARCHON GROUP, L.P., a Delaware limited partnership (together with its successors and assigns, “Administrative Agent”) and WELLS FARGO BANK, N.A., a national banking association (together with its successors and assigns, “Collateral Agent”) in their respective capacities as administrative agent and collateral agent for and on behalf of GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”)
RECITALS
          A. WHEREAS, on June 25, 2009, Lender made a loan in the amount of $350,000,000 (the “Loan”) to certain borrowers (collectively, “Borrower”) named in that certain Loan Agreement of even date herewith by and among Lender, Administrative Agent, Collateral Agent, and Borrower (as amended, modified, supplemented or replaced from time to time, the “Loan Agreement”).
          B. WHEREAS, Stratosphere Gaming LLC, Aquarius Gaming LLC, Arizona Charlie’s, LLC and Fresca, LLC, each a Nevada limited liability company (individually and/or collectively as the context requires, “Operating Borrower”), are “Borrowers” under the Loan Agreement and the issuers (collectively “Issuer”) of the Equity Interests (as hereinafter defined).
          C. WHEREAS, Stratosphere Gaming LLC is a Nevada limited liability company and is governed by the terms and provisions of that certain Operating Agreement, dated as of February 12, 2008, Aquarius Gaming LLC is a Nevada limited liability company and is governed by the terms and provisions of that certain Operating Agreement, dated as of February 12, 2008, Arizona Charlie’s, LLC is a Nevada limited liability company and is governed by the terms and provisions of that certain Operating Agreement, dated as of May 24, 2004, and Fresca, LLC is a Nevada limited liability company and is governed by the terms and provisions of that certain Amended and Restated Operating Agreement, dated as of May 24, 2004, (each as amended on the date hereof and as further amended, modified, supplemented or restated in accordance with the terms of the Loan Agreement and collectively referred to herein as, the “Formation Agreement”).
          D. WHEREAS, (i) a Pledgor is the legal and beneficial owner of 100% of the issued and outstanding limited liability company interests (which constitutes 100% of the total economic and ownership interests) in Issuer.

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          E. WHEREAS, American Casino & Entertainment Properties LLC is a Borrower under the Loan and the other Pledgors will derive a substantial benefit from the making of the Loan.
          F. WHEREAS, Lender is unwilling to make the Loan unless Pledgor enters into this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Capitalized Terms. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:
          “Distributions” shall mean all distributions (whether in cash or in kind) and all interest in respect of, and all proceeds of, any instrument or interest constituting part of the Pledged Collateral, of whatever kind or description, real or personal, whether in the ordinary course or in partial or total liquidation or dissolution, or any recapitalization, reclassification of capital, or reorganization or reduction of capital, or otherwise, other than, in each case, Excluded Distributions.
          “Equity Interests” shall mean all limited liability company membership interests, capital stock or other equity interests of, and all other right, title and interest now owned or hereafter acquired by Pledgor in and to Operating Borrower, including the interests described on Schedule 1 attached hereto.
          “Event of Default” shall have the meaning ascribed thereto in the Loan Agreement.
          “Excluded Distributions” shall mean distributions from Operating Borrower to Pledgor, prior to foreclosure of Collateral Agent’s Lien on the Pledged Collateral, conveyance in lieu of foreclosure or Administrative Agent (or a third party as a result of Administrative Agent having exercised its remedies under Sections 8 and 9 hereof) having acquired Pledgor’s Equity Interests, in each case for an on behalf of Lender, to the extent that such distributions do not constitute Collateral.
          “General Intangibles” shall have the meaning ascribed thereto in Article 9 of the UCC.
          “No-Action Letters” shall mean various No-Action Letters issued by the SEC staff as described in Section 13(b) below.
          “Obligations” shall mean Borrower’s obligations provided in the Loan Agreement to pay the Indebtedness payable to Lender in respect of the Loan thereunder, under the Note or any of the other Loan Documents, and to perform and observe all of the terms, covenants and

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provisions of each of the Loan Documents, including the payment of interest that, but for the commencement of a case under the Bankruptcy Code, would accrue on such Indebtedness.
          “Pledged Collateral” shall mean, with respect to Pledgor, all of Pledgor’s right, title and interest, whether now owned or hereafter acquired in, under and to (i) the Formation Agreements, the Equity Interests, which include, without limitation, Pledgor’ s share of the profits, losses and capital of Operating Borrower, and all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Operating Borrower to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests, (ii) all Distributions, (iii) all General Intangibles relating to the foregoing, (iv) the proceeds (including claims against third parties), products and accessions of the foregoing, (v) all replacements and substitutions of the foregoing, (vi) all books and records (including computerized records, software and disks) relating to any of the foregoing, (vii) all other rights appurtenant to the property described in foregoing clauses (i) through (vi), and (viii) any stock certificates, share certificates, limited liability certificates, partnership certificates or other certificates or instruments evidencing the foregoing.
          “SEC” shall mean the United States Securities and Exchange Commission.
          “Securities Act” shall mean the Securities Act of 1933, as it may be amended from time to time.
          “Security Interest” shall have the meaning ascribed thereto in Section 2 hereof.
          “Securities Laws” shall mean the Securities Act and applicable state securities laws.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York.
          “Voting Rights” shall have the meaning ascribed thereto in Section 4 hereof.
          In addition, all references to “ownership interest” or “equity interest” shall, to the extent applicable, include 0% ownership interests and 0% equity interests, respectively.
          2. Pledge. As security for the Obligations, Pledgor hereby grants, pledges, hypothecates, transfers and assigns to Collateral Agent, for and on behalf of Lender, a first priority perfected, continuing security interest in and lien on the Pledged Collateral and in all proceeds thereof (the “Security Interest”) as collateral security for the prompt and complete repayment and performance when due (whether at the stated maturity or otherwise) of the Obligations. Collateral Agent’s Security Interest shall encumber the Pledged Collateral which shall at all times be evidenced by a physical certificate pledged to and held by or on behalf of the Collateral Agent for the benefit of Lender. The Security Interest of Collateral Agent, for and on behalf of Lender, shall be perfected by (i) the delivery of the certificates evidencing the Equity Interests to an agent of Lender located in the State of Nevada and (ii) the filing of UCC- 1 financing statements in the appropriate filing office of the State of Nevada by Lender.

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          3. Distributions. Until the occurrence of an Event of Default, Pledgor shall have the right to receive Distributions in respect of the Equity Interests. Pledgor hereby irrevocably authorizes and directs Operating Borrower, upon the occurrence and during the continuance of an Event of Default and to the maximum extent permitted under applicable Gaming Laws, to distribute, transfer, pay and deliver directly to Administrative Agent, for and on behalf of Lender, and not to Pledgor, in accordance with that certain Consent of Issuer attached hereto as Exhibit A and made a part hereof (the “Consent”), any and all Distributions at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid and delivered to Pledgor, for application in accordance with the Loan Agreement. If, during the continuance of an Event of Default, Pledgor receives any Distributions, Pledgor shall accept the same as Collateral Agent’s agent and hold the same in trust on behalf of and for the benefit of Collateral Agent and shall promptly deliver the same forthwith to Administrative Agent, for and on behalf of Lender, for application in accordance with the Loan Agreement, together with appropriate forms of assignment, UCC financing statements, and other appropriate instruments, if necessary, indicating the Security Interests of Collateral Agent in and to such Distribution. Pledgor authorizes and directs Administrative Agent to apply any Distributions received by Administrative Agent in the manner described in the Loan Agreement.
          4. Voting Rights.
          (a) Pledgor hereby collaterally assigns to Collateral Agent for the benefit of Lender, to the extent permitted under applicable Gaming Laws, all of its rights under the Formation Agreements to vote and give approvals, consents, decisions and directions and exercise any other similar right (collectively, the “Voting Rights”) with respect to the Pledged Collateral, subject to the terms and provisions of this Agreement, the Formation Agreements, Loan Agreement and the other Loan Documents. Lender shall hold the Voting Rights so assigned to it under the terms and conditions hereinafter set forth. Notwithstanding anything to the contrary contained in this Agreement, prior to a foreclosure, conveyance in lieu of foreclosure or Administrative Agent (or a third party as a result of Administrative Agent having exercised its remedies under Sections 8 or 9 hereof) having acquired Pledgor’s Equity Interests, in each case, for and on behalf of Lender, Pledgor shall have the exclusive right to exercise the Voting Rights solely as they relate to the Excluded Distributions and funds of Operating Borrower which are not Collateral and which, if distributed, would constitute Excluded Distributions.
          (b) Unless and until an Event of Default shall have occurred and is continuing, Pledgor may exercise the Voting Rights; provided that, subject to applicable Gaming Laws, Pledgor shall not exercise the Voting Rights in a manner which would be inconsistent with or result in a violation of any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents. Upon the occurrence and during the continuance of an Event of Default, subject to applicable Gaming Laws, all rights of Pledgor to exercise the Voting Rights shall be subject to Administrative Agent’s prior written consent (as directed by Required Lenders), provided that such consent shall not be required in connection with the exercise of any Voting Rights necessary to cause Issuer to comply with Gaming Laws or to the extent that the granting or withholding of such consent would be in violation of applicable Gaming Laws.

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          (c) In determining whether Administrative Agent’s consent is required in connection with the exercise of Voting Rights, Pledgor shall cause Operating Borrower to rely on a notice from Administrative Agent (as directed by Required Lenders) stating that an Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document, in which event no exercise of Voting Rights by Pledgor shall be effective, without the prior written consent of Administrative Agent (as directed by Required Lenders), provided that Administrative Agent’s consent shall not be required in connection with the exercise of any Voting Rights necessary to cause Issuer to comply with Gaming Laws or to the extent that the granting or withholding of such consent would be in violation of applicable Gamning Laws. If the applicable Event of Default is no longer continuing or has been waived in writing by Administrative Agent (as directed by Required Lenders), Pledgor shall again have all of the rights to exercise the Voting Rights without the prior consent of Administrative Agent and Administrative Agent (as directed by Required Lenders) shall so notify Operating Borrower.
          (d) Pledgor acknowledges that, except for this Agreement and the other Loan Documents, it is not a party to, and it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.
          5. Termination of Agreement. Immediately upon payment in full of all of the Obligations in accordance with the terms of the Loan Agreement and the Loan Documents, this Agreement shall immediately cease, terminate and be of no fuirther force or effect. Thereafter, upon the request of Pledgor and at Pledgor’s sole cost and expense, Collateral Agent (as directed by Required Lenders) shall deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, such of the Pledged Collateral (including any certificate or certificates evidencing the Equity Interests, if any, along with the membership powers endorsed in blank, if any) as then may be held or controlled by Collateral Agent hereunder, and execute and deliver to Pledgor such documents as Pledgor may reasonably request to evidence such termination. Any Pledged Collateral released from the Lien of the Loan Agreement in accordance therewith pursuant to this Section 5 shall, effective upon such release, no longer be deemed “Pledged Collateral” for any purpose under this Agreement or the other Loan Documents. Administrative Agent agrees, at the request and sole cost and expense of Pledgor, to notify Operating Borrower and any other third party reasonably requested by Pledgor of such termination; provided that, if Pledgor shall arrange for repayment of the entire Obligations by a third party, at Pledgor’s request and at its sole cost and expense, Administrative Agent (as directed by Required Lenders) shall assign the Note, this Agreement and any other Loan Documents (to the extent requested by Pledgor) to such third party, without recourse, representation or warranty (except that (i) Lender owns the Note, (ii) Lender has not encumbered the Note, except for liens to be discharged concurrently with such assignment and (iii) Lender shall make a representation with respect to accrued interest and the principal balance of the Note).
          6. Liability. Without limiting any provision of the Loan Agreement, the trustees, officers, directors, employees and agents of Lender, Administrative Agent and Collateral Agent shall have no personal liability under this Agreement and any obligation of Lender, Administrative Agent or Collateral Agent under this Agreement to Borrower or Pledgor

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shall be satisfied solely from the assets of Lender, Administrative Agent, or Collateral Agent, as applicable.
          7. Rights of Lender, Administrative Agent and Collateral Agent.
          (a) None of Lender, Administrative Agent or Collateral Agent shall be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor be under any obligation to take any action whatsoever with regard thereto. Any part or all of the Pledged Collateral held by Collateral Agent for and on behalf of Lender may, without notice, but only during an Event of Default, be transferred into the name of Lender, Administrative Agent or their respective nominees without liability except to account for property actually received by Lender or its nominee; provided, however, that Lender, Administrative Agent (as directed by Required Lenders) or their respective nominees shall have no duty to exercise any of the foregoing actions, or any liability for failure to do so or delay in so doing.
          (b) None of Lender, Collateral Agent or Administrative Agent shall be liable for the consequence of granting or withholding its consent to any Voting Rights in accordance with this Agreement, except for any such liability resulting solely from gross negligence, bad faith or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.
          (c) Except as otherwise expressly set forth in this Agreement, without limiting any provision in the Loan Agreement and except for any state of facts to the extent determined by a final nonappealable judgment of a court of competent jurisdiction to be caused by Lender’s, Collateral Agent’s or Administrative Agent’s gross negligence, bad faith or willful misconduct, none of Lender, Collateral Agent or Administrative Agent shall have any liability to Borrower or Pledgor with respect to the receipt and application by Lender, Collateral Agent or Administrative Agent of Distributions, the holding by Lender of any Pledged Collateral pursuant to and in accordance with this Agreement and the Loan Agreement, or Administrative Agent’s taking, or failure to take, any action (including the obtaining of insurance) with respect to any Pledged Collateral.
          (d) Pledgor hereby authorizes Administrative Agent (as directed by Required Lenders in their absolute discretion), prior to the termination of this Agreement pursuant to Section 5 hereof, (i) to file or cause the filing of any and all financing and continuation statements in any jurisdiction or jurisdictions that Administrative Agent (as directed by Required Lenders) deems appropriate (including, without limitation, all initial financing statements and continuation statements), naming Borrower as debtor, with respect to any of the Pledged Collateral (including such as may be necessary to renew, extend and continue the perfection of the Security Interest of Collateral Agent for the benefit of Lender) without consent of or authentication by Pledgor and consents to a photocopy or other reproduction of this Agreement or of a financing statement being sufficient as a financing statement; and (ii) to file UCC financing statements indicating that the collateral covered by such financing statements is “all assets in which Pledgor now or hereafter has rights.”

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          8. Remedies. Upon the occurrence and during the continuance of an Event of Default, and subject to compliance with the Gaming Laws and any order issued by the Gaming Authorities pursuant to Regulation 8A.040, Administrative Agent (as directed by Required Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale, except to the extent required by law and except as provided in the Loan Documents) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices is hereby expressly waived to the extent permitted by applicable law), may, without obligation to resort to other security, and in addition to and not in limitation of any and all other remedies reserved to Administrative Agent and/or Collateral Agent acting on behalf of Lender hereunder or at law or in equity, forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at Administrative Agent’s, Collateral Agent’s or Lender’s offices or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right for Administrative Agent, Collateral Agent or Lender, upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption available to Pledgor, which right or equity is hereby expressly waived and released. Upon the occurrence and during the continuance of an Event of Default, and subject to compliance with the Gaming Laws and any order issued by the Gamning Authorities pursuant to Regulation 8A.040, Administrative Agent (as directed by Required Lenders) and/or Collateral Agent (as directed by Required Lenders) shall have the right to proceed against the Pledged Collateral of Pledgor as it shall determine in its sole discretion. Administrative Agent shall not be obligated to make any sale of the Collateral if it, as directed by Required Lenders, shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. Administrative Agent (as directed by Required Lenders) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by Collateral Agent for and on behalf of Lender until the sale price is paid by the purchaser or purchasers thereof, and Lender, Administrative Agent and Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. Pledgor hereby waives all rights of marshaling the Pledged Collateral and any other security at any time held by Lender or Collateral Agent and any right of valuation or appraisal. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of Administrative Agent, Collateral Agent or Lender hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part, of the Obligations together with interest thereon at the Default Rate under the Loan Agreement, and only after so applying such net proceeds and after the payment by or on behalf of Administrative Agent of any other

7

amount required by any provision of law, including, without limitation, the UCC and any version of the Uniform Commercial Code in effect in any applicable jurisdiction, need Administrative Agent account for the surplus, if any, to Pledgor. Pledgor agrees that Administrative Agent need not give more than ten (1 0) Business Days notice of the time and place of any public sale or of the time and place if any private sale or other intended disposition is to take place and that such notice is commercially reasonable notification of such matters. No notification need be given to Pledgor if it has, after default, signed a statement renouncing or modifying any right to notification of sale or other intended disposition. Administrative Agent’s, Collateral Agent’s and/or Lender’s rights and remedies hereunder are cumulative, at law or in equity, with any and all of Administrative Agent’s, Collateral Agents and/or Lender’s other rights in connection with the Loan and Administrative Agent, Collateral Agent and/or Lender, as the case may be, may exercise any of such rights or remedies in any order. In addition to the rights and remedies granted to it in this Agreement and any other instrument securing, evidencing or relating to any of the Obligations, Administrative Agent, Collateral Agent and Lender shall have all the rights and remedies of a secured party under the UCC, as if such rights and remedies were fully set forth herein, and any rights and remedies of a secured party under any version of the Uniform Commercial Code in effect in any applicable jurisdiction in which such rights or remedies are sought to be enforced.
          9. Right to Become Member. Subject to compliance with the Gaming Laws: (a) In addition to the remedies set forth in Section 8 hereof, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, Lender may, by delivering written notice to Pledgor, after having acquired the right, title and interest of Pledgor’s Equity Interests (or after Administrative Agent or Collateral Agent having acquired such right, title and interest for and on behalf of Lender), succeed, or designate one or more nominees(s) to succeed, to all right, title and interest of Pledgor (including, without limitation, the right, if any, to vote on or take any action with respect to Operating Borrower) as a member of Operating Borrower relating to the Equity Interests acquired. Pledgor hereby irrevocably authorizes and directs Operating Borrower on receipt of any such notice (i) to deem and treat Lender or its nominee in all respects as a member, as applicable, (and not merely an assignee of a member) of Operating Borrower entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to membership matters pursuant to the Formation Agreements) to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to such membership interests to which Pledgor would have been entitled had Pledgor’s membership interests not been transferred to Lender or such nominee, (ii) to execute amendments to the Formation Agreements admitting Lender or such nominee as a member in place of Pledgor and (iii) to issue the membership certificate(s) in the name of Lender or its nominee, with respect to each of the Equity Interests represented by a certificate or certificates.
          (b) Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 9.19 of the Loan Agreement, upon acquisition of any portion of the Collateral by Lender or any other Person through foreclosure or assignment in lieu of foreclosure, Borrower shall not be required to make additional contributions or other payment to Property.

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          10. Representations, Warranties and Covenants of Pledgor. Pledgor hereby represents and warrants to and covenants and agrees with Lender, Administrative Agent and Collateral Agent with respect to itself and the Pledged Collateral that:
          (a) Each Pledgor is, and at all times will maintain its existence as, a limited liability company organized solely under the laws of the Delaware, has all requisite power and authority to execute, deliver and perform this Agreement and the Formation Agreements and to consummate the transactions contemplated hereby.
          (b) This Agreement has been duly authorized, executed and delivered by Pledgor, is the legal, valid and binding obligation of Pledgor, and is enforceable as to Pledgor in accordance with its terms, subject, however, to bankruptcy, insolvency and other rights of creditors generally, to general principles of equity and the Gaming Laws.
          (c) The execution, delivery, observance and performance by Pledgor of this Agreement and the transactions contemplated hereby will not result in any violation of the Formation Agreements or of any constitutional provision, law, statute, ordinance, rule or regulation applicable to it; or of any judgment, decree or order applicable to it and will not conflict with, or cause a breach of, or default under, any such term or, except for the liens created or contemplated hereby, result in the creation of any mortgage lien, pledge, charge or encumbrance upon any of its properties or assets pursuant to any such term.
          (d) It is not necessary for Pledgor to obtain or make any (i) governmental consent, approval or authorization, registration or filing from or with any governmental authorities or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement or the consummation of the transactions herein presently contemplated which has not been obtained.
          (e) A Pledgor is as of the date hereof (i) the sole economic member of Operating Borrower, (ii) the owner of 100% of the issued and outstanding limited liability company interests in Operating Borrower (which constitutes 100% of the economic and equity interests in such Operating Borrower), and (iii) the sole owner of all direct beneficial interests in the Pledged Collateral. Pledgor owns the Pledged Collateral, and the Pledged Collateral is and shall remain, free and clear of any lien, mortgage, encumbrance, charge, pledge, security interest, or claim of any kind (including, without limitation, any unconditional sale or other title retention agreement) other than as created by this Agreement or as permitted by the Loan Agreement.
          (f) The Equity Interests are, and Pledgor covenants and agrees that it will ensure at all times that such Equity Interests remain, “general intangibles” within the meaning of Article 9 of the UCC.
          (g) Pledgor covenants and agrees to defend, at its sole cost and expense, Lender’s right, title and Security Interest in and to the Pledged Collateral and the proceeds thereof, created pursuant hereto, against the claims and demands of all Persons whomsoever.
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          (h) The Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable.
          (i) The Equity Interests constitute 100% of the interests in capital, profits, distribution, management and voting rights in Operating Borrower.
          (j) Except for the filing of a UCC-1 financing statement in the appropriate filing office in the State of Delaware, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first priority lien on, and first priority perfected security interest in, the Pledged Collateral, in favor of Lender, prior to all other liens, security interests and other claims of any sort whatsoever, have been taken. The security interest granted pursuant to this Agreement in the Pledged Collateral constitutes a valid, perfected first priority security interest in the Pledged Collateral, enforceable as such against all creditors of, and purchasers from, Pledgor.
          (k) Pledgor has not changed its name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style.
          (l) Pledgor will not change its name in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507(c) of the UCC (or any other then-applicable provision of the UCC) unless Pledgor shall have given Administrative Agent at least ten (10) Business Days’ prior notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change, if it is impossible to take such action in advance) necessary or reasonably requested by Administrative Agent (as directed by Required Lenders) to amend such financing statement or continuation statement so that it is not seriously misleading.
          (m) Subject to Section 9(b) hereof, Pledgor shall perform all of its obligations under the Formation Agreements and shall not amend the Formation Agreements without Administrative Agent’s prior written approval (as directed by Required Lenders). Such approval, in the absence of the occurrence and continuation of an Event of Default, shall not be unreasonably withheld, conditioned or delayed.
          11. Certain Covenants.
          (a) No Disposition. Pledgor agrees that, except to the extent permitted under the Loan Agreement, it will not directly, or indirectly sell, assign, transfer, exchange, encumber or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, nor will it create, incur or permit to exist any security interest with respect to any of the Pledged Collateral or any proceeds thereof, except for the Security Interest provided for by this Agreement.
          (b) Delivery of Certificates and Instruments. All certificates or instruments at any time representing or evidencing any Pledged Collateral shall be immediately delivered to and held by or on behalf of Collateral Agent in the State of Nevada pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably acceptable to
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Administrative Agent. Subject to compliance with the Gaming Laws, Collateral Agent (upon instructions from Administrative Agent as directed by Required Lenders), for and on behalf of Lender, shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of Lender or its nominee, Collateral Agent and/or Administrative Agent any Pledged Collateral. In addition, and subject to compliance with the Gaming Laws, Collateral Agent (as directed by Required Lenders), for an on behalf of Lender, shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (c) Other Units. Pledgor has not and shall not permit the issuance of any units of membership interest, stock or partnership interest, as applicable, or other securities in addition to or in substitution for the Equity Interests.
          12. Other Members Shall Join. Every member hereinafter admitted to Operating Borrower as a successor or additional member (to the extent permitted under the Loan Documents) shall at Administrative Agent’s request (as directed by Required Lenders) and as a condition thereto, join in this Agreement and agree to be bound by the terms and provisions hereof, pursuant to a written joinder and assumption agreement in form and substance reasonably acceptable to Administrative Agent (as directed by Required Lenders), and, subject to compliance with the Gaming Laws, execute and deliver appropriate forms of assignment, and other appropriate instruments indicating the Security Interest of Collateral Agent and/or Lender in such member’s Pledged Collateral. The failure of any new member to execute and deliver the same prior to its admission as a member in Operating Borrower shall constitute an Event of Default hereunder and under the terms and provisions of the Loan Documents.
          13. Foreclosure Sales of Securities.
          (a) No Obligation to Register. In exercising its remedies hereunder, Administrative Agent may be unable to sell Equity Interests publicly without registering them under the Securities Laws, which would likely be an expensive and time-consuming undertaking and, in fact, one which might be impossible to accomplish even if Administrative Agent, on behalf of Lender, were willing to invest the necessary time and money. Administrative Agent (as directed by Required Lenders) may be able to register Equity Interests under the Securities Laws but may regard such registration as too expensive or too time-consuming. If Administrative Agent (as directed by Required Lenders) sells Equity Interests without registration, Administrative Agent may be required to sell them only in private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and who will be obliged to agree, among other things, to acquire the Equity Interests for their own account for investment and not with a view to distributing or reselling them. Pledgor acknowledges that such a private sale may result in less favorable prices and other terms than a public sale. Pledgor agrees that a private sale, even under these restrictive conditions, will not be considered commercially unreasonable solely by virtue of the fact that Administrative Agent has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor agrees or Operating Borrower agrees to pay all costs of the registration process.
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          (b) Right of Lender to Purchase at No-Action Public Sale. Pledgor is aware that Section 9-610 of the UCC states that Lender, Administrative Agent and Collateral Agent is able to purchase the Equity Interests only if they are sold at a public sale. Pledgor is also aware that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Pledgor is also aware that Lender, Collateral Agent and/or Administrative Agent may wish to purchase the Equity Interests that are sold at a foreclosure sale, and Pledgor believes that such purchases would be appropriate in circumstances in which the Equity Interests are sold in conformity with the principles set forth in the No-Action Letters. Pledgor specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will not be considered commercially unreasonable solely by virtue of the fact that Lender, Administrative Agent or Collateral Agent, as the case may be, has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor agrees or Operating Borrower agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that Lender, Administrative Agent or Collateral Agent, as the case may be, purchases Equity Interests at such a sale.
          (c) General Standards Applicable to Foreclosure Sales. Pledgor agrees that none of Lender, Administrative Agent or Collateral Agent shall have any general duty or obligation to make any effort to obtain or pay any particular price for any Equity Interests sold by Lender, Administrative Agent or Collateral Agent, as the case may be, pursuant to this Agreement (including sales made to Lender, Administrative Agent and/or Collateral Agent). Lender, Administrative Agent (as directed by Required Lenders) and Collateral Agent (upon receipt of written instructions from Administrative Agent or as directed by Required Lenders) may among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Pledgor specifically agrees that a foreclosure sale conducted in conformity with this Section 13 will be considered commercially reasonable.
          (d) Further Assurances. Pledgor shall use all reasonable efforts to do or cause to be done all such other acts and things (except that Pledgor shall not be obligated to register any Equity Interests under the Securities Laws) as may be reasonably necessary to make any sale or sales of Equity Interests valid and binding and in compliance with applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor’s expense.
          (e) Equitable Remedy. Pledgor agrees that a breach of any of the covenants contained in this Section 13 shall cause irreparable injury to Lender, Administrative Agent and/or Collateral Agent, and that Lender, Administrative Agent and/or Collateral Agent will have no adequate remedy at law in respect of such breach. As a consequence, Pledgor agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against Pledgor.
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          14. Reimbursement of Lender, Administrative Agent and Collateral Agent.
          (a) Without limiting any provision in the Loan Agreement, Borrower shall indemnify, reimburse, defend and hold harmless Lender, Administrative Agent, Collateral Agent and their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, from and against any and all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, actual third party costs, expenses (including reasonable attorneys’ fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of this Agreement by Lender, Collateral Agent and/or Administrative Agent to the extent resulting, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than Lender, Collateral Agent and/or Administrative Agent; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of, and undertakings and indemnification set forth in, this Section 14 shall survive the satisfaction and payment in full of the Obligations and termination of this Agreement. Any amounts which may become payable by Pledgor pursuant to the foregoing indemnity shall be added to Pledgor’s obligations hereunder and to the Obligations.
          (b) Borrower hereby covenants and agrees to reimburse Lender, Administrative Agent and/or Collateral Agent promptly upon receipt of written notice from Administrative Agent for all reasonable costs and expenses payable to third parties incurred by Lender, Administrative Agent and/or Collateral Agent in connection with (A) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Pledgor or this Agreement, and (B) enforcing any obligations of or collecting any payments due from Borrower under this Agreement.
          15. No Waiver of Rights by Lender. Nothing herein shall be deemed (a) to be a waiver of any right which Administrative Agent, Collateral Agent or Lender may have under the Bankruptcy Code or the bankruptcy laws of any State to file a claim for the then outstanding amount of the Loan or to require that all of the Pledged Collateral shall continue to secure all of the Obligations; (b) to impair the validity of the Loan, the Loan Agreement, the Note, or any other document or instrument delivered to Lender in connection therewith; or (c) to impair the right of Lender, Administrative Agent or Collateral Agent to commence an action to foreclose any lien or security interest. Nothing herein shall be deemed to be a waiver of any right which Lender, Administrative Agent or Collateral Agent may have under Section 506(a), 506(b),
1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Loan and other amounts due under this Agreement, the Loan Agreement, the Note, or the other Loan Documents or to require that all of the Pledged Collateral shall continue to secure the Obligations.
          16. Concerning the Collateral Agent: Applicability of the Loan Agreement. Wells Fargo Bank, N.A. is entering into this Agreement not in its individual capacity, but solely
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as Collateral Agent under the Loan Agreement. In performing any acts hereunder, the Collateral Agent shall take direction from the Borrower and the Required Lenders, as the case may be, pursuant to the applicable terms of the Loan Agreement. Notwithstanding any other provision of this Agreement, in connection with its obligations hereunder, the Collateral Agent has all of the rights, powers, privileges, exculpations, protections and indemnities as are provided for or referred to in the Loan Agreement.
          17. Gaming Law Requirements.
               (a) Notwithstanding approval of this Agreement by the Gaming Authorities, other approvals may be required before certain transactions relating to this Agreement may occur, including, but not limited to, the following:
               (i) Any re-registration or action similar to re-registration of the Pledged Collateral must be approved in advance by the Gaming Authorities in accordance with NRS 463.510 and NGC Reg Section 8A. 040;
               (ii) Any foreclosure, sale, transfer, or other disposition of the Pledged Collateral must be approved in advance by the Gaming Authorities in accordance with NRS 463.510 and NGC Reg Sections 8A.020 and 8A.030, and shall not be effective unless so approved; and
               (iii) Pursuant to NGC Reg Section 8A.040, the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the Equity Interests must be approved in advance by the Gaming Authorities, except that such consideration may be placed in escrow pending the necessary approvals; and
                    (b) The certificates representing the Pledged Collateral shall at all times remain physically within the State of Nevada at a location designated to the Gaming Authorities and must be made available for inspection by employees or agents of the Gaming Authorities immediately upon request during normal business hours.
          18. Miscellaneous.
          (a) Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, provided that Pledgor may not assign its obligations hereunder except as may be provided in, and in accordance with, the Loan Agreement. All covenants and promises and agreements in this Agreement contained, by or on behalf of Pledgor, shall inure to the benefit of Lender, Collateral Agent, and/or Administrative Agent, as the case may be, and their respective successors and assigns.
          (b) Governing Law.
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     (1) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE UCC OR GAMING LAWS REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WITH RESPECT TO THE PERFECTION, PRIORITY OR ENFORCEMENT OF THE SECURITY INTERESTS CREATED HEREBY; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE TO BE PERFORMED WITHIN SUCH STATE, SUBJECT TO APPLICABLE GAMING LAWS.
     (2) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PLEDGOR, ADMINISTRATIVE AGENT, COLLATERAL AGENT OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE, CITY AND COUNTY OF NEW YORK. EACH OF BORROWER, LENDER, COLLATERAL AGENT AND ADMINISTRATIVE AGENT HEREBY (I) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
          (c) Modification, Waiver in Writing. This Agreement may not be amended or waived, nor shall any consent or approval of Administrative Agent (as directed by Required Lenders) be granted hereunder, unless such amendment, waiver, consent or approval is in writing signed by Administrative Agent (as directed by Required Lenders), for and on behalf of Lender, and Pledgor.
          (d) Notices. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (e) Trial by Jury. The provisions of Section 9.5 of the Loan Agreement (as it relates to Borrower and Lender) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (f) Headings. The provisions of Section 9.6 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
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          (g) Severability. The provisions of Section 9.8 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (h) Offsets, Counterclaims and Defenses. The provisions of Section 9.11 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (i) No Joint Venture. The provisions of Section 9.12 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (j) Counterparts. The provisions of Section 9.15 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (k) No Third-Party Beneficiaries. The provisions of Section 9.18 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (l) Limitation on Liability of Pledgor; Exculpation. Except as otherwise provided in Section 9.19 of the Loan Agreement, the Environmental Indemnity Agreement and the Recourse Guaranty, (x) the debts, obligations and liabilities of Pledgor hereunder will be solely the debts, obligations and liabilities of Pledgor, as applicable, and no member or manager of, or direct or indirect holder of interests in, Pledgor (except for any Borrower) will be obligated personally for any debt, obligation or liability of Pledgor, solely by reason of being a member or manager of, or direct or indirect holder of interests in, Pledgor and (y) no general partner, limited partner, member, shareholder, or other direct or indirect holder of any equity interest in any member or manager of Pledgor (except for any Borrower), or any officer, director or employee of Pledgor or any of the foregoing or any of their affiliates shall be obligated personally for any debt, obligation or other liability of Pledgor solely by reason of their being a general partner, limited partner, member, shareholder, or other holder of any equity interest in any member or manager of Pledgor, or any officer, director or employee of Pledgor or any of the foregoing or any of their affiliates.
          (m) Right of Set-Off. The provisions of Section 9.20 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (n) Servicer. The provisions of Section 9.22 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
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          (o) Prior Agreements. The provisions of Section 9.23 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (p) Further Assurances. The provisions of Section 5.9 of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein and made applicable hereto.
          (q) Principles of Construction. The provisions of the “Definitions” Section of the Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein
          (r) Conflict with Loan Agreement. To the extent that any provision(s) in this Agreement shall conflict with or be inconsistent with or less or more restrictive than any provision(s) of the Loan Agreement, the provisions(s) of the Loan Agreement shall govern and take precedence.
          (x) Additional Further Assurances. Pledgor shall from time to time, at its expense, promptly execute and deliver (and/or cause to be executed and delivered) all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that Lender may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable Lender to exercise or enforce its rights and remedies hereunder.
[Signatures appear on the following page]
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          IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge and Security Agreement as of the date first above written.

PLEDGOR:

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company	STRATOSPHERE LLC, a Delaware limited liability company

By:	By:

Name:		Name:
Title:		Title:

CHARLIE’S HOLDING, LLC, a Delaware limited liability company

By:

Name:
Title:
[Signatures appear on the following page]
Stratosphere II—Pledge Agreement (Opco)

Schedule 1
LIST OF EQUITY INTERESTS

			Percentage of Class
		Certificate	Represented by
Issuer	Class of Interest	No.	Equity Interests
	Limited
Stratosphere Gaming LLC	Liability	[ ]	100%
	Company

	Limited
Aquarius Gaming LLC	Liability	[ ]	100%
	Company

	Limited
Arizona Charlie’s, LLC	Liability	[ ]	100%
	Company

	Limited
Fresca, LLC	Liability	[ ]	100%
	Company
Stratosphere II—Pledge Agreement (Opco)

Exhibit A
CONSENT OF ISSUER
          THIS CONSENT (“Consent”), dated as of [                     ], is made by Stratosphere Gaming LLC, Aquarius Gaming LLC, Arizona Charlie’s, LLC and Fresca, LLC, each a Nevada limited liability company (individually and/or collectively as the context requires “Issuer”).
          Reference is made to that certain Pledge and Security Agreement (the “Pledge Agreement”) of even date herewith made by American Casino & Entertainment Properties LLC, a Delaware limited liability company, Stratosphere LLC, a Delaware limited liability company and Charlie’s Holding, LLC, a Delaware limited liability company (collectively, the “Pledgor”), in favor of WELLS FARGO BANK, N.A., a national banking association (“Collateral Agent”) and ARCHON GROUP, L.P., a Delaware limited partnership (“Administrative Agent”) for and on behalf of Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, the “Lender”), as pledgee. Each Issuer hereby acknowledges the receipt of a copy of the Pledge Agreement and acknowledges that Pledgor is bound thereby. For the purposes of this Consent, all capitalized terms not herein defined shall have the respective meanings ascribed thereto in the Pledge Agreement.
          Each Issuer hereby consents to the Pledge Agreement and agrees to comply with the terms and provisions thereof applicable to it. Without limiting the foregoing, from and after the date hereof, each Issuer agrees to pay any and all Distributions directly to Lender in accordance with, and to the extent provided in, the terms and provisions of Section 3 of the Pledge Agreement. Until the Obligations are paid in full, each Issuer agrees to (i) comply with the instructions of Administrative Agent, without any further consent from Pledgor or any other Person in respect of the Pledged Collateral and (ii) to disregard any request made by Pledgor or any other person which contravenes the instructions of Administrative Agent in respect of the Pledged Collateral, in each case, subject only to Gaming Laws (as defined in the Loan Agreement).
          Each Issuer represents and warrants to Lender, Administrative Agent and Collateral Agent that, as of the date hereof (i) the registered owner of 100% of the issued and outstanding membership interests in Stratosphere Gaming LLC is Stratosphere LLC; (ii) the registered owner of 100% of the issued and outstanding membership interests in Aquarius Gaming LLC is American Casino& Entertainment Properties LLC; (iii) the registered owner of 100% of the issued and outstanding membership interests in Arizona Charlie’s LLC is Charlie’s Holding, LLC (iv) the registered owner of 100% of the issued and outstanding membership interests in Fresca, LLC is Charlie’s Holding, LLC; (v) Operating Borrower has no knowledge of any Lien or other security interest in the Pledged Collateral (other than Collateral Agent’s); and (vi) the registered pledgee of the Pledged Collateral on the books of each Operating Borrower is Collateral Agent, together with its successors and assigns, as secured party for and on behalf of Lender under the Loan, and there is no other pledge currently registered on the books and records of any Operating Borrower with respect to the Pledged Collateral.
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          All notices required to be given hereunder shall be delivered as set forth in the Pledge Agreement.
[Signatures appear on the following page]

2

     IN WITNESS WHEREOF, each Issuer has executed this Consent as of the date first set forth above.

ISSUER:

STRATOSPHERE GAMING LLC, a Nevada limited liability company	AQUARIUS GAMING LLC, a Nevada limited liability company

By:	By:

Name:		Name:
Title:		Title:

ARIZONA CHARLIE’S, LLC, a Nevada limited liability company	FRESCA, LLC, a Nevada limited liability company

By:	By:

Name:		Name:
Title:		Title:
Stratosphere II—Pledge Agreement (Opco)

Exhibit H
Form of Account Control Agreement

      RESTRICTED ACCOUNT AND SECURITIES
ACCOUNT CONTROL AGREEMENT
(Access Restricted after Instructions)
This Restricted Account and Securities Account Control Agreement (this “Agreement”), dated as of June 25, 2009, is entered into by and among W2007 AQUARIUS PROPCO, L.P., W2007 STRATOSPHERE PROPCO, L.P., W2007 STRATOSPHERE LAND PROPCO, L.P., W2007 ARIZONA CHARLIE’S PROPCO, L.P., and W2007 FRESCA PROPCO, L.P., W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., each a Delaware limited partnership, AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company, ARIZONA CHARLIE’S, LLC, FRESCA, LLC, AQUARIUS GAMING LLC, STRATOSPHERE GAMING LLC, each a Nevada limited liability company (collectively “Company”), ARCHON GROUP, L.P., a Delaware limited partnership, in its capacity as administrative agent (“Administrative Agent”) for and on behalf of GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership (together with its successors and permitted assigns, “Lender”). WELLS FARGO BANK, N.A., a national banking association, in its capacity as collateral agent for and on behalf of Lender (in such capacity “Secured Party”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), and sets forth the rights of Secured Party as collateral agent for and on behalf of Lender and the obligations of Bank with respect to the deposit accounts of Company at Bank identified on Schedule A hereto as the Restricted Accounts (each hereinafter referred to individually as a “Restricted Account” and collectively as the “Restricted Accounts”) and each securities account of Company at Bank linked to any Restricted Account by a sweep mechanism, provided that such securities account either (i) bears an account number identical to the linked Restricted Account or (ii) is separately identified by number at the end of this Agreement as a Securities Account (each hereinafter referred to individually as a “Securities Account” and collectively as “Securities Accounts”). As used in this Agreement, the term “Restricted Account” also refers to each “Preferred Option Sweep Account” (each hereinafter an “Offshore Account”) maintained by Company with Bank and linked to another Restricted Account by a sweep mechanism. Company and Secured Party understand and acknowledge that each Restricted Account which is an Offshore Account is a subaccount, in the name of Company, of an offshore U.S. Dollar-denominated deposit account of Bank maintained with Bank’s Grand Cayman branch, and that any transfer of funds into or out of the Offshore Account, pursuant to Section 4 of this Agreement or otherwise, must pass through the domestic Restricted Account to which the Offshore Account is specifically linked. Each account numerically designated as a Restricted Account includes, for purposes of this Agreement, and without the necessity of separately listing subaccount numbers, all subaccounts presently existing or hereafter established for deposit reporting purposes and integrated with the numerically designated Restricted Account by an arrangement in which deposits made through subaccounts are posted only to the designated Restricted Account.
1.	Secured Party’s Interest in Restricted Accounts and Securities Accounts. Lender represents that it has appointed Secured Party as the agent for Lender. Company hereby confirms, and Bank hereby acknowledges, the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to (i) the Restricted Accounts and all funds now or hereafter on deposit in or payable or withdrawable from the Restricted Accounts (the “Restricted Account Funds”), and (ii) the Securities Accounts and all financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Securities Accounts (the “Securities Account Assets”). (As used herein, the terms “investment property,” “financial asset”, “entitlement order” and “security entitlement” shall have the respective meanings set forth in the Uniform Commercial Code of the state whose law governs this Agreement. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in any of the Securities Accounts is to be treated as a “financial asset”.) Except as specifically provided otherwise in this Agreement, Company has given Secured Party complete control over the Restricted Accounts, the Restricted Account Funds, the Securities Accounts, and the Securities Account Assets. Company and Secured

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Party desire to enter into this Agreement to further the arrangements among Bank, Secured Party and Company regarding the Restricted Accounts and the Securities Accounts.

2.	Access to Restricted Accounts and Securities Accounts. Secured Party agrees that until Bank receives, and has had a reasonable opportunity to act upon, written instructions from Secured Party directing that Company no longer have access to any Restricted Account Funds or Securities Account Assets (the “Instructions”), Company will be allowed sole and exclusive access to the Restricted Account Funds, and access to the Securities Account Assets through redemption of Securities Account Assets and transfer of the proceeds of such redemption in each case to the applicable Restricted Account. After Bank receives the Instructions, (a) Company will no longer be allowed access to the Restricted Account Funds or Securities Account Assets, and (b) Administrative Agent (as directed by Required Lenders) on behalf of Secured Party will have the exclusive right to direct the disposition of all Restricted Account Funds and Securities Account Assets; and Bank agrees to transfer the Restricted Account Funds and Securities Account Assets to Secured Party or its designee in accordance with the provisions of Section 4 below, subject to the conditions set forth in this Agreement. Company agrees that the Restricted Account Funds and Securities Account Assets should be paid and/or delivered to Secured Party after Bank receives the Instructions, and hereby irrevocably authorizes Bank to comply with the Instructions even if Company objects in any way to the Instructions.

3.	Balance Reports. Bank agrees, at the telephone request of Administrative Agent (as directed by Required Lenders) on behalf of Secured Party on any day on which Bank is open to conduct its regular banking business other than a Saturday, Sunday or public holiday (a “Business Day”), to make available to Administrative Agent or its designee a report (“Balance Report”) showing the available balance in the Restricted Accounts and Securities Accounts as of the beginning of such Business Day, either on-line or by facsimile transmission, at Bank’s option. Company expressly consents to this transmission of information.

4.	Transfers to Secured Party. Subject to the terms of that certain loan agreement of even date herewith by and among Lender, Administrative Agent, Secured Party as “Collateral Agent” thereunder, and Company as “Borrower” thereunder (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Bank agrees that on each Business Day after it receives the Instructions it will transfer to such account as Administrative Agent on behalf of Secured Party specifies in the Instructions (the “Secured Party Account”) the full amount of the available balance in the Restricted Accounts at the beginning of such Business Day, including all Restricted Account Funds and Securities Account Assets in all Offshore Accounts or Securities Accounts linked to the Restricted Accounts. Bank will use the Fedwire system to make each funds transfer unless for any reason the Fedwire system is unavailable, in which case Bank will determine the funds transfer system to be used in making each funds transfer, and the means by which each transfer will be made. Bank, Secured Party and Company each agree that Bank will, without further consent of Company, comply with (i) instructions given to Bank by Administrative Agent (as directed by Required Lenders) or its designee directing disposition of funds in the Restricted Accounts, and (ii) entitlement orders originated by Administrative Agent (as directed by Required Lenders) or its designee directing disposition of Securities Account Assets in the Securities Accounts, subject otherwise to the terms of this Agreement and Bank’s standard policies, procedures and documentation in effect from time to time governing the type of disposition requested. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions or entitlement orders originated by such third party (unless pursuant to written authorization from Administrative Agent, as directed by Required Lenders) for disposition of Restricted Account Funds in any of the Restricted Accounts or Securities Account Assets in any of the Securities Accounts.

5.	Returned Items. Secured Party and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Restricted Account into which such Returned Item was originally deposited, notice of which shall be provided to Secured Party and Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to a Restricted Account and returned unpaid, whether for insufficient funds or for any other reason,

2

and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state) or Regulation CC (12 C.F.R. §229), as in effect from time to time; (iii) any automated clearing house (“ACH”) entry credited to a Restricted Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to a Restricted Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to a Restricted Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the Returned Item Amounts on the day they are to be debited from the Restricted Account. Upon the written request of Bank, Lender agrees to pay all Returned Item Amounts within thirty (30) calendar days after such demand, without setoff or counterclaim, to the extent that the Returned Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank.

6.	Settlement Items. Secured Party and Company understand and agree that the face amount (“Settlement Item Amount”) of each Settlement Item will be paid by Bank debiting the applicable Restricted Account, notice of which shall be provided to Secured Party and Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account or other deposit account at any time linked to a Restricted Account by a zero balance account connection (each a “Linked Account”), which Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is presented for settlement against the Restricted Account (after having been presented against the Linked Account) after Bank receives the Instructions, (ii) each check or other payment order drawn on or payable against a Restricted Account, which, on the Business Day Bank receives the Instructions, Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to Bank having received the Instructions and having had a reasonable opportunity to act on them, which ACH credit entry settles after Bank receives the Instructions, and (iv) any other payment order drawn on or payable against a Restricted Account, which Bank has paid or funded prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is first presented for settlement against the Restricted Account in the ordinary course of business after Bank receives the Instructions and has transferred Restricted Account Funds to Secured Party under Section 4 of this Agreement. Company agrees to pay all Settlement Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the Settlement Item Amounts on the day they are to be debited from the Restricted Account. Upon the written request of Bank, Secured Party agrees to pay all Settlement Item Amounts within thirty (30) calendar days after such demand, without setoff or counterclaim, to the extent that (i) the Settlement Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, (ii) Secured Party has received Restricted Account Funds under Section 4 of this Agreement and (iii) such Settlement Item Amounts relate to Settlement Items issued after the date on which Secured Party has begun to receive Restricted Account Funds under Section 4.

7.	Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Restricted Accounts and Securities Accounts and for the treasury management and other account services provided with respect to the Restricted Accounts and Securities Accounts (collectively “Bank Fees”), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Accounts and Securities Accounts, (b) the funds transfer services received with respect to the Restricted Accounts, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Accounts (but without Bank being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Accounts. The Bank Fees will be paid by Bank debiting one or more of the Restricted Accounts on the Business Day that the Bank Fees are due, without notice to Secured Party or Company. If there are not sufficient funds in the

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Restricted Accounts to cover fully the Bank Fees on the Business Day they are debited from the Restricted Accounts, such shortfall or the amount of such Bank Fees will be paid by Company sending Bank a check in the amount of such shortfall or such Bank Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Bank. In no event shall Secured Party have any obligation to pay Bank Fees, indemnification or any other amount to Bank.

8.	Account Documentation. Secured Party and Company agree that, except as specifically provided in this Agreement, the Restricted Accounts and Securities Accounts will be subject to, and Bank’s operation of the Restricted Accounts and Securities Accounts will be in accordance with, the terms and provisions of (i) Bank’s Commercial Account Agreement or other deposit account agreement governing the Restricted Accounts and (ii) Bank’s Acceptance of Services, Master Agreement for Treasury Management Services, and applicable sweep option Service Description or securities account agreement governing the Offshore Accounts and Securities Accounts (collectively, the “Account Documentation”).

9.	Bank Statements. After Bank receives the Instructions, Bank will send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Accounts and Securities Accounts which are sent to Company. Bank’s liability for any errors is limited as provided in the “Limitation of Liability” section of this Agreement.

10.	Partial Subordination of Bank’s Rights. Bank hereby subordinates to the security interest of Secured Party and/or Lender in the Restricted Accounts and Securities Accounts (i) any security interest which Bank may have or acquire in the Restricted Accounts or Securities Accounts, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Restricted Account Funds or Securities Account Assets against the payment of any indebtedness from time to time owing to Bank from Company, except for debits to the Restricted Accounts permitted under this Agreement for the payment of Returned Item Amounts, Settlement Item Amounts or Bank Fees.

11.	Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company (a “Bankruptcy Notice”), Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code, by order of any court or agency or by Chapter 463B of the Nevada Revised Statutes.

12.	Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

13.	Indemnification for Following Instructions. Secured Party and Company each agree that, notwithstanding any other provision of this Agreement, Bank will not be liable to Secured Party or Company for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by Secured Party or Company as a result of or in connection with, (a) Bank complying with any binding legal process, legal notice or court order referred to in Section 12 of this Agreement, (b) Bank following any instruction or request of Administrative Agent, or (c) Bank complying with its obligations under this Agreement. Company will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clauses (a) through (c) of this Section 13.

14.	No Representations or Warranties of Bank. Bank agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Bank performs similar

4

services for its own account. However, Bank will not be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Bank may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Secured Party and Company also understand that Bank will not be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Bank’s control. BANK MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

15.	Limitation of Liability. Bank will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Secured Party and Company shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Bank Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Bank Fees were charged or incurred in the preceding month, the Bank Fees charged or incurred in the month in which the Losses and Liabilities occurred). Company will indemnify Bank against all Losses and Liabilities suffered or incurred by Bank as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Bank’s negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Bank’s liability and the indemnification by Company set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Bank’s gross negligence or willful misconduct. IN NO EVENT WILL BANK BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Bank by Company or Secured Party (as directed by Required Lenders) under or related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

16.	Termination. This Agreement may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement may be terminated (i) twenty (20) business days following written notice from Bank to Company and Secured Party should Company or Secured Party fail to make any payment when due to Bank from Company or Secured Party under the terms of this Agreement, or (ii) immediately upon written notice from Administrative Agent to Bank upon termination or release of Secured Party’s security interest in the Restricted Accounts and Securities Accounts. Company’s and Lender’s obligation to report errors in funds transfers and bank statements and to pay Returned Items Amounts, Settlement Item Amounts, and Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Lender under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Accounts and/or Securities Accounts with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any termination of this Agreement and the Service or closure of the Restricted Accounts all available balances in the Restricted Accounts (including proceeds from redemption of all Securities Account Assets) on the date of such termination or closure will be transferred to Administrative Agent or as otherwise requested by Administrative Agent in writing to Bank.

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17.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement.

18.	Notices. All notices from one party to another shall be in writing and shall be delivered to Company, Administrative Agent, Secured Party and/or Bank at their contact addresses specified on Schedule B hereto, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by a party to this Agreement to another party shall also be sent to all other parties to this Agreement. Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices purport to be made on behalf of Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order. In furtherance of the intentions of the parties hereof, this Agreement shall constitute written notice by Secured Party to Bank and Bank’s Grand Cayman branch of Secured Party’s security interest in the Restricted Accounts and Securities Accounts.

19.	Successors and Assigns. Neither Company nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without providing prompt written notice to the Bank, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Secured Party may transfer its rights and duties under this Agreement to (i) a transferee to which, by contract or operation of law, Secured Party transfers substantially all of its rights and duties under the financing or other arrangements between Secured Party and Company, or (ii) if Secured Party is acting as a representative in whose favor a security interest is created or provided for, a transferee that is a successor representative; provided that as between Bank and Secured Party, Secured Party will not be released from its obligations under this Agreement unless and until Bank receives any such transferee’s binding written agreement to assume all of Secured Party’s obligations hereunder. Bank may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld or delayed; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank.

20.	Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Bank that maintains the Restricted Accounts is located, without regard to conflict of laws principles. This state shall also be deemed to be Bank’s jurisdiction, for purposes of Article 9 of the Uniform Commercial Code as it applies to this Agreement; provided, however, that all provisions regarding the rights, duties and obligations of the Secured Party shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed entirely in such State.

Notwithstanding anything to the contrary contained in this Agreement, the Company, Bank, Administrative Agent and Secured Party acknowledge and agree that this Agreement is intended to be an agreement between the Company, Bank, Administrative Agent and Secured Party governing the Restricted Accounts within the meaning of Section 9-304(b) (and, if applicable, Section 8-110(e)(2)) of the Uniform Commercial Code as in effect in the State of New York from time to time (the “NY UCC”) and that the State of New York shall be deemed to be the jurisdiction of Bank for purposes of any matter in respect of the Restricted Accounts relating to or arising under Section 9-304 (and, if applicable, Section 9-305) of the NY UCC. The Company, Bank, Administrative Agent and Secured Party expressly agree that the terms and conditions of any other agreement establishing the Restricted Accounts or otherwise governing the Restricted Accounts shall, to the extent inconsistent herewith, be subordinate to and controlled by this Agreement, subject to applicable Gaming Laws.

21.	Severability. To the extent that the terms of this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed

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unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

22.	Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (e.g. a “pdf file) shall be effective as delivery of a manually executed counterpart of the Agreement.

23.	Entire Agreement. This Agreement, together with the Account Documentation, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, and Bank and Secured Party, with respect to (a) the interest of Secured Party and the Lenders in the Restricted Accounts and Restricted Account Funds, (b) the interest of Secured Party and the Lenders in the Securities Accounts and Securities Account Assets, and (c) Bank’s obligations to Secured Party and the Lenders in connection with the Restricted Accounts and Securities Accounts.
[Signatures continue on following page]

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     This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party, Bank, Administrative Agent and Lender on the date first specified above.

COMPANY:

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company

By:

Name:
Title:

W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., a Delaware limited partnership

By: W2007 ACEP FIRST MEZZANINE B GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

FRESCA, LLC, a Nevada limited liability company

By:

Name:
Title:

STRATOSPHERE GAMING LLC, a Nevada limited liability company

By:

Name:
Title:

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., a Delaware limited partnership

By: W2007 ACEP FIRST MEZZANINE A
GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

ARIZONA CHARLIE’S, LLC, a Nevada limited liability company

By:
Name: Title:

AQUARIUS GAMING LLC, a Nevada limited liability company

By:

Name:
Title:

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Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

W2007 AQUARIUS PROPCO, L.P., a Delaware limited partnership

By:	W2007 AQUARIUS GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

W2007 STRATOSPHERE LAND PROPCO, L.P., a Delaware limited partnership

By:	W2007 STRATOSPHERE LAND GEN- PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

W2007 FRESCA PROPCO, L.P., a Delaware limited partnership

By:	W2007 FRESCA GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

W2007 STRATOSPHERE PROPCO, L.P., a Delaware limited partnership

By:	W2007 STRATOSPHERE GEN-PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

W2007 ARIZONA CHARLIE’S PROPCO, L.P., a Delaware limited partnership

By:	W2007 ARIZONA CHARLIE’S GEN- PAR, L.L.C., a Delaware limited liability company, its general partner

By:

Name:
Title:

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Agreement
(Wells Fargo)

SECURED PARY:

WELLS FARGO BANK, N.A., a national banking association, as collateral agent

By:
Name:
Title:
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(Wells Fargo)

BANK:

WELLS FARGO BANK, N.A., a national banking association

By:
Name:
Title:
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Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

ADMINISTRATIVE AGENT:

ARCHON GROUP, L.P., a Delaware limited partnership

By:
Name:
Title:
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Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

LENDER:

GOLDMAN SACHS COMMERCIAL MORTGAGE
CAPITAL, L.P., a Delaware limited partnership

By:
Name:
Title:
Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

EXHIBIT A

WELLS FARGO BANK. N.A.	ABA # 121-000-248
COMPANY NAME	ACCOUNT NAME	ACCOUNT NO.
American Casino & Entertainment Properties, LLC	Master General Operating	412-168-1290
American Casino & Entertainment Properties, LLC	General Operating	410-005-9617
American Casino & Entertainment Properties, LLC	Accounts Payable	412-180-5766
American Casino & Entertainment Properties, LLC	Payroll	410-005-9625

Stratosphere Gaming LLC	General Operating	412-161-3517
Stratosphere Gaming LLC	Accounts Payable	412-161-3525
Stratosphere Gaming LLC	Payroll	412-161-3509
Stratosphere Gaming LLC	Workers Comp	412-161-3533
Stratosphere Gaming LLC	Cage /Jackpot	412-161-3541
Stratosphere Gaming LLC	Visa/Mastercard	412-161-3467
Stratosphere Gaming LLC	American Express	412-161-3475
Stratosphere Gaming LLC	Discover	412-161-3483
Stratosphere Gaming LLC	Debit Cards	412-161-3491
Stratosphere Gaming LLC	Starbucks Gift Cards	412-161-3723

Stratosphere Leasing, LLC	Leasing — General Oper	412-161-3582

Aquarius LLC	General Operating	412-161-3673
Aquarius LLC	Accounts Payable	412-179-4523
Aquarius LLC	Payroll	412-161-3608
Aquarius LLC	Workers Comp	412-161-3616
Aquarius LLC	Cage / Jackpot	412-161-3657
Aquarius LLC	Visa/Mastercard	412-161-3665
Aquarius LLC	American Express	412-161-3640
Aquarius LLC	Discover	412-161-3632
Aquarius LLC	Debit Cards	412-161-3681
Aquarius LLC	Starbucks Gift Cards	412-166-0492
Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

WELLS FARGO BANK. N.A.	ABA # 121-000-248
COMPANY NAME	ACCOUNT NAME	ACCOUNT NO.
Arizona Charlie’s LLC (Decatur)	General Operating	410-005-8163
Arizona Charlie’s LLC (Decatur)	Accounts Payable	412-179-4507
Arizona Charlie’s LLC (Decatur)	Payroll	410-005-8155
Arizona Charlie’s LLC (Decatur)	Workers Comp	410-005-8189
Arizona Charlie’s LLC (Decatur)	Cage Acct	410-005-8171
Arizona Charlie’s LLC (Decatur)	Visa/Mastercard	410-005-8197
Arizona Charlie’s LLC (Decatur)	American Express	410-005-8205
Arizona Charlie’s LLC (Decatur)	Diners/Discover	410-005-8213
Arizona Charlie’s LLC (Decatur)	Debit Cards	412-142-4857

Fresca, LLC dba Arizona Charlie’s East	General Operating	405-000-5669
Fresca, LLC dba Arizona Charlie’s East	Accounts Payable	412-179-4515
Fresca, LLC dba Arizona Charlie’s East	Payroll	412-115-0528
Fresca, LLC dba Arizona Charlie’s East	Workers Comp	412-115-0536
Fresca, LLC dba Arizona Charlie’s East	Cage / Jackpot	412-115-0569
Fresca, LLC dba Arizona Charlie’s East	Visa/Mastercard	401-002-0931
Fresca, LLC dba Arizona Charlie’s East	American Express	401-002-0949
Fresca, LLC dba Arizona Charlie’s East	Diners/Discover	401-002-0956
Fresca, LLC dba Arizona Charlie’s East	Debit Cards	412-142-4865
Stratosphere II- Master Account Control
Agreement
(Wells Fargo)

Exhibit B
Notice Addresses
If to Bank:
Wells Fargo Bank
3800 Howard Hughes Pkwy, 4th Floor
Las Vegas, NV 89169
Attn: Clark A. Wood,
Senior Vice President-Gaming Division
Facsimile: (702) 791-6290
If to Lender:
Goldman Sachs Commercial Mortgage Capital, L.P.
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: Michael Forbes
Facsimile: (972) 368-3499
and:
Goldman Sachs Mortgage Company
85 Broad Street, 11th Floor
New York, New York 10004
Attention: Richard Case and Mark Buono
Facsimile: (212) 346-3594
with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York,
New York 10006
Attention: Michael Weinberger, Esq.
Facsimile: (212) 225-3999.
If to Borrower:
c/o W2007 Aquarius Propco, L.P.
c/o Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Whitehall Chief Financial Officer
Facsimile: (212) 357-5505

and
American Casino & Entertainment Properties, LLC
2000 Las Vegas Boulevard
Las Vegas, Nevada 89104
Attention: Chief Financial Officer
Facsimile: (702) 383-4738
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile: (212) 558-3588.
If to Administrative Agent:
Archon Group, L.P.
600 East Las Colinas Boulevard, Suite 1900
Irving, Texas 75039
Attn: Michael Forbes
Facsimile: (972) 368-3499
If to Collateral Agent:
Wells Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, New York 10006
Attention: Julius R. Zamora
Facsimile: 866-297-2015

Exhibit I
Form of Assignment & Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT
          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of [                    ], is entered into by and between [ASSIGNING LENDER] (“Assignor”) and [                    ] (“Assignee”).
W I T N E S S E T H:
          WHEREAS, reference is made to the Loan Agreement, dated as of June _____, 2009, among GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, each party identified as a “Borrower” on the signature pages thereto, WELLS FARGO BANK, N.A., a national banking association, as collateral agent for the benefit of Lender, ARCHON GROUP, L.P., a Delaware limited partnership, as administrative agent for the benefit of Lender, and the other lenders comprising “Lender” from time to time party thereto (as [amended as of the date hereof and as further] amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and to the loan made pursuant thereto (the “Loan”): and
          WHEREAS, pursuant to the terms of this Agreement, Assignor desires to sell, and Assignee desires to purchase, the [DESCRIBE INTEREST IN LOAN] (the “Loan Interest”);
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
          Section 1. Assignment. Assignor hereby sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Loan Interest, against payment to Assignor in immediately available funds of an aggregate purchase price specified in a settlement statement executed by both parties, plus all accrued and unpaid interest on the Loan to (but excluding) the Settlement Date.
          “Settlement Date” means the date hereof; provided, however, that if Assignor receives such aggregate purchase price after 3:00 p.m., New York time, on the date hereof, the Settlement Date shall be the next succeeding Business Day.
          Section 2. Assumption. Assignee hereby assumes the obligations, and agrees to observe and perform all the covenants, applicable to the holder of the Loan under the Loan Documents accruing from and after the Settlement Date.
          Section 3. Non-Reliance on Assignor. Except as explicitly set forth herein, Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of the Borrower, or the validity or enforceability of the obligations of the Borrower in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor (except as set forth in the representations in

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Section 4 below), made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and the Property.
          Section 4. Representations.
          (a) The assignment provided for herein shall be without representation or warranty by, and without recourse to, Assignor, except that Assignor represents and warrants as follows:
     (i) Assignor is a [                    ], duly organized, validly existing and in good standing under the laws of the State of [                    ].
     (ii) Assignor has the full [                    ] power, authority and legal right to sell, assign and transfer the Loan Interest and to execute, deliver and perform this Agreement.
     (iii) Assignor has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of Assignor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     (iv) Assignor is the legal and beneficial owner of the Loan Interest and is transferring the Loan Interest free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan.
     (v) The proceeds of the Loan have been fully disbursed and, there are no holdbacks and there is no requirement for future advances thereunder.
     (b) Assignee hereby represents, warrants and covenants as follows:
     (i) Assignee is duly organized, validly existing and in good standing in the jurisdiction of its formation.
     (ii) Assignee has the full power, authority and legal right to purchase the Loan, and to execute, deliver and perform this Agreement.
     (iii) Assignee has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of the Assignee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (iv) Assignee is not, and on the Settlement Date Assignee shall not be, (x) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of ERISA, (y) a “plan” described in Section 4975(e)(l) of the Internal Revenue Code of 1986 (the “Code”) subject to Section 4975 of the Code, or (z) an entity whose underlying assets include plan assets by reason of an investment by any such “employee benefit plan” or “plan” in the entity.
     (v) Assignee [is] [is not] a Competitor Assignee (as defined in the Loan Agreement).
          (c) Each party hereto represents and warrants to the other that it has dealt with no broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).
          Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.
          Section 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          Section 7. Successors and Assigns. The provisions of this Agreement shall be binding upon the parties and their respective successors and/or assigns.
          Section 8. Entire Agreement. This Agreement constitutes the entire agreement, and supercedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.
          Section 9. Defined Terms. Capitalized terms used and not defined herein will have the respective meanings set forth in the Loan Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.
ASSIGNOR:
[                    ]
ASSIGNEE:

[                     ]

Exhibit J
Form of Debt to EBITDA Certificate
The following is to be attached to an Officer’s Certificate stating that the information contained therein is true and correct:
ACEP Consolidated Results

	Year 1	Year 2	Year 3	Year 4	Year 5
Revenues
Casino Win
Table Games
Slots
Other Casino (Bingo, Keno, R&S, Poker)
Gross Casino Win
Less: Discounts
Less: Progressive / Participations

Net Casino Win

Other Revenue
Rooms
Food
Beverage
F&B Other
Entertainment
Retail
Tower
RV Park
Other
Total

Gross Revenue
Less Complimentaries
Net Revenue

Cost of Sales
Cost of Food
Cost of Beverage
Other / Rebates
Total

Expenses
Payroll — Regular & OT
Payroll — PTO / Benefits / Taxes
Payroll — Incentive Bonus

	Year 1	Year 2	Year 3	Year 4	Year 5
Payroll — Allocation
Total Payroll
Bad Debt (Casino)
Gaming Tax
Promotional Expense
Marketing / Advertising
Property Operations
R&M Expense
Utilities Costs
Contract Entertainment
Allocated Operating Expenses
Highgate Management Fees
All Other Expenses
Total Expenses
Total Costs & Expenses

EBITDA
Operating Margin

EBITDA Before Management Fee

FF&E Reserve

Net Cash Flow

Exhibit K
Form of Holdings LLC Agreement

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF
W2007/ACEP HOLDINGS, LLC

-i-

-ii-

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF W2007/ACEP HOLDINGS, LLC
This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF W2007/ACEP HOLDINGS, LLC is entered into as of the [_] day of [__], 2009 by and among W2007 Finance Sub, LLC, a Delaware limited liability company (“Finance”). Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Parallel”), MTGLQ Investors, L.P., a Delaware limited partnership (“MTGLQ”), and Strat Hotel Investor, L.P., a Delaware limited partnership (“Highgate”). Each capitalized term utilized herein has the meaning ascribed to such term in Article II hereof or Appendix A hereto.
RECITALS
     WHEREAS, the Company was formed under the Act pursuant to a Certificate of Formation of the Company dated April 20, 2007 and filed with the Secretary of State of the State of Delaware on April 20, 2007 (the “Certificate of Formation”) and the execution of a Limited Liability Company Agreement of the Company, dated as of April 20, 2007 (the “Original Agreement”), by the sole member of the Company, Whitehall Street Global Real Estate Limited Partnership 2007 (“Street”);
     WHEREAS, pursuant to that certain Assignment of Membership Interests between Street, as assignor, and Finance and Parallel, as assignees, dated as of February 1, 2008, all of Street’s membership interests in the Company were transferred to Finance and Parallel, each of Finance and Parallel were admitted as members to the Company, and Street withdrew as a member of the Company;
     WHEREAS, pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 20, 2008 (the “Existing Agreement”), Highgate was admitted to the Company as a member and the Original Agreement was amended and restated in its entirety;
     WHEREAS, MTGLQ desires to be admitted as a member of the Company and the Members desire to consent to the admission of MTGLQ as a member of the Company;
     WHEREAS, on June 25, 2009, (i) in full satisfaction of the Street Guaranty (as defined herein), Street made a payment to GSMC in the amount of $165,000,000 in respect of the Closing Date Financing and Street made a payment in the amount of $35,000,000 to the one or more of the borrowers under the Closing Date Financing (such payments, the “Street Guaranty Payments”), (ii) the Closing Date Financing was retired and (iii) a new loan was made to ACEP LLC and certain of its subsidiaries in the original principal amount of $350,000,000 (the “2009 Financing”) pursuant to that certain Loan Agreement, dated as of June 25, 2009, by and among the parties named as “Borrower” therein, collectively as borrower, Goldman Sachs Commercial Mortgage Capital, L.P., as a lender, the other lenders from time to time parties thereto, Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”), and Archon Group, L.P., as administrative agent (as such agreement may be amended, supplemented or modified from time to time, the “2009 Loan Agreement”); and

     WHEREAS, the parties hereto desire to amend and restate the Existing Agreement and to adopt this Agreement for the Company pursuant to the Act.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
FORMATION
     1.01 Formation. Pursuant to the Act, Street formed the Company as a limited liability company under the laws of the State of Delaware by filing the Certificate of Formation with the Secretary of State of the State of Delaware and by entering into the Original Agreement. The Company will continue in existence as a limited liability company under the laws of the State of Delaware pursuant to the Certificate of Formation and this Agreement. In the event of any inconsistency between any terms and conditions in this Agreement and the provisions of the Certificate of Formation or non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern. The Managing Member shall appoint such agents and attorneys for service of process as may be necessary or appropriate in connection with the formation and continuation of the Company under the laws of the State of Delaware. The Managing Member shall take all other necessary action required by law to perfect and maintain the Company as a limited liability company under the Act and in all other jurisdictions in which the Company may elect to conduct business.
     1.02 Name. The name of the Company is “W2007/ACEP Holdings, LLC,” which name may be changed by the Managing Member after Notice to the other Members.
     1.03 Admission of MTGLQ. Finance, Parallel and Highgate, as the sole members of the Company immediately prior to the effective date of the admission of MTGLQ as a Member of the Company, hereby agree and acknowledge that MTGLQ has satisfied all requirements for admission to the Company as a Member and consent to the admission of MTGLQ as a Member of the Company. By its execution of a counterpart signature page to this Agreement, MTGLQ is hereby admitted to the Company as a Member.
     1.04 Principal Office; Place of Business. The principal office and place of business of the Company is located at c/o Whitehall Street Global Real Estate Limited Partnership 2007, 85 Broad Street, New York, NY 10004. The Managing Member may change the location of the Company’s principal office and may establish such additional offices of the Company as it may from time to time determine upon Notice to the other Members.
     1.05 Registered Office. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company.
     1.06 Term. The Company shall continue in full force and effect from the date the Certificate Formation was filed through the date of dissolution and termination of the Company as provided in Article X hereof. At such time as the Company is terminated, a statement of cancellation shall be filed with the appropriate governmental office of the State of Delaware, as required by law.

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ARTICLE II
DEFINITIONS
     In addition to the terms defined in Appendix A hereto, the following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:
     “ACEP LLC” means American Casino & Entertainment Properties LLC, a Delaware limited liability company.
     “ACEP LLC Operating Agreement” means the Amended and Restated Operating Agreement of ACEP LLC, dated as of the date hereof, by and among the Company and Voteco, as it may be amended from time to time.
     “Act” means the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101 et. seq., as amended and as may be amended, and any successor to such statute.
     “Actual Promote Payments” means (i) the amount of all distributions that have as of any date been made or deemed made on or prior to such date to Highgate pursuant to this Agreement less (ii) the product of (A) the portions of such distributions that would have been made or deemed made to Highgate pursuant to this Agreement if all distributions of Net Investment Revenue made or deemed made hereunder on or prior to such date had been made in accordance with the relative Percentage Interests of the Members in effect at the time of each such distribution (i.e., instead of being made in accordance with the provisions of Section 5.02(C)(4)) multiplied by (B) the aggregate Percentage Interests of all Members other than Highgate, less (iii) net amounts that have been returned by Highgate to the Company pursuant to Section 5.02(D) of this Agreement.
     “Affiliate” means, when used with reference to a specified Person, (a) any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (b) any Person who, from time to time, is (i) an officer or director of a specified Person or (ii) a spouse or immediate family relative of a specified Person, and (c) any Person which, directly or indirectly, is the beneficial owner of twenty-five percent (25%) or more of any class of equity securities or other ownership interests of the specified Person or of which the specified Person is directly or indirectly the owner of twenty-five percent (25%) or more of any class of equity securities or other ownership interests.
     “Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended from time to time.
     “Appointment Date” has the meaning set forth in Section 8.04(A)(5).
     “Appraised Value” shall mean the dollar value determined by agreement between the Managing Member and Highgate or, failing such an agreement prior to the Appointment Date, the determination of the value of the Company’s assets in accordance with the following procedure:
1.	The Appraisers appointed by the Members in accordance with Section 8.04(A)(5) shall each determine the value of the Company’s assets (each, a “Valuation”) in accordance with generally accepted professional appraisal standards and deliver such determination in writing within thirty (30) days following the Appointment Date. The Managing Member

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and Highgate shall each have the right to submit to those Appraisers evidence with respect to value.

2.	If the difference between the Valuations is less than an amount equal to five percent (5%) of the lower Valuation, then the average of the Valuations shall be the Appraised Value.

3.	If the difference between the Valuations is greater than or equal to an amount equal to five percent (5%) of the lower Valuation, then the Appraisers appointed by the applicable Members in accordance with Section 8.04(A)(5) shall appoint a third Appraiser (the “Third Appraiser”) within ten (10) days after the delivery of their respective Valuations. If the Appraisers appointed by the applicable Members in accordance with Section 8.04(A)(5) cannot agree on a Third Appraiser within such time, then the Managing Member and Highgate shall appoint a Third Appraiser within ten (10) days after the expiration of the 10-day period following the delivery of the Valuations. If the Managing Member and Highgate cannot agree on a Third Appraiser within such time, then, upon the application of either party within five (5) days thereafter, the Third Appraiser shall be selected by or on behalf of the President of the Appraisal Institute upon the application of either party, who shall be instructed to select the Third Appraiser within ten (10) days.

4.	The Third Appraiser’s Valuation shall be the Appraised Value unless such Valuation is higher than the highest Valuation of the Appraisers appointed by the Members in accordance with Section 8.04(A)(5) or lower than the lowest Valuation of the Appraisers appointed by the Members in accordance with Section 8.04(A)(5), in which case the Appraised Value shall be such highest or lowest Valuation of the Appraisers appointed by the applicable Members in accordance with Section 8.04(A)(5), as applicable.

5.	If any Appraiser appointed by the applicable Members in accordance with Section 8.04(A)(5) or the Third Appraiser becomes unable or unwilling to provide a Valuation, a successor Appraiser shall be appointed in the same manner as the Person who is unwilling or unable to perform.

6.	In the event an Appraiser shall not deliver a Valuation within the time required herein, then the Valuation of the Appraiser who delivers a Valuation first shall be the Appraised Value.

7.	If the Members need to determine an Appraised Value for purposes of Section 9.07, then the term “Highgate” in the definition of Appraised Value shall be replaced with “the Withdrawing Member,” mutatis mutandis.
     “Appraiser” shall mean a certified member of the Appraisal Institute with a national practice who has at least ten (10) years’ standing and established experience in appraising gaming and hospitality properties in Las Vegas, Nevada.
     “Bankruptcy” means, for purposes of this Agreement, the institution by a referenced Person of a voluntary case in bankruptcy, or the voluntary taking advantage by a referenced Person of any bankruptcy or insolvency law, or the entry of an order, judgment or decree by a court of competent jurisdiction which continues in effect and unstayed for sixty (60) days of such Person as bankrupt or insolvent, or the filing by such Person of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing by such Person of

4

any answer admitting (or the failure by such Person to make a required responsive pleading to) the material allegations of a petition filed against such Person in any such proceeding or the seeking or consenting to or acquiescence in the judicial appointment of any trustee, fiscal agent, receiver or liquidator of such Person or of all or any substantial part of its properties or, if within ninety (90) days after the commencement of an involuntary case or action against such Person seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the failure of such case or action to have been dismissed or all orders in proceedings thereunder affecting the operations or the business of such Person stayed, or if the stay of any such order or proceeding thereafter shall be set aside, or, if within ninety (90) days after the judicial appointment without the consent or acquiescence of such Person of any trustee, fiscal agent, receiver or liquidator of such Person or of all or any substantial part of its properties or the insolvency of such Person, such appointment shall not have been vacated, or the making by such Person of a general assignment for the benefit of creditors or the admission in writing by such Person that its assets are insufficient to pay its liabilities as they come due.
     “Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
     “Board” means the Nevada State Gaming Control Board.
     “Business Day” means any day on which banks located in New York, New York are not required or authorized to close.
     “Capital Account” means the account maintained by the Company for each Member as provided in Section 4.06 of this Agreement.
     “Capital Call” has the meaning set forth in Section 4.03(A).
     “Capital Contribution” means the total amount of money contributed by each Member to the Company pursuant to the terms of this Agreement.
     “Certificate of Formation” has the meaning set forth in the Recitals.
     “Class A Units” means the Class A voting membership units in ACEP LLC.
     “Class B Units” means the Class B non-voting membership units in ACEP LLC.
     “Closing” means the date of the Company’s and Voteco’s acquisition of the membership interests in ACEP LLC, which occurred on February 20, 2008.
     “Closing Date Financing” means, collectively, the loans made by GSMC to each of W2007 Aquarius Propco, L.P., W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Arizona Charlie’s Propco, L.P., W2007 Fresca Propco, L.P., W2007 ACEP First Mezzanine A Borrower, L.P, W2007 ACEP First Mezzanine B Borrower, L.P., W2007 ACEP Second Mezzanine A Borrower, L.P, W2007 ACEP Second Mezzanine B Borrower, L.P., W2007 ACEP Third Mezzanine A Borrower, L.P, W2007 ACEP Third Mezzanine B Borrower, L.P., W2007 ACEP Fourth Mezzanine A Borrower, L.P, W2007 ACEP Fourth Mezzanine B Borrower, L.P., W2007 ACEP Fifth Mezzanine A Borrower, L.P, W2007 ACEP Fifth Mezzanine B Borrower, L.P., W2007 ACEP Sixth Mezzanine A Borrower, L.P, W2007 ACEP Sixth Mezzanine B Borrower, L.P., W2007 ACEP Seventh Mezzanine A Borrower, L.P, W2007 ACEP

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Seventh Mezzanine B Borrower, L.P., W2007 ACEP Eighth Mezzanine A Borrower, L.P, W2007 ACEP Eighth Mezzanine B Borrower, L.P., W2007 ACEP Ninth Mezzanine A Borrower, L.P. and W2007 ACEP Ninth Mezzanine B Borrower, L.P. on February 20, 2008 in connection with the Closing.
     “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statutory provisions.
     “Collateral Agent” has the meaning set forth in the Recitals.
     “Commission” means the Nevada Gaming Commission.
     “Company” means the limited liability company referred to herein, as said limited liability company may from time to time be constituted.
     “Company Loan” has the meaning set forth in Section 4.03(B).
     “Confidential Information” means any information that has not been publicly disclosed by ACEP LLC in connection with its reporting under the Exchange Act.
     “Consent” means either the written consent of a Person to do the act or thing for which the Consent is solicited, or the act of granting such Consent, as the context may require. Reference to the Consent of a stated percentage of the Percentage Interests of the Members means the Consent of a number of the Members not then a Defaulting Member or otherwise in default of their material obligations under this Agreement whose combined Percentage Interests represent at least such stated percentage of the total Percentage Interests of the Members not then Defaulting Member or otherwise in default of their material obligations under this Agreement, or such higher percentage as is required by the Act.
     “Contributing Member” has the meaning set forth in Section 4.04(B).
     “Credit Enhancement Fee” shall have the meaning set forth in Section 6.08(A).
     “Debt Payment” means the Company’s pro rata share of any payment required to be made by ACEP LLC to avoid a default under loan agreements to which ACEP LLC is a party.
     “Default Purchase Notice” has the meaning set forth in Section 8.04(A)(1).
     “Default Purchase Price” has the meaning set forth in Section 8.04(A)(2).
     “Default Rate” means a rate of interest (compounded monthly) equal to the lesser of (i) the greater of (x) a fluctuating rate of interest at fifteen percent (15%) per annum in excess of the Prime Rate and (y) twenty percent (20%) per annum and (ii) the maximum rate permitted by applicable law.
     “Defaulting Member” has the meaning set forth in Section 4.03(B).
     “Derivative(s)” means a financial instrument, product or index which is not a direct investment, but instead derives its economic characteristics from the economic characteristics of one or more direct or derivative financial instruments, products or indexes.

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     “Exchange Act” means the Securities Exchange Act of 1934, as amended, together the regulations promulgated thereunder.
     “Existing Agreement” has the meaning set forth in the Preamble.
     “Expert” means an independent, nationally recognized investment banking firm or other appropriate, nationally recognized, independent valuation expert, which Expert shall be selected in accordance with the procedures described in the appropriate sections of this Agreement.
     “Failed Contribution” has the meaning set forth in Section 4.04(B).
     “Fair Value” means the fair value of any Interest, the Investment or other asset of the Company, as determined by the Managing Member. In determining the Fair Value of any Interest, the Investment, or any other asset of the Company, the Managing Member or Expert shall apply the following: (i) the value to be arrived at should represent the discounted present value of all anticipated cash flows expected to be derived from such asset (net of actual and contingent associated liabilities and estimated costs of sale), without regard to temporary market fluctuations or aberrations and assuming a plan of orderly disposition of such asset which does not involve unreasonable delays in cash realization, there being a presumption that cash flow will be realized over a time period of no more than the earlier of (a) four (4) years or (b) the end of the term of the Company (with the discount rate determined by taking into consideration the risk of the assets being valued and the prevailing cost of funds for such assets, among other relevant factors), unless required by reasonably compelling evidence to the contrary; (ii) securities which are Publicly Traded will be valued taking into account the average of their last sale price on the principal national securities exchange on which they are traded on each Business Day during the one-month period ending immediately prior to the date of the determination or, if no sales occurred on any such day, the mean between the closing “bid” and “asked” prices on such day, or if the principal market for such Securities is, or is deemed to be, in the over-the-counter market, their average closing “bid” price on each day during such period, as published by the National Association of Securities Dealers Automated Quotation System or, if such price is not so published, the mean between their closing “bid” and “asked prices, if available, on each day during such period, which prices may be obtained from any reputable nationally recognized broker or dealer; and (iii) all valuations shall be made taking into account all factors which might reasonably affect the sales price of the asset in question, including, without limitation, if and as appropriate, the existence of a control block, the anticipated impact on current market prices of immediate sale, the lack of a market for such asset, and the impact on present value of factors such as the length of time before any such sales may become possible and the cost and complexity of any such sales. For all purposes of this Agreement, all valuations made by the Managing Member or Expert shall be final and conclusive on the Company and all Members, their successors and assigns, absent manifest error. In determining the Fair Value of assets, the Managing Member or Expert may obtain and rely on information provided by any source or sources reasonably believed to be accurate.
     “Finance” has the meaning set forth in the first paragraph of this Agreement.
     “Fiscal Year” means the taxable year of the Company which, except in the case of a short taxable year, shall be the calendar year.
     “Funded Portion” has the meaning set forth in Section 4.04(C)(1).

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     “Gaming Determination” shall have the meaning set forth in Section 9.04(D).
     “Gaming License” shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities or the ownership of an interest in an entity engaged in activities under the Nevada Gaming Laws.
     “Goldman” means Goldman, Sachs & Co.
     “GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.
     “Highgate” has the meaning set forth in the first paragraph of this Agreement.
     “Highgate Consulting Agreement” shall mean that certain Consulting Agreement, dated as of February 20, 2008, by and between ACEP LLC and Highgate Consultant, as amended by that certain First Amendment to Consulting Agreement, dated as of June 25, 2009, together with any replacement consulting agreement entered into on or after Closing between ACEP LLC and/or any subsidiary, on the one hand, and the Highgate Consultant or any other Affiliate of Highgate or any of the Highgate Principals, on the other hand.
     “Highgate Consultant” shall mean any Person that acts as the Consultant (as defined in the Highgate Consulting Agreement) pursuant to the terms of a Highgate Consulting Agreement.
     “Highgate Event of Default” shall mean the occurrence of any one or more of the following events:
1.	the gross negligence, fraud, defalcation (other than a mere failure to meet an obligation that does not involve the misappropriation of funds) or willful misconduct by the Highgate Consultant under or in connection with, or a breach by the Highgate Consultant of or under, the Highgate Consulting Agreement which results in an “Event of Default” (as defined in the Highgate Consulting Agreement) under the Highgate Consulting Agreement;

2.	the gross negligence, fraud, defalcation (other than a mere failure to meet an obligation that does not involve the misappropriation of funds) or willful misconduct by Highgate in carrying out its duties and obligations under or in connection with, or a material breach by Highgate of or under, this Agreement;

3.	any criminal indictment or conviction with respect to (x) Highgate, (y) any Highgate Principal or any of the representatives of Highgate listed on Schedule 3.4 or (z) any other officer, director, general partner or managing member of Highgate or any Affiliate of Highgate (if such officer, director, general partner or managing member is involved in the provision of services under the Highgate Consulting Agreement); provided, however, that in the event that that a Highgate Event of Default is triggered pursuant to clause (z) above, if such officer, director, general partner or managing member is terminated within 24 hours of the indictment or conviction and the Company is reimbursed within ten (10) Business Days by Highgate for any damages the Company and/or its subsidiaries have incurred as a result of any actions

8

of such person, such criminal indictment or conviction shall not be deemed a Highgate Event of Default; or
4.	the occurrence of any Bankruptcy with respect to Highgate.
For purposes of (1) and (2) above, except as otherwise specified in this Agreement, to the extent any event or circumstance constitutes a breach of this Agreement, such event or circumstance shall not constitute a “Highgate Event of Default” until Notice of such event or circumstance shall have been delivered to Highgate and such event or circumstance shall be unremedied on the date that is: (i) twenty (20) days after delivery of such Notice to Highgate, as applicable, for any non-monetary default (or if such remedy, notwithstanding the exercise of diligent efforts by Highgate, as applicable, cannot reasonably be effected within such twenty (20)-day period, such longer period as may be required to effect the same with the exercise of diligent, good faith efforts, but in no event longer than the first to occur of: (x) the date ninety (90) days from the initial delivery of notice to Highgate, and (y) the end of the cure period provided pursuant to the terms of any applicable loan agreement or other agreement between the Company and/or one or more of its subsidiaries on the one hand, and any third party on the other hand; provided that such longer period shall not be available (and a Highgate Event of Default shall be deemed to have occurred on the 20th day from the initial delivery of notice to Highgate) if such non-monetary default has or is reasonably likely to have a material adverse effect on the Company and/or its subsidiaries) and (ii) five (5) days after delivery of such notice to Highgate for any monetary default. For the avoidance of doubt, the failure of Highgate to fund any Capital Call made pursuant to Section 4.03 shall not constitute a Highgate Event of Default hereunder.
     “Highgate Principals” shall mean, collectively, Mr. Mahmood Khimji, Mr. Mehdi Khimji and such other Persons as may be approved in writing by the Managing Member (in its sole discretion).
     “Highgate Tag-Along Notice” has the meaning set forth in Section 9.05(B).
     “Highgate Tag-Along Transfer” has the meaning set forth in Section 9.05(B).
     “Indebtedness” means with respect to any Person (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) capital lease obligations, (iv) obligations in respect of outstanding letters of credit, acceptances and similar obligations and (v) all liabilities secured by a lien on any property owned by such Person (in any case other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices).
     “Indemnified Parties” has the meaning set forth in Section 6.03(A).
     “Interest” means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and of the Act.
     “Internal Rate of Return” means, with respect to an investment, the discount rate that would cause the net present value of all cash-inflows (i.e., Capital Contributions) relating to such investment and all cash out-flows (i.e., distributions from the Company to the Members making

9

(or deemed to be making) such Capital Contributions) on account of such investment to be equal to zero dollars ($0). A Member shall be deemed to have received a specified Internal Rate of Return, with respect to any Capital Contributions, when such Member has received a return of all such Capital Contributions made or deemed made by such Member plus a cumulative, annually compounded, return on such Capital Contributions at the specified rate per annum calculated commencing on the date such Capital Contributions are made or deemed made and compounded annually to the extent not paid on a current basis, taking into account the timing and amounts of all previous distributions made or deemed made by the Company to such Member and the timing and amounts of all previous Capital Contributions made or deemed made or deemed made to the Company by such Member. For purposes of computing such Internal Rate of Return, (i) all cash in-flows and cash out-flows will be discounted to present value using monthly measuring periods, (ii) any distribution received or deemed received by a Member, or any Capital Contribution made or deemed made by a Member, in either case at any time during a particular month, shall be deemed to be received or made (as applicable) by such Member on the first day of such month, (iii) amounts received by a Member on account of a Company Loan made by such Member and Capital Contributions returned to any Member pursuant to Section 4.03(B) shall be disregarded in calculating such Member’s Internal Rate of Return and shall not be deemed to be a distribution and (iv) amounts received by a Member or its Affiliates as Credit Enhancement Fees shall be disregarded. The parties acknowledge and agree that Capital Contributions were funded prior to the date of this Agreement and for purposes of calculating the Internal Rate of Return hereunder, (x) all Capital Contributions funded prior to the date of this Agreement shall be given effect as of the date they were actually funded and (y) MTGLQ shall be deemed to have contributed the Capital Contributions in the amounts and at the times set forth on Schedule C attached hereto.
     “Investment” means the Company’s co-investment with Voteco to acquire all of the membership interests in ACEP LLC.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Expenses” means (i) the Organizational Expenses and (ii) the Operating Expenses.
     “Investment Revenues” means the sum of (i) all receipts of the Company relating to the Investment other than Capital Contributions, which receipts include, without limitation, distributions from ACEP LLC, interest, proceeds from the sale or other disposition of all or a portion of the Investment, financing or refinancing proceeds attributable to the Investment and insurance and condemnation proceeds relating to the Investment, (ii) any financing, break-up and other fees payable by third parties to the Company, the Managing Member or their Affiliates in respect of the Investment and (iii) any reserves previously set aside from items (i) and (ii) pursuant to clause (v) of the definition of Net Investment Revenues which are deemed available for distribution by the Managing Member or Liquidator.
     “Liquidator” means the Managing Member, or if the Managing Member’s withdrawal or Bankruptcy caused the dissolution of the Company, such other Person who may be appointed by a majority of the Percentage Interests of the other Members, who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Company following its dissolution.
     “Loan Guaranty” shall mean a partial or full guaranty of principal and/or interest in respect of any loan, a guaranty of cost overruns or debt service or any other guaranty or assurance

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of payment provided by a Whitehall Member or its Affiliates to a lender. For the avoidance of doubt, any agreement to reimburse a bank that issues a letter of credit to or for the benefit of the lender is a Loan Guaranty, but any Non-Recourse Carve-out Guaranty shall not be considered a Loan Guaranty.
     “Managing Member” means Finance or another Person who becomes a successor Managing Member pursuant to the terms hereof.
     “Marketing Period” has the meaning set forth in Section 9.03(B)(3).
     “Member” means any member admitted to the Company in accordance with the terms of this Agreement, including any Substitute
Member(s).
     “MTGLQ” has the meaning set forth in the Preamble.
     “MTGLQ Acceptance Notice” has the meaning set forth in Section 9.03(B)(2).
     “MTGLQ Acceptance Period” has the meaning set forth in Section 9.03(B)(2).
     “MTGLQ Closing Period” has the meaning set forth in Section 9.03(B)(3).
     “MTGLQ Members” means, as of any date, the holders of the MTGLQ Transferred Interests as of such date. As of the effective date of this Agreement, the sole MTGLQ Member is MTGLQ.
     “MTGLQ Proposed Purchase Price” has the meaning set forth in Section 9.03(B)(1).
     “MTGLQ Proposed Sale Notice” has the meaning set forth in Section 9.03(B)(1).
     “MTGLQ Purchase Deposit” has the meaning set forth in Section 9.03(B)(5).
     “MTGLQ Purchase Option” has the meaning set forth in Section 9.03(B).
     “MTGLO Purchaser” has the meaning set forth in Section 9.03(B)(3).
     “MTGLQ Selling Member” has the meaning set forth in Section 9.03(A).
     “MTGLQ Subject Interest” has the meaning set forth in Section 9.03(A).
     “Net Investment Revenues” means the excess of Investment Revenues over (i) all non-capitalized cash expenditures and costs relating to the operation of the Company or the acquisition, lease and management in respect of the Investment, ownership, improvement, operation and disposition of the Investment and any fees payable hereunder, (ii) amounts paid or payable in respect of any loan or other Indebtedness related to the Investment, (iii) extraordinary expenses (including non-ordinary repairs, maintenance, improvements and replacements) not previously deducted from Investment Revenues relating to the Investment, (iv) capital expenditures for the Investment (other than to acquire the Investment) and (v) reserves to meet anticipated operating and capital expenditures of the Company attributable to the Investment.
     “Nevada Gaming Authorities” means the Board, the Commission and other relevant gaming regulatory bodies.

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     “Nevada Gaming Laws” means those laws, rules and regulations pursuant to which the Commission, the Nevada State Gaming Control Board, the City of Las Vegas Department of Finance and Business Services and the Clark County Liquor and Gaming Licensing Board possess regulatory, permitting or licensing authority over gaming within the State of Nevada, including the Nevada Gaming Control Act, as codified in Nevada Revised Statutes chapter 463, the regulations of the Commission promulgated thereunder, the Las Vegas Municipal Code and the Clark County Code.
     “Non-Recourse Carveout Guaranty” means a limited guaranty of customary recourse carveouts to a non-recourse financing, such as fraud and misappropriation and environmental indemnities, including, without limitation, that certain Guaranty of Recourse Obligations, dated as of June 25, 2009, by Street in favor of the Collateral Agent.
     “Notice” means a writing containing the information required by this Agreement to be communicated to a Person and personally delivered to such Person or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, to such Person at the address of such Person set forth on Schedule A hereto, as the same may be modified by such Person giving Notice to the other Members as set forth herein; provided, however, that any written communication containing such information actually received by a Person shall constitute Notice for all purposes of this Agreement. A Notice shall be deemed effectively given and received (i) upon personal delivery, (ii) if delivered by overnight courier, on the next Business Day after delivery to the overnight courier service and (iii) if sent by registered or certified mail, three (3) Business Days after delivery to the United States postal service.
     “Operating Expenses” means, except as otherwise specifically provided in this Agreement, including, without limitation, Section 6.04 hereof, all third party costs and expenses of acquiring the Investment and maintaining the operations of the Company and the Investment (to the extent not paid for or reimbursed by the Investment or otherwise), determined on a cash basis, including, without limitation, taxes, fees and other governmental charges levied against the Company, insurance, administrative fees, fees for outside services, audit costs, custodians, outside counsel and accountants, travel expenses for maintaining, acquiring and disposing of the Investment and litigation, but specifically excluding the Organizational Expenses.
     “Original Agreement” has the meaning set forth in the Recitals.
     “Organizational Expenses” means expenses incurred in connection with the organization and formation of the Company and the initial offering of the Membership Interests in the Company, including, without limitation, legal and accounting fees and expenses, printing costs, filing fees and the transportation, meal and lodging expenses of the personnel and advisors of the Managing Member.
     “Parallel” has the meaning set forth in the first paragraph of this Agreement.
     “Percentage Interest” means, as of any given time, as to any Member, a fraction, expressed as a percentage, equal to the amount of the Capital Contributions of such Member divided by the total Capital Contributions of all Members, as may be adjusted from time to time in accordance with the provisions hereof. As of the effective date of this Agreement, the Percentage Interests of the Members are as set forth on Schedule A.

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     “Person” means any individual, partnership, corporation, limited liability company, trust or other entity.
     “Preferred Capital Contributions” means (i) with respect to Finance, $192,515,148.73, (ii) with respect to Parallel, $6,284,851.27, (iii) with respect to Highgate, $1,200,000.00, and (iv) with respect to MTGLQ, $56,410,256.41, which Preferred Capital Contributions were made or shall be deemed made on June 25, 2009.
     “Preferred Internal Rate of Return” means the discount rate that would cause the net present value of all Preferred Capital Contributions and all distributions pursuant to Section 5.02(C)(1) and (2) hereof on account of such Preferred Capital Contributions to be equal to zero dollars ($0). A Member shall be deemed to have received a specified Preferred Internal Rate of Return, with respect to any Preferred Capital Contributions, when such Member has received a return of all such Preferred Capital Contributions made or deemed made by such Member plus a cumulative, monthly compounded, return on such Preferred Capital Contributions at the specified rate per annum calculated commencing on the date such Preferred Capital Contributions are made or deemed made and compounded monthly to the extent not paid on a current basis, taking into account the timing and amounts of all previous distributions made or deemed made by the Company to such Member and the timing and amounts of all previous Preferred Capital Contributions made or deemed made or deemed made to the Company by such Member. For purposes of computing such Preferred Internal Rate of Return, (i) all cash in-flows and cash outflows will be discounted to present value using monthly measuring periods, (ii) any distribution received or deemed received by a Member, or any Preferred Capital Contribution made or deemed made by a Member, in either case at any time during a particular month, shall be deemed to be received or made (as applicable) by such Member on the first day of such month, (iii) amounts received by a Member on account of a Company Loan made by such Member and Preferred Capital Contributions returned to any Member pursuant to Section 4.03(B) shall be disregarded in calculating such Member’s Preferred Internal Rate of Return and shall not be deemed to be a distribution and (iv) amounts received by a Member or its Affiliates as Credit Enhancement Fees shall be disregarded.
     “Preferred Percentage Interest” means (i) with respect to Finance, 75.08090800392%, (ii) with respect to Parallel, 2.45109199608%, (iii) with respect to Highgate, 0.468%, and (iv) with respect to MTGLQ, 22.00%.
     “Preferred Return” has the meaning set forth in Section 5.02(C)(2).
     “Prime Rate” means the rate of interest publicly announced from time to time by JPMorgan Chase Bank, New York, New York, or its successor, as its “prime rate.”
     “Profits and Losses” means, respectively, for each Fiscal Year or other period, the Company’s taxable income or loss for U.S. federal income tax purposes for such Fiscal Year or other period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(l) shall be included in taxable income or loss), adjusted as follows:
     (1) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

13

     (2) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation (as defined in Appendix A hereto) for such Fiscal Year or other period;
     (3) any items that are specially allocated pursuant to Appendix A hereof shall not be taken into account in computing Profits or Losses;
     (4) any expenditures of the Company described in Code § 705(a)(2)(B) (or treated as such under Regulations § 1.704-l(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses shall be deducted from such taxable income or loss;
     (5) in the event the Gross Asset Value of any asset of the Company is adjusted in accordance with paragraph (B) or (C) of the definition of Gross Asset Value in Appendix A, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset of the Company for purposes of computing Profits or Losses; and
     (6) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding the fact that the adjusted tax basis of such asset of the Company differs from its Gross Asset Value.
     Profits and Losses shall be further determined and adjusted in accordance with the Regulations issued under Section 704 of the Code. An allocation of Company Profits or Losses to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such Profits or Losses.
     “Promissory Note” has the meaning set forth in Section 9.07(D)(3).
     “Proposing Member” has the meaning set forth in Section 9.05.
     “Publicly Traded” means securities traded on a national exchange in the United States, reported through the National Association of Securities Dealers, Inc. Automated Quotation System or otherwise actively traded over the counter in the United States.
     “Qualified MTGLQ Transferee” means any Person that receives any approvals required by the Nevada Gaming Authorities and meets either of the following requirements: (i) (a) neither such Person nor its Affiliates is a competitor of the Company, its subsidiaries or any of the Whitehall Members and (b) neither such Person nor its Affiliates is actively engaged in owning, operating or managing casinos or hotels or in forming, managing or operating real estate opportunity funds or (ii) such Person has been approved by the Managing Member, exercising its judgment in a commercially reasonable manner; provided that the Managing Member may condition any such approval under this subsection (ii) on the requirement that any transferee not receive any Confidential Information.
     “Regulations” means the regulations of the United States Treasury Department promulgated under the Code.

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     “Requisite Promote” means the payments that Highgate would be entitled to receive pursuant to Section 5.02(C)(4) if the amounts of such payments were determined on a one-time basis from the date of inception of the Company through the date of such distribution, taking into account the character, amount and timing of all prior contributions of and distributions to Highgate.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules, rulings and regulations thereunder.
     “Service” means the Internal Revenue Service, a branch of the United States Treasury Department.
     “Street” has the meaning set forth in the Recitals.
     “Street Guaranty” means that certain Sponsor Guaranty, dated as of February 20, 2008, by Sponsor in favor of GSMC.
     “Street Guaranty Payments” has the meaning set forth in the Recitals.
     “Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 9.06 hereof.
     “Tag-Along Notice” has the meaning set forth in Section 9.05(A).
     “Tag-Along Transfer” has the meaning set forth in Section 9.05(A).
     “Tax Shortfall Amount” has the meaning set forth in Section 5.02(E).
      “TMP” has the meaning set forth in Section 12.02.
     “Transfer” means a sale, assignment, transfer or other disposition of, or pledge, hypothecation or other encumbrance of an Interest and any Transfer of a direct or indirect interest in such Member by any direct or indirect owner of such Member. Notwithstanding anything herein to the contrary, but subject to the approval of Nevada Gaming Authorities if required, Transfer shall not mean any sale, assignment, transfer or other disposition, or pledge, hypothecation or other encumbrance (a) of an Interest by any member of the Whitehall Group if the transferee is also a member of the Whitehall Group, (b) of a direct or indirect interest in any member of the Whitehall Group or (c) of a direct or indirect interest in MTGLQ.
     “2009 Financing” has the meaning set forth in the Recitals.
     “2009 Loan Agreement” has the meaning set forth in the Recitals.
     “Unreturned Capital” means, with respect to each Member as of any date, the excess, if any, of (x) the cumulative amount of all Capital Contributions made or deemed made by such Member as of such date (other than Preferred Capital Contributions) over (y) the cumulative amount of all distributions made under Section 5.02(C)(3) to such Member as of such date.
     “Unreturned Preferred Capital” means, with respect to each Member as of any date, the excess, if any, of (x) the cumulative amount of all Preferred Capital Contributions made or

15

deemed made by such Member as of such date over (y) the cumulative amount of all distributions made under Section 5.02(C)(1) to such Member as of such date.
     “Voteco” means W2007/ACEP Managers Voteco LLC, a Delaware limited liability company.
     “Whitehall Acceptance Notice” has the meaning set forth in Section 9.04(B)(2).
     “Whitehall Acceptance Period” has the meaning set forth in Section 9.04(B)(2).
     “Whitehall Closing Period” has the meaning set forth in Section 9.04(B)(3).
     “Whitehall Group” means the Whitehall Members, Street, Whitehall Street Global Real Estate Employee Master Fund 2007, L.P. and similar funds managed for the benefit of third party investors and employees of Goldman which are under common control with any of the Whitehall Members.
     “Whitehall Marketing Period” has the meaning set forth in Section 9.04(B)(3).
     “Whitehall Members” means, collectively, Parallel, Finance and any Substitute Member thereof.
     “Whitehall Proposed Purchase Price” has the meaning set forth in Section 9.04(B)(1).
     “Whitehall Proposed Sale Notice” has the meaning set forth in Section 9.04(B)(1).
     “Whitehall Purchase Deposit” has the meaning set forth in Section 9.04(B)(5).
     “Whitehall Purchase Option” has the meaning set forth in Section 9.04(B).
     “Withdrawal Purchase Price” has the meaning set forth in Section 9.07(D)(2).
     “Whitehall Purchaser” has the meaning set forth in Section 9.04(B)(3).
     “Whitehall Selling Member” has the meaning set forth in Section 9.04(A).
     “Whitehall Subject Interest” has the meaning set forth in Section 9.04(A).
     “Withdrawing Member” shall have the meaning set forth in Section 9.07(D).
ARTICLE III
PURPOSE AND BUSINESS
     3.01 Business.
          (A) The sole and exclusive purpose of the Company is (i) to consummate the Investment by acquiring the Class B Units in ACEP LLC, and (ii) the acquisition, holding, selling, disposing of and otherwise exercising rights, remedies and claims with respect to the assets of the Company subject to all laws, rules and regulations applicable to the Company, including Nevada gaming laws, rules and regulations.

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          (B) The Company may engage in any other activities permitted by law solely to the extent related or incidental to those referred to in this Section 3.01, including making temporary investments pursuant to Section 3.02(H) hereof.
     3.02 Authorized Activities. In carrying out the purposes of this Agreement, but subject to all other provisions of this Agreement and applicable law, the Company is empowered and authorized:
          (A) to invest in ACEP LLC pursuant to the terms of the ACEP LLC Operating Agreement, to manage, dispose of or otherwise deal in or with and take all and any actions which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
          (B) to enter into the ACEP LLC Operating Agreement;
          (C) to enter into, perform and carry out contracts of any kind necessary or incidental to the accomplishment of the purposes of the Company;
          (D) to bring, sue, prosecute, defend, settle or comprise actions at law or in equity related to the purposes of the Company;
          (E) to purchase, cancel or otherwise retire or dispose of the Interest of any Member pursuant to the express provisions of this Agreement;
          (F) to execute and deliver all documents in connection with the sale of Membership Interests;
          (G) to incur all expenditures and pay the fees more particularly described in Sections 6.04, 6.05 and 6.08 hereof;
          (H) to (i) hold all or part of the assets, property or funds of the Company in cash or cash equivalents, (ii) make interim investments in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor’s or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor’s or have a comparable rating from a nationally recognized rating agency and banker’s acceptances eligible for purchase by the Federal Reserve and (iii) in connection with the Investment or the assets underlying the Investment, purchase typical hedging instruments such as interest rate caps and collars and other financial instruments relating to the Investment or the assets underlying the Investment designed to protect the Company against stock price movements and/or interest rates, but not intended to speculate on an uncovered basis with respect to the foregoing or to trade in the foregoing, and except as provided in this clause (iii), the Company shall not be permitted to purchase Derivatives; and
          (I) to engage in any other activities permitted by law solely to the extent related or incidental to those referred to in Section 3.01, including making temporary investments pursuant to Section 3.02(H) hereof.

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ARTICLE IV
MEMBERSHIP INTERESTS AND CAPITAL
     4.01 Managing Member. The name and address of the Managing Member is W2007 Finance Sub, LLC, a Delaware limited liability company, having an address at c/o Whitehall Street Global Real Estate Limited Partnership 2007, 85 Broad Street, New York, NY 10004.
     4.02 Other Members. The name, address and Capital Contribution of each Member in the Company are set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof. A Person acquiring an Interest directly from the Company shall be admitted as a Member when such Person’s capital contribution is accepted by the Managing Member and there has been full compliance with the Nevada Gaming Laws. A transferee acquiring all or a portion of a Member’s Interest through a Transfer shall become a Substitute Member when the provisions of Article IX of this Agreement have been complied with. The Members agree to provide such information as the Managing Member may reasonably request as required in connection with the Investment; provided, however, that no Member shall be required to provide information to the Managing Member which it deems to be confidential or proprietary unless the Managing Member or ACEP LLC has entered into a confidentiality agreement with the intended recipient of such information that restricts the disclosure of such information (subject to customary exceptions) or has received reasonable assurances from the intended recipient that such information will be kept confidential (subject to customary exceptions).
     4.03 Capital Contributions.
          (A) Each of the Members shall be deemed to have made (i) Capital Contributions to the Company in the amounts and at the times set forth on Schedule C attached hereto and (ii) Preferred Capital Contributions to the Company in the amounts and at the times set forth in the definition of “Preferred Capital Contributions” herein.
The Managing Member will have the right to call additional Capital Contributions from the Members (each, a “Capital Call”) after the date hereof at any time or times, in proportion to their respective then current Percentage Interests, if the Managing Member anticipates the need for additional cash to (i) perform the Company’s obligations under the ACEP LLC Operating Agreement, (ii) to fund the Investment Expenses, (iii) to fund the Debt Payments or (iv) to reimburse a Member (or an Affiliate thereof) for any amounts that are funded pursuant to or as a result of a Loan Guaranty or a Non-Recourse Guaranty, unless such amounts are funded as a result of circumstances caused by the actions or inactions of such Member (or its Affiliate) (but excluding any actions or inactions by employees of ACEP LLC or its subsidiaries).
If any Whitehall Member (or an Affiliate thereof) agrees to provide a Loan Guaranty or a Non-Recourse Careveout Guaranty, any reimbursement the Company shall disburse to such Whitehall Member (or an Affiliate thereof) shall include interest at a rate of fifteen percent (15%) per annum from the date such amounts are actually paid by such Whitehall Member (or an Affiliate thereof) under the relevant Loan Guaranty or Non-Recourse Carveout Guaranty. For the avoidance of doubt, no such reimbursement or interest shall be paid on amounts that are funded pursuant to or as a result of a Loan Guaranty or Non-Recourse Guaranty as a result of the fraud, willful misconduct or gross negligence of such Member or its Affiliates, as determined by a final nonappealable judgment by a court of competent jurisdiction.

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Capital Contributions shall be due no later than thirty (30) Business Days (except in the case of the initial Capital Contribution) after a call issued from time to time by delivery of Notice to the Members from the Managing Member. All such Notices to the Members from the Managing Member shall set forth the purpose or purposes (and a breakdown of the amounts if more than one purpose) for the Capital Contributions. All Capital Contributions shall be made in U.S. Dollars by wire transfer in same day funds to an account specified by the Managing Member.
          (B) If the Managing Member makes a Capital Call and any Member shall be in default of its obligation to make the required Capital Contribution to the Company pursuant to the Capital Call and such default shall continue for five (5) Business Days following Notice from the Managing Member (such Member is hereinafter referred to as the “Defaulting Member”), then (i) the Managing Member may elect to rescind such Capital Call by delivering Notice of the election within sixty (60) days after such Capital Call was made (in which event any amounts funded by the Members will be refunded to them and will not be deemed to be Capital Contributions) and (ii) failing such election by the Managing Member within such sixty (60) day period, each of the other Members may elect either to fund all or some of the Failed Contribution and to proceed in the manner described in Section 4.04 or not to fund any portion of the Failed Contribution. If none of the Members elect to fund any portion of the Failed Contribution pursuant to Section 4.04, then the entire amounts funded by such other Member shall be treated as a Capital Contribution and the Defaulting Member will be deemed to have a Failed Contribution equal to the total amount of Capital Contributions funded by such other Members pursuant to such Capital Call multiplied by the Percentage Interest of such Defaulting Member immediately prior to such Capital Call, the other Members will be treated as having funded such Failed Contribution proportionately (based on their relative Percentage Interests), and the consequences described in Section 4.04 shall apply. Alternatively, if each of the other Members so elect unanimously, they may treat the entire amount funded by such other Members with respect to such Capital Call as a loan (a “Company Loan”) by such other Members to the Company, which Company Loan shall (A) be senior in priority of payment to any amounts otherwise distributable to the Members hereunder and (B) bear interest at the Default Rate. Any payments made by the Company on such Company Loan shall be applied first to interest and then to principal and shall not be deemed distributions from the Company to the Contributing Member nor affect the Capital Accounts of the Members. Upon ten (10) days prior Notice to the Defaulting Member, a Contributing Member may, at any time prior to full repayment of such Company Loan, elect, in its sole discretion, to terminate such Company Loan and have (x) the entire outstanding principal and accrued and unpaid interest (as of the date of such termination) be treated as a Capital Contribution made by such non-Defaulting Member on the date of such termination, (y) the Defaulting Member’s Percentage Interest diluted as set forth in
Section 4.04(D), with the portion of the outstanding principal and accrued and unpaid interest (as of the date of such termination) attributable to the amount funded by the Contributing Member on behalf of the Defaulting Member in connection with such Capital Call deemed to be and treated as the amount of the Funded Portion and (z) the Capital Accounts of the non-Defaulting Member(s) and the Defaulting Member(s) shall be adjusted accordingly. At any time, the Company or the Defaulting Member may tender full payment of a Company Loan to a Contributing Member and such Contributing Member shall accept such payment, whereupon the Defaulting Member shall be deemed to have made the Failed Contribution on the date the Contributing Member or Members funded such amount.
     4.04 Failure to Fund Capital Calls.

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          (A) In the event that a Defaulting Member shall be in default in its obligation to make any Capital Contribution to the Company pursuant to a Capital Call and such default shall continue for five (5) Business Days following Notice from the Managing Member, the Managing Member shall have the right to offset amounts required to be funded by a Defaulting Member with amounts distributable to such Defaulting Member pursuant to this Agreement and the Managing Member may commence legal proceedings to compel the Defaulting Member to make the Capital Contribution; provided, that no Member shall be liable for any monetary damages for defaulting in its obligation to make any Capital Contribution and the Managing Member’s sole remedy against such Defaulting Member shall be the exercise of the rights and remedies set forth in this Section 4.04 and commencing an action for specific performance, injunctive relief and/or declaratory judgment against such Defaulting Member. Notwithstanding anything to the contrary contained herein, if the Managing Member exercises its right to offset amounts required to be funded by a Defaulting Member with amounts distributable to such Defaulting Member, then such Defaulting Member shall not also be subject to the dilution provisions set forth in Section 4.04(D) with respect to such offset amounts.
          (B) In the event that a Defaulting Member shall be in default in its obligation to make any Capital Contribution to the Company pursuant to a Capital Call to the Company and such default shall continue for five (5) Business Days following Notice from the Managing Member, the Managing Members shall give Notice of such failure to all other Members and the amount of the capital contribution not funded by the Defaulting Member (such amount is herein referred to as the “Failed Contribution”) and, within two (2) Business Days after receiving Notice of such failure, any Member or Members that is or are not in default with respect to the Failed Contribution or any Capital Contribution required to be made in connection with such Capital Call may fund all or part of such Failed Contribution (each such funding Member is hereinafter referred to as a “Contributing Member”). If more than one Member desires to be a Contributing Member, each such Member shall have the right to fund a portion of such Failed Contribution pro rata in proportion to the relative Percentage Interests of such Contributing Members.
          (C) At any time after funding all or part of a Failed Contribution, the Contributing Members may elect to treat the entire amount as one of the following (and if there is more than one Contributing Member, each such Contributing Member may separately make its own election):
     (1) A Contributing Member may at any time (even after first electing to proceed under subparagraph (2) or subparagraph (3) below) elect to treat the portion (the “Funded Portion”) of the Failed Contribution funded by such Contributing Member as a Capital Contribution by such Contributing Member with the dilution of the Defaulting Member provided for in Section 4.04(D) below.
     (2) A Contributing Member may elect to treat the Funded Portion as a loan by such Contributing Member to the Defaulting Member, which loan shall be treated as (i) a demand loan made by the Contributing Member to the Defaulting Member (bearing interest at the Default Rate) followed by (ii) a Capital Contribution by such Defaulting Member to the Company. Any such loan (to the extent of unpaid principal and interest) shall be recourse only to the Defaulting Member’s Interest and shall be repaid directly by the Company on behalf of the Defaulting Member (A) from any amounts that would otherwise be distributable to the Defaulting Member pursuant to Section 5.02 or Section

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10.2(C) of this Agreement and (B) the proceeds of any sale of the Defaulting Member’s Interest made pursuant to the terms of this Agreement, prior to such Defaulting Member receiving any distributions from the Company or any such proceeds. Any Net Investment Revenues or proceeds of liquidation used to repay such loan shall be applied first to interest and then to principal and shall not be deemed distributions from the Company to the Contributing Member nor affect the Capital Account of the Contributing Member. Upon ten (10) days prior Notice to the Defaulting Member, a Contributing Member may, at any time prior to full repayment of such loan, elect, in its sole discretion, to terminate such loan and have (x) the entire outstanding principal and accrued and unpaid interest (as of the date of such termination) be treated as a Capital Contribution made by such Contributing Member on the date of such termination, (y) the Defaulting Member’s Percentage Interest diluted as set forth in Section 4.04(D), with the entire outstanding principal and accrued and unpaid interest (as of the date of such termination) deemed to be and treated as the amount of the Funded Portion and (z) subject to compliance with the Nevada Gaming Laws, the Capital Accounts of the Contributing and Defaulting Members adjusted accordingly. At any time, a Defaulting Member may tender full payment of such loan to a Contributing Member and such Contributing Member shall accept such payment, whereupon the Defaulting Member shall be deemed to have made the Failed Contribution on the date the Contributing Member or Members funded such amount.
     (3) A Contributing Member may elect to treat the entire amount funded by such Contributing Member with respect to the Capital Call relating to the Failed Contribution (i.e., both the Funded Portion and the amounts attributable to the Contributing Member’s pro rata share of such Capital Call) as a Company Loan by such Contributing Member to the Company, which Company Loan shall (i) be senior in priority of payment to any amounts otherwise distributable to the Members hereunder and (ii) bear interest at the Default Rate. Any payments made by the Company on such Company Loan shall be applied first to interest and then to principal and shall not be deemed distributions from the Company to the Contributing Member nor affect the Capital Accounts of the Member. Upon ten (10) days prior Notice to the Defaulting Member, a Contributing Member may, at any time prior to full repayment of such Company Loan, elect, in its sole discretion, to terminate such Company Loan and have (x) the entire outstanding principal and accrued and unpaid interest (as of the date of such termination) be treated as a Capital Contribution made by such Contributing Member on the date of such termination, (y) subject to compliance with the Nevada Gaming Laws, the Defaulting Member’s Percentage Interest diluted as set forth in Section 4.04(D), with the portion of the outstanding principal and accrued and unpaid interest (as of the date of such termination) attributable to the amount funded by the Contributing Member on behalf of the Defaulting Member in connection with such Capital Call deemed to be and treated as the amount of the Funded Portion and (z) subject to compliance with the Nevada Gaming Laws, the Capital Accounts of the Contributing and Defaulting Member’s adjusted accordingly. At any time, the Company or the Defaulting Member may tender full payment of a Company Loan to a Contributing Member and such Contributing Member shall accept such payment, whereupon the Defaulting Member shall be deemed to

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have made the Failed Contribution on the date the Contributing Member or Members funded such amount.
          (D) Dilution. If one or more Contributing Members elects pursuant to Section 4.04(C)(1) to treat the Funded Portion funded by such Contributing Member as a Capital Contribution, subject to compliance with the Nevada Gaming Laws, the Percentage Interest of each such Contributing Member shall automatically be increased effective on the date of such election by a percentage equal to the quotient (rounded up to the nearest one hundredth of one percent) obtained when (x) the product of two point zero (2.0) multiplied by the Funded Portion funded by such Contributing Member is divided by (y) the excess, if any, of (i) the sum of all Members’ Capital Contributions as of such date (including the Funded Portions) over (ii) the amount of all distributions (not in excess of the Capital Contributions funded as of such date) made pursuant to Section 5.02 (it being agreed and understood that the number specified in this clause (y) shall not be less than zero (0)). Subject to compliance with the Nevada Gaming Laws, the Percentage Interest of the Defaulting Member shall automatically be decreased effective on the date of such election by the aggregate amount of the increase in the Percentage Interests of all Contributing Members as a result of the failure of the Defaulting Member to fund the applicable additional Capital Contribution pursuant to a Capital Call. After determining the adjusted Percentage Interests, each Member shall be deemed, as of any date, solely for purposes of further calculations and adjustments of each Member’s Percentage Interest, to have made a Capital Contribution equal to such Member’s adjusted Percentage Interest multiplied by the total Capital Contributions made by all Members as of such date. The Capital Account of each Member shall be adjusted accordingly and any subsequent adjustments to Percentage Interests pursuant to this Section 4.04(D) shall take into account such previous adjustments.
          (E) Notwithstanding anything to the contrary in this Agreement, except to the extent the Managing Member, acting in its reasonable discretion, agrees otherwise with a Defaulting Member in writing, amounts otherwise distributable to such Defaulting Member shall not be distributed (to the extent of such Defaulting Member’s Failed Contribution), but shall instead be deposited in a bank account selected by the Managing Member; provided that a Defaulting Member subject to the foregoing provision shall not also be subject to the dilution penalties set forth in Section 4.04(D) to the extent of amounts deposited pursuant to the foregoing provision. Prior to the dissolution and liquidation of the Company, amounts deposited in such bank account may be used to repay any loans made pursuant to Section 4.04(C)(2) or Section 4.04(C)(3) above. Upon the dissolution and liquidation of the Company, amounts deposited in such bank account may be used to repay any loans made pursuant to Section 4.04(C)(2) or Section 4.04(C)(3) above and the remaining balance in such bank account shall be distributed in accordance with Section 10.02 below. A Defaulting Member shall be entitled to at any time fund the entire amount of such Defaulting Member’s Failed Contribution and any remaining amounts that were deposited into a bank account pursuant to this Section 4.04(E) in connection with such Defaulting Member’s Failed Contribution shall be distributed to such Defaulting Member.
          (F) Notwithstanding anything to the contrary expressed or implied in this Agreement, no Percentage Interest shall be adjusted without the receipt of all approvals required (if any) under the Nevada Gaming Laws.
          (G) The Members hereby irrevocably appoint the Managing Member their attorney-in-fact, and the Managing Member hereby irrevocably appoints any substitute Managing Member as its attorney-in-fact, for the purpose of executing any and all documents on behalf of defaulting Members, including, without limitation, loan agreements, promissory notes, and

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transfer and sale documents which the Managing Member deems necessary to implement the rights and remedies set forth in this Section 4.04. Such power of attorney granted herein shall be deemed to be coupled with an interest, and such power of attorney shall, to the extent permitted by law, survive the death, disability, incompetency, withdrawal, removal or Bankruptcy of the defaulting Member.
     4.05 Interest. Interest earned on the Company’s funds shall inure to the benefit of the Company. The Members shall not receive interest on their Capital Contributions or Capital Accounts.
     4.06 Capital Account. The Company shall maintain a book account in accordance with the following provisions for each Member (and any other person who acquires an Interest):
          (a) To each Member’s Capital Account there shall be credited the amount of cash contributed by such Member, the initial Gross Asset Value of any other asset contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company assumes or takes subject to), such Member’s distributive share of Profits, the amount of any liabilities of the Company assumed by the Member or secured by distributed assets that such Member takes subject to and any other items in the nature of income or gain that are allocated to such Member pursuant to Section 2.2 of Appendix A; and
          (b) To each Member’s Capital Account there shall be debited the amount of cash distributed to the Member, the Gross Asset Value of any asset of the Company distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member assumes or takes subject to), such Member’s distributive share of Losses and any other items in the nature of expenses or losses that are allocated to such Member pursuant to Section 2.2 of Appendix A.
     In the event that a Member’s Interest or portion thereof is transferred within the meaning of Regulations § 1.704- l(b)(2)(iv)(f), the transferee shall succeed to the Capital Account of the transferor to the extent that the Capital Account relates to the Interest or portion thereof so transferred.
     In the event that the Gross Asset Values of the assets of the Company are adjusted, as contemplated in paragraph (B) or (C) of the definition of “Gross Asset Value” in Appendix A, the Capital Accounts of the Members shall be adjusted to reflect the aggregate net adjustments as if the Company sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations § 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations.
     4.07 Withdrawal of Capital Contributions. Except as otherwise provided in this Agreement or by law, (i) no Member shall have the right to withdraw or reduce its Capital Contributions, or to demand and receive property other than property distributed by the Company in accordance with the terms hereof in return for its Capital Contributions, and (ii) any return of

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Capital Contributions to the Members shall be solely from the Company’s assets, and neither the Managing Member nor any other Member shall not be personally liable for any such return.
     4.08 Restoration of Negative Capital Accounts. Neither the Managing Member nor any other Member shall be obligated to restore any deficit balance in its Capital Account or shall be personally liable for the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that (x) any such return shall be made solely from the Company’s assets, and (y) a deficit in a Member’s Capital Account shall not constitute an asset of the Company.
     4.09 Highgate Consulting Agreement. To the extent the fees payable to the Highgate Consultant pursuant to the Highgate Consulting Agreement exceed $1,500,000 in any year or expense reimbursements payable to Highgate Consultant pursuant to the Highgate Consulting Agreement exceed $100,000 in any year, the Managing Member shall be entitled to make a Capital Call for such excess, provided that MTGLQ shall have no obligation to fund any portion of such Capital Call, MTGLQ shall not be considered a Defaulting Member as a result of its failure to contribute such additional capital with respect to such Capital Call and the Members other than MTGLQ shall be solely responsible for funding their pro rata share of such Capital Call in accordance with the terms thereof.
ARTICLE V
PROFITS, LOSSES AND DISTRIBUTIONS
     5.01 Allocation of Profits and Losses. Profits and Losses shall be allocated as set forth in Appendix A hereto.
     5.02 Applications and Distributions.
          (A) Subject to Sections 4.04, 5.02(C) and 5.03 and compliance with the Nevada Gaming Laws, distributions of Net Investment Revenues shall be made to the Members quarterly, or in the discretion of the Managing Member, more frequently, to the extent available.
          (B) Any Company Loan (including accrued and unpaid interest) shall be repaid in full prior to any distributions of Net Investment Revenues under Section 5.02(C). The Members who have made Company Loans shall be repaid pro rata in proportion to the relative amounts due on all Company Loans outstanding (including accrued and unpaid interest) that each such Member has owing to it. In repaying the Company Loans, the Company shall first pay any accrued interest at the Default Rate and then shall pay the principal amount of thereof, until all such Members have received the full amount of principal and accrued interest, if any, on such Company Loans.
          (C) All Net Investment Revenues shall be distributed to the Members in the following order of priority (and the calculations described in the following clauses shall be made as of the date of each distribution, on a cumulative basis):
     (1) First, to the Members pro rata in proportion to their relative Preferred Percentage Interests, until such time that the amount of each Member’s Unreturned Preferred Capital is equal to zero;

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     (2) Second, one hundred percent (100%) to the Members pro rata in proportion to their respective Preferred Percentage Interests at the time of such distribution, until each of the Members has received, taking into account the amount and timing of all prior distributions under this Section 5.02(C)(2) and of the Preferred Capital Contributions, a Preferred Internal Rate of Return on the Preferred Capital Contributions equal to fifteen percent (15%) (the “Preferred Return”);
     (3) Third, to the Members pro rata in proportion to their relative Percentage Interests, until such time that each of the Member’s Unreturned Capital is equal to zero; and
     (4) Fourth, (x) ninety six and six-tenths percent (96.6%) to the Members pro rata in proportion to their respective Percentage Interest at the time of such distribution and (y) three and four-tenths percent (3.4%) to Highgate; provided that if (x) a Whitehall Member or an Affiliate of a Whitehall Member has made a Loan Guaranty and (y) each of the Whitehall Members has received, taking into account the amount of all prior distributions under this Section 5.02(C)(4) and of all prior Capital Contributions, an Internal Rate of Return on all Capital Contributions other than Preferred Capital Contributions equal to ten percent (10%), then one hundred percent (100%) of the distributions otherwise distributable to the Whitehall Members pursuant to this Section 5.02(C)(4) shall instead be distributed to Highgate until such time as Highgate has received, taking into account the amount of all prior amounts distributed to Highgate pursuant to this proviso of this Section 5.02(C)(4), an amount equal to three and four-tenths percent (3.4%) multiplied by the Credit Enhancement Fee received by the provider of such Loan Guaranty.
          Set forth on Schedule B attached hereto are hypothetical examples of the operation of Section 5.02(C) . The examples set forth on Schedule B are for illustrative purposes only, are not an indication or a guarantee of future performance, do not take into account all of the variables that may affect such calculations and should not be relied upon for purposes of calculating distributions pursuant to this Section 5.02.
          (D) If, on the date of any distribution pursuant to Section 5.02(C), amounts in respect of the Actual Promote Payments have previously been distributed to Highgate and, subsequently, by reason of the contribution of additional capital or otherwise, the Actual Promote Payments exceeds the Requisite Promote, then the Members shall make appropriate adjustments to the amounts of the Actual Promote Payments previously distributed to Highgate (and Highgate shall return to the Company for redistribution to the Members other than Highgate all or a portion of such Actual Promote Payments actually made to Highgate) and/or any amounts that may subsequently be distributed or distributable to Highgate to the extent necessary so that the net amount of the Actual Promote Payments received by Highgate (after giving effect to such adjustments) do not exceed the Requisite Promote.
          (E) Tax Distributions. If the amount of cash distributed to Highgate pursuant to Section 5.02(C) in any Fiscal Year is less than 40% of the net Profits allocated to Highgate (other than Profits which directly result from cancellation of indebtedness under Section 108 of the Code or a similar state or local tax provision) pursuant to Section 5.01 in such Fiscal Year (such difference, the “Tax Shortfall Amount”), then the Company shall, subject to (1) compliance

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with Nevada Gaming Laws; (2) compliance with the terms of the loan documentation binding on the Company, ACEP LLC and/or any subsidiary of ACEP LLC; and (3) Highgate’s delivery of a guaranty in a form satisfactory to the Managing Member from a credit-worthy entity satisfactory to the Managing Member guaranteeing any obligations of Highgate under Section 5.02(D), within sixty (60) days after the close of the Fiscal Year, distribute an amount of cash to all of the Members in accordance with Section 5.02(C) so that the amount of cash received by Highgate as a result of such distribution will be equal to the Tax Shortfall Amount; provided that any such distribution shall be made only to the extent that unrestricted cash is available to the Company for distribution (that is, such cash is not being reserved (x) for known liabilities or (y) because the Company, ACEP LLC or any subsidiary of ACEP LLC is required to reserve such cash pursuant to loan documentation binding on the Company, ACEP LLC and/or any subsidiary of ACEP LLC). Any distribution under this Section 5.02(E) shall be treated as an advance of the distributions to which each Member is otherwise entitled under this Agreement. Notwithstanding the foregoing, in no event shall any distributions be made to the Member pursuant to this Section 5.02(E) unless and until each Member has received a return of its Preferred Capital Contributions and the Preferred Return thereon.
     5.03 Withholding. Each Member hereby authorizes the Company and its Affiliates to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Managing Member reasonably determines the Company or any of its Affiliates is or may be required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code §§ 1441, 1442, 1445, or 1446. Any amount paid by the Company on behalf of, or with respect to, a Member shall constitute a loan by the Company to such Member, which loan shall be repaid through subsequent reductions of distributions to such Member. Any amounts withheld pursuant to this Section 5.03 shall be treated as a distribution to such Member. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.03 when due, the Managing Member may, in its sole and absolute discretion, elect to cause the Company to make the payment on behalf of such defaulting Member, and in such event the Company shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member. Without limitation, in such event the Company shall have the right to receive distributions that would otherwise be distributable to such defaulting Member until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the Company shall be treated as having been distributed to the defaulting Member and immediately paid by the defaulting Member to the Company in repayment of such loan. Any amounts payable by a Member under this Section 5.03 shall bear interest at the lesser of (i) the Prime Rate plus three percent (3%) or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (which shall be fifteen (15) days after demand) until such amount is paid in full.
     5.04 Form of Distributions. All distributions to the Members under this Agreement shall be made in cash.
     5.05 Reimbursement. Notwithstanding the foregoing, if (i) any Member shall from time to time make a payment or incur any cost or expense pursuant to or on account of any Loan Guaranty or a Non-Recourse Guaranty, other than a result of the fraud, willful misconduct or gross negligence of such Member or its Affiliates, as determined by a final nonappealable judgment by a court of competent jurisdiction, and (ii) the Managing Member makes a Capital Call pursuant to Section 4.03(A)(iv) regarding such guaranty, then upon receiving the

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corresponding capital contribution, the Company shall reimburse the Member or Members for any amounts that are funded pursuant to or as a result of such guaranty plus interest thereon, as provided in Section 4.03(A).
ARTICLE VI
RIGHTS AND OBLIGATIONS OF THE MANAGING MEMBER
     6.01 Management. Subject to the provisions of this Agreement, the Managing Member has the full, exclusive and complete right, power, authority and discretion vested in or assumed by a manager of a limited liability company under the Act and as otherwise provided by law, including those necessary to make all decisions affecting the business of the Company and to take those actions specified in Section 3.02 hereof. Except as otherwise specifically set forth in this Agreement, the Managing Member shall have the full, and complete right, authority, discretion and power to conduct, control and manage on behalf of the Company and its subsidiaries the business and affairs of the Company and to do all things necessary, appropriate or desirable (in the reasonable discretion of the Managing Member) to carry on the business of the Company and its subsidiaries, and is hereby authorized to execute and deliver on behalf of the Company and its subsidiaries any and all documents, contracts, certificates, agreements and instruments of any kind, and to take any action of any kind and to do anything and everything the Managing Member deems necessary, desirable or appropriate in accordance with the provisions of this Agreement and applicable law. Notwithstanding the foregoing, the Members acknowledge and agree that the Company will only hold Class B Units in ACEP LLC. Such Class B Units will be non-voting interests in ACEP LLC, and the Company will have little or no ability to influence the management or operations of ACEP LLC.
     6.02 Authority.
          (A) Subject to the terms of Section 6.02(D) below, the Managing Member has the full, exclusive and complete right, power, authority and discretion to bind the Company, by execution of documents or otherwise, to any obligation not inconsistent with the provisions of this Agreement. The Managing Member may contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve and the Managing Member shall use reasonable care in the selection and retention of such Persons.
          (B) The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
          (C) The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any act taken or omitted to be taken in reasonable reliance upon the opinion of such Persons as to matters within such Person’s professional or expert competence shall be presumed to have been done or omitted in good faith and not to constitute gross negligence or willful misconduct.

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          (D) Notwithstanding the foregoing, the Managing Member may not take any of the following actions without the prior Consent of the holders of a majority of the Percentage Interests of the MTGLQ Members:
     (1) other than by virtue of a sale of any or all of the assets of the Company, materially altering the nature of the business of the Company from the businesses permitted by Section 3.01; or
     (2) instituting proceedings to adjudicate the Company bankrupt, or consenting to the filing of a bankruptcy proceeding against the Company or filing a petition or answer or consent seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal or state law, or consenting to the filing of any such petition against the Company, or consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company, or making an assignment for the benefit of creditors of the Company, or admitting the Company’s inability to pay its debts generally as they become due.
     Except as expressly provided in this Agreement, neither MTGLQ nor any other MTGLQ Member shall have any other consent or approval rights under this Agreement.
     6.03 Liability for Acts and Omissions.
          (A) No Managing Member nor any of its Affiliates, shareholders, partners, managers, officers, directors, employees, agents or representatives shall have any liability, responsibility or accountability in damages or otherwise to any other Member or the Company for, and the Company agrees to indemnify, pay, protect and hold harmless the Managing Member, and its Affiliates, shareholders, partners, managers, officers, directors, employees, agents and representatives (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Parties or the Company in any way relating to or arising out of, or alleged by the party bringing the claim to relate to or arise out of, any action or inaction on the part of the Company on the part of the Indemnified Parties when acting on behalf of the Company (or the Investment) or on the part of any brokers or agents when acting on behalf of the Company (or the Investment); provided that, the Managing Member shall be liable, responsible and accountable for and shall indemnify, pay, protect and hold harmless the Company from and against (but only with respect to the Managing Member and Indemnified Parties which are its Affiliates, shareholders, partners, managers, officers, directors, employees, agents and representatives), and the Company shall not be liable to any Indemnified Party for, any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Company) and all costs of investigation in connection therewith asserted against the Company which result from an Indemnified Party’s fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty or material breach of this Agreement or the payment to or receipt by an Indemnified Party of benefits in violation of

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this Agreement; provided, however, that nothing in this provision shall create personal liability on the part of any of the Managing Member’s Affiliates or its or their respective shareholders, partners, managers, officers, directors, employees, agents or representatives (except for the Managing Member). Notwithstanding the foregoing, such indemnification obligation by the Company shall not apply where an officer or director of the Managing Member is seeking indemnity based on a claim or action brought against such officer or director by another officer or director of the Managing Member or any Affiliate of the Managing Member. In any action, suit or proceeding against the Company or any Indemnified Party relating to or arising, or alleged by the party bringing the claim to relate to or arise out of any such action or non-action, the Indemnified Parties shall have the right to jointly employ, at the expense of the Company, counsel of the Indemnified Parties’ choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding; provided that if retention of joint counsel by the Indemnified Parties would create a conflict of interest, each group of Indemnified Parties which would not cause such a conflict shall have the right to employ, at the expense of the Company, separate counsel of the Indemnified Party’s choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding. The satisfaction of the obligations of the Company under this Section 6.03(A) shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. Notwithstanding the foregoing or Section 6.03(B) below, unless a majority of the Percentage Interests of the Members shall have approved in writing a greater amount, the Company shall not, with respect to legal expenses and other costs resulting from legal actions and/or proceedings only, indemnify all Indemnified Parties for and/or advance to all Indemnified Parties, an aggregate amount in excess of Ten Million Dollars ($10,000,000). To the extent an Indemnified Party is seeking indemnification for a matter which relates to the Investment but not the Company, the Company will only be liable for its pro rata share of the indemnification obligation based on the relative percentage interest of the Company in ACEP LLC.
          (B) The provision of advances from the Company’s funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or alleged by the party bringing the claim to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company or the Investment; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 6.03(B) in cases in which such Indemnified Party would not be entitled to indemnification under Section 6.03(A); provided that a majority of the Percentage Interests of the Members may determine that the Company shall not advance funds to the Managing Member or its Affiliates for legal expenses and other costs incurred as a result of any legal action or proceeding commenced against the Managing Member or its Affiliates by other Members in which the other Members claim gross negligence, willful misconduct, fraud, bad faith, breach of fiduciary duty or a material breach of this Agreement by the Managing Member or its Affiliates. If advances are permissible under this Section 6.03(B), the Indemnified Party shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all reasonable amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 6.03(A) with the approval of the Managing Member, or if the Managing Member or its Affiliates is the Indemnified Party, a majority of the Percentage Interests of the Members, which approval shall not be unreasonably withheld. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received by the

29

Managing Member, and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Party’s Interest, if any, or by such other adequate security as the Managing Member, or if the Managing Member or its Affiliates is the Indemnified Party, a majority of the Percentage Interests of the Members may determine. In the event that a final determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination, in either case together with interest at the greater of (i) ten percent (10%) or (ii) the Prime Rate plus two percent (2%) from the date paid by the Company until repaid by the Indemnified Party or the date it was obligated to be paid by the Company until the date actually paid by the Company to the Indemnified Party.
          (C) All judgments against the Company or any Indemnified Party wherein such persons or entities are entitled to indemnification, must first be satisfied from the assets of the Company before the Member or such Indemnified Party is responsible for these obligations.
          (D) With respect to the liabilities of the Company for which the Managing Member is not obligated to indemnify the Company, whether for the consummation of the Investment, professional and other services rendered to it, loans made to it by Members or others, injuries to persons or property, indemnity to the Indemnified Parties, contractual obligations, guaranties, endorsements or for other reasons similar or dissimilar to any of the foregoing, and without regard to the manner in which any liability of any nature may be incurred by the person to whom it may be owed, all such liabilities:
     (1) shall be liabilities of the Company as an entity, and shall be paid or otherwise satisfied from assets of the Company (and the Company shall sell or liquidate all assets and/or make a call for Capital Contributions as are necessary to satisfy such liabilities); and
     (2) except as provided in paragraph (1) above, shall not in any event be payable in whole or in part by any Member, or by any director, officer, trustee, employee, agent, shareholder, beneficiary or Member of any Member.
     Nothing in this Section 6.03(D) shall be construed so as to impose upon the Managing Member, its partners, directors, officers, employees, agents or shareholders any liability in circumstances in which the liability arises from a written document which the Managing Member has properly entered into or caused the Company to enter into if the written document expressly limits liability thereon to the Company or expressly disclaims any liability thereunder on the part of any such person or entity.
          (E) The Managing Member may cause the Company, at the Company’s expense, to purchase insurance to insure the Indemnified Parties against liability hereunder, including, without limitation, for a breach or an alleged breach of their responsibilities hereunder. The Managing Member shall send Notice to the Members thereof, describing the insurance policy and the premiums paid therefor promptly upon the purchase of such insurance. The Company shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any Indemnified Party for any liability as to which such person is prohibited from being indemnified under Section 6.03(A). The Managing Member shall, at its expense, purchase

30

a fidelity bond in an amount of not less than Ten Million Dollars ($10,000,000) and will also, at the Company’s expense, acquire additional insurance, with the fidelity bond serving as the first loss insurance, as the Managing Member reasonably determines necessary to insure the Company against matters for which the Managing Member is obligated to indemnify the Company hereunder.
          (F) If the Indemnified Party is entitled to indemnification from another source or is entitled to recovery by insurance policies, such Indemnified Person shall diligently pursue such other source; provided that (i) such obligation shall not in any manner limit such Indemnified Party’s right to seek indemnification or advances under this Agreement and (ii) such Indemnified Party shall remit to the Company any funds it recovers from another source to the extent it has been fully indemnified by the Company for all losses it incurred.
     6.04 Company Costs and Expenses. Except as otherwise provided and subject to any limits in this Agreement, the Company will pay for, or reimburse the Managing Member for its payment of all Operating Expenses. The Company shall only reimburse the Managing Member for Operating Expenses to the extent it incurs direct and out-of-pocket expenses. Notwithstanding the foregoing, the Managing Member shall not be reimbursed for any costs and expenses relating to the general operation of the Managing Member’s business, including, but not limited to, administrative expenses, employment expenses, insurance, office expenses, rent, and, except as otherwise specifically provided in this Agreement, any other costs or expenses. Notwithstanding anything to the contrary in this Agreement, Operating Expenses and other costs, expenses and fees attributable to the Investment shall be payable only from available proceeds from the Investment or Capital Contributions from the Members, in that order. In no event shall the Managing Member be entitled to reimbursement under this Agreement for any costs being reimbursed to the Managing Member (other than by the Company), an Affiliate of the Managing Member or the Company pursuant to any other written agreement.
     6.05 Organizational Expenses. The Managing Member and its Affiliates have been reimbursed by the Company for all Organizational Expenses incurred by the Managing Member and its Affiliates.
     6.06 Other Activities. Subject to Section 6.01 above, the Members and their Affiliates may engage in or possess an interest in other business ventures of every nature and description for their own account, independently or with others, including, without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Company; and neither the Company nor the other Members shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.
     6.07 Miscellaneous Revenues. The Managing Member shall, and shall cause its respective Affiliates to, remit to the Company any fees payable by third parties to the Managing Member, or its respective Affiliates to the extent such fees relate to the Investment; provided, however, that the Company shall only be entitled to a portion of such fees which is equal to the proportionate amount which the Company has invested in the Investment in comparison to the amount which the other participants have invested in the Investment.
     6.08 Compensation of Members and their Affiliates; Goldman as Exclusive Financial Advisor.

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          (A) No Member or any Affiliate of any Member, shall be entitled to compensation from the Company in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder, except (i) as provided in Section 6.04 or this Section 6.08; (ii) as set forth in the Highgate Consulting Agreement; or (iii) in connection with a Loan Guaranty or other recourse obligation provided or incurred by a Member (or an Affiliate of a Member) to a lender providing financing to the Company or any its subsidiaries or their properties (other than a Non-Recourse Guaranty), the Member (or such Affiliate) providing or incurring such guaranty or other recourse obligation shall be paid by the Company a fee equal to two percent (2%) per annum of the amount of such guaranty or other recourse obligation (the “Credit Enhancement Fee”). Any amounts received as Credit Enhancement Fees shall not be deemed to be a distribution to the Member providing such Loan Guaranty or recourse obligations. As of the date hereof, the Whitehall Members have received a Credit Enhancement Fee in the amount of $400,000.
          (B) The Members covenant and agree that the Company will retain Goldman (as well as such Affiliate(s) as Goldman may designate from time to time) to provide all financial advisory, sales advisory and investment banking services to the Company, including, without limitation, in connection with any sale, financing, refinancing, merger, combination, contribution, disposition or similar transaction involving the Company or any of its subsidiaries or their properties. If Goldman (and/or its Affiliate(s)) agrees to accept such engagement, Goldman (and/or such Affiliate(s)) shall be entitled to receive from the Company (upon completion of any such transaction) its customary fees and commissions for such services and its customary indemnification. In the event that Goldman (and/or such Affiliates(s)) procures any loan for the Company, Goldman (and/or such Affiliate(s)) shall be entitled to a financial advisory fee agreed to the Managing Members and reasonably approved by Highgate and a majority of the Percentage Interests of the MTGLQ Members. Other than an origination fee to be paid to a lender providing financing for any assets of the Company, no other fees shall be paid to any other Person in connection with the financing of any assets of the Company or the Company. Goldman (and/or such Affiliate(s)), shall be third party beneficiaries of this Section and shall have the right to enforce the terms of this Section to their fullest extent.
          (C) The Members agree that, to the extent any fees or commissions are payable to Goldman or its Affiliates, in connection with the 2009 Financing, MTGLQ shall have no obligation to contribute to the Company or otherwise pay any amounts with respect to such fees or commissions.
ARTICLE VII
ASSIGNMENTS, WITHDRAWAL AND BANKRUPTCY OF THE MANAGING MEMBER
     7.01 Assignment or Withdrawal by the Managing Member. The Managing Member may not Transfer its Interest as Managing Member, in whole or in part, or withdraw from the Company, except as permitted by this Article.
     7.02 Voluntary Assignment or Withdrawal of the Managing Member. The Managing Member may not Transfer its Interest as Managing Member, except to an Affiliate (provided such Transfer does not cause an acceleration of any Indebtedness of the Company or default under any loan or other agreement to which the Company is a party), nor voluntarily withdraw from the Company at any time. In addition to the foregoing, the Managing Member may not Transfer its

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Interest to an Affiliate unless such Affiliate meets the requirements for continued qualification of the Company as a partnership under the Code, obtains all Gaming Licenses necessary under the Nevada Gaming Laws, and it gives prompt Notice of such Transfer to all the Members. In the event that the Managing Member intends to Transfer its Interest to an Affiliate in accordance with the terms of this Agreement, such Affiliate shall be admitted as a successor Managing Member immediately prior to the effective time of the Transfer and such successor Managing Member shall continue the business of the Company without dissolution. Such Affiliate shall be subject to the provisions of this Section 7.02 and all other provisions of this Agreement applicable to the Managing Member.
     7.03 Bankruptcy of the Managing Member. Upon the Bankruptcy or dissolution of the Managing Member, (a) the Managing Member or its legal representative shall give Notice to the Members of such event and shall, subject to compliance with Nevada Gaming Laws, automatically, with or without delivery of such Notice, become a special Member with no power, authority or responsibility to bind the Company or to make decisions concerning, or manage or control, the affairs of the Company and (b) such Person as may be selected by a majority of the Percentage Interests of the other Members within ninety (90) days of the date of the event that caused the Managing Member to become a special Member (plus such additional time as may be required to receive all necessary approvals under Nevada Gaming Laws) shall be admitted to the Company as a successor Managing Member (effective upon receipt of any necessary Gaming License) and such successor shall continue the business of the Company without dissolution. If a successor Managing Member selected by a majority of the Percentage Interests of the other Members is not admitted to the Company within such ninety (90) day period (as such period may be extended as may be required to receive all necessary approvals under Nevada Gaming Laws), the Company shall dissolve in accordance with Article X.
     7.04 Obligations of a Prior Managing Member. In the event that the Managing Member Transfers its Interest in accordance with Section 7.02 or has its Interest converted to that of a special Member pursuant to Section 7.03, it shall have no further obligation or liability as a Managing Member to the Company pursuant to this Agreement in connection with any obligations or liabilities arising from and after such Transfer or conversion, and all such future obligations and liabilities shall automatically cease and terminate and be of no further force or effect; provided, however, that nothing contained herein shall be deemed to relieve the Managing Member of any obligations or liabilities (i) arising prior to such Transfer or conversion or (ii) resulting from a dissolution of the Company caused by the act of the Managing Member where liability is imposed upon the Managing Member by law or by the provisions of this Agreement.
     7.05 Successor Managing Member. A Person shall be admitted as a Managing Member only if the following terms and conditions are satisfied:
          (A) the admission of such Person shall have been Consented to by a majority of the Percentage Interests of the other Members;
          (B) the Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a Managing Member;

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          (C) counsel for the Company shall have rendered an opinion that none of the actions taken in connection with such Transfer or admission will have an adverse tax effect upon the Company or the Members, which adverse tax effect can be waived by the Consent of two- thirds (2/3) of the Percentage Interests of the Members;
          (D) the Person shall have obtained all Gaming Licenses necessary under the Nevada Gaming Laws.
     The former Managing Member shall reasonably cooperate to facilitate the substitution of the successor Managing Member, and shall be reimbursed by the Company for its reasonable costs and expenses relating thereto.
     7.06 Gaming Approvals. All appointments of Managing Members shall be subject to applicable Nevada Gaming Laws. If any Managing Member is found unsuitable by a Nevada Gaming Authority he or she shall automatically be removed from such position.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF OTHER MEMBERS;
HIGHGATE EVENT OF DEFAULT
     8.01 Management of the Company.
          (A) No Member other than the Managing Member shall take part in the management or control of the business of the Company or transact any business in the name of the Company. Subject to Section 8.02(B), no Member other than the Managing Member shall have the power or authority to bind the Company or to sign any agreement or document in the name of the Company. No Member other than the Managing Member shall have any power or authority with respect to the Company, except as provided in the Act and insofar as the Consent of the Members (or any one of them) shall be expressly required by this Agreement. The exercise of any of the rights and powers of the Members pursuant to the Act or the terms of this Agreement shall not be deemed taking part in the day-to-day affairs of the Company or the exercise of control over the Company’s affairs.
          (B) If Highgate obtains a Gaming License and is otherwise found suitable by the Nevada Gaming Authority to manage the day-to-day business of the Company, the Members agree that the Managing Member will, subject to applicable Nevada Gaming Laws, amend this Agreement to delegate certain rights and duties to Highgate to act on behalf of the Company consistent with the rights and duties granted to HGW New York LLC under Section 3.2(a) of that certain Amended and Restated Limited Liability Company Agreement of W2005 WYN Realty, L.L.C., dated as of March 23, 2005, as such rights and duties of HGW New York LLC are limited by Section 3.2(d) of such agreement (provided that Highgate shall not be delegated any accounting preparation duties with respect to the Company).
     8.02 Limitation on Liability.
          (A) No Member shall have any liability to contribute money to the Company, nor shall any Member be personally liable for any obligations of the Company, except as otherwise provided in Sections 4.03, 5.03 and 8.02(B) hereof. No Member shall be obligated to make loans to the Company or, subject to Section 8.02(B) hereto, to repay to the Company, any

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Member or any creditor of the Company all or any fraction of any amounts distributed to such Member.
          (B) In accordance with state law, a member of a limited liability company may, under certain circumstances, be required to return to the Company for the benefit of Company creditors amounts previously distributed to it as a return of capital. It is the intent of the Members that a distribution to any Member be deemed a compromise within the meaning of Section 18-502(b) of the Act and not a return or withdrawal of capital, even if such distribution represents, for federal income tax purposes or otherwise (in full or in part), a distribution of capital, and no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company, except as provided in this Section 8.02. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Managing Member.
     8.03 Power of Attorney.
          (A) Each Member hereby makes, constitutes and appoints the Managing Member and/or its authorized officers and agents, successors and assigns, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to make, complete, execute, sign, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including the following with respect to the Company:
     (1) all certificates, other agreements and amendments thereto which the Managing Member deems necessary to form, continue or otherwise qualify the Company as a limited liability company in each jurisdiction in which the Company conducts or may conduct business, and each Member specifically authorizes the Managing Member to execute, sign, acknowledge, deliver, file and record a certificate of formation of the Company and amendments thereto as required by the Act;
     (2) this Agreement, counterparts hereof and amendments hereto authorized pursuant to the terms hereof;
     (3) all instruments which the Managing Member deems necessary to effect the admission of a Managing Member pursuant to Section 7.05, the admission of a Member pursuant to the terms hereof, the sale or transfer of the Interest of a Member by the Company or the dissolution and liquidation of the Company in accordance with the provisions hereof;
     (4) all instruments which the Managing Member deems necessary to effect any acquisition, disposition or other transfers of the Investment by the Company; and
     (5) all appointments of agents for service of process and attorneys for service of process which the Managing Member deems necessary or appropriate in connection with the organization and qualification of the Company and the conduct of its business.

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          (B) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive the Bankruptcy, death, dissolution or legal disability or cessation to exist of a Member to the fullest extent permitted by law and shall extend to its heirs, executors, personal representatives, successors and assigns, and the transfer or assignment of all or any part of the Interest of such Member; provided, however, that if a Member transfers all or any part of its Interest, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.
          (C) The power of attorney granted to the Managing Member shall not apply to Consents of the Members (or any one of them) provided for in this Agreement.
          (D) Each Member further agrees to execute any and all documents or instruments referred to in this Section 8.03 if the power of attorney granted hereunder is rendered ineffective by the provisions of the Act or if the Managing Member in its reasonable discretion so requests execution by such Member and the same shall not be inconsistent with the provisions hereof.
     8.04 Highgate Event of Default. Notwithstanding anything to the contrary contained in this Agreement, at any time from and after the occurrence of a Highgate Event of Default:
          (A) The Managing Member (or any Person or Persons designated by the Managing Member) shall have the right, subject to compliance with the Nevada Gaming Laws, to purchase the Interest of Highgate, and Highgate shall be required, and hereby agrees, subject to compliance with the Nevada Gaming Laws, to sell its Interest to the Managing Member (or its designee), in accordance with and subject to the following terms:
     (1) The Managing Member may deliver to Highgate a default Notice (a “Default Purchase Notice”) describing with reasonable specificity the nature of the Highgate Event of Default and stating that the Managing Member will exercise its right to purchase the Interest of Highgate. A Default Purchase Notice shall also specify a closing date for such purchase and sale, which date shall be not less than twenty (20) nor more than one hundred twenty (120) days after the date of delivery of such Default Purchase Notice. Failure by the Managing Member to deliver a Default Purchase Notice shall not constitute a waiver of a Highgate Event of Default (or any other breach or default). No Highgate Event of Default (or any other breach or default) shall be waived nor shall any duty to be performed be altered or modified except by written instrument signed by the Managing Member. One or more waivers or failure to give Notice of a Highgate Event of Default shall not be construed as a waiver of a subsequent or continuing Highgate Event of Default.
     (2) The purchase price for the Interest of Highgate (the “Default Purchase Price”) shall be (x) in the case of purchase by the Managing Member upon a Highgate Event of Default caused by (A) a breach of this Agreement, (B) Bankruptcy or (C) gross negligence, an amount equal to the cash amount Highgate would have received as a liquidating distribution (excluding any amount that would have been payable to Highgate as its portion of the Actual Promote Payments) under Section 5.02 of this Agreement if the Company had

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sold all of its assets on the date of such purchase by the Managing Member (or its designee) for a sales price equal to one hundred percent (100%) of the Appraised Value of such assets (less a reasonable estimate of the costs and expenses, including reasonable and customary brokerage commissions, that would have been incurred by the Company, as seller, in making such sale) and the net proceeds of such sale were distributed after the payment of all debts and liabilities of the Company and its subsidiaries and (y) in any other case, an amount equal to the lesser of (a) the Capital Contributions made by Highgate less distributions previously made to Highgate and (b) the cash amount Highgate would have received as a liquidating distribution (excluding any amount that would have been payable to Highgate as its portion of the Actual Promote Payments) under Section 5.02 of this Agreement if the Company had sold all of its assets on the date of such purchase by the Managing Member (or its designee) for a sales price equal to ninety-five percent (95%) of the Appraised Value of such assets (less a reasonable estimate of the costs and expenses, including reasonable and customary brokerage commissions, that would have been incurred by the Company, as seller, in making such sale). The costs of obtaining any such Appraised Value shall be borne by Highgate and shall be deductible against the Default Purchase Price. The calculation of the liquidating distribution hereunder for the Default Purchase Price shall be made by the independent certified public accountants who then act as the Company’s auditors.
     (3) Upon receipt of the final determination of the Default Purchase Price, the Managing Member shall have the right, by Notice given within thirty (30) days of being notified of such determination, to revoke the Default Purchase Notice and, in such case, (i) the Managing Member shall have no obligation to purchase Highgate’s Interest and (ii) the Managing Member shall reimburse Highgate for its out-of-pocket costs associated with obtaining the Appraised Value.
     (4) In the event that the Managing Member elects under this Section 8.04(A) to purchase Highgate’s Interest in the Company and, after receipt of the Default Purchase Price, still wishes, in its sole discretion, to consummate such purchase, the Default Purchase Price shall be paid to Highgate on the closing of the purchase of such Interest. Simultaneously with the receipt of the Default Purchase Price, Highgate shall execute and deliver, and, in such event and for such purpose, Highgate hereby irrevocably constitutes and appoints the Managing Member (and any of its successors or assigns) as a true and lawful attorney-in-fact to execute and deliver for and on Highgate’s behalf, all documents that may be necessary or desirable, in the opinion of counsel for the Managing Member, to effect a transfer of Highgate’s entire Interest to the Managing Member (or its designee). The Managing Member shall take such Interest of Highgate subject to, and shall assume and agree to pay, Highgate’s share of all liabilities of the Company as of the date of such sale. Closing costs and all other charges (except for payment of transfer and gains taxes, which shall be payable by Highgate) involved in closing the sale shall be divided pro rata (in accordance with their relative Percentage Interests) between Highgate on the one hand, and the Managing Member on the other (except each party shall pay its own attorneys’ fees). Highgate shall transfer its Interest free and clear of all liens, encumbrances and adverse claims (other than by, through or under the

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Company). In the event that Highgate shall have created or suffered any such unauthorized liens, encumbrances or other adverse interest against its Interest and any amounts are then payable by Highgate to any of the Whitehall Members on account of Actual Promote Payments exceeding the Requisite Promote in accordance with this Agreement, the Managing Member shall, to the fullest extent permitted by law, be entitled to either an action for specific performance to compel Highgate to have such adverse interests removed from the proceeds of the sale of such Interest, in which case the closing date shall be adjourned for such purpose, or to an appropriate offset against the Default Purchase Price.
     (5) If the Managing Member and Highgate shall be unable to agree to the Appraised Value, then the Managing Member and Highgate shall each, within five (5) days after the date that is thirty (30) days after the delivery of a Default Purchase Notice (the “Appointment Date”), appoint an Appraiser to determine the Appraised Value of all of the Company’s assets.
          (B) In addition to its remedies under Section 8.04, the Managing Member may, in its sole discretion, subject to compliance with the Nevada Gaming Laws, elect to withhold from Highgate any amounts otherwise distributable to Highgate on account of or pursuant to Sections 5.02(C)(4), (5) or (6). Upon such divestiture, in the Managing Member’s discretion, any amounts otherwise distributable to Highgate on account of or pursuant to Sections 5.02(C)(4), (5) or (6) may instead be distributable to such designee.
          (C) Notwithstanding anything to the contrary herein, none of the rights and remedies granted to the Managing Member in this Section 8.04 shall be deemed an exclusive remedy of the Managing Member or its Affiliates, but shall be in addition to all other rights and remedies available to any of them whether under the terms of this Agreement, at law, in equity or otherwise.
          (D) Highgate hereby grants to the Managing Member, subject to compliance with the Nevada Gaming Laws, a first priority, perfected security interest (within the meaning of the Uniform Commercial Code in effect in the State of Delaware) in its Interest as security for its obligation, under the terms and conditions specified in this Section 8.04, to Transfer its Interest to the Managing Member (or its designee). If Highgate defaults with respect to such Transfer obligation, the Managing Member shall have the right to exercise all of the rights and remedies of a secured party under the applicable law, with respect to Highgate’s Interest. Highgate hereby authorizes the Managing Member to take, and agrees to take within five (5) days after any request by the Managing Member, all actions as the Managing Member may deem reasonably necessary as determined by the Managing Member to ensure that the Managing Member can perfect and realize on such security interest, including the execution, delivery and filing of financing statements or similar instruments. This Agreement is intended to constitute a security agreement within the meaning of the Uniform Commercial Code in effect in the State of Delaware. Nothing in this Section 8.04(D) shall be deemed to limit or override (prior to the occurrence of a Highgate Event of Default) any other right of Highgate in respect of its Interest pursuant to this Agreement.

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ARTICLE IX
TRANSFER OF MEMBERSHIP INTERESTS
     9.01 Transfers. Without limiting Article VII hereof with respect to the Managing Member, a Member may not Transfer its Interest in the Company or any part thereof except (i) as provided in Section 4.04(D); (ii) as agreed between the Managing Member and any other Member; or (iii) as permitted in this Article IX, and any such Transfer in violation of this Article IX shall be null and void as against the Company, except as otherwise provided by law. Notwithstanding anything to the contrary in this Agreement, no transfer of an Interest in the Company shall be effective without the receipt of all Gaming Licenses required under the Nevada Gaming Laws.
     9.02 Transfer by Members.
          (A) Other than Transfers made in accordance with Section 9.04, a Member other than an MTGLQ Member may Transfer its Interest in the Company, in whole or in part, by an executed and acknowledged written instrument only if all of the following conditions are first satisfied:
     (1) the transferor and proposed transferee file a Notice of such Transfer with the Managing Member which contains the information reasonably required by the Managing Member, including (a) the address and social security or taxpayer identification number of the proposed transferee, (b) the circumstances under which the proposed Transfer is to be made, including whether the proposed Transfer would constitute a disregarded transfer for purposes of Regulations § 1.7704-l(e) or other Regulations promulgated under the Code and that the proposed Transfer is not being made on an established securities market or a secondary market (or the substantial equivalent thereof) within the definition of a publicly traded Company under Section 7704 of the Code and (c) the Interests to be Transferred and which Notice shall be signed and certified by the Member;
     (2) any reasonable costs incurred by the Company in connection with the Transfer are paid by the transferor Member to the Company;
     (3) the Interest being transferred represents a Capital Contribution of at least Twenty Thousand Dollars ($20,000);
     (4) the Managing Member Consents in writing to the Transfer, which Consent it may grant or withhold in its sole and absolute discretion;
     (5) the transferor and transferee shall have obtained all Gaming Licenses required by the Nevada Gaming Laws and all notices and/or consents that are necessary or desirable under the Nevada Gaming Laws shall have been delivered and/or made, all at the sole expense of the transferor; and
     (6) The transferee enters into a written agreement in such form as may be required by the Managing Member in which the transferee agrees to be bound by the terms of this Agreement as if it were an original party hereto.

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          (B) Each of the MTGLQ Members may Transfer its Interest in the Company, in whole or in part, by an executed and acknowledged written instrument only if all of the following conditions are first satisfied:
     (1) the transferor and proposed transferee file a Notice of such Transfer with the Managing Member which contains the information reasonably required by the Managing Member, including (a) the address and social security or taxpayer identification number of the proposed transferee, (b) the circumstances under which the proposed Transfer is to be made, including whether the proposed Transfer would constitute a disregarded transfer for purposes of Regulations § 1.7704-l(e) or other Regulations promulgated under the Code and that the proposed Transfer is not being made on an established securities market or a secondary market (or the substantial equivalent thereof) within the definition of a publicly traded Company under Section 7704 of the Code and (c) the Interests to be Transferred and which Notice shall be signed and certified by the Member;
     (2) any reasonable costs incurred by the Company in connection with the Transfer are paid by the transferor Member to the Company;
     (3) the Interest being transferred represents a Percentage Interest of at least ten percent (10%);
     (4) the transferor and transferee shall have obtained all Gaming Licenses required by the Nevada Gaming Laws and all notices and/or consents that are necessary or desirable under the Nevada Gaming Laws shall have been delivered and/or made, all at the sole expense of the transferor;
     (5) the transferee enters into a written agreement in such form as may be reasonably required by the Managing Member in which the transferee agrees to be bound by the terms of this Agreement as if it were an original party hereto, pursuant to which such transferee will make such representations and warranties to the Company and the remaining Members regarding its organizational status and ownership, its due authorization and execution of this Agreement and other relevant transaction documents, enforceability of this Agreement and other relevant transaction documents against such transferee and such transferee’s compliance with laws and governmental regulations, including anti-money laundering and anti-terrorist laws and securities laws, and the representations and warranties set forth in Section 11.01 of this Agreement;
     (6) the Managing Member determines, acting reasonably, that such transfer and transferee does not violate any law or otherwise cause any adverse legal, tax, contractual or regulatory consequences to the Company or any of the direct or indirect investors in the Company;
     (7) the transferee is a Qualified MTGLQ Transferee; and
     (8) the transferring member complies with Section 9.03 hereof in connection with such transfer.

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          (C) If a permitted transferee of a Member does not become a Substitute Member pursuant to Section 9.06, the transferee shall become a mere assignee and shall not have any non-economic rights of a Member of the Company, including, without limitation, the right to require any information on account of the Company’s business, inspect the Company’s books or vote on Company matters.
     9.03 Right of First Offer on MTGLQ Interests.
          (A) In the event that any of the MTGLQ Members (the “MTGLQ Selling Member”) wishes to Transfer any of its Interest in the Company (the “MTGLQ Subject Interest”), such MTGLQ Selling Member must comply with the provisions of this Section 9.03 in connection therewith.
          (B) Prior to MTGLQ Selling Member Transferring the MTGLQ Subject Interest, MTGLQ Selling Member shall provide the Whitehall Members with a right to purchase the MTGLQ Subject Interest for cash (the “MTGLQ Purchase Option”) on and subject to the following terms and conditions:
     (1) The MTGLQ Selling Member shall give Notice (the “MTGLQ Proposed Sale Notice”) to the Whitehall Members setting forth the proposed purchase price (the “MTGLQ Proposed Purchase Price”).
     (2) The Whitehall Members shall have thirty (30) days (the “MTGLQ Acceptance Period”) after the delivery by the MTGLQ Selling Member to the Whitehall Members of the MTGLQ Proposed Sale Notice to elect to exercise the MTGLQ Purchase Option with respect to the MTGLQ Subject Interest (such election to be made, if at all, by giving Notice thereof (the “MTGLQ Acceptance Notice”) to the MTGLQ Selling Member within the MTGLQ Acceptance Period); it being understood that if more than one such Whitehall Member delivers an MTGLQ Acceptance Notice, each such delivering Whitehall Member shall be deemed to have elected to exercise its right to purchase its proportional share of the MTGLQ Subject Interest, based on the relative Percentage Interests of each electing Whitehall Member.
     (3) If none of the Whitehall Members exercises the MTGLQ Purchase Option, then the MTGLQ Selling Member shall have the right to sell the MTGLQ Subject Interest to an independent third party (“MTGLQ Purchaser”) at any time or times during the 60-day period following the expiration of the MTGLQ Acceptance Period (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed two hundred seventy (270) days after the expiration of the MTGLQ Acceptance Period) (such period, the “MTGLQ Marketing Period”), for aggregate cash consideration which is not less than 90% of the MTGLQ Proposed Purchase Price. If an agreement is executed during the MTGLQ Marketing Period but the closing under such agreement does not occur within sixty (60) days after the end of the MTGLQ Marketing Period (the “MTGLQ Closing Period”), the MTGLQ Purchase Option will apply as to any sale of the MTGLQ Subject Interest occurring after such 60-day period. In connection with the sale of the MTGLQ Subject Interest, the Members agree to

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cooperate fully and in good faith to deliver any materials reasonably requested by the potential purchaser in connection therewith.
     (4) If any Whitehall Member exercises the MTGLQ Purchase Option within the MTGLQ Acceptance Period, then such exercise shall be deemed to create a contract between each such exercising Whitehall Member, on one hand, and the MTGLQ Selling Member on the other hand, pursuant to which each such exercising Whitehall Member irrevocably agrees to acquire the MTGLQ Subject Interest for the MTGLQ Proposed Purchase Price, except that the closing date for such sale shall be sixty (60) days after the making of such election or such later date as is reasonably required to obtain any necessary third-party consents or regulatory approvals, including any necessary approvals under any applicable Nevada Gaming Laws.
     (5) Simultaneously with the delivery of the MTGLQ Acceptance Notice (and as a condition to the effectiveness of such MTGLQ Acceptance Notice), the exercising Whitehall Member or Whitehall Members, as applicable, shall deposit with the MTGLQ Selling Member a deposit by certified or cashier’s check or wire transfer of immediately available federal funds in an amount equal to ten percent (10%) of the MTGLQ Proposed Purchase Price (the “MTGLQ Purchase Deposit”). If the exercising Whitehall Member or Whitehall Members, as applicable, fail to deliver the MTGLQ Purchase Deposit in the manner described above, then no Whitehall Member shall be deemed to have exercised the MTGLQ Purchase Option and the MTGLQ Selling Member may proceed in accordance with Section 9.03(B)(3) above. The MTGLQ Purchase Deposit shall be non-refundable to the exercising Whitehall Member or Whitehall Members, as applicable, in the event of a failure by such Whitehall Member or Whitehall Members, as applicable, to consummate the purchase of the MTGLQ Subject Interest on the relevant closing date (other than solely by reason of a default by the MTGLQ Selling Member), in which case the MTGLQ Selling Member may terminate (or cause the termination of) the contract created by the MTGLQ Proposed Sale Notice, and the MTGLQ Acceptance Notice and the MTGLQ Selling Member may retain the MTGLQ Purchase Deposit as liquidated damages for the benefit and account of the MTGLQ Selling Member only. The parties agree that damages to the MTGLQ Selling Member will be difficult and impracticable to ascertain in connection with a default by an exercising Whitehall Member under this Section 9.03 and the retention of the MTGLQ Purchase Deposit by the MTGLQ Selling Members is a reasonable estimate of such damages from such default and shall not be considered a penalty. If the sale of the MTGLQ Subject Interest fails to occur on the relevant closing date solely by reason of a default by the MTGLQ Selling Member (other than as a result of any act or omission by the exercising Whitehall Member or Whitehall Members), then, at the election of the exercising Whitehall Member or Whitehall Members, as applicable, (x) the contract created by the MTGLQ Proposed Sale Notice, and the MTGLQ Acceptance Notice shall be terminated and the MTGLQ Purchase Deposit shall be refunded to such exercising Whitehall Member or Whitehall Members; or (y) such exercising Whitehall Member or Whitehall Members may seek specific performance of such contract, but such exercising Whitehall Member or Whitehall Members shall have no other rights or remedies by reason of such breach. If the closing of the sale of such MTGLQ Subject Interest to the

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exercising Whitehall Member or Whitehall Members, as applicable, occurs, then the MTGLQ Purchase Deposit shall be applied towards the MTGLQ Proposed Purchase Price at closing.
     (6) Except as otherwise expressly provided herein, each party shall bear its own legal fees and expenses in connection with a sale under this Section 9.03. The Company shall not pay any costs of marketing the MTGLQ Subject Interest or any legal fees incurred by the MTGLQ Selling Member or any of the other Members in connection therewith.
          (C) Any Transfer by any MTGLQ Selling Member of all or any portion of its Interest in the Company pursuant to this Section 9.03 shall be subject to the conditions set forth in Section 9.02(B).
     9.04 Right of First Offer on Whitehall Interests.
          (A) In the event that any of the Whitehall Members (the “Whitehall Selling Member”) wishes to Transfer any of its Interest in the Company (the “Whitehall Subject Interest”) other than in connection with a Transfer of the Interest of the Managing Member to an Affiliate in accordance with Article VII hereof, such Whitehall Selling Member must comply with the provisions of this Section 9.03 in connection therewith.
          (B) Prior to Whitehall Selling Member Transferring the Whitehall Subject Interest, Whitehall Selling Member shall provide the MTGLQ Members with a right to purchase the Whitehall Subject Interest for cash (the “Whitehall Purchase Option”) on and subject to the following terms and conditions:
     (1) The Whitehall Selling Member shall give written notice (the “Whitehall Proposed Sale Notice”) to the MTGLQ Members setting forth the proposed purchase price (the “Whitehall Proposed Purchase Price”).
     (2) The MTGLQ Members shall have thirty (30) days (the “Whitehall Acceptance Period”) after the delivery by the Whitehall Selling Member to the MTGLQ Members of the Whitehall Proposed Sale Notice to elect to exercise the Whitehall Purchase Option with respect to the Whitehall Subject Interest (such election to be made, if at all, by giving Notice thereof (the “Whitehall Acceptance Notice”) to the Whitehall Selling Member within the Whitehall Acceptance Period); it being understood that if more than one such MTGLQ Member delivers a Whitehall Acceptance Notice, each such delivering MTGLQ Member shall be deemed to have elected to exercise its right to purchase its proportional share of the Whitehall Subject Interest, based on the relative Percentage Interests of each electing MTGLQ Member.
     (3) If none of the MTGLQ Members exercises the Whitehall Purchase Option, then the Whitehall Selling Member shall have the right to sell the Whitehall Subject Interest to an independent third party (“Whitehall Purchaser”) at any time or times during the 60-day period following the expiration of the Whitehall Acceptance Period (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed two hundred seventy (270) days

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after the expiration of the Whitehall Acceptance Period) (such period, the “Whitehall Marketing Period”), for aggregate cash consideration which is not less than 90% of the Whitehall Proposed Purchase Price. If an agreement is executed during the Whitehall Marketing Period but the closing under such agreement does not occur within sixty (60) days after the end of the Whitehall Marketing Period (the “Whitehall Closing Period”), the Whitehall Purchase Option will apply as to any sale of the Whitehall Subject Interest occurring after such 60-day period. In connection with the sale of the Whitehall Subject Interest, the Members agree to cooperate fully and in good faith to deliver any materials reasonably requested by the potential purchaser in connection therewith.
     (4) If any MTGLQ Member exercises the Whitehall Purchase Option within the Whitehall Acceptance Period, then such exercise shall be deemed to create a contract between each such exercising MTGLQ Member, on one hand, and the Whitehall Selling Member, on the other hand, pursuant to which each such exercising MTGLQ Member irrevocably agrees to acquire the Whitehall Subject Interest for the Whitehall Proposed Purchase Price, except that the closing date for such sale shall be sixty (60) days after the making of such election or such later date as is reasonably required to obtain any necessary third-party consents or regulatory approvals, including any necessary approvals under any applicable Nevada Gaming Laws.
     (5) Simultaneously with the delivery of the Whitehall Acceptance Notice (and as a condition to the effectiveness of such Whitehall Acceptance Notice), the exercising MTGLQ Member or MTGLQ Members, as applicable, shall deposit with the Whitehall Selling Member a deposit by certified or cashier’s check or wire transfer of immediately available federal funds in an amount equal to ten percent (10%) of the Whitehall Proposed Purchase Price (the “Whitehall Purchase Deposit”). If the exercising MTGLQ Member or MTGLQ Members, as applicable, fail to deliver the Whitehall Purchase Deposit in the manner described above, then no MTGLQ Member shall be deemed to have exercised the Whitehall Purchase Option and the Whitehall Selling Member may proceed in accordance with Section 9.04(B)(3) above. The Whitehall Purchase Deposit shall be non-refundable to the exercising MTGLQ Member or MTGLQ Members, as applicable, in the event of a failure by MTGLQ Member or MTGLQ Members, as applicable, to consummate the purchase of the Whitehall Subject Interest on the relevant closing date (other than solely by reason of a default by the Whitehall Selling Member), in which case the Whitehall Selling Member may terminate (or cause the termination of) the contract created by the Whitehall Proposed Sale Notice, and the Whitehall Acceptance Notice and the Whitehall Selling Member may retain the Whitehall Purchase Deposit as liquidated damages for the benefit and account of the Whitehall Selling Member only. The parties agree that damages to the Whitehall Selling Member will be difficult and impracticable to ascertain in connection with a default by an exercising MTGLQ Member under this Section 9.04 and the retention of the Whitehall Purchase Deposit by the Whitehall Selling Members is a reasonable estimate of such damages from such default and shall not be considered a penalty. If the sale of the Whitehall Subject Interest fails to occur on the relevant closing date solely by reason of a default by the Whitehall Selling Member (other than as a result of any act or omission by the exercising MTGLQ Member or

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MTGLQ Members), then, at the election of the exercising MTGLQ Member or MTGLQ Members, as applicable, (x) the contract created by the Whitehall Proposed Sale Notice and the Whitehall Acceptance Notice shall be terminated and the Whitehall Purchase Deposit shall be refunded to such exercising MTGLQ Member or MTGLQ Members; or (y) such exercising MTGLQ Member or MTGLQ Members may seek specific performance of such contract, but such exercising MTGLQ Member or MTGLQ Members shall have no other rights or remedies by reason of such breach. If the closing of the sale of such Whitehall Subject Interest to the exercising MTGLQ Member or MTGLQ Members, as applicable, occurs, then the Whitehall Purchase Deposit shall be applied towards the Whitehall Proposed Purchase Price at closing.
     (6) Except as otherwise expressly provided herein, each party shall bear its own legal fees and expenses in connection with a sale under this Section 9.04. The Company shall not pay any costs of marketing the Whitehall Subject Interest or any legal fees incurred by the Whitehall Selling Member or any of the other Members in connection therewith.
     9.05 Tag-Along Rights.
          (A) Tag-Along Rights of MTGLQ Members. If any one or more of the Whitehall Members (the “Proposing Member”) proposes to sell more than ten percent (10%) of the aggregate Interests of the Whitehall Members in the Company to any Person (other than a Transfer of the Interest of the Managing Member to its Affiliate pursuant to Article VII hereof) and the MTGLQ Members do not exercise the Whitehall Purchase Option pursuant to Section 9.04 above, the Proposing Member shall nonetheless give each MTGLQ Member not less than fifteen (15) Business Days’ prior Notice (the “Tag-Along Notice”) of any proposed Transfer, including the price and other material terms thereof, and, in connection with any such Transfer, the Proposing Member shall give each MTGLQ Member the opportunity, to be exercised in a writing to the Proposing Member within fifteen (15) Business Days after receipt of the Tag-Along Notice, to Transfer its Interests at the price and upon the same terms and conditions of such proposed Transfer (a “Tag-Along Transfer”). Upon the consummation of the Tag-Along Transfer, each exercising MTGLQ Member will receive the same form of consideration for its Interest as the Proposing Member, with a value equal to the product of (x) the Percentage Interest appurtenant to the Interest of such exercising MTGLQ Member at the time of delivery of the applicable Tag-Along Notice and (y) the aggregate purchase price for all of the Interests being sold in the Tag-Along Transfer (inclusive of such exercising MTGLQ Member’s Interest (or applicable portion thereof)). If an MTGLQ Member does not elect to participate in the Tag-Along Transfer, then the Proposing Member shall have a period of sixty (60) days following the expiration of the fifteen (15) Business Day period mentioned above (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed two hundred seventy (270) days following the expiration of such fifteen (15) Business Day period) to Transfer the applicable portion of its Interest to the proposed transferee identified in the Tag-Along Notice, on terms no more favorable to the Proposing Member than those specified in the Tag-Along Notice. In the event the Proposing Member does not consummate the Tag-Along Transfer to the proposed transferee within such 60-day period (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed a 270-day period), the Proposing Member shall be prohibited from selling more than ten percent (10%) of the aggregate Interests of the Whitehall Members in the Company to any Person (other than a Transfer of the Interest of

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the Managing Member to its Affiliate pursuant to Article VII hereof) without first complying in full with the provisions of Section 9.04, and in the event the MTGLQ Members do not exercise the Whitehall Purchase Option in connection therewith, this Section 9.05.
          (B) Tag-Along Rights of Highgate. If Proposing Member proposes to sell more than ten percent (10%) of the aggregate Interests of the Whitehall Members in the Company to any Person (other than a Transfer of the Interest of the Managing Member to its Affiliate pursuant to Article VII hereof) and the MTGLQ Members do not exercise the Whitehall Purchase Option pursuant to Section 9.04 above, the Proposing Member shall nonetheless give Highgate not less than fifteen (15) Business Days’ prior Notice (the “Highgate Tag-Along Notice”) of any proposed Transfer, including the price and other material terms thereof, and, in connection with any such Transfer, the Proposing Member shall give Highgate the opportunity, to be exercised in a writing to the Proposing Member within fifteen (15) Business Days after receipt of the Highgate Tag-Along Notice, to Transfer its Interests at the price and upon the same terms and conditions of such proposed Transfer (a “Highgate Tag-Along Transfer”). Upon the consummation of the Highgate Tag-Along Transfer, Highgate will receive the same form of consideration for its Interest as the Proposing Member, with a value equal to the product of (x) the Percentage Interest appurtenant to the Interest of Highgate at the time of delivery of the applicable Highgate Tag-Along Notice and (y) the aggregate purchase price for all of the Interests being sold in the Highgate Tag-Along Transfer (inclusive of Highgate’s Interest (or applicable portion thereof)). If Highgate does not elect to participate in the Highgate Tag-Along Transfer, then the Proposing Member shall have a period of sixty (60) days following the expiration of the fifteen (15) Business Day period mentioned above (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed two hundred seventy (270) days following the expiration of such fifteen (15) Business Day period) to Transfer the applicable portion of its Interest to the proposed transferee identified in the Highgate Tag-Along Notice, on terms no more favorable to the Proposing Member than those specified in the Highgate Tag-Along Notice. In the event the Proposing Member does not consummate the Highgate Tag-Along Transfer to the proposed transferee within such 60-day period (plus such additional time as is reasonably required to obtain any necessary approvals required under any applicable Nevada Gaming Laws, not to exceed a 270-day period), the Proposing Member shall be prohibited from selling more than ten percent (10%) of the aggregate Interests of the Whitehall Members in the Company to any Person (other than a Transfer of the Interest of the Managing Member to its Affiliate pursuant to Article VII hereof) without first complying in full with the provisions of Section 9.04, and in the event the MTGLQ Members do not exercise the Whitehall Purchase Option in connection therewith, this Section 9.05.
     9.06 Substitute Member. A transferee of the whole or any portion of an Interest in the Company pursuant to Section 9.02, Section 9.03, Section 9.04 or Section 9.05 shall have the right to become a Substitute Member in place of its transferor only if all of the following conditions are satisfied:
          (A) the fully executed and acknowledged written instrument of Transfer has been filed with the Company;
          (B) the transferee executes, adopts and acknowledges this Agreement;
          (C) any reasonable costs of Transfer incurred by the Company are paid to the Company;

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          (D) the Managing Member shall have Consented in writing to the substitution, which Consent it may grant or withhold in its sole and absolute discretion, except that the requirement in this clause (D) shall not be a condition to any transferee pursuant to a Transfer of Interests made in compliance with Section 9.02(B) and Section 9.03 hereof becoming a Substitute Member; and
          (E) the transferee obtains all Gaming Licenses required by the Nevada Gaming Laws.
     9.07 Withdrawal by or Removal of Members.
          (A) If an individual Member does not, by written instrument, designate a Person to become a transferee of his Interest upon his death, then his personal representative shall, subject to compliance with the Nevada Gaming Laws, have all of the rights of a Member for the purpose of settling or managing his estate, and such power as the decedent possessed to Transfer his Interest in the Company to a transferee and to join with such transferee in making application to substitute such transferee as a Substitute Member.
          (B) Upon the Bankruptcy, dissolution or other cessation of existence of a Member which is a trust, corporation, Company or other entity, the authorized representative of such entity shall, subject to compliance with the Nevada Gaming Laws, have all the rights of a Member for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to designate a successor as a transferee of its Interest and to join with such transferee in making application to substitute such transferee as a Substitute Member.
          (C) The death, Bankruptcy, dissolution, disability or legal incapacity of a Member shall not dissolve or terminate the Company. No Member shall have the right to voluntarily withdraw from the Company unless otherwise provided for in this Agreement or agreed to by the Managing Member.
          (D) If the Nevada Gaming Authorities determine that any Member is not suitable to continue to be a Member of this Company and requires that such Member be removed from the Company by issuing a written removal demand (a “Gaming Determination”), such Member shall be removed from the Company (a “Withdrawing Member”), pursuant to the following terms:
     (1) Unless otherwise ordered by the Commission, within twenty (20) days of the receipt of the Gaming Determination by the Managing Member, the Managing Member shall deliver to such Withdrawing Member a written notification of such Gaming Determination, stating (i) the election of the Managing Member to exercise the removal rights pursuant to this Section 9.07(D); and (ii) the date for the removal of the Withdrawing Member.
     (2) Upon removal, the Withdrawing Member shall be entitled to receive in consideration for its Interest the Withdrawal Purchase Price, such amount being payable, unless otherwise ordered by the Commission, in the sole discretion of the Managing Member, either (i) in cash thirty (30) days after the determination of the Withdrawal Purchase Price or (ii) in the form of a promissory note containing the terms set forth in 9.07(D)(3) (the “Promissor

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Note”). The “Withdrawal Purchase Price” shall be an amount equal to the cash amount the Withdrawing Member would have received as a liquidating distribution under Section 5.02 of this Agreement if the Company had sold all of its assets on the date of such purchase by the Managing Member (or its designee) for a sales price equal to one hundred percent (100%) of the Appraised Value of such assets (less a reasonable estimate of the costs and expenses, including reasonable and customary brokerage commissions, that would have been incurred by the Company, as seller, in making such sale) and the net proceeds of such sale were distributed after the payment of all debts and liabilities of the Company and its subsidiaries. The costs of obtaining any such Appraised Value shall be borne by the Withdrawing Member and shall be deductible against the Withdrawal Purchase Price. The calculation of the liquidating distribution hereunder for the Withdrawal Purchase Price shall be made by the independent certified public accountants who then act as the Company’s auditors. If the Withdrawing Member so proposes, the Managing Member shall cooperate with the Withdrawing Member in the discovery of a buyer for all or a portion of such Withdrawing Member’s Interest.
     (3) The Promissory Note shall bear interest at a rate equal to the lesser of (a) the highest rate permitted by law or (b) the greater of (1) the rate the Company could obtain from a money market fund or (2) that rate necessary to avoid imputation of interest under any applicable provision of the Code. The Promissory Note shall be due in full on the earlier of the dissolution and final termination of the Company or five (5) years from issuance. Partial payments under the Promissory Note will be made at the time of distributions to the Members, in an amount determnined as follows:

Amount of Payment	=	1.5 x A/B x C

Where		A = Original principal amount of note
B = Fair Value of the Investment as of the effective date of removal
C = Total amount of each distribution (including payment on the Promissory Note)
ARTICLE X
DISSOLUTION AND LIQUIDATION; CONTINUATION
     10.01 Dissolution. The Company shall be dissolved upon the first to occur of any one of the following:
          (A) Upon the fifteenth (15th) anniversary of the date of this Agreement;
          (B) an election to dissolve the Company is made by the Managing Member with (i) the Consent of a majority of the Percentage Interests of the Members and (ii) unless at the time of such election the Company has sold all or substantially all of its assets, the Consent of a majority of the Percentage Interests of the MTGLQ Members;
          (C) the reduction to cash of all or substantially all of the Investment;

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          (D) subject to the provisions of Article VII and Section 10.03, the Bankruptcy, dissolution or other withdrawal of the Managing Member or the sale, transfer or assignment by the Managing Member of its Interest in the Company; or
          (E) any other event causing dissolution of the Company under the Act.
     10.02 Liquidation.
          (A) Upon dissolution of the Company, the Liquidator shall wind up the affairs of the Company as expeditiously as business circumstances allow and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company, distribute the assets among the Members in accordance with the provisions for the making of Distributions set forth in this Article X. Notwithstanding the foregoing, in the event that the Liquidator shall, in its absolute discretion, determine that a sale or other disposition of part or all of the Investment would cause undue loss to the Members or otherwise be impractical, the Liquidator may either defer liquidation of the Investment and withhold distributions relating thereto for a reasonable time.
          (B) No Member shall be liable for the return of the Capital Contributions of other Members; provided that this provision shall not relieve any Member of any other duty or liability it may have under this Agreement.
          (C) Upon liquidation of the Company, all of the assets of the Company, or the proceeds therefrom, shall be distributed or used as follows and in the following order of priority:
     (i) for the payment of the debts and liabilities of the Company and the expenses of liquidation;
     (ii) to the setting up of any reserves which the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and
     (iii) to the Members in accordance with Section 5.02(C).
          (D) When the Liquidator has complied with the foregoing liquidation plan, the Members shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the certificate of formation of the Company, at which time the Company shall be terminated.
     10.03 Continuation of Company. Notwithstanding the provisions of Section 10.01 (D), the occurrence of an event of withdrawal of a Managing Member shall not cause a dissolution of the Company if the Company, in such circumstance, is continued pursuant to the provisions of Article VII hereof or if, within ninety (90) days after the withdrawal, a majority of the Percentage Interests of the remaining Members admit a successor Managing Member to the Company (effective as of the date of the withdrawal of the prior Managing Member), in which case the business of the Company shall be continued without dissolution.

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ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
     11.01 Representations and Warranties of the Members. Each Member is fully aware that the Company and the other Members are relying upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and upon the truth and accuracy of the following representations by each of the Members. Each of the Members hereby represents and warrants, as to itself only as of the date hereof, that:
          (A) its Interest in the Company is being acquired for investment and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control;
          (B) it has been given the opportunity to ask the Managing Member questions relating to the Company and has had access to such financial and other information concerning the Company as it has considered necessary to make a decision to invest in the Company and has availed itself of that opportunity to the full extent desired;
          (C) it is able (x) to bear the economic risk of its investment in the Company, (y) to retain its Interest for the full term of the Company and (z) to afford a full loss of its Capital Contributions; and
          (D) it is a Qualified Purchaser, as defined in the Investment Company Act of 1940, as amended.
     11.02 Representations and Warranties of the Managing Member. The Managing Member hereby represents and warrants, as to the Company only as of the date hereof, that the Company had no assets, liabilities or contracts prior to the date of this Agreement other than (a) liabilities associated with and to be assumed pursuant to the Membership Interest Purchase Agreement, dated as of April 22, 2007, between the Company and American Entertainment Properties Corp., as amended, and (b) any liabilities or contracts arising or entered into in the ordinary course of business of the Company.
ARTICLE XII
ACCOUNTING AND REPORTS
     12.01 Books and Records. The Managing Member shall maintain at the principal office of the Company full and accurate books of the Company (which at all times shall remain the property of the Company), in the name of the Company and separate and apart from the books of the Managing Member and its Affiliates, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Act or necessary for recording the Company’s business and affairs. The Company’s books and records, which shall be denominated in U.S. Dollars, shall be maintained in accordance with generally accepted accounting principles applicable in the United States and consistently applied and this Agreement.
Each Member shall be afforded full and complete access to all records and books of account during reasonable business hours or such other times as required by legislative authority and, at

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such hours, shall have the right of inspection and copying of such records and books of account, at its expense. Each Member shall have the right to audit such records and books of account by an accountant of its choice at its expense. The Managing Member shall reasonably cooperate with any Member or their agents in connection with any review or audit of the Company or its records and books. The Managing Member shall retain all records and books relating to the Company for a period of at least six (6) years after the termination of the Company and shall thereafter destroy such records and books only after giving at least thirty (30) days’ advance Notice to the Members.
     12.02 Tax Matters Member. The Managing Member shall act as the “tax matters partner” of the Company (the “TMP”), as provided in the regulations pursuant to Section 6231 of the Code. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the, manner provided by applicable Code sections and regulations thereunder, the TMP (a) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (b) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. Each Member hereby reserves all rights under applicable law, including the right to retain independent counsel of its choice at its expense.
     12.03 Reports to Members.
          (A) The Managing Member shall cause to be prepared and furnished to each Member at the Company’s expense with respect to each Fiscal Year of the Company:
     (1) the Managing Member shall cause the Company to properly prepare and timely file all appropriate and necessary tax returns and filings with relevant tax authorities in jurisdictions where such filings are required. In addition, as soon as practicable after the close of each Fiscal Year of the Company, the Managing Member shall cause the Company to prepare and file a Company return on an IRS Form 1065 in the United States and to provide the Members, who request them, copies of Schedules K-1 to such returns setting forth the U.S. federal income tax information necessary for them or their owners to file their tax returns in the United States;
     (2) an audited balance sheet, income statement, statements of cash flows and Members’ Capital Accounts prepared in accordance with generally accepted accounting principles applicable in the United States and consistently applied; and
     (3) such other information as the Managing Member deems reasonably necessary for the Members to be advised of the current status of the Company and its business.
The Managing Member shall cause the foregoing to be furnished to the Members within sixty (60) days after the close of each Fiscal Year of the Company.
          (B) The Managing Member shall cause to be prepared and furnished to each Member with respect to each fiscal quarter other than the Company’s last fiscal quarter of each

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Fiscal Year an unaudited report prepared in accordance with generally accepted accounting principles applicable in the United States and consistently applied, which includes for the quarter and year to date a balance sheet, an income statement, a statement of cash flows and:
     (1) a statement as to the more recent of (i) the cost of the Investment or (ii) if it has been prepared, an estimate of the Fair Value of the Investment, and all secured debt and other liabilities accrued with respect to the Investment or otherwise payable by the Company;
     (2) a statement showing the computation of fees and distributions to the Managing Member and its Affiliates which statement shall separately reflect each type of transaction with or service provided by the Managing Member and its Affiliates, the amount paid with respect thereto, and the method or formula used for calculating such payment, other than transactions specifically contemplated by this Agreement;
     (3) a statement of each Member’s Capital Account; and
     (4) a Member’s Capital Account transactions report which shows the details of all transactions of the Company which flow through a Member’s Capital Account and have occurred since the end of the preceding quarter and preceding Fiscal Year, including all capital calls, cash flows and/or capital distributions.
The Managing Member shall use cause the foregoing to be furnished to the Members within sixty (60) days after the close of the relevant fiscal quarter.
          (C) No later than ninety (90) days after the end of each Fiscal Year, the Managing Member shall provide each Member with:
     (1) a statement reflecting any transactions with the Managing Member or any of its Affiliates with respect to the Company; and
     (2) a summary of any regulatory or legal proceedings against the Managing Member.
          (D) The Managing Member shall cause to be prepared and furnished to each Member a statement describing any uncured event of default under any loans to which the Company or any of its subsidiaries is subject, within thirty (30) days after the Managing Member has knowledge thereof.
          (E) The Managing Member shall provide such other reports or information as any Member may reasonably request relating to the Managing Member’s reasonable projections as to the Company’s unrelated business taxable income. The Managing Member shall use its commercially reasonable efforts to provide financial information in substance and format as may be reasonably requested by a majority of the Percentage Interests of the Members.
     12.04 Company Funds. The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and the Managing Member shall not employ such funds in any manner except for the benefit of the Company. All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such

52

banking institution, as the Managing Member shall determine in the name of the Company and not in the name of the Managing Member. All withdrawals from the Company’s accounts shall be made upon checks or instructions signed by the Managing Member. The Company funds shall not be commingled with the funds of any other Person nor shall such funds be employed by the Managing Member as compensating balances other than in respect of borrowings of the Company.
ARTICLE XIII
AMENDMENTS
     13.01 Amendments. This Agreement may not be amended, or modified without the prior written consent of the Managing Member, provided that any amendment or modification of Sections 4.03 through 4.08 and 13.01, and Articles V and IX and Appendix A shall also require the consent of any other Members that are affected by such amendment; provided, further, that no amendment to this Agreement shall, without the consent of any Members that are affected by such amendment, reduce the amounts distributable to any Member, increase the obligations or liabilities of any Member hereunder, or otherwise materially impair the rights of any Member under this Agreement. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement. Except as otherwise provided in this Section 13.01, this Agreement may not be amended or supplemented, and no provisions of this Agreement may be modified or waived, except by an instrument in writing signed by each of the Members. Notwithstanding the foregoing, no consent of any Member other than the Managing Member shall be required for an amendment or restatements entered into to reflect any Transfer permitted pursuant to the express terms of Article IX.
ARTICLE XIV
MISCELLANEOUS
     14.01 Title to Company Propert. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities; provided, however, that such nominee shall be at the direction of the Company.
     14.02 Validity. Each provision of this Agreement shall be considered separate and, if for any reason, any provision(s) which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not impair the operation of or affect those provisions of this Agreement which are otherwise valid. To the extent legally permissible, the parties shall substitute for the invalid, illegal or unenforceable provision a provision with a substantially similar economic effect and intent.
     14.03 Applicable Law. Except as otherwise required by the Nevada Gaming Laws, this Agreement, and the application or interpretation thereof, shall be govemned exclusively by its terms and by the laws of the State of Delaware, excluding the conflict of laws provisions thereof.

53

     14.04 Binding Agreement. This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and lawful assigns.
     14.05 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.
     14.06 Record of Members. The Managing Member shall maintain at its office a record showing the names and addresses of all the Members. All Members and their duly authorized representatives shall have the right to inspect such record.
     14.07 Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.
     14.08 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.
     14.09 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.
     14.10 Entire Agreement. This Agreement (including the Appendix, Exhibits and Schedules hereto) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein.
     14.11 Disclaimer. The provisions of this Agreement are not intended for the benefit of any creditor or other Person (other than a Member in such Member’s capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members.
     14.12 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and, except as expressly provided to the contrary in this Agreement, is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.
     14.13 Services to the Company. The parties hereto hereby acknowledge and recognize that the Company has retained, and may in the future retain, the services of various persons, entities and professionals, including legal counsel, accountants, architects and engineers, for the purposes of representing and providing services to the Company in connection with the investigation, consummation and operation of the Investment or otherwise. The parties hereby acknowledge that such persons, entities and professionals may have in the past represented and performed and currently and in the future may represent or perform services for the Managing Member or its Affiliates. Accordingly, each party hereto consents to the representation or provision of services by such persons, entities and professionals to the Company and waives any right to claim a conflict of interest solely on the grounds of such relationship. Nothing contained herein shall relieve the Managing Member of any duty or liability, including without limitation

54

the duty to monitor and direct such persons, entities and professionals for the best interests of the Company. Further, this Section shall not apply where there is an actual or potential conflict between the Managing Member or any of its Affiliates and the Company.
     14.14 Confidentiality. Each Member shall maintain the confidentiality of (i) “Non-Public Information,” (ii) any information subject to a confidentiality agreement binding upon the Managing Member or the Company of which such Member has written Notice and (iii) the identity of other Members and their Affiliates so long as such information has not become otherwise publicly available unless, after reasonable Notice to the Company by the Member, otherwise compelled by court order or other legal process or in response to other govemnmentally imposed reporting or disclosure obligations including, without limitation, any act regarding the freedom of information to which it may be subject; provided that each Member may disclose “Non-Public Information” to its Affiliates, officers, employees, agents, professional consultants, regulators and proposed Substitute Member upon notification to such Affiliate, officer, employee, agent, consultant, regulator or proposed Substitute Member that such disclosure is made in confidence and shall be kept in confidence. As used in this Section 14.14, “Non-Public Information” means information regarding the Company (including information regarding any Person in which the Company holds the Investment) or the Managing Member received by such Member pursuant to this Agreement, but does not include information that (i) was publicly known at the time such Member receives such information pursuant to this Agreement, (ii) subsequently becomes publicly known through no act or omission by such Member or (iii) is communicated to such Member by a third party free of any obligation of confidence known to such Member. The Managing Member may not disclose the identities of the Members, except on a confidential basis to prospective and other Members in the Company, or to lenders, third-party Members, or other financial sources.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

55

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

W2007 FINANCE SUB, LLC

By:	Whitehall Street Global Real Estate
Limited Partnership 2007, Managing
Member

By:	WH Advisors, L.L.C., 2007, General
Partner

By:
Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007

By:	WH Parallel Advisors, L.L.C. 2007,
General Partner

By:
Name:
Title:

MTGLQ INVESTORS, L.P.

By:	MLQ, L.L.C., General Partner

By:
Name:
Title:

STRAT HOTEL INVESTOR, L.P.,

By:	Norwich GP, LLC,
General Partner

By:
Name:
Title:

APPENDIX A
TO LIMITED LIABILITY COMPANY AGREEMENT OF
W2007/ACEP HOLDINGS, LLC
Profits, Losses. Tax and Other Allocations
1. Certain Definitions. The following terms have the definitions hereinafter indicated whenever used in this Appendix or the Agreement with initial capital letters:
     1.1 Adjusted Capital Account Deficit. With respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:
     (i) Credit to such Capital Account any amounts which such Member is obligated to restore to the Company pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(1) or 1.704-2(i)(5) of the Regulations; and
     (ii) Debit to such Capital Account the items described in Sections 1.704- l(b)(2)(ii)(d)(4), (d)(5) and (d)(6) of the Regulations.
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     1.2 Depreciation. For each Fiscal Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
     1 .3 Gross Asset Value. With respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:
          (A) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution determined by the Managing Member using such reasonable method of valuation as it may adopt;
          (B) in the discretion of the Managing Member, the Gross Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, immediately prior to the following events:

     (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for an Interest;
     (ii) the distribution by the Company to a Member of more than a de minimis amount of the property of the Company as consideration for the redemption of an Interest; and
     (iii) the liquidation of the Company within the meaning of Regulations § 1.704- l(b)(2)(ii)(g); and
          (C) the Gross Asset Values of assets of the Company distributed to any Member shall be the gross fair market values of such assets as reasonably determined by the Managing Member as of the date of distribution.
At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company’s assets for purposes of computing Profits and Losses and for the Company expenditures and transactions that increase or decrease the assets’ federal income tax basis. Gross Asset Values shall be further adjusted to reflect adjustments to Capital Accounts pursuant to Regulations § 1 .704-1(b)(2)(iv)(m) to the extent not otherwise reflected in adjustments to Gross Asset Values. Any adjustment to the Gross Asset Values of property of the Company shall require an adjustment to the Members’ Capital Accounts as described in the definition of “Capital Account.”
     1.4 Nonrecourse Deductions. The nonrecourse deductions as defined in Regulations § 1 .704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations § 1.704-2(c) and 1.704-2(h).
     1.5 Nonrecourse Liability. A liability as defined in Regulations § 1 .704-2(b)(3).
     1.6 Member Minimum Gain. An amount, with respect to each Member Nonrecourse Debt, equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations § 1.704-2(i)(3).
     1.7 Member Nonrecourse Debt. A liability as defined in Regulations § 1.704-2(b)(4).
     1.8 Member Nonrecourse Deductions. The Member nonrecourse deductions as defined in Regulations § 1 .704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Member Minimum Gain during such Fiscal Year attributable to such Member Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in

Member Minimum Gain attributable to such Member Nonrecourse Debt, determined according to the provisions of Regulations § 1 .704-2(h) and 1.704-2(i).
     1.9 Company Minimum Gain. The aggregate gain, if any, that would be realized by the Company for purposes of computing Profits and Losses with respect to each asset of the Company if each of the assets of the Company subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Company in a taxable transaction. Company Minimum Gain with respect to any of the assets of the Company shall be further determined in accordance with Regulations § 1.704-2(d) governing the determination of minimum gain. A Member’s share of Company Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Member (or his predecessors in interest) up to that time, less such Member’s (and predecessors’) aggregate share of decreases in Company Minimum Gain determined in accordance with Regulations § 1.704-2(g).
2. Allocations. The following provisions are incorporated in the Agreement.
     2.1 Allocation of Profits and Losses.
          (A) Except as otherwise provided in this Agreement, Profits and Losses or items thereof or items of income, gain, loss and deduction, for each period for which allocation is required to be made, shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation and taking into account the other allocations of this Annex 2, is, as nearly as possible, equal to (x) the amount of distributions that would be made to such Member if (i) the Company were liquidated and wound up, (ii) its affairs were wound up and each Company asset was sold for cash equal to its Gross Asset Value, (iii) all Company liabilities were satisfied, and (iv) the net assets of the Company were distributed in accordance with Section 10.02 of this Agreement to the Members immediately after giving effect to such allocation.
          (B) The allocation of Profits and Losses hereunder are intended to comply with the requirements set forth in 7.04(b) of the Code and Regulations issued thereunder.
     2.2 Mandatory Allocations.
          (A) Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations § 1.704-2(f) and taking into account § 1.704-2(k), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations § 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in such section of the Regulations in accordance with Regulations § 1.704-2(f). This Section 2.2(A) is intended to comply with the minimum gain chargeback requirements in Regulations § 1.704-2(f) and shall be interpreted consistently therewith.
          (B) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix A except Section 2.2(A), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations § 1 .704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations § 1 .704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations § 1.704-2(i)(4). This Section 2.2(B) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.
          (C) Qualified Income Offset. Notwithstanding any other provision of this Appendix A, except Sections 2.2(A) and 2.2(B), in the event any Member receives any adjustments, allocations or distributions described in Regulations § 1 .704-1(b)(2)(ii)(d)(4), (5), or (6), that cause or increase an Adjusted Capital Account Deficit of such Member, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.
          (D) No Excess Deficit. . To the extent that any Member has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Members in accordance with Section 2.1 of this Appendix A, but in a manner which will not produce an Adjusted Capital Account Deficit as to such Members.
          (E) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their respective Percentage Interests from the Investment for such Fiscal Year.
          (F) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i)(1) and § 1.704-2(k).
          (G) Section 734 and 743 Adjustments. To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code § 734(b), 743(b), 108(c) or 1017 is required, pursuant to Regulations § 1 .704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
          (H) Taking into Account Regulatory Allocations. The allocations set forth in Sections 2.2(A), (B), (C) and (D) of this Appendix A (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations § 1.704-1(b). The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of Profits and Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.
          (I) Nonrecourse Debt Distribution. To the extent permitted by Regulations § 1.704-2(h)(3) and 1 .704-2(i)(6), the Managing Member shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Member Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Member’s Capital Account that exceeds the amount such Member is otherwise obligated to restore (within the meaning of Regulations § 1 .704-1(b)(ii)(c)) as of the end of the Company’s taxable year in which the distribution occurs.
     2.3 Allocations for Tax Purposes.
          (A) In accordance with Code § 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Company property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code § 704(b) and 704(c) and the Regulations thereunder. In furtherance of the foregoing, the Company shall employ any reasonable method selected by the Managing Member.
          (B) For the avoidance of doubt, if any entity that is treated as a pass-through entity for US federal income tax purposes and in which the Company owns an interest does not adjust the Gross Asset Value of such entity’s assets in connection with a contribution of property to the Company in a manner that is consistent with the purposes of this Section 2.3, the Company shall allocate the portion of its direct or indirect allocable share of such entity’s income, gain or loss and deduction as if such an adjustment had been made and consistent with the principles of this Section 2.3.
     2.4 Allocation of Discharge of Indebtedness of Income Arising from MTGLO’s Membership. Any Company income from discharge of indebtedness (within the meaning of Section 61(a)(12)) arising as a result of any cancellation of indebtedness under Section 108 of the Code and similar provisions or state and local income tax laws owed by the Company to GSMC in connection with the admission of MTGLQ as a Member of the Company shall be allocated to each of Finance, Parallel and Highgate in accordance with the provisions of Sections 2.2(A) and (B) of this Appendix A (if applicable) and (if such provisions are not applicable) in proportion to their Percentage Interests. For the avoidance of doubt, no part of such cancellation of indebtedness income shall be allocated to MTGLQ. To the extent permitted by otherwise applicable law, the Tax Matters Member is hereby authorized to treat any distribution of money that is deemed to occur under Section 731 and the regulations thereunder in connection with such cancellation of indebtedness (and the resulting change in the Members’ shares of the Company’s liabilities) as made on the last day of the relevant taxable year with respect to such Member under Section 1.731-1(a)(1)(ii) of the Regulations (for the avoidance doubt, after the allocation of other items of income or gain for such taxable year that would increase such Member’s basis in its interest in the Company).
     2.5 Allocations to Transferred Interests. Profits and Losses allocable to an Interest assigned or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by the Managing Member in accordance with this Agreement, without regard to the results of the Company’s operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest.
     2.6 Purpose of the Allocation Provisions. Recognizing the complexity of the allocations pursuant to this Appendix A, the Tax Matters Member is authorized to modify these allocations to ensure that they achieve results that are consistent with and to achieve the objectives of the distribution provisions of this Agreement, and it is intended that the provisions of this Appendix A shall be interpreted in a manner (consistent with the requirements of “substantial economic effect” of Section 704 and the Treasury Regulations issued thereunder) such that each Member’s Capital Account, after allocations of income, gain, deduction, loss or items thereof, shall equal as much as possible, immediately before the liquidation of the Company, the amount of distribution that such Member would be entitled to receive upon liquidation if Section 10.02(C)(iii) of this Agreement provided that all remaining assets of the Company shall be distributed to the Members in accordance with Section 5.02 of this Agreement.

SCHEDULE A
NAME, ADDRESS, CAPITAL CONTRIBUTION AND PERCENTAGE INTEREST OF
EACH MEMBER

			Percentage
			Interest as of
Name	Address	Capital Contribution	June 25, 2009
W2007 Finance	c/o Whitehall Street Global	$187,558,579.71	72.1780563%
Sub, LLC	Real Estate Limited
	Partnership 2007
	85 Broad Street
	New York, New York
	10004
	with a copy to:
	Sullivan & Cromwell LLP
	125 Broad Street
	New York, New York
	10004
	Attention: Anthony J.
	Colletta, Esq.
	Facsimile: (212) 558-3588

Whitehall Parallel	c/o Goldman, Sachs & Co.	$6,123,039.07	2.35632547%
Global Real Estate	85 Broad Street
Limited Partnership 2007	New York, New York 10004
	with a copy to:
	Sullivan & Cromwell LLP
	125 Broad Street
	New York, New York
	10004
	Attention: Anthony J.
	Colletta, Esq.
	Facsimile: (212) 558-3588

MTGLQ	85 Broad Street	$57,168,188.89	22.00%
Investors, L.P.	New York, New York
	10004
	Attention: [ ]
	Facsimile:[ ]
	with a copy to:
	Cleary Gottlieb Steen &
	Hamilton LLP
	One Liberty Plaza
	New York, New York
	10006
	Attention: Michael
	Weinberger, Esq.
	Facsimile: (212) 225-3999

			Percentage
			Interest as of
Name	Address	Capital Contribution	June 25, 2009
Strat Hotel	c/o Highgate Hotels, L.P.	$9,005,596.34	3.46561826%
Investor, L.P.	c/o Highgate Holdings, Inc.
	545 E. Carpenter Freeway,
	Suite 1400
	Irving, Texas 75062
	Attention: Mahmood
	Khmiji
	Facsimile: (972) 401-2400
	with a copy to:
	Haynes & Boone, LLP
	2323 Victory Avenue, Suite
	700
	Dallas, Texas 75219
	Attention: Jeff W. Dorrill,
	Esq.
	Facsimile: (214) 200-0754

SCHEDULE B
HYPOTHETICAL EXAMPLES OF PROMOTE CALCULATIONS

ACEP Promote Calculation
Note that compounding will occur on a monthly basis per the LLC Agreement. This analysis is for illustrative purposes only
Assumptions

	Member Loan			Orig Equity

Equity Percentaaes
Whitehall	77.53%		$198.80	74.53%	$193.68
Highgate	0.47%		$1.20	3.47%	$9.01
GSMC	22.00%		$56.41	22.00%	$57.17
			$256.41		$259.86

Promote Structure A
IRR Hurdle	0.0%
Promote	3.4%

Exit EBITDA (2013)	$103.0
Exit Multiple	13.0	x
Deal-Level Cash Flows

		Year 0	Year 1	Year 2	Year 3	Year 4	Year 5
Whitehall Contribution		$(193.7)	$(198.8)
Highgate Contribution		$(9.0)	$(1.2)
GSMC Contribution		$(57.17)	$(56.4)
Net Sale Proceeds							$1,339.0
Debt Amount							$(350.0)

Total Levered Pre-Promote Cash Flows		$(259.9)	$(256.4)	$0.0	$0.0	$0.0	$989.0
IRR	15.5%

Member Loan Accounts

Whitehall Start			$198.8	$228.6	$262.9	$302.3	$347.7
Accrual			29.8	34.3	39.4	45.4	52.2
Paydown				0.0	0.0	0.0	(399.9)
End			$228.6	$262.9	$302.3	$347.7	$0.0

Highgate Start			$1.2	$1.4	$1.6	$1.8	$2.1
Accrual			0.2	0.2	0.2	0.3	0.3
Paydown				0.0	0.0	0.0	(2.4)
End			$1.4	$1.6	$1.8	$2.1	$0.0

GSMC Start			$56.4	$64.9	$74.6	$85.8	$98.7
Accrual			8.5	9.7	11.2	12.9	14.8
Paydown				0.0	0.0	0.0	(113.5)
End			$64.9	$74.6	$85.8	$98.7	$0.0

Whitehall/Highgate Cash Flow Required to Repay Member Loan							$515.7
GSMC Share of Cash Flow Until Member Loan is Repaid

Total Cash Flow Required to Repay Member Loan							$515.7

Remaining Cash Flow After Member Loan							$473.3

Promote Waterfall
Start				$259.9	$259.9	$259.9	$259.9
Accrual				$0.0	$0.0	$0.0	$0.0
Paydown							$(259.9)
End			$259.9	$259.9	$259.9	$259.9	$0.0

Whitehall/Highgate Cash Flow Required to Hit Promote Hurdle							$259.9
GSMC Share of Cash Flow Until Promote Hurdle is Hit

Total Cash Flow Required to Hit Promote Hurdle							$259.9

Remaining Cash Flow After Promote Waterfall							$213.4
Post-Promote Splits

		Promote	Promote	Post-Promote
	Pro Rate Share	Paid	Earned	Cash Flow

Whitehall	$159.1	$(5.4)		$153.7
GSMC	46.9	(1.6)		45.4
Highgate	7.4	(0.3)	$7.3	14.4

Totals	$213.4	$(7.3)	$7.3	$213.4
Total Cash Distributions

	Member Loan	Return of		Total Cash
	Repayment	Capital	Post-Promote	Flow	% of Total

Whitehall	$399.9	$193.7	$153.7	$747.2	75.6%
GSMC	113.5	57.2	45.4	216.0	21.8%
Highgate	2.4	9.0	14.4	25.8	2.6%

Totals	$515.7	$259.9	$14.4	$989.0	100.0%

SCHEDULE C
SCHEDULE OF CAPITAL CONTRIBUTIONS

Member	Date	Capital Contribution
W2007 Finance Sub, LLC	2/20/08	$185,128,262.26
	4/21/08	($130,644.08)
	6/6/08	$2,155,788.94
	11/17/08	$405,172.59

Whitehall Parallel Global Real	2/20/08	$6,043,698.91
Estate Limited Partnership 2007	4/21/08	($4,265.01)
	6/6/08	$70,377.91
	11/17/08	$13,227.27

MTGLQ Investors, L.P.	2/20/08	$56,427,423.80
	4/21/08	($39,820.55)
	6/6/08	$657,088.31
	11/17/08	$123,497.33

Strat Hotel Investor, L.P.	2/20/08	$8,888,905.02
	4/21/08	($6,272.86)
	6/6/08	$103,509.87
	11/17/08	$19,454.30

EXHIBIT L
DISBURSEMENT INSTRUCTIONS
                    , _____

[Address]
Attention:
Ladies and Gentlemen:
     Reference is made to that certain Cash Management Agreement (the “Agreement”), dated as of June 25, 2009, among WELLS FARGO BANK, N.A., a national banking association (together with its successors and permitted assigns, the “Cash Management Bank”), W2007 AQUARIUS PROPCO, L.P., W2007 STRATOSPHERE PROPCO, L.P., W2007 STRATOSPHERE LAND PROPCO, L.P., W2007 ARIZONA CHARLIE’S PROPCO, L.P., W2007 FRESCA PROPCO, L.P., W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., W2007 ACEP FIRST MEZZANINE B BORROWER, L.P., each a Delaware limited partnership, AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company, ARIZONA CHARLIE’S, LLC, FRESCA, LLC, AQUARIUS GAMING LLC, and STRATOSPHERE GAMING LLC, each a Nevada limited liability company (collectively, jointly and severally, “Borrower”), WELLS FARGO BANK, N.A., a national banking association (“Collateral Agent”), ARCHON GROUP, L.P., a Delaware limited partnership (“Administrative Agent”) for GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, together with each other “Lender” from time to time holding any portion of the Loan (collectively, together with their respective successors and assigns as holder of the Note, “Lender”).
          We hereby authorize and direct the Cash Management Bank to transfer from and disburse on the ___ day of                     , 20 ___, funds then on deposit in the Cash Management Account (excluding its subaccounts) as follows (with wiring instructions or other account information for each such disbursement as set forth on Annex I hereto)1:
     (a) To Administrative Agent, the amount of $[                    ] and to the Collateral Agent, the amount of $[                    ].
     (b) To the Tax and Insurance Reserve Account, the amount of $[                    ].
     (c) To the Administrative Agent for the distribution to the Lender, the amount of $[                    ].
     (d) To the FF&E Reserve Account, the amount of $[                    ].

[1]	Attach Annex I (wiring and account information).
Stratosphere II—Cash Management
Agreement

     (e) To [Pledged Operating Account specified by Borrower], all remaining amounts.
          With respect to any Permitted Investments, we hereby authorize and direct the Cash Management Bank to [                    ].2
Very truly yours,

[2]	During the continuance of an Event of Default, in any manner as Administrative Agent on behalf of Lender may direct.
Stratosphere II—Cash Management
Agreement

Schedule A-l
STRATOSPHERE HOTEL AND CASINO
Parcel One (1):
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19), Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide), the West right-of-way line of Commerce Street (40.00 feet wide), and on the line common to Sections 3 and 4;
Thence North 04°39’21” East, along the West line of Section 3 and the West right-of-way line of said Commerce Street, a distance of 900.79 feet;
Thence South 86°31’59” East, a distance of 40.00 feet to a point on the East right-of-way line of Commerce Street, said point being the TRUE POINT OF BEGINNING;
Thence North 04°39’21” East, along said Easterly right-of-way line, a distance of 250.05 feet;
Thence South 86°31’59” East, a distance of 353.78 feet to a point on the Westerly right-of-way line of Main Street (90.00 feet wide);
Thence South 03°30’13” West, along said Westerly right-of-way line, a distance of 250.00 feet;
Thence North 86°31’59” West, a distance of 358.80 feet to the TRUE POINT OF BEGINNING.
Assessor’s Parcel No.: 162-03-301-004 through 009
Parcel Two (2):
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19), Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide), the West right-of-way line of Commerce Street (40.00 feet wide), and on the line common to Sections 3 and 4;
Thence North 04°39’21” East, along the West line of Section 3 and the West right-of-way line of said Commerce Street, a distance of 900.79 feet;
Thence South 86°31’59” East, a distance of 40.00 feet to a point on the East right-of-way line of Commerce Street, said point being the TRUE POINT OF BEGINNING;
Thence continuing South 86°31’59” East, a distance of 153.80 feet to a point on the centerline of the alley vacated April 8, 1964 in Book 528 as Instrument No. 424899;

Thence South 03°30’13” West, along said former centerline, a distance of 100.02 feet;
Thence North 86°31’59” West, a distance of 155.82 feet to a point on the East right-of-way line of the aforementioned Commerce Street;
Thence North 04°39’21” East, along said East right-of-way, a distance of 100.04 feet to the TRUE POINT OF BEGINNING.
Assessor’s Parcel No.: 162-03-301-010
Parcel Three (3):
That portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the intersection of the Westerly line of U.S. Highway No. 91 with the West line of Main Street;
Thence North 3°17’30” East, along the West line at said Main Street, a distance of 389.71 feet to the Northeast corner of the parcel of land conveyed by Helen E. Tucker and R.E. Tucker to Clifton Paxson by Deed dated November 1, 1945, and recorded in Book 40 of Deeds, Page 345, being the TRUE POINT OF BEGINNING;
Thence North 86°42’30” West, along the North line of said Paxson parcel, a distance of 200.00 feet to the Northwest corner of said Paxson parcel;
Thence North 3°17’30” East, and parallel with the West line of said Main Street, a distance of 100.00 feet to a point;
Thence South 86°42’30” East, a distance of 200.00 feet to a point in the West line of said Main Street;
Thence South 3°17’30” West, along the West line of Main Street, a distance of 100.00 feet to the TRUE POINT OF BEGINNING.
Assessor’s Parcel No.: 162-03-301-011
Parcel Four (4):
That portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Northwest corner of the Southwest Quarter (SW 1/4) of said Section 3;
Thence along the West line thereof, South 04°37’33” West, 648.91 feet;
Thence departing said West line, South 85°22’27” East, 40.00 feet to the East right-of-way of Commerce Street and the POINT OF BEGINNING;
Thence departing said East right-of-way, South 86°29’48” East, 155.38 feet;
Thence South 03°30’12” West, 151.90 feet;
Thence North 86°27’48” West, 158.35 feet to the East right-of-way of said Commerce Street;

Thence along said East right-of-way, North 04°37’33” East, 151.84 feet to the POINT OF BEGINNING.
Assessor’s Parcel No.: 162-03-301-012
Parcel Five (5):
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19), Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide), the West right-of-way line of Commerce Street (40.00 feet wide), and on the line common to Sections 3 and 4;
Thence North 04°39’21” East, along the West line of Section 3 and the West right-of-way line of said Commerce Street, a distance of 648.95 feet;
Thence South 86°29’59” East, a distance of 198.87 feet to a point on the centerline of the alley vacated April 8, 1964 in Book 528 as Instrument No. 424899, said point being the TRUE POINT OF BEGINNING;
Thence North 03°30’13” East, along said former centerline, a distance of 151.88 feet;
Thence South 86°31’59” East, a distance of 205.00 feet to a point on the West right-of-way line of Main Street (90.00 feet wide);
Thence South 03°30’13” West, along said West right-of-way, a distance of 152.00 feet;
Thence North 86°29’59” West, a distance of 205.00 feet to the TRUE POINT OF BEGINNING.
Assessor’s Parcel No.: 162-03-301-013
Parcel Six (6):
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19) in Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide), the West right-of-way line of Commerce Street (40.00 feet wide), and on the line common to Sections 3 and 4;
Thence North 04°29’21” East, along the West line of Section 3 and the West right-of-way line of said Commerce Street, a distance of 648.95 feet to corner No. 5 of the land conveyed to Signal Oil Company, a California Corporation by Deed recorded April 24, 1944 in Book 35, Page 125 of Deeds, Clark County, Nevada;
Thence South 86°29’59” East, along the North line of said Signal Oil Company land, a distance of 40.00 feet to a point on the East right-of-way line of said Commerce Street, said point being the TRUE POINT OF BEGINNING;

Thence continuing South 86°29’59” East, along said North line, a distance of 363.87 feet to a point on the West right-of-way line of Main Street (90.00 feet wide);
Thence South 03°30’13” West, along said West right-of-way line, a distance of 150.00 feet;
Thence North 86°29’59” West, a distance of 366.88 feet to a point on the East right-of-way line of the aforementioned Commerce Street;
Thence North 04°39’21” East, along said East right-of-way line, a distance of 150.03 feet to the TRUE POINT OF BEGINNING.
TOGETHER WITH that portion of vacated Commerce Street, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5,1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-301-015
Parcel Seven (7):
Parcel 7-A:
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19), Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide), the West right-of-way line of Commerce Street (40.00 feet wide), and on the line common to Sections 3 and 4;
Thence North 04°39’21” East, along the West line of Section 3 and the West right-of-way line of said Commerce Street, a distance of 498.92 feet;
Thence South 86°29’59” East, a distance of 40.00 feet to a point on the East right-of-way line of Commerce Street, said point being the TRUE POINT OF BEGINNING;
Thence continuing South 86°29’59” East, a distance of 366.88 feet to a point on the West right-of-way line of Main Street (90.00 feet wide);
Thence South 03°30’13” West, along the West right-of-way line of Main Street, a distance of 75.19 feet to a point on the Northwesterly right-of-way line of Las Vegas Boulevard South (formerly North Fifth Street) (100 feet wide);
Thence South 27°57’21” West, along said Northwesterly right-of-way line, a distance of 303.68 feet;
Thence North 85°10’52” West, a distance of 248.20 feet to a point on the East right-of-way line of the aforementioned Commerce Street;
Thence North 04°39’21” East, along said East right-of-way line, a distance of 345.98 feet to the TRUE POINT OF BEGINNING.

TOGETHER WITH that portion of vacated Commerce Street, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01487, of Official Records, Clark County, Nevada.
Parcel 7-B:
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Southeast corner of Lot Nineteen (19) in Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Boston Avenue (50.00 feet wide);
Thence South 86°12’48” East, along the Easterly prolongation of the South line thereof, a distance of 40.00 feet to a point on the Easterly right-of-way line of Commerce Street (40.00 feet wide), said point being the TRUE POINT OF BEGINNING;
Thence North 04°39’21” East, along said Easterly right-of-way and line parallel and 40.00 feet East of the East line of Section 4, and the East line of the Meadows Addition to Las Vegas, a distance of 153.14 feet;
Thence South 85°10’52” East, a distance of 248.20 feet to a point on the Northwesterly right-of-way line of Las Vegas Boulevard South (100.00 feet wide);
Thence South 27°57’21” West, along said Northwesterly right-of-way line, a distance of 187.83 feet to a point on the Northerly right-of-way line of Boston Avenue (50.00 feet wide);
Thence North 77°23’31” West, along said Northerly right-of-way line, a distance of 147.13 feet to an angle point in said Northerly right-of-way line;
Thence North 85°54’23” West, along said Northerly right-of-way line, a distance of 28.19 feet to the TRUE POINT OF BEGINNING.
TOGETHER WITH that portion of vacated Commerce Street, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
ALSO TOGETHER WITH that portion of vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded March 1, 1996 in Book 960301 as Instrument No. 00935, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01487, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-301-016

Parcel Eight (8):
Parcel 8-A:
That portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
BEGINNING at the Northeast corner of Lot Eighteen (18) in Block Four (4) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada;
Thence South 77°36’22” East, a distance of 36.88 feet to the Northwest corner of that certain parcel of land conveyed by Louis Dubois, Et Ux, to Robert T. Baskin by Deed recorded June 24, 1952 as Instrument No. 386459, Clark County, Nevada Records;
Thence South 11°19’29” West, along the West line of the said conveyed parcel, a distance of 143.79 feet to the Southwest corner thereof;
Thence North 77°11’ West, a distance of 19.54 feet to a point on the West line of said Section 3;
Thence North 4°26’30” East, along the last mentioned West line, a distance of 145.00 feet to the POINT OF BEGINNING.
TOGETHER WITH that portion of vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded March 1, 1996 in Book 960301 as Instrument No. 00935, of Official Records, Clark County, Nevada.
Parcel 8-B:
That portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
COMMENCING at the Northeast corner of Lot Eighteen (18) in Block Four (4) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada;
Thence South 77°36’22” East, along the South line of Boston Avenue, a distance of 36.88 feet to the TRUE POINT OF BEGINNING;
Thence continuing South 77°36’22” East, along the said South line, a distance of 153.77 feet to a point on the West line of Fifth Street (100.00 feet wide);
Thence South 27°43’12” West, along said West line, a distance of 149.92 feet to a point;
Thence North 77°11’ West, a distance of 111.43 feet to a point;
Thence North 11°19’20” East, a distance of 143.79 feet to the TRUE POINT OF BEGINNING.
TOGETHER WITH that portion of vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded March 1, 1996 in Book 960301 as Instrument No. 00935, of Official Records, Clark County, Nevada.

EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded April 3, 1996 in Book 960403 as Instrument No. 01196, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-401-001
Parcel Nine (9):
That portion of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
BEGINNING at the Northeast corner of Lot Nineteen (19) in Block Four (4) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada;
Thence South 76°56’10” East, a distance of 131.42 feet to a point on the Northwesterly right-of-way line of Las Vegas Boulevard South (100.00 feet wide);
Thence South 27°57’21” West, along said Northwesterly right-of-way line, a distance of 147.34 feet to a point on the Northeasterly right-of-way line of Baltimore Avenue (50.00 feet wide);
Thence North 62°02’39” West, along said Northeasterly right-of-way line, a distance of 6.90 feet to a point on a tangent curve concave to the Southwest, having a radius of 250.00 feet;
Thence Northwesterly along the arc of said curve through a central angle of 15°36’04” an arc length of 68.07 feet to a point on the Easterly line of the aforementioned Meadows Addition to Las Vegas;
Thence North 04°39’21” East, along said Easterly line a distance of 133.67 feet to the TRUE POINT OF BEGINNING;
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01485, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-401-002
Parcel Ten (10):
Lots One (1) through Thirty-Six (36), inclusive, in Block Six (6) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that certain vacated alley (15.00 feet wide) as vacated by that certain Order of Vacation recorded April 17, 1987 in Book 870417 as Instrument No. 00648, of Official Records, Clark County, Nevada.
ALSO TOGETHER WITH those portions of the vacated alley, vacated St. Louis Avenue and vacated Commerce Street, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-041 & 042
Parcel Eleven (11):
Lots Thirty-Seven (37) through Forty-Six (46), inclusive, in Block Six (6) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley, vacated Fairfield Avenue and vacated St. Louis Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-052 through 055
Parcel Twelve (12):
Lots One (1) through Thirty-Six (36), inclusive, in Block Five (5) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley, vacated St. Louis Avenue, vacated Commerce Street and vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-043 through 050
Parcel Thirteen (13):
That portion of the Southeast Quarter (SE 1/4) of Section 4, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
BEGINNING at the Northwest corner of Lot Forty-One (41) in Block Five (5) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the South right-of-way line of St. Louis Avenue (50.00 feet wide) and the East right-of-way line of Fairfield Avenue (80.00 feet wide);
Thence South 04°42’46” West, along the West lines of Lots 41 through 37, a distance of 120.00 feet to a point on a non-tangent curve concave to the Southwest, having a radius of 185.00 feet and being on the Northeasterly right-of-way line of the circular road surrounding the “Plaza” as shown on said Meadows Addition;
Thence from a radial line that bears North 17°11’53” East, Southeasterly along the arc of said curve through a central angle of 54°15’56” an arc length of 175.22 feet;

Thence North 04°42’46” East, along the East line of said Lots 37 through 41 and their Southerly prolongation, a distance of 229.72 feet to a point on the South right-of-way line of the aforementioned St. Louis Avenue;
Thence North 86°13’25” West, along said South right-of-way line, a distance of 130.00 feet to the TRUE POINT OF BEGINNING.
TOGETHER WITH those portions of vacated alley, vacated St. Louis Avenue and vacated Fairfield Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-051
Parcel Fourteen (14):
The “Plaza” of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of vacated Fairfield Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-098
Parcel Fifteen (15):
Lots One (1) through Sixteen (16), inclusive, in Block Four (4) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley, vacated Fairfield Avenue and vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-090 through 096
Parcel Sixteen (16):
Lots Seventeen (17) and Eighteen (18) in Block Four (4) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley and vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded

February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County Nevada.
ALSO TOGETHER WITH that portion of the vacated alley and vacated Boston Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded March 1, 1996 in Book 960301 as Instrument No. 00935, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-097
Parcel Seventeen (17):
Lots Nineteen (19) through Twenty-Four (24), inclusive, in Block Four (4) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
ALSO TOGETHER WITH that portion of the vacated alley, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded March 1, 1996 in Book 960301 as Instrument No. 00935, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01486, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-084 & 085
Parcel Eighteen (18):
Lots Twenty-Five (25) through Thirty-Six (36), inclusive, in Block Four (4) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH those portions of the vacated alley, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01486, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-086 through 089

Parcel Nineteen (19):
That portion of the Southeast Quarter (SE 1/4) of Section 4, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:
BEGINNING at the Southwest corner of Lot Thirty-Seven (37) in Block Four (4) of the Meadows Addition to Las Vegas, as shown in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, said point being on the North right-of-way line of Baltimore Avenue (50.00 feet wide) and the East right-of-way line of Fairfield Avenue (80.00 feet wide);
Thence North 04°42’46” East, along the West lines of Lots 37 through 40 and their Northerly prolongation thereof, a distance of 118.70 feet to a point on a non-tangent curve concave to the Northwest, having a radius of 185.00 feet and being on the Southeasterly right-of-way line of the circular road surrounding the “Plaza” as shown on said Meadows Addition;
Thence from a radial line that bears South 07°46’21” East, Northeasterly along the arc of said curve through a central angle of 54°15’58” an arc length of 175.22 feet;
Thence South 04°42’46” West, along the East line of Lots 37 through 40 and their Northerly prolongation, a distance of 224.23 feet to a point on the North right-of-way line of the aforementioned Baltimore Avenue;
Thence North 86°12’11” West, along said North right-of-way line, a distance of 130.00 feet to the TRUE POINT OF BEGINNING.
TOGETHER WITH those portions of the vacated alley and vacated Fairfield Avenue, lying adjacent to the above described parcel, as described in that certain Order of Vacation recorded February 5, 1996 in Book 960205 as Instrument No. 01894, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to the City of Las Vegas by Deed recorded January 26, 1996 in Book 960126 as Instrument No. 01486, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-813-059 through 061
Parcel Twenty (20):
The Southerly 80.00 feet of Lot One (1) and all of Lots Two (2), Three (3), Four (4) and Five (5) and the Northerly 85.00 feet of Lot Six (6) in Block Two (2) of South Fifth Street Tract, as shown by map thereof on file in Book 2 of Plats, Page 72, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 162-03-410-001 through 004
Parcel Twenty-One (21):

Lots Two (2) and Three (3) in Block Three (3) of South Fifth Street Tract No. 1, as shown by map thereof on file in Book 2 of Plats, Page 100, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 162-03-411-003
Parcel Twenty-Two (22):
Lots Nineteen (19) and Twenty (20) in Block Eight (8) and Lots Five (5) through Forty-Six (46), inclusive, in Block Seven (7) of the Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
EXCEPTING THEREFROM those portions of said land conveyed to the City of Las Vegas for road purposes by Deed recorded June 17, 1997 in Book 970617 as Instrument No. 01109, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-025 through 032; 035 through 040; 056 through 059
Parcel Twenty-Three (23):
Lots One (1), Two (2), Three (3) and Four (4) in Block Seven (7) of Meadows Addition to Las Vegas, as shown by map thereof on file in Book 1 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 162-04-710-033 & 034
Parcel Twenty-Four (24):
The Northeasterly 56.5 feet of Lot Five (5) in Block Three (3) of South Fifth Street Tract No. 1, as shown by map thereof on file in Book 2 of Plats, Page 100, in the Office of the County Recorder of Clark County, Nevada.
EXCEPTING THEREFROM the Southeasterly 5.00 feet of the Northeasterly 56.50 feet of Lot 5, Block 3 of South Fifth Street Tract No. 1, as shown, as shown by map thereof on file in Book 2 of Plats, Page 100, in the Office of the County Recorder of Clark County, Nevada, as conveyed to the City of Las Vegas by Deed recorded March 13, 1968 in Book 859 as Instrument No. 689792, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-411-005
Parcel Twenty-Five (25):

A portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, described as follows:
COMMENCING at the intersection of the Westerly line of U.S. Highway No. 91 with the Westerly line of Main Street, formerly First Street;
Thence North 03°17’30” East, along the West line of Main Street, a distance of 739.73 feet, being the TRUE POINT OF BEGINNING;
Thence North 86°42’30” West, a distance of 210.00 feet to a point;
Thence North 03°17’30” East, and parallel with the West line of said Main Street, a distance of 50.00 feet to a point;
Thence South 86°42’30” East, a distance of 210.00 feet to a point on the West line of Main Street;
Thence South 03°17’30” West, along the West line of Main Street, a distance of 50.00 feet to the TRUE POINT OF BEGINNING.
EXCEPTING THEREFROM the Easterly 5.00 feet as conveyed to the City of Las Vegas by Deed recorded February 21, 1978 in Book 850 as Instrument No. 809100, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-301-003
Parcel Twenty-Six (26):
That portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 3, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, described as follows:
COMMENCING at the point of intersection of the West line of U.S. Highway 91 (original alignment - 80 feet wide) with the West line of Main Street (original alignment — 80 feet wide);
Thence North 3°1’33” East, along the West line of Main Street, a distance of 739.73 feet, to a point;
Thence North 86°42’30” West, a distance of 220.00 feet to the TRUE POINT OF BEGINNING;
Thence continuing North 86°42’30” West, a distance of 138.97 feet to a point distance 40.00 feet from the West line of said Section 3;
Thence North 4°26’30” East, a distance of 252.29 feet to a point on the South line of that certain parcel of land conveyed by the New York and Las Vegas Investment Company to the City of Las Vegas by Deed recorded December 31, 1937 in Book 24 of Deed Records, Page 211, in the Office of County Recorder of Clark County, Nevada;
Thence North 88°35’ East, along the last mentioned South line, a distance of 134.67 feet, to a point;
Thence South 3°17’30” West, a distance of 263.22 feet to the TRUE POINT OF BEGINNING.

TOGETHER WITH that portion of land appurtenant thereto as vacated by that certain Order of Vacation recorded April 8, 1964 in Book 528 as Instrument No. 424899, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-301-001
Parcel Twenty-Seven (27):
Lot Four (4) in Block Three (3) of South Fifth Addition Street Tract No. 1, as shown by map thereof on file in Book 2 of Plats, Page 100, in the Office of the County Recorder of Clark County, Nevada.
EXCEPTING THEREFROM the Southeasterly 5.00 feet of said land as conveyed to the City of Las Vegas by Deed recorded April 10, 1967 in Book 789 as Instrument No. 633921, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 162-03-411-004

Schedule A-2
AQUARIUS CASINO RESORT (1900 S. CASINO DRIVE — LAUGHLIN)
Parcel One (1):
That portion of Government Lot Two (2), lying within the North Half (N 1/2) of Section 13, Township 32 South, Range 66 East, M.D.M., Clark County, Nevada, more particularly described as follows:
BEGINNING at the Northwest corner of the North 500.00 feet of the South Half (S 1/2) of the North Half (N 1/2) of said Section 13;
Thence South 1°39’40” West, along the West line of said Section, 500.00 feet to the Southwest corner of said North 500.00 feet of said South Half (S 1/2) of said North Half (N 1/2);
Thence South 89°55’58” East along, the South line thereof, 1723.29 feet to the intersection with the North-South centerline of said Section 13;
Thence South 1°12’40” West, along the said North-South centerline of said Section 13, 426.08 feet to the intersection with the South line of the North 925.00 feet of said Government Lot 2, said Section 13;
Thence South 89°55’20” East, along the South line of said North 925.00 feet of said Government Lot 2, a distance of 163.65 feet to the TRUE POINT OF BEGINNING;
Thence North 14°31’26” East, along the centerline of the existing traveled roadway, 154.98 feet;
Thence South 89°55’20” East, 973.78 feet to the intersection with the East line of Government Lot 2, of said Section 13;
Thence South 03°50’41” West, along the said East line of said Government Lot 2, a distance of 150.30 feet;
Thence North 89°55’20” West, 1002.57 feet to the intersection of the existing traveled roadway, to the TRUE POINT OF BEGINNING.
EXCEPTING THEREFROM that portion of said land conveyed to Clark County by Deed recorded June 22, 1972 in Book 241 as Instrument No. 200215, of Official Records, Clark County, Nevada.
AND FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by those certain Deeds recorded February 7, 1989 in Book 890207 as Instrument No. 00388, and August 8, 1989 in Book 890808 as Instrument No. 00521 and 00523, of Official Records, Clark County, Nevada.
Parcel Two (2):
That portion of Government Lot Two (2), lying within the North Half (N 1/2) of Section 13, Township 32 South, Range 66 East, M.D.M., Clark County, Nevada, more particularly described as follows:

BEGINNING at the Northwest corner of the North 500.00 feet of the South Half (S 1/2) of the North Half (N 1/2) of said Section 13;
Thence South 1°39’40” West, along the West line of said Section, 500.00 feet to the Southwest corner of said North 500.00 feet of said South Half (S 1/2) of said North Half (N 1/2);
Thence South 89°55’58” East, along the South line thereof, 1723.29 feet to the intersection with the North-South centerline of said Section 13, the TRUE POINT OF BEGINNING;
Thence South 89°55’58” East, along the South line of the North 500.00 feet of said Government Lot 2, a distance of 285.49 feet;
Thence South 19°14’41” West, along the centerline of the existing traveled roadway, 241.33 feet;
Thence South 14°31’26” West, continuing along said centerline of said existing roadway, 204.57 feet to the intersection with the South line of the North 925.00 feet of said Government Lot 2;
Thence North 89°55’20” West, along the South line of said North 925.00 feet of said Government Lot 2, a distance of 163.65 feet to the intersection with the North-South centerline of said Section 13;
Thence North 01°12’40” East, along the North-South centerline of said Section 13, a distance of 426.08 feet to the TRUE POINT OF BEGINNING.
EXCEPTING THEREFROM the South 50.00 feet thereof.
FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by Deed recorded June 22, 1972 in Book 241 as Instrument No. 200215, of Official Records, Clark County, Nevada.
AND FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by those certain Deeds recorded February 7,1989 in Book 890207 as Instrument No. 00388, and August 8, 1989 in Book 890808 as Instrument No. 00521 and 00523, of Official Records, Clark County, Nevada.
Parcel Three (3):
That portion of Government Lot Two (2), lying within the North Half (N 1/2) of Section 13, Township 32 South, Range 66 East, M.D.M., Clark County, Nevada, more particularly described as follows:
BEGINNING at a point in the North line of Government Lot Two (2) in said Section 13, bearing South 89°55’58” East, 2168.84 feet from the Northwest corner of the North 500.00 feet of the South Half (S 1/2) of the North Half (N 1/2) of said Section 13;
Thence South 89°55’58” East, along said North line of said Government Lot 2, a distance of 782.00 feet to intersection with the East line of said Government Lot 2;
Thence South 2°50’42” West, along said East line, 217.34 feet;
Thence South 8°35’18” West, 317.28 feet;
Thence South 3°50’41” West, 245.71 feet to intersection with the North line of the South 545.00 feet of said Government Lot 2;
Thence North 89°55’20” West, along said North line, 973,78 feet;

Thence North 14°31’26” East, 49.59 feet;
Thence North 19°14’41” East, 770.60 feet to the POINT OF BEGINNING.
EXCEPTING THEREFROM the North 500.00 feet of Government Lot 2.
FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by Deed recorded June 22, 1972 in Book 241 as Instrument No. 200215, of Official Records, Clark County, Nevada.
AND FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by those certain Deeds recorded February 7, 1989 in Book 890207 as Instrument No. 00388, and August 8, 1989 in Book 890808 as Instrument No. 00521 and 00523, of Official Records, Clark County, Nevada.
Parcel Four (4):
The North 500.00 feet of Government Lot Two (2) of Section 13, Township 32 South, Range 66 East, M.D.M., Clark County, Nevada, lying Easterly of the West line of Rio Alta Vista Drive as conveyed to the County of Clark by Deed recorded June 22, 1972 as Instrument No. 200215, of Official Records, Clark County, Nevada.
EXCEPTING THEREFROM that portion of said land conveyed to Clark County by Deed recorded June 22, 1972 in Book 241 as Instrument No. 200215, of Official Records, Clark County, Nevada.
AND FURTHER EXCEPTING THEREFROM that portion of said land conveyed to Clark County by those certain Deeds recorded February 7, 1989 in Book 890207 as Instrument No. 00388, and August 8, 1989 in Book 890808 as Instrument No. 00521 and 00523, of Official Records, Clark County, Nevada.
Excepting from Parcels One (1), Two (2), Three (3), and Four (4) the interest in the following portion of said land conveyed to Clark County be deed recorded May 24, 1982 as document no. 1529609, Official Records.
A right of way generally sixty feet (60.00’) wide described as follows:
Commencing at the center quarter corner of Section 13, Township 32 South, Range 66 East, M.D.M., Nevada;
thence South 89”59’51” East along the East-West Quarter Section line, a distance of 59.50 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 1,030 feet; said beginning of curve being the True Point of Beginning, to which beginning a radial line bears North 82”02’05” West;
thence Northeasterly along said curve through a central angle of 04”29’42”, a distance of 80.81 feet;
thence North 12”27’37” East a distance of 541.94 feet to the beginning of a curve, concave to the Southeast having a radius of 1,730.00 feet;

thence Northeasterly, along said curve, through a central angle of 10”38’58”, a distance of 321.55 feet;
thence North 23”06’35” East, a distance of 283.13 feet to the beginning of a curve, concave to the Northwest, having a radius of 940.00 feet; thence Northeasterly, along said curve through a central angle of 08”51’58”, a distance of 145.46 feet;
thence North 14”14’37” East a distance of 1,201.24 feet;
thence North 13”44’08” East, a distance of 168.89 feet to the North line of Section 13;
thence continuing North 13”44’08” East, a distance of 325.00 feet;
thence South 89”59’24” East, a distance of 61.76 feet;
thence South 13”44’08” West, a distance of 325.00 feet to the North line of Section 13; thence continuing South 13”44’08” West, a distance of 183.72 feet;
thence South 14’14’37” West, a distance of 1,201.60 feet to the beginning of a curve, concave to the Northwest having a radius of 1000 feet;
thence Southwesterly, along said curve, through a central angle of 08”51’58”, a distance of 154.74 feet;
thence South 23”06’35” West, a distance of 283.13 feet to the beginning of a curve, concave to the Southeast, having a radius of 1670.00 feet;
thence Southwesterly, along said curve, through a central angle of 10”38’58”, a distance of 310.40 feet;
thence South 12”27’37” West, a distance of 541.94 feet to the beginning of a curve, concave to the Southeast, having a radius of 970.00 feet;
thence Southwesterly along said curve, through a central angle of 03”59’57”, a distance of 67.70 feet;
thence along a non-tangent line bearing North 89”59’51” West, a distance of 60.62 feet, to the True Point of Beginning.

Schedule A-3
ARIZONA CHARLIE’S (DECATUR)
Parcel One (1):
That portion of the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 36, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada, described as follows:
Parcel Two (2) and Four (4) as shown by map thereof in File 100 of Parcel Maps, Page 85, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 138-36-701-021 & 022
Parcel Two (2):
Lots One (1), Two (2), Three (3), Four (4), Five (5) and the Easterly 20.00 feet of Lot Six (6), in Block One (1) of Charleston Heights Tract No. 1, as shown by map thereof on file in Book 4 of Plats, Page 31, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 138-36-712-023
Parcel Three (3):
That portion of the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 36, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada, described as follows:
COMMENCING at the Southeast corner of said Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4);
Thence South 89°53’28” West, along the South line thereof, 80.02 feet to the TRUE POINT OF BEGINNING;
Thence continuing South 89°53’28” West, along the South line, 333.49 feet;
Thence North 00°06’32” West, 5.00 feet;
Thence North 89°53’28” East, 121.46 feet to a point of tangency with a curve concave Northwesterly and having a radius of 330.00 feet;
Thence Northeasterly along said curve, through a central angle of 21°02’22”, an arc distance of 121.18 feet to a point of reverse curvature with a curve concave Southeasterly and having a radius of 270.00 feet, a radial line to said point bears South 21°08’54” East;
Thence Northeasterly along said curve through a central angle of 14°17’41”, an arc distance of 67.36 feet to a point of compound curvature, with a curve concave Southwesterly and having a radius of 35.00 feet, a radial line to said point bears North 06°51’13” West;

Thence Southeasterly along said curve, through a central angle of 95°28’51”, an arc distance of 41.66 feet to a point of tangency;
Thence South 01°22’22” East, 18.86 feet to the TRUE POINT OF BEGINNING.
Assessor’s Parcel No.: 138-36-702-001
Parcel Four (4):
Government Lots Two (2) and Three (3), lying within the Southeast Quarter (SE 1/4) of Section 36, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada.
Assessor’s Parcel No.: 138-36-802-002
Parcel Five (5):
Government Lot One (1), lying within the Southeast Quarter (SE 1/4) of Section 36, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada.
EXCEPTING THEREFROM the East 80.00 feet thereof for road purposes as conveyed to the City of Las Vegas by that certain Deed recorded April 22, 1964 in Book 532 as Instrument No. 428020, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 138-36-802-003
Parcel Six (6):
Being a portion of Lot 3 of that Parcel Map on file in the Office of the County Recorder of Clark County, Nevada in File 38 of Parcel Maps, at Page 67, located within the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 36, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, State of Nevada, more particularly described as follows:
COMMENCING at the most Westerly, Southwest corner of Lot 4, as shown by on said Parcel Map;
Thence North 01°22’22” West, along the Westerly boundary of said Lot 4, a distance of 461.33 feet;
Thence North 88°32’17” East, departing said Westerly boundary, 89.99 feet to the POINT OF BEGINNING;
Thence South 01°22’22” East, along the boundary of said Lot 3, a distance of 234.45 feet;
Thence North 88°37’38” East, continuing along said boundary, 330.35 feet;
Thence North 01°22’22” West, continuing along said boundary, 27.16 feet;
Thence North 88°37’38” East, continuing along said boundary, 89.62 feet;
Thence North 01°20’26” West, departing said boundary, 86.17 feet;
Thence South 88°32’19” West, 56.07 feet;
Thence North 01°27’39” West, 68.22 feet;

Thence South 88°32’21” West, 40.53 feet;
Thence North 01°27’39” West, 64.49 feet;
Thence South 88°32’21” West, 43.97 feet;
Thence South 01°27’39” East, 41.88 feet;
Thence South 88°32’21” West, 43.92 feet;
Thence North 01°27’39” West, 18.73 feet;
Thence North 88°32’21” East, 4.30 feet;
Thence North 01°27’39” West, 23.15 feet;
Thence South 88°32’21” West, 24.18 feet;
Thence South 01°27’39” East, 41.93 feet;
Thence South 88°32’21” West, 22.99 feet;
Thence North 01°27’39” West, 18.63 feet;
Thence North 88°32’21” East, 1.20 feet;
Thence North 01°27’39” West, 23.30 feet;
Thence South 88°32’21” West, 37.91 feet;
Thence South 01°27’39 East, 10.94 feet;
Thence South 88°32’17” West, 155.77 feet to the POINT OF BEGINNING.
Assessor’s Parcel No.: 138-36-701-018 (a portion)
Parcel Seven (7):
A non-exclusive easement for parking, access, ingress and egress for vehicular and pedestrian traffic as set forth in that certain document entitled “Declaration and Agreement Establishing Protective Covenants, Conditions and Restrictions and Perpetual Grants of Easements”, recorded October 14, 1982 in Book 1633 as Instrument No. 1592792, and further set forth in that certain document entitled “Reciprocal Easement Agreement”, recorded September 28, 1998 in Book 990928 as Instrument No. 01393, of Official Records, Clark County, Nevada.

Schedule A-4
ARIZONA CHARLIE’S BOULDER (EAST)
Parcel One (1):
That portion of the North Half (N 1/2) of the Northwest Quarter (NW 1/4) of Section 17, Township 21 South, Range 62 East, M.D.M., Clark County, Nevada, being more particularly described as follows:
BEGINNING at the Southeast Corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 17;
THENCE North 01°24’36” West, 30.00 feet along the East line of the Northwest Quarter (NW 1/4) of said Section 17;
THENCE South 89°56’29” West, 40.00 feet;
THENCE continuing South 89°56’29” West and parallel with and 30.00 feet North of the South line of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 17, a distance of 1055.49 feet to the Easterly line of that certain parcel described in deed to Earl H.
Greenberg, et ux, recorded July 13, 1967, in Book 809 as Document No. 649613, of Official Records, Clark County, Nevada;
THENCE South 42°27’00” East, along said Easterly line of said Greenberg Parcel, a distance of 40.61 feet to a point on the South line of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 17;
THENCE North 89°56’29” East, along said South line, a distance of 1068.82 feet to the POINT OF BEGINNING.
EXCEPTING THEREFROM the East 40.00 feet for road purposes as conveyed to Clark County by Deed recorded November 6, 1995 in Book 951106 as Instrument No. 00803, of Official Records, Clark County, Nevada.
Assessor’s Parcel No.: 161-17-101-019
Parcel Two (2):
That portion of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 17, Township 21 South, Range 62 East, M.D.M., Clark County, Nevada, more particularly described as follows:
Parcel Two (2) as shown by map thereof in File 78 of Parcel Maps, Page 92, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 161-17-202-002

Parcel Three (3):
That portion of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 17, Township 21 South, Range 62 East, M.D.M., Clark County, Nevada, more particularly described as follows:
Parcel One (1) as shown by map thereof in File 78 of Parcel Maps, Page 92, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 161-17-202-003
Parcel Four (4):
That portion of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 17, Township 21 South, Range 62 East, M.D.M., Clark County, Nevada, more particularly described as follows:
Parcel Two (2) as shown by map thereof in File 63 of Parcel Maps, Page 29, in the Office of the County Recorder of Clark County, Nevada.
Assessor’s Parcel No.: 161-17-202-004

Schedule B

Exception Report
Collective Bargaining Agreements
1.	The Agreement, dated as of March 23, 2006, by and between Stratosphere Gaming Corp. and International Union of Operating Engineers Local No. 501, A.F.L. – C.I.O., covering the period from October 15, 2005 to October 14, 2010.

2.	The Agreement, dated as of August 15, 2008, by and between Aquarius, LLC and International Union of Operating Engineers Local No. 501, A.F.L. – C.I.O., covering the period from April 1, 2008 to March 31, 2012.
(a)	The Basis of Participation of Central Pension Fund of the International Union of Operating Engineers and Participating employers, by and between Aquarius and International Union of Operating Engineers Local No. 501, A.F.L. – C.I.O., establishing the terms of pension contributions.

(b)	The Memorandum of Agreement, effective May 19, 2006, by and between the American Casino & Entertainment Properties, LLC on behalf of Flamingo Laughlin, Inc. and International Union of Operating Engineers Local No. 501, A.F.L. – C.I.O., establishing the terms upon which the Company adopted the Agreement dated March 23, 2006, by and between Aquarius (AREP Laughlin Corporation) and International Union of Operating Engineers Local No. 501, A.F.L. – C.I.O., covering the period from April 1, 2008 to March 31, 2012.
3.	The Agreement, dated as of April 29, 2009, by and between the American Casino & Entertainment Properties, LLC dba Stratosphere Casino, Hotel and Tower and Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995, covering the period from April 1, 2008 to March 31, 2013.
(a)	The Memorandum of Agreement, dated March 5, 2005, by and between the Stratosphere Gaming Corp. and Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995, concerning the response if a majority of a bargaining unit requests to participate in the union’s pension fund versus participation in the Company’s 401(k) plan.
4.	The Collective Bargaining Agreement, dated as of April 29, 2009, by and between American Casino & Entertainment Properties, LLC dba Stratosphere Casino and Tower and Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995, covering the warehouse department for the period from April 1, 2008 to March 31, 2013.
(a)	The Memorandum of Agreement, dated April 29, 2005, by and between Stratosphere Gaming Corp. and Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995, concerning the response if a majority of employees in the warehouse department requests to participate in the union’s pension fund versus participation in the Company’s 401(k) plan.

5.	The Agreement, dated as of April 2, 2002, by and between Flamingo Laughlin, Inc. and the United Steelworkers of America, covering the period from April 2, 2002 to April 1, 2008.
(a)	The Insurance Trust Understanding, dated April 2, 2002, by and between Flamingo Laughlin, Inc. and United Steelworkers of America, whereby Flamingo Laughlin, Inc. agreed to provide to United Steelworkers of America the information needed to obtain a quote for various insurance coverage for its members.
6.	The Agreement, dated as of December 4, 2007, by and between Aquarius Casino Resort and the Security, Police, Fire Professionals of America and its Amalgamated Local #824, covering the period from March 1, 2007 to February 28, 2012, and year to year thereafter.
7.	The Labor Agreement, dated as of April 29, 2009, by and between Aquarius, LLC and the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artists and Allied Crafts of the United States, its Territories and Canada, and its Trusted Local 720, Las Vegas, Nevada, covering the period from December 1, 2007 to November 30, 2012.
(a)	Memorandum of Agreement #1, dated April 29, 2009, by and between Aquaruis, LLC and the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artists and Allied Crafts of the United States, its Territories and Canada, and its Trusted Local 720, Las Vegas, Nevada, to create a trained work force.

(b)	Memorandum of Agreement #2, dated April 29, 2009, by and between Aquarius, LLC and the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artists and Allied Crafts of the United States, its Territories and Canada, and its Trusted Local 720, Las Vegas, Nevada, clarifying outsourcing procedures.

(c)	The Trust Acceptance Agreement, dated April 29, 2009, by and between Aquarius, LLC and the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artists and Allied Crafts of the United States, its Territories and Canada, and its Trusted Local 720, Las Vegas, Nevada.
8.	The Collective Bargaining Agreement, dated as of June 1, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive Board of Las Vegas, for on behalf of Culinary Workers Union, Local No. 226, and Bartenders Union, Local No. 165, covering the period from June 1, 2007 to May 31, 2012, and year to year thereafter.
(a)	The Side Letter #1, dated November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, regarding the requirement that bartenders complete the Bartenders Local 165 Joint Apprenticeship Training Program and the craft exam related to that program.

(b)	The Side Letter #2, dated November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, establishing that part-time cocktail servers who voluntarily accept assignment in the Top of the World Specialty Room will be the only cocktail servers from the list of part-time cocktail servers who will be offered such assignment.

(c)	The Side Letter #3, dated November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, regarding the continuation of the practice of splitting gratuities.

(d)	The Side Letter #4, dated November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, regarding the addition of an 18% gratuity to the check of parties of eight or more at Roxy’s, Lucky’s and Top of the World.

(e)	The Side Letter #5, undated in 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, regarding the expansion of the banquet department.

(f)	Memorandum of Agreement #1, dated as of November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, concerning the establishment of procedures for employees to exercise their rights under Section 7 of the National Labor Relations Act.

(g)	Memorandum of Agreement #2, dated as of November 12, 2007, by and between Stratosphere Gaming Corporation and Local Joint Executive of Board of Las Vegas, regarding the memorialization of existing practices with respect to room services operations.

(h)	Memorandum of Agreement #3, undated in 2007, by and between undisclosed parties, regarding the establishment of career ladders for certain classes of employees.

(i)	Memorandum of Agreement #, undated in 2007, by and between undisclosed parties, regarding the commitment to a diverse workforce and to maintaining a supportive environment for employees.

(j)	Memorandum of Agreement #, undated in 2007, by and between undisclosed parties, regarding the establishment of a joint apprenticeship committee to establish an apprenticeship program for cooks.
9.	Memorandum of Agreement by and between Aquarius, LLC and United Steelworkers of America dated February 21, 2008 whereby Aquarius assumes CBA effective April 2, 2002 through April 1, 2008.
10.	Memorandum of Agreement by and between Aquarius, LLC and Security , Policy, Fire Professionals of America dated February 21, 2008 whereby Aquarius assumes CBA effective March 1, 2007 through February 28, 2012.

11.	Memorandum of Agreement by and between American Casino & Entertainment Properties, LLC (“ACEP”) and United Steelworkers of America dated October 31, 2006 whereby ACEP assumed the CBA of Flamingo Laughlin effective April 2, 2002 through April 1, 2008.

Major Lease
•	Master Room Agreement, dated as of November 29, 2007, by and between Consolidated Resorts, Inc. and American Casino & Entertainment Properties, LLC, which expired by its terms on December 31, 2008 but continues on a month-to-month basis.

•	Lease Agreement, dated June 2008, by and between Consolidated Realty, Inc. and Stratosphere Gaming LLC. On or about the date hereof, Consolidated Realty, Inc. is $112,700 delinquent beyond 30 days.

Schedule C
Liquor Licenses

Licensor	Licensee	License No.
City of Las Vegas	Stratosphere Tower Hotel & Casino	L16-00147-4-000524

City of Las Vegas	Arizona Charlies Decatur	L16-00044-4-000298

Clark County	Arizona Charlie’s Boulder	1000274-LIQ-101

Clark County	Aquarius Casino Resort	2001025-LIQ-101

Schedule D
Material Agreements
1.	Consulting Agreement, dated as of February 20, 2008, by and between American Casino & Entertainment Properties LLC and Highgate Hotels, L.P., as amended by the First Amendment to Consulting Agreement, dated as of the Closing Date.

2.	Consolidated Resorts, Inc. has an informal arrangement with American Casino & Entertainment Properties LLC to purchase Stratosphere production show tickets.

3.	Agreement, dated as of April 1, 2006, by and between American Casino & Entertainment Properties LLC (for Stratosphere Gaming Corporation, Arizona Charlie’s LLC, Fresca LLC and AREP Laughlin Corporation) and Mission of Nevada Inc. (dba Mission Industries).

4.	Showroom Lease Agreement, dated as of July 1, 2004, by and between Stratosphere Gaming Corporation and Tim Molyneux Production Company, as further amended.

5.	Merchant Services Agreement, dated as of July 29, 2003, and pricing addendum thereto, dated as of November 16, 2006, by and between Wells Fargo Bank, N.A., Stratosphere Corp., Stratosphere Gaming LLC, Arizona Charlie’s, Inc. and Fresca, LLC.

6.	Service Contract, dated as of May 15, 1997, by and between Otis Elevator Company and Stratosphere Gaming Corporation.

7.	Lease, dated August 7, 1998, by and between Charleston Heights Shopping Center, as lessor, and Arizona Charlie’s, Inc., as lessee.

8.	Group Enrollment Agreement, dated January 1, 2008, by and between Stratosphere Gaming Corporation and Health Plan of Nevada.

9.	Integrated Prescription Drug Program Agreement, dated January 1, 2009, by and between Medco Health Solutions, Inc. and American Casino & Entertainment Properties, LLC.

10.	Showroom Lease Agreement, dated May 2008, by and between Springtime Productions, Inc. and Stratosphere Gaming LLC.

11.	Delta Dental PPO Dental Service Contracts, dated February 21, 2008, by and between Arizona Charlies, LLC, Fresca, LLC, Stratosphere Gaming LLC and Aquarius Gaming, LLC.

12.	Reservations Services and License Agreements, dated February 18, 2008 by and between Travel Tripper, LLC and Fresca, LLC, Stratosphere Gaming LLC, Arizona Charlie’s, LLC and Aquarius Gaming, LLC.

13.	Services Agreement, dated February 20, 2009, by and between Archon Group, L.P. and American Casino & Entertainment Properties, LLC.

14.	Services Agreement, dated April 1, 2008, by and between Archon Group, L.P. and American Casino & Entertainment Properties, LLC.

15.	Master Participation Agreement, dated October 3, 2008, by and between Norl, Inc. and American Casino & Entertainment Properties, LLC.

16.	Workers Compensation Insurance, dated February 20, 2009, by and between AIG and American Casino & Entertainment Properties, Fresca, LLC, Arizona Charlie’s, LLC, Stratosphere Gaming LLC and Aquarius Gaming, LLC.

17.	Property/Terrorism Insurance, dated February 20, 2009, by and between FM Global and American Casino & Entertainment Properties, Fresca, LLC, Arizona Charlie’s, LLC, Stratosphere Gaming LLC and Aquarius Gaming, LLC.

18.	American Casino & Entertainment Properties, LLC and Affiliates 401K Plan.

19.	IGT Megajackpots Wide Area Progressive Standard Terms and Conditions, dated January 2008, and amendments, by and between Stratosphere Gaming LLC and IGT.

20.	The Collective Bargaining Agreements listed in Schedule B to this Loan Agreement.

Schedule E-1
Allocated Loan Amounts

Property	Allocated Loan Amount
Stratosphere	$175,000,000
Aquarius	$61,250,000
Decatur	$80,500,000
Boulder	$33,250,000
Stratosphere Land	$0

Schedule E-2
Groupings for Release Parcels

1

W OAKEY BLVD
W CHICAGO AVE
W PHILADELPHIA AVE
FAIRFIELD AVE
W SAINT LOUIS AVE
BOSTON AVE
W BALTIMORE AVE
W CLEVELAND AVE
LAS VEGAS BLVD
S MAIN ST
PARADISE RD
E SAHARA AVE
ALAMO
Fun City Motel

Whitehall Ownership
Las Vegas, NV

Map #	Address	Acres
	1215 S. Main Street	0.22
2	1755 S. Commerce Street	0.5
3	730 S. Main Street	0.7
4	800 S. Commerce Street	0.05
5	1700 S. Main Street	0. 5
6	1734 S. Main St	0. 7
7	1800 S. Main St	. 7
8	1805 S. Commerce St	0.35
9	1802 S. Main St	0.46
0	1811 S. Commerce St	0.55
1	1850 S. Main St	0.7
2	1954 S. Main St	1.4
13	2000 S. Las Vegas Blvd	4.02
4	2106 S. Las Vegas Blvd	0.62
15	2130 S. Las Vegas Blvd	0.25
6	2135 S. Las Vegas Blvd	0.05
17	104 W. Baltimore Ave	0.34
18	118 W. Baltimore Ave.	0.45
19	126 W. Baltimore Ave	0. 5
20	30 W. Baltimore Ave	0. 5
2	134 W. Baltimore Ave	0.18
22	131 W. Boston Ave	0.22
23	29 W. Boston Ave	0. 9
24	125 W. Boston Ave	0.18
25	123 W. Boston Ave	0.19
26	113 W. Boston Ave.	0.19
27	11 W. Boston Ave	0.28
28	109 W. Boston Ave	0.27
29	101 W. Boston Ave.	0.17
30	20 S. Commerce St	0.93
31	2000 S. Las Vegas Blvd	0.19
32	2000 S. Las Vegas Blvd	0.37
33	130 W. Boston Ave	0.2
34	133 W. St. Louis Ave	0.4
35	101 W. St. Louis Ave	0.08
36	2000 S. Las Vegas Blvd	0.39
37	2000 S. Las Vegas Blvd	0.57

Map #	Address	Acres
38	2000 S. Las Vegas Blvd	3.06
39	125 W. Philadelphia Ave	0. 6
40	147 W. Philadelphia Ave	0.18
4	1905 Fairfield Ave	0.3
42	1909 Fairfield Ave.	0.28
43	1917 Fairfield Ave.	0.79
44	2000 S. Las Vegas Blvd	0.77
45	211 Fairfield Ave.	0.3
46	2113 Fairfield Ave.	0.2
47	2117 Fairfield Ave.	0.17
48	212 Fairfield Ave	1.56
49	100 W. Philadelphia Ave.	0.26
50	108 W. Philadelphia Ave.	0.25
51	116 W. Philadelphia Ave.	0.15
52	120 W. Philadelphia Ave.	0.15
53	122 W. Philadelphia Ave.	0.23
54	126 W. Philadelphia Ave.	0.3
55	136 W. Philadelphia Ave.	0.17
56	1815 Fairfield Ave.	0.15
57	1807 Fairfield Ave	0.33
58	1801 Fairfield Ave.	0.17
59	133 W. Chicago Ave	0. 5
60	129 W. Chicago Ave	0. 5
61	125 W. Chicago Ave.	0. 6
62	12 W. Chicago Ave	0. 5
63	117 W. Chicago Ave.	0. 5
64	113 W. Chicago Ave	0. 5
65	109 W. Chicago Ave	0. 5
66	05 W. Chicago Ave	0.15
67	01 W. Chicago Ave	0. 4
68	100 W. Chicago Ave	0.14
69	2025 S. Las Vegas Blvd	0.53
70	2035 S. Las Vegas Blvd	1.3
7	2045 S. Las Vegas Blvd	0.66
72	212 S. Las Vegas Blvd	78
73	2108 Paradise Rd	0.94
74	2116 Paradise Rd	0.27

Global Gaming Group

CBRE

Schedule F
[Intentionally Omitted]

Schedule G
Organizational Chart
[See Attached]

American Casino &
Entertainment Properties LLC
Pre-LP Conversion Structure Chart
Draft of June 17, 2009

Schedule H
Competitor Assignees
1. Ameristar Casinos
2. Boyd Gaming
3. Las Vegas Sands
4. MGM Mirage
5. Penn National Gaming
6. Station Casinos
7. Wynn Resorts
8. Cannery Casino Resorts
9. Casablanca Resorts
10. Golden Nugget Inc
11. Isle of Capri Inc
12. Majestic Star Casino LLC
13. MTR Gaming Group
14. Peninsula Gaming
15. Pinnacle Entertainment
16. Riviera Holdings Corp
17. Centaur LLC
18. Mohegan Tribal Gaming Authority
19. Seminole Tribe of Florida
20. any Affiliate of Apollo directly involved in owning or operating a gaming business
21. any Affiliate of Oaktree directly involved in owning or operating a gaming business
22. any Affiliate of Colony directly involved in owning or operating a gaming business
23. any Affiliate of Icahn directly involved in owning or operating a gaming business
24. any Affiliate of Fortress directly involved in owning or operating a gaming business
25. any Affiliate of Walton Street directly involved in owning or operating a gaming business
26. any Affiliate of Och Ziff directly involved in owning or operating a gaming business

Schedule I
[Intentionally Omitted]

Schedule J
[Intentionally Omitted]

Schedule K
Approved Property Managers
1. Harrah’s
2. Kerzner
3. Penn National
4. Boyd
5. Warner Gaming
6. Golden Gaming
7. [Highgate (subject to gaming approval)]

Schedule L
Gaming Licenses
GAMING LICENSES
STATE OF NEVADA GAMING LICENSES
     1. American Casino & Entertainment Properties LLC is registered as a publicly traded corporation, is found suitable as the manager of Charlie’s Holding LLC, and is found suitable as the sole member of Charlie’s Holding, LLC, Aquarius LLC and Stratosphere LLC.
     2. W2007/ACEP Managers Voteco LLC is registered as a holding company, is found suitable as the sole member of American Casino & Entertainment Properties LLC, and is granted approval for an acquisition of control of American Casino & Entertainment Properties LLC.
     3. Stuart Mark Rothenberg, Brahm Stuart Cramer and Jonathan Altman Langer are each found suitable as beneficial owners and controlling beneficial owners of American Casino & Entertainment Properties LLC.
     4. Stratosphere LLC is registered as an intermediary company and is found suitable as the sole member of Stratosphere Gaming LLC.
     5. Charlie’s Holding, LLC is registered as an intermediary company and is found suitable as the sole member and manager of Fresca, LLC and Arizona Charlie’s, LLC.
     6. Stratosphere Gaming LLC, dba Stratosphere Tower, Casino & Hotel, is licensed to conduct off-track pari-mutuel race and sports wagering and nonrestricted gaming operations,

including a race book and sports pool, at 2000 Las Vegas Boulevard South, Las Vegas, subject to such conditions or limitations as may be imposed by the Commission.
     7. Stratosphere Gaming LLC is licensed as a manufacturer and distributor, subject to such conditions or limitations as may be imposed by the Commission.
     8. Arizona Charlie’s, LLC, dba Arizona Charlie’s — Decatur is licensed to conduct off-track pari-mutuel race wagering and nonrestricted gaming operations, including a race book and sports pool, at 740 South Decatur Boulevard, Las Vegas, subject to such conditions or limitations as may be imposed by the Commission.
     9. Arizona Charlie’s, LLC is licensed as a manufacturer and distributor, subject to such conditions or limitations as may be imposed by the Commission.
     10. Fresca, LLC, dba Arizona Charlie’s Boulder is licensed to conduct off-track pari-mutuel race wagering and nonrestricted gaming operations, including a race book and sports pool, at 4575 S Boulder Highway, Las Vegas, subject to such conditions or limitations as may be imposed by the Commission.
     11. Aquarius LLC is licensed to conduct off-track pari-mutuel race and sports wagering and nonrestricted gaming operations, including a race book and sports pool, at 1900 South Casino Drive, Laughlin, subject to such conditions or limitations as may be imposed by the Commission.
     12. Aquarius LLC is licensed as a manufacturer and distributor, subject to such conditions or limitations as may be imposed by the Commission.
CLARK COUNTY GAMING LICENSES
Aquarius Casino Resort

     1. Gaming — Resort Hotel: License No. 2000789.GAM.101
     2. Convention Authority Gaming: License No. 2000499.CON.101
     3. General Gaming: License No. 2000494.GEN.102
Arizona Charlie’s Boulder
     1. Gaming — Resort Hotel: License No. 1000274.GAM.101
     2. Convention Authority Gaming: License No. 1000274.CON.101
     3. General Gaming: License No. 1000274.GEN.102
Arizona Charlie’s Decatur
     Gaming — Incorporated City: License No. 1001024.GAM.105
Stratosphere Tower Casino & Hotel
     Gaming — Incorporated City: License No. 1002493 .GAM. 105
CITY OF LAS VEGAS GAMING LICENSES
Arizona Charlie’s Decatur
     Nonrestricted Gaming: License No. G08-00062-4-000652
     Small Game Room: License No. G09-00010-G-000298
     Slot Sales: License No. S11-00125-6-000298
Stratosphere Tower Casino & Hotel
     Nonrestricted Gaming: License No. G08-00032-4-001142

Schedule M
Intellectual Property
Borrower owns the following Intellectual Property:
I. Copyrights
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC AND SUBSIDIARIES
UNITED STATES COPYRIGHT REGISTRATIONS

Registration
Title of Work	Number	Registration Date
Barbingo.	TXu-509-358	March 19, 1992
High roller at Stratosphere.	VAu-346-861	November 16, 1995
Stratosphere Las Vegas.	VAu-331-697	September 14, 1995
Stratosphere.	VAu-349-552	November 6, 1995
II. Domain Names

Domain Name	Expiration Date
180099tower.com	4/16/2010
80099tower.com	4/16/2010
99tower.com	4/16/2010
acepcareers.com	1/28/2010
aceplaughlin.com	12/1/2009
acepllc.com	5/10/2010
acepllc.net	5/10/2010
acepmail.com	10/8/2009
acepmail.net	10/8/2009
aceplaygaming.com	5/29/2012
aceplaynow.com	5/29/2012
aceplayonline.com	5/29/2012
aceplaytime.com	5/29/2012
aceplaytoday.com	5/29/2012
acestay.com	6/1/2011

Domain Name	Expiration Date
americansuperstars.net	6/9/2009
aquariusac.com	12/14/2009
aquariuscasinohotel.biz	4/2/2010
aquariuscasinohotel.com	12/14/2009
aquariuscasinohotel.net	4/3/2010
aquariuscasinohotel.org	4/3/2010
aquariuscasinoresort.com	12/13/2009
aquariuscasinoresort.net	12/13/2009
aquariusgaming.com	12/14/2009
aquariusgaming.net	12/14/2009
aquariushotelcasino.com	12/14/2009
aquariuslaughlin.com	12/14/2009
aquariuslaughlin.net	12/14/2009
aquariusresortcasino.com	9/7/2009
aquariusresortcasino.net	9/7/2009
arepcasinos.com	12/12/2009
arepcasinos.net	12/12/2009
arepgaming.com	12/12/2009
arepgaming.net	12/12/2009
arephotels.com	12/12/2009
arephotels.net	12/12/2009
areplaughlin.com	12/1/2009
arepllc.com	4/6/2010
arepllc.net	4/6/2010
arizonacharlies.com	3/21/2010
arizonacharlies.net	3/22/2010
arizonacharliesboulder.com	11/11/2012
arizonacharliesboulder.net	11/11/2012
arizonacharliescasino.com	8/3/2009
arizonacharliesdecatur.com	11/11/2012
arizonacharliesdecatur.net	11/11/2012
arizonacharlieseast.com	8/3/2009
arizonacharlieshotel.com	8/3/2009
arizonacharlieslasvegas.com	8/3/2009
arizonacharlieslaughlin.com	12/1/2009
arizonacharliesvegas.com	8/3/2009
arizonacharlieswest.com	8/3/2009
azcharlies.com	2/7/2010
azlaughlin.com	12/1/2009
chapelintheclouds.com	9/19/2009
fortunescasinohotel.com	1/25/2009

Domain Name	Expiration Date
getaqua.com	4/19/2010
getaqua.net	4/19/2010
hotelstratospherejump.com	Purchased from 3rd Party, Release in Progress
icahngaming.com	6/15/2008
insanityride.com	11/8/2012
insanitytheride.com	11/8/2012
jumpthestrat.com	Purchased from 3rd Party, Release in Progress
landmarkgaming.com	2/10/2008
landmarkgaming.net	2/10/2008
lasvegasskyjump.com	11/4/2011
lvskyjump.com	11/4/2011
Myaceplay.com	5/29/2012
romance-lounge.com	1/24/2010
romancelv.com	1/24/2010
sinsear.us	11/4/2011
skyjumplasvegas.com	11/4/2011
skyjumplv.com	11/4/2011
skyjumpstrat.com	11/4/2011
skyjumpstratosphere.com	11/4/2011
southbeachcasinohotel.com	12/14/2008
southbeachcasinoresort.com	12/13/2008
southbeachcasinoresort.net	12/13/2008
southbeachgaming.com	12/14/2008
southbeachgaming.net	12/14/2008
southbeachhotelcasino.com	12/14/2008
southbeachlaughlin.com	12/14/2008
southbeachlaughlin.net	12/14/2008
strpromo.com	6/4/2011
stratjump.com	Purchased from 3rd Party, Release in Progress
stratlasvegas.com	11/6/2012
stratlv.com	8/3/2009
stratosphere-hotel.com	3/19/2010
stratosphere-las-vegas.com	3/19/2010
stratosphere-tower.com	3/19/2010
stratosphereadvertising.com	2/25/2010
stratospherecasino.com	3/30/2010
stratospherehotel.com	11/22/2012
stratospherehotel.net	8/3/2009

Domain Name	Expiration Date
stratospherejump.com	Purchased from 3rd Party, Release in Progress
stratospherelasvegas.com	3/30/2010
stratospherelasvegas.net	8/3/2009
stratospherelv.com	12/22/2009
stratosphereskyjump.com	11/4/2011
stratospheretower.com	7/2/2009
stratospherevegas.com	12/22/2009
stratospherewedding.com	6/30/2009
stratosphereweddings.com	6/30/2009
stratskyjump.com	11/4/2011
synsear.com	10/31/2011
tequilasundown.com	2/20/2012
theaquarius.biz	4/9/2010
theaquarius.com	4/10/2010
theaquarius.net	4/10/2010
theaquarius.us	4/9/2010
theplayersplace.com	12/1/2009
thestrat.com	5/30/2009
thestratjump.com	Purchased from 3rd Party, Release in Progress
topoftheworld-lv.com	4/23/2010
topoftheworldlasvegas.com	4/23/2010
topoftheworldlv.com	4/23/2010
ultimaterewardscenter.com	1/7/2010
ultimaterewardsclub.com	1/7/2010
Youraceplay.com	5/29/2012

*	These domain names are currently registered in the name of Stratosphere Gaming Corp. but will be transferred to American Casino & Entertainment Properties LLC after Closing.
III. Trademarks

			Application	Application	Registration	Registration
Trademark	Country	Status	Number	Date	Number	Date
A WORLD ABOVE THE REST	Nevada	Registered			SM00290284	8/8/96
BIG SHOT	United States of America	Registered	75/145568	8/5/96	2212111	12/22/98

			Application	Application	Registration	Registration
Trademark	Country	Status	Number	Date	Number	Date
BIG SHOT	Nevada	Registered			SM00290282	8/8/96
INSANITY THE RIDE & Design	United States of America	Registered	78/537623	12/23/04	3054188	1/31/06
LOGO	United States of America	Registered	74/676248	5/15/95	2070412	6/10/97
LUCKY’S CAFE & Design	United States of America	Registered	76/291439	7/27/01	2696511	3/11/03
LUCKY’S CAFE AT THE STRATOSPHERE & Design	United States of America	Abandoned	76/291440	7/27/01	2725446	6/10/03
NAGA	United States of America	Registered	78/810327	2/8/06	3236531	5/1/07
NAKED CITY	United States of America	Unfiled
NOBODY OFFERS YOU MORE! — 42	United States of America	Registered	76/230888	3/26/01	2520000	12/18/01
ROMANCE AT TOP OF THE WORLD	United States of America	Registered	78/812034	2/10/06	3189387	12/26/06
STRAT—16	United States of America	Published	77/561619	9/3/08
STRAT—18	United States of America	Published	77/561622	9/3/08
STRAT—21	United States of America	Published	77/561627	9/3/08
STRAT – 25	United States of America	Published	77/561632	9/3/08
STRAT—41	United States of America	Published	77/561614	9/3/08
STRAT — 43	United States of America	Published	77/561636	9/3/08
STRATOSPHERE	Nevada	Registered			SM00280675	12/6/95
STRATOSPHERE	Nevada	Registered			TM00280577	11/8/95
STRATOSPHERE — 41	United States of America	Registered	75/012392	10/25/95	2086400	8/5/97
STRATOSPHERE — 42	United States of America	Registered	75/012393	10/25/95	2086401	8/5/97
STRATOSPHERE & Design (Tower)	Nevada	Registered			TM00280579	11/8/95
STRATOSPHERE & Design (Tower)	Nevada	Registered			TM00280578	11/8/95

			Application	Application	Registration	Registration
Trademark	Country	Status	Number	Date	Number	Date
STRATOSPHERE LAS VEGAS & Design	United States of America	Registered	78/810435	2/8/06	3212812	2/27/07
THE CHAPEL IN THE CLOUDS	United States of America	Registered	76/423047	6/17/02	2868387	8/3/04
THE CRAZY ARMADILLO OYSTER BAR & Design	United States of America	Registered	76/565398	12/3/03	2982669	8/9/05
THE STRAT—16	United States of America	Published	77/561661	9/3/08
THE STRAT — 18	United States of America	Published	77/561666	9/3/08
THE STRAT — 21	United States of America	Published	77/561670	9/3/08
THE STRAT — 25	United States of America	Published	77/561672	9/3/08
THE STRAT — 41	United States of America	Published	77/561656	9/3/08
THE STRAT — 43	United States of America	Published	77/561675	9/3/08
TOP OF THE WORLD	United States of America	Registered	75/012390	10/25/95	2072694	6/17/97
TOWER PIZZERIA	Nevada	Registered		2/26/09	E0114012009-1	2/26/09
ULTIMATE ACTION CASH	Nevada	Registered			SM00350736	8/13/03
ULTIMATE REWARDS	United States of America	Registered	76/426101	6/28/02	2826028	3/23/04
ULTIMATE REWARDS	Nevada	Registered			SM00340979	8/30/02
X SCREAM	United States of America	Registered	76/565397	12/3/03	2904610	11/23/04
ARIZONA CHARLIE’S INC.	Nevada	Registered			TN00210524	1/21/98
BINGO-THON	Nevada	Registered			SM00240533	7/1/01
BINGO-THON (Stylized)	Nevada	Registered			SM00240534	7/1/01
CHARLIE REWARDS	Nevada	Registered			TM00340242	9/19/01
CHARLIE REWARDS CLUB	Nevada	Registered			TN00340243	9/19/01
CHARLIE REWARDS PROGRAM	Nevada	Registered			TN00340244	9/19/01
LOTTA-LOOT	Nevada	Registered			SM0029569	11/20/96
NAUGHTY LADIES	Nevada	Registered			TN00340475	1/29/02
PAYCHECK POKER	Nevada	Registered			SM0021900	7/26/88
POINT POSSE	Nevada	Abandoned			SM00300111	6/30/97
PRIZE POSSE & Design	Nevada	Registered			SM00300888	4/13/98

			Application	Application	Registration	Registration
Trademark	Country	Status	Number	Date	Number	Date
AQUARIUS — 18	United States of America	Registered	78/8405011	3/17/06	3290626	9/11/07
AQUARIUS — 35	United States of America	Registered	78/840494	3/17/06	3446781	6/10/08
AQUARIUS — 41	United States of America	Registered	78/840491	3/17/06	3433077	5/20/08
AQUARIUS — 43	United States of America	Registered	78/840469	3/17/06	3345860	11/27/07
AQUARIUS — 43	United States of America	Registered	78/840488	3/17/06	3345861	11/27/07
AQUARIUS — 44	United States of America	Published	78/840487	3/17/06
AQUARIUS — 6	United States of America	Registered	78/840511	3/17/06	3290627	9/11/07
AQUARIUS & Design — 41	United States of America	Registered	78/840473	3/17/06	3353991	12/11/07
AQUARIUS & Design — 43	United States of America	Registered	78/840475	3/17/06	3353992	12/11/07
AQUARIUS, CASINO, HOTEL & Design — 41	United States of America	Published	78/840480	3/17/06
AQUARIUS , CASINO, HOTEL & Design — 43	United States of America	Published	78/840482	3/17/06

Schedule N
Approved Cash Management Banks
Bank of America
Bank of New York
Citizens Bank
LaSalle Bank
PNC Bank, N.A
Wells Fargo Bank
SunTrust Bank
In each case, with affiliates and successor entities.